As filed with the Securities and Exchange Commission on September 8, 2025

Registration No. 333-289468

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIONTECH SE

(Exact name of Registrant as specified in its charter)

Federal Republic of Germany	2836	98-151-1032
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Prof. Ugur Sahin, M.D.

An der Goldgrube 12

D-55131 Mainz

Germany

Telephone: +49 6131-9084-0

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

BioNTech US Inc.

40 Erie St., Suite 110

Cambridge, MA 02139

Telephone: +1 (617) 337-4701

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Paul Claydon Jack S. Bodner Matthew T. Gehl Charles A. Dobb Brian K. Rosenzweig Covington & Burling LLP 620 Eighth Avenue New York, New York 10018-1405 Telephone: (212) 841-1000	Howard L. Ellin June S. Dipchand Stephan Hutter Holger Hofmeister Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West 395 Ninth Avenue New York, New York 10001 Telephone: (212) 735-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary offer to exchange/prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until the registration statement becomes effective. This preliminary offer to exchange/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 8, 2025

Offer to Exchange/Prospectus

Offer to Exchange

each outstanding ordinary share of

CureVac N.V.

for $5.4641 of American Depositary Shares of

(subject to a collar and calculated

as described in this offer to exchange/prospectus)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M. (NEW YORK CITY TIME) ON [●], 2025, UNLESS THE OFFER IS EXTENDED OR TERMINATED IN ACCORDANCE WITH THE PURCHASE AGREEMENT.

The supervisory board and management board, which we refer to together as the BioNTech boards, of BioNTech SE, a European stock corporation (Societas Europaea, or SE) organized under the laws of Germany and the European Union, which we refer to as BioNTech, have unanimously approved a Purchase Agreement, dated as of June 12, 2025, which we refer to as the Purchase Agreement, by and between BioNTech and CureVac N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, which we refer to as CureVac. Pursuant to the Purchase Agreement, BioNTech will commence an exchange offer, which we refer to as the offer, to acquire all of the outstanding ordinary shares, par value €0.12 per share, of CureVac, which we refer to as the CureVac shares. In exchange for each CureVac share, the tendering CureVac shareholder will receive a number of American Depositary Shares, taken to five decimal places, each representing one ordinary share, no par value, with a notional amount attributable to each ordinary share of €1, of BioNTech, which we refer to as BioNTech ADSs, equal to the amount obtained by dividing $5.4641 by the volume-weighted average of the price per BioNTech ADS, taken to four decimal places, over the period of 10 consecutive trading days ending on, and including, the fifth trading day immediately preceding the expiration time (as defined below), which we refer to as the BioNTech ADS VWAP. We refer to the ratio of BioNTech ADSs to be received per CureVac share tendered pursuant to the foregoing as the exchange ratio and the BioNTech ADS received per CureVac share as the offer consideration. In the event the BioNTech ADS VWAP is greater than or equal to $126.55, the exchange ratio will be 0.04318 and in the event the BioNTech ADS VWAP is less than or equal to $84.37, the exchange ratio will be 0.06476.

The exchange ratio will be fixed following the close of trading on Nasdaq on the fifth trading day prior to the scheduled expiration time. BioNTech will announce the number of BioNTech ADSs to be exchanged for each CureVac share by issuing a press release no later than 9:00 a.m. (New York City time) on the fourth trading day prior to the then-scheduled expiration time. If the offer is extended, BioNTech will recalculate this information based on the later expected final expiration time and announce the new exchange ratio in a similar manner. During the offer, an indicative exchange ratio (calculated in the manner described in this offer to exchange/prospectus) will be available at www.[●].com.

The offer will initially remain open until 9:00 a.m. (New York City time) on [●], 2025, unless the offer is extended or terminated in accordance with the Purchase Agreement. We refer to the time at which the offer expires as the expiration time. Following the time of acceptance for exchange of tendered CureVac shares by BioNTech in connection with the offer, which we refer to as the acceptance time, BioNTech will provide a subsequent offering period in accordance with Rule 14d-11 promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, of not less than 10 business days (calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act), which we refer to as the subsequent offering period.

BioNTech’s obligation to acquire CureVac shares validly tendered and not properly withdrawn pursuant to the offer is subject to the satisfaction or waiver of various closing conditions, including (i) at least 80% of CureVac’s issued and outstanding capital immediately prior to the expiration time having been validly tendered and not properly withdrawn immediately prior to the expiration time, which we refer to as the minimum condition; provided that, BioNTech may reduce the minimum condition to 75% of CureVac’s issued and outstanding capital under certain circumstances; (ii) certain necessary antitrust and other regulatory approvals shall have been received, or be deemed to have been received due to the expiry or termination of their relevant waiting periods or applicable statutory deadlines (and any extension thereof), and be in full force and effect; (iii) the absence of any applicable law or order of a governmental authority prohibiting, rendering illegal, or enjoining the consummation of the offer or the other transactions contemplated by the Purchase Agreement, including the post-offer reorganization (as defined below); (iv) the accuracy of the representations and warranties of CureVac contained in the Purchase Agreement (subject to certain materiality standards); (v) CureVac’s material compliance with its covenants contained in the Purchase Agreement; (vi) there having not been any material adverse effect on CureVac following the execution of the Purchase Agreement, which is continuing (subject to certain exceptions); (vii) there having not been any material adverse effect on BioNTech following the execution of the Purchase Agreement, which is continuing (subject to certain exceptions); (viii) the adoption of resolutions at the extraordinary general meeting of CureVac, which we refer to as the EGM, providing for (a) the appointment of BioNTech designees to the management board and supervisory board of CureVac, which we refer to as the CureVac boards, to replace the resigning members effective upon the closing of the offer (as defined below), which we refer to as the governance resolutions, and (b) the approval of the post-offer reorganization, which we refer to as the post-offer reorganization resolutions and, together with the governance resolutions, as the required resolutions; (ix) a certificate of CureVac having been delivered to BioNTech certifying as to the satisfaction of certain offer conditions; (x) there being no stop order suspending the effectiveness of the registration statement of which this offer to exchange/prospectus forms a part, which we refer to as the registration statement; and (xi) the Purchase Agreement not having been terminated in accordance with its terms. If BioNTech makes a material change in the terms of the offer or the information concerning the offer, or if it waives a material condition to the offer, BioNTech will disseminate additional offer materials and extend the offer by five or 10 business days, to the extent required by Rules 14d-4(d), 14d-6(c), and 14e-1 under the Exchange Act.

As promptly as practicable following the expiration of the subsequent offering period, BioNTech and CureVac will effectuate a corporate reorganization of CureVac and its subsidiaries, which we refer to as the post-offer reorganization. The post-offer reorganization will be comprised of a Dutch legal downstream merger of CureVac into New Topco (as defined below), which we refer to as the legal downstream merger, followed by the sale by New Topco to BioNTech of all outstanding ordinary shares in the capital of CureVac’s subsidiary, CureVac SE (which holds the CureVac business), which we refer to as the post-downstream merger share sale, followed by the cancellation of all New Topco A shares (as defined below), which we refer to as the cancellation. Pursuant to the legal downstream merger, New Topco will allot (i) New Topco A shares to the holders of CureVac shares that were not tendered pursuant to the offer or in the subsequent offering period, which we refer to as the minority shareholders, and (ii) New Topco B shares (as defined below) to BioNTech. Pursuant to the cancellation, New Topco will cancel all New Topco A shares held by the minority shareholders against payment of the cancellation consideration consisting of BioNTech ADSs and cash in lieu of fractional BioNTech ADSs such that each holder of New Topco A shares receives a number of BioNTech ADSs equal to the product of (a) the offer consideration and (b) the number of New Topco A shares held by such holder immediately before the post-downstream merger share sale, without interest and subject to any applicable Dutch dividend withholding tax. Effective one day following the cancellation, BioNTech will cause New Topco to elect to be disregarded as an entity separate from BioNTech for U.S. federal income tax purposes, which we refer to as the New Topco U.S. tax election.

As a result of the foregoing, any holders of CureVac shares who do not participate in the offer, including the subsequent offering period, will receive the same consideration as such shareholder would have received had it participated in the offer. However, BioNTech ADSs (and cash in lieu of fractional BioNTech ADSs) received pursuant to the post-offer reorganization may be subject to Dutch dividend withholding tax at a rate of 15%, whereas no Dutch dividend withholding tax is applicable to the offer consideration received in exchange for the CureVac shares tendered in the offer, including during the subsequent offering period. The exchange agent (as defined below) may withhold and sell BioNTech ADSs to satisfy any such withholding tax and any such withholding tax shall be treated for all purposes as having been paid to the relevant holder of CureVac shares who did not participate in the offer. See “The Offer — The Post-Offer Reorganization and the New Topco U.S. Tax Election” beginning on page 61.

It is expected that, following the completion of the post-offer reorganization, CureVac will no longer be a publicly traded company, the listing of the CureVac shares on Nasdaq will be terminated, and the CureVac shares will be deregistered under the Exchange Act, resulting in the cessation of CureVac’s reporting obligations with respect to the CureVac shares thereunder.

CureVac shareholders representing approximately 57% of CureVac shares have entered into tender and support agreements pursuant to which they have agreed, among other things, to (i) accept the offer in respect of CureVac shares held by them and (ii) vote in favor of all resolutions proposed by CureVac at the EGM (and any subsequent EGM (as defined below)) and against certain proposals incompatible with the transactions, subject to the conditions and in accordance with the terms set forth therein.

If, at the scheduled expiration time, any of the offer conditions have not been satisfied or waived by BioNTech, BioNTech must extend the offer on one or more occasions in consecutive periods of up to 10 business days each (or such other duration as may be agreed to by BioNTech and CureVac) in order to permit the satisfaction of such offer conditions; provided that, BioNTech may extend the offer for up to 20 business days if it is not reasonably likely that, within such 10 business day extension period, a required antitrust approval will be obtained, or deemed to be obtained, and/or a legal restraint will not be removed. BioNTech is not required to extend the offer on more than four occasions in consecutive periods of up to 10 business days each if the sole unsatisfied condition is the minimum condition. BioNTech is not required to extend the offer beyond March 12, 2026, provided that, if all conditions to the offer, other than the required antitrust approvals, are satisfied or capable of being satisfied, the outside date will be automatically extended for up to two additional 90-day periods. Under the Purchase Agreement, if any of the resolutions of CureVac that are a condition to the closing of the offer are not approved and adopted at the EGM, a subsequent EGM may be held to obtain the approval of the remaining outstanding resolutions, which we refer to as a subsequent EGM.

We are not asking you for a proxy and you are requested not to send us a proxy.

The BioNTech ADSs are listed on Nasdaq under the trading symbol “BNTX”. On [●], 2025, the closing price of BioNTech ADSs on Nasdaq was $[●] per ADS. CureVac shares are listed on Nasdaq under the trading symbol “CVAC”. On [●], 2025, the closing price of CureVac shares on Nasdaq was $[●] per share. CureVac shareholders are urged to obtain current market quotations for BioNTech ADSs and CureVac shares.

FOR A DISCUSSION OF RISKS AND OTHER FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE OFFER, PLEASE CAREFULLY READ THE SECTION OF THIS OFFER TO EXCHANGE/PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 28.

Neither the Securities and Exchange Commission nor any state securities regulatory authority has approved or disapproved of the offer or the securities to be issued under this offer to exchange/prospectus or has passed upon the adequacy or accuracy of the disclosure in this offer to exchange/prospectus. Any representation to the contrary is a criminal offense.

THIS OFFER TO EXCHANGE/PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OR PURCHASE OF SECURITIES PURSUANT HERETO, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED OR WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH JURISDICTION. IF YOU ARE IN ANY DOUBT AS TO YOUR ELIGIBILITY TO PARTICIPATE IN THE OFFER, YOU SHOULD CONTACT YOUR PROFESSIONAL ADVISOR IMMEDIATELY.

The date of this offer to exchange/prospectus is  .

i

ii

QUESTIONS AND ANSWERS

The following are answers to some questions that CureVac shareholders may have regarding the proposed transaction between BioNTech and CureVac. BioNTech urges you to read carefully this entire offer to exchange/prospectus, including the Annexes, and the documents incorporated by reference into this offer to exchange/prospectus, as well as the Tender Offer Statement on Schedule TO to be filed by BioNTech in connection with the commencement of the offer, which we refer to as the Schedule TO, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by CureVac shortly thereafter, which we refer to as the Schedule 14D-9, as each may be amended or supplemented from time to time, and other relevant documents filed by BioNTech and CureVac with the Securities and Exchange Commission, which we refer to as the SEC, because the information in this section does not provide all the information that might be important to you.

Unless stated otherwise, or the context otherwise requires, all references in this offer to exchange/prospectus to:

•	the “acceptance time” are to the time BioNTech accepts for exchange CureVac shares tendered in the offer;

•	“BioNTech” are to BioNTech SE, a European stock corporation (Societas Europaea) organized under the laws of Germany and the European Union;

•	“BioNTech ADSs” are to the American Depositary Shares of BioNTech, each representing one BioNTech ordinary share;

•

the “BioNTech ADS VWAP” are to the volume-weighted average of the price per BioNTech ADS over the period of 10 consecutive trading days ending on, and including, the fifth trading day immediately preceding the expiration time, taken to four decimal places;

•	the “BioNTech boards” are to the supervisory board and management board of BioNTech;

•	“BioNTech ordinary shares” mean the ordinary shares, no par value, with a notional amount attributable to each ordinary share of €1, of BioNTech;

•	“BioNTech shareholders” are to those persons who beneficially own BioNTech shares, whether directly or indirectly through beneficial ownership of BioNTech ADSs;

•

the “cancellation” are to the cancellation (intrekking) of all New Topco A shares issued and outstanding as of the cancellation effective time, pursuant to a resolution of the general meeting of New Topco, whereby each such New Topco A share is cancelled against the cancellation consideration;

•

the “cancellation consideration” are to the consideration received by holders of New Topco A shares upon the cancellation thereof, which will be a payment in kind equal to (i) the product of (a) the offer consideration and (b) the number of New Topco A shares held by such holders immediately before the post-downstream merger share sale (with cash paid in lieu of any resulting fractional BioNTech ADSs) minus (ii) the number of BioNTech ADSs sold by the exchange agent to satisfy the payment of applicable Dutch withholding tax with respect to such holders;

•	the “cancellation effective time” are to 00:30 CET on the merger effective date;

•	“CET” means Central European Time or Central European Summer Time, as applicable;

•	“CureVac” are to CureVac N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands;

•	the “CureVac boards” are to the supervisory board and management board of CureVac;

•	“CureVac SE” are to CureVac SE, a European stock corporation (Societas Europaea) organized under the laws of Germany and the European Union;

•	the “CureVac shares” are to the outstanding ordinary shares, nominal value €0.12 per share, of CureVac;

•	the “DCC” are to the Dutch Civil Code (Burgerlijk Wetboek);

•	the “EGM” are to the extraordinary general meeting of CureVac convened, or to be convened, in connection with the offer;

•	the “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	the “exchange ratio” are to the ratio of BioNTech ADSs to be received per CureVac share tendered, taken to five decimal places;

•	the “governance resolutions” are to resolutions at the EGM or a subsequent EGM to replace the resigning members of the CureVac boards effective upon the closing of the offer;

•	“IASB” are to the International Accounting Standards Board;

•	“IFRS” are to the IFRS Accounting Standards;

•

the “legal downstream merger” are to a Dutch legal merger of CureVac (as disappearing company) with and into New Topco (as acquiring company surviving such merger), with New Topco issuing New Topco A shares to the remaining CureVac shareholders other than BioNTech and New Topco B shares to BioNTech, in accordance with Section 2:309 et seq. of the DCC;

•	the “merger effective date” are to the date on which the legal downstream merger becomes effective;

•	the “merger effective time” are to 00:00 CET on the merger effective date;

•

the “minimum condition” are to at least 80% (or 75% under certain circumstances) of CureVac’s issued and outstanding capital immediately prior to the expiration time having been validly tendered and not properly withdrawn immediately prior to the expiration time;

•	the “minority shareholders” are to holders of CureVac shares that were not tendered pursuant to the offer or in the subsequent offering period;

•

“New Topco” are to CureVac Merger B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and a direct wholly owned subsidiary of CureVac;

•	“New Topco A shares” are to class A shares in the capital of New Topco;

•	“New Topco B shares” are to class B shares in the capital of New Topco;

•	the “New Topco U.S. tax election” are to an election by New Topco to be disregarded as an entity separate from BioNTech for U.S. federal income tax purposes, effective one day after the cancellation;

•	“Nasdaq” are to a market of Nasdaq Stock Market LLC;

•	the “offer” are to the exchange offer by BioNTech to acquire all CureVac shares contemplated by this offer to exchange/prospectus;

•	the “offer consideration” are to the number of BioNTech ADSs to be received per CureVac share in the offer;

•

the “outside date” are to 11:59 p.m. (New York City time) on March 12, 2026, which will automatically be extended by up to two 90-day periods if all conditions to the offer other than the condition relating to antitrust approvals is satisfied;

•	the “post-downstream merger share sale” are to the sale and transfer of all outstanding ordinary shares in the capital of CureVac SE by New Topco to BioNTech;

•	the “post-offer reorganization” are to the corporate reorganization of CureVac and its subsidiaries that BioNTech and CureVac will effectuate as promptly as practicable following the expiration of the subsequent offering period by means of the legal downstream merger promptly followed by the post-downstream merger share sale and the cancellation;

•	the “post-offer reorganization resolutions” are to the resolutions at the EGM or a subsequent EGM providing for the approval of the post-offer reorganization;

•

the “Purchase Agreement” are to the Purchase Agreement, dated as of June 12, 2025, by and between BioNTech and CureVac, a copy of which is attached as Annex A to this offer to exchange/prospectus and is incorporated herein by reference, as it may be amended from time to time;

•	the “registration statement” are to the registration statement of which this offer to exchange/prospectus forms a part;

•	the “SEC” are to the U.S. Securities and Exchange Commission;

•

the “subsequent EGM” are to a subsequent EGM that may be held to obtain the approval of the remaining outstanding resolutions if any of the resolutions of CureVac that are a condition to the closing of the offer are not approved and adopted at the EGM;

•

the “subsequent offering period” are to a subsequent offering period in accordance with Rule 14d-11 promulgated under the Exchange Act of not less than 10 business days (calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act);

•

the “tender and support agreements” are to the tender and support agreements executed by the members of the CureVac boards and certain CureVac shareholders, the form of which is attached as Annex B to this offer to exchange/prospectus and is incorporated herein by reference; and

•	“transactions” are to the transactions contemplated by the Purchase Agreement.

Q:	What will happen in the proposed transactions?

A:

Pursuant to the Purchase Agreement, BioNTech and CureVac have agreed (subject to the terms and conditions of the Purchase Agreement) that BioNTech will commence an offer to exchange any and all of the outstanding CureVac shares for the offer consideration, without interest and subject to applicable tax withholding. Following the acceptance time, BioNTech will acquire each CureVac share validly tendered and not properly withdrawn prior to the expiration time by delivery of the offer consideration, with cash paid in lieu of any fractional ADSs, without interest and subject to applicable tax withholding, which we refer to as the closing of the offer.

As promptly as practicable following the expiration of the subsequent offering period, BioNTech and CureVac will effectuate the post-offer reorganization. The post-offer reorganization will utilize processes available to BioNTech under Dutch law aimed at ensuring that, if the required resolutions are adopted at the EGM (or subsequent EGM) and if permitted under applicable law, BioNTech becomes the sole owner of all of CureVac’s business operations from and after the consummation of such post-offer reorganization. Following completion of, and effective one day following, the post-offer reorganization, BioNTech will cause New Topco to make the New Topco U.S. tax election.

For more information, see “Summary — The Offer and the Purchase Agreement” beginning on page 14, “The Offer — The Post-Offer Reorganization and the New Topco U.S. Tax Election” beginning on page 61, and “The Offer — Offer Consideration” beginning on page 56.

Q:	Are there any conditions to closing of the offer that must be satisfied for the offer to be completed?

A:

In addition to a number of shares having been validly tendered and not properly withdrawn that would allow BioNTech to acquire at least 80% of CureVac’s issued and outstanding capital immediately prior to the expiration time (or 75% of CureVac’s issued and outstanding capital, upon the satisfaction of certain conditions described elsewhere in this offer to exchange/prospectus) there are a number of customary conditions that must be satisfied or waived before BioNTech is obligated to acquire CureVac shares validly tendered and not properly withdrawn pursuant to the offer.

For a description of all of the conditions to the offer, see “The Purchase Agreement — Conditions to Closing of the Offer” beginning on page 117.

Q:	What will CureVac shareholders receive in the offer?

A:

In the offer, CureVac shareholders will have the right to exchange each of their CureVac shares for a number of BioNTech ADSs equal to the amount obtained by dividing $5.4641 by the volume-weighted average of the price per BioNTech ADS over the period of 10 consecutive trading days ending on, and including, the fifth trading day immediately preceding the expiration time. In the event the BioNTech ADS VWAP is greater than or equal to $126.55, the exchange ratio will be 0.04318 and in the event the BioNTech ADS VWAP is less than or equal to $84.37, the exchange ratio will be 0.06476.

For example, based on the volume-weighted average per BioNTech ADS as reported on Nasdaq over the period of 10 consecutive trading days ending on and including June 11, 2025 (the last trading day before the public announcement of the offer) through [●], 2025 (the latest practicable date before the commencement of the offer), the offer consideration represented a market value ranging from a low of $[●] to a high of $[●]. Accordingly, as of the date of this offer to exchange/prospectus, CureVac shareholders will not know, or be able to calculate, the exact market value of the consideration that they will receive upon closing of the offer or completion of the post-offer reorganization.

BioNTech will only deliver whole BioNTech ADSs in the offer. To the extent a CureVac shareholder otherwise would be entitled to a fractional BioNTech ADS as a result of the application of the exchange ratio, such shareholder will instead receive an amount in cash equal to the product of (i) the fractional BioNTech ADS interest such shareholder otherwise would be entitled to and (ii) the BioNTech ADS VWAP.

The following table provides, for illustrative purposes only, sample calculations of the offer consideration on the basis of the formula described above assuming various BioNTech ADS VWAPs, and assuming 100 CureVac shares are being tendered. The actual BioNTech ADS VWAP used to calculate the offer consideration may be higher or lower than the examples provided below and will be subject to the collar described above.

BioNTech ADS VWAP	Exchange Ratio (After Collar Adjustment)	Number of BioNTech ADSs Received	Cash Paid In Lieu of Fractional BioNTech ADS
$80.00 (below collar)	0.06476x	6	$38.08
$90	0.06071x	6	$6.39
$100	0.05464x	5	$46.40
$110	0.04967x	4	$106.37
$120	0.04553x	4	$66.36
$130 (above collar)	0.04318x	4	$41.34

The exchange ratio will be fixed following the close of trading on Nasdaq on the fifth trading day prior to the scheduled expiration time. BioNTech will announce the number of BioNTech ADSs to be exchanged for each CureVac share by issuing a press release no later than 9:00 a.m. (New York City time) on the fourth trading day prior to the then-scheduled expiration time. If the offer is extended, BioNTech will recalculate this information based on the later expected final expiration time and announce the new exchange ratio in a similar manner. During the offer, an indicative exchange ratio (calculated in the manner described in this offer to exchange/prospectus) will be available at www.[●].com.

Q:	Will CureVac shareholders have to pay any fees or commissions?

A:

If you are the record owner of your CureVac shares and you tender your shares directly through Computershare Trust Company, N.A., which we refer to as the exchange agent, you will not have to pay brokerage fees, commissions, or similar expenses. If you own CureVac shares through a broker, dealer, commercial bank, trust company, or other nominee and your broker, dealer, commercial bank, trust company, or other nominee tenders your CureVac shares on your behalf, your broker, dealer, commercial bank, trust company, or nominee may charge you a fee for doing so. You should consult your broker, dealer, commercial bank, trust company, or nominee to determine whether any charges will apply.

Q:	What is an American Depositary Share (ADS)?

A:

An American Depositary Share, which we refer to as an ADS, is a security that allows shares of foreign-based companies to trade more easily on U.S. exchanges. The BioNTech ADSs trade on Nasdaq. Each BioNTech ADS represents one BioNTech ordinary share. Upon request, and subject to certain fees, ADSs can be exchanged for the underlying ordinary shares. The Bank of New York Mellon, which we refer to as the depositary, holds the underlying BioNTech ordinary shares and acts as depositary for BioNTech’s ADS program. See “Description of BioNTech Capital Stock — Depositary Shares” beginning on page 137.

Q:	How will untendered CureVac shares be affected after the offer?

A:

If all conditions are satisfied or waived (including, if applicable, the reduced minimum condition of 75%) and the offer expires then, as promptly as practicable following the expiration of the subsequent offering period, BioNTech and CureVac will effectuate the post-offer reorganization and the New Topco U.S. tax election. See “The Offer — The Post-Offer Reorganization and the New Topco U.S. Tax Election” beginning on page 61.

As a result of the post-offer reorganization, CureVac will cease to exist and no public shareholders will continue to hold shares in it. Any holders of CureVac shares who do not participate in the offer, including the subsequent offering period, will receive the same consideration in the post-offer reorganization as such holder would have received had it participated in the offer. However, BioNTech ADSs (and cash in lieu of fractional BioNTech ADSs) received pursuant to the post-offer reorganization will, in principle, be subject to Dutch dividend withholding tax at a rate of 15% if and to the extent the cancellation consideration exceeds the average paid-in capital as recognized for Dutch dividend withholding tax purposes, which we refer to as the fiscally recognized capital, of the New Topco A shares immediately prior to the cancellation effective time, whereas no Dutch dividend withholding tax is applicable to the offer consideration received in exchange for the CureVac shares tendered in the offer or during the subsequent offering period.

Notwithstanding the above, as long as New Topco has its place of effective management in Germany and is therefore exclusively considered a tax resident of Germany under the 2012 Convention between the Federal Republic of Germany and the Kingdom of the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, which we refer to as the double tax treaty between Germany and the Netherlands, as currently expected, the Netherlands will be restricted from imposing Dutch dividend withholding tax in respect of the cancellation consideration, except in the event the cancellation consideration is paid to (i) a shareholder who is resident or deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporate income tax purposes, which we refer to as a Dutch resident holder, or (ii) a shareholder who is not resident nor deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporate income tax purposes but who derives profits from an enterprise which enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, to which its New Topco A shares are attributable, which we refer to as a Dutch PE holder.

In order to apply this regime correctly, New Topco needs to identify its shareholders to assess whether they are Dutch resident holders and/or Dutch PE holders. As a practical matter, New Topco will not be able to make this confirmation with certainty prior to the cancellation effective time. Therefore, by default, Dutch dividend withholding tax will be withheld on the cancellation consideration if and to the extent the cancellation consideration exceeds the fiscally recognized capital of the New Topco A shares immediately prior to the cancellation effective time.

Shareholders who are neither a Dutch resident holder nor a Dutch PE holder may be able to reclaim any Dutch dividend withholding tax withheld from their cancellation consideration via New Topco. Dutch resident holders and Dutch PE holders may be eligible for a (partial) refund from the Dutch tax authorities directly, depending on the particular individual circumstances of the relevant New Topco shareholder. For additional information regarding the refund process, see “The Offer — The Post-Offer Reorganization and the New Topco U.S. Tax Election” beginning on page 61 and “Material Dutch Tax Considerations” beginning on page 89.

Q:	How are CureVac’s outstanding equity awards being treated?

A:	CureVac’s outstanding equity awards will be treated as follows:

•

Virtual Stock Option Awards: CureVac will work together with certain existing shareholders, which we refer to as the contributing shareholders, to cause the beneficiaries under CureVac’s outstanding virtual stock option awards, which we refer to as the CureVac VSOP awards, to enter into an amendment to the contractual terms of the CureVac VSOP awards providing for (i) the contributing shareholders to transfer the CureVac shares required to settle the CureVac VSOP awards to the respective beneficiaries’ accounts established in connection with CureVac’s equity incentive plans, (ii) the beneficiaries to tender the respective CureVac shares in order to receive the offer consideration for such CureVac shares (in each case less any applicable tax withholdings) so that, as a consequence of (i) and (ii), any outstanding claims under the CureVac VSOP awards would be settled.

•

Performance Stock Units: At the closing of the offer, each CureVac performance stock unit, which we refer to as a CureVac PSU, that is outstanding as of immediately prior to the closing of the offer will become fully vested with respect to any time-vesting conditions applicable thereto and (i) if the performance-vesting conditions applicable to such CureVac PSU have been satisfied in full immediately prior to the closing of the offer, will be settled in cash (without interest and subject to any applicable tax withholdings) in an amount equal to the product obtained by multiplying (a) the BioNTech ADS VWAP multiplied by the exchange ratio, which we refer to as the CureVac value per share, by (b) the total number of CureVac shares subject to such CureVac PSU as of immediately prior to the closing of the offer or (ii) if the performance-vesting conditions applicable to such CureVac PSU have not been satisfied in full immediately prior to the closing of the offer, will be cancelled for no consideration.

•

Restricted Stock Units: At the closing of the offer, each CureVac restricted stock unit, which we refer to as a CureVac RSU, that is outstanding as of immediately prior to the closing of the offer, will become fully vested and will be settled in cash (without interest and subject to any applicable tax withholdings) in an amount equal to the product obtained by multiplying (i) the CureVac value per share by (ii) the total number of CureVac shares subject to such CureVac RSU as of immediately prior to the closing of the offer.

•

Options: At the closing of the offer, each CureVac option that is outstanding as of immediately prior to the closing of the offer, which we refer to as a CureVac option, will become fully vested and, if the per share exercise price of such CureVac option is less than the CureVac value per share, then such CureVac option will be settled in cash (without interest and subject to any applicable tax withholdings) in an amount equal to the product obtained by multiplying (i) the excess of the CureVac value per share over the per share exercise price applicable to such CureVac option and (ii) the total number of CureVac shares subject to such CureVac option. Any other CureVac option will be cancelled for no consideration at the merger effective time.

See “The Offer — Treatment of CureVac Equity Awards” beginning on page 57.

Q:	Are there risks associated with the offer that I should consider?

A:	Yes. There are a number of risks related to the offer that are discussed in this offer to exchange/prospectus described in the section entitled “Risk Factors” beginning on page 28.

Q:	When is the offer expected to be completed?

A:

BioNTech intends to complete the offer as soon as reasonably practicable following satisfaction of all of the required conditions. It is currently expected that the offer will be completed in 2025. However, there is no guarantee that the conditions to the offer will be satisfied or waived or that the offer will close.

Q:	When will BioNTech ADSs be delivered?

A:

BioNTech currently expects to deliver BioNTech ADSs for CureVac shares tendered (i) in the offer approximately 10 business days from the expiration time and (ii) in the subsequent offering period approximately 10 business days from the expiration of the subsequent offering period.

Under German law, BioNTech is required to implement a share capital increase to issue a definitive number of BioNTech ordinary shares that will underly the BioNTech ADSs constituting the offer consideration. This requires the registration of a share capital increase in BioNTech’s commercial register, which is administered by the German local court (Amtsgericht) of BioNTech’s judicial district. The exact timing of the registration process for capital increases lies with such court and is outside the control of BioNTech.

In light of the above, BioNTech cannot guarantee the precise timing of delivery of BioNTech ADSs in connection with the offer or the subsequent offering period. BioNTech believes such delivery could take up to three weeks, and it could be longer. BioNTech is delivering such BioNTech ADSs in accordance with the requirements of German law and practice, consistent with Rule 14d-1(d)(2)(iv) under the Exchange Act.

See “Risk Factors — Risks Related to the Offer — BioNTech must implement share capital increases to create the offer consideration, which will result in an extended settlement and may delay the closing of the transactions. You will not receive any interest or other consideration as a result of this extended settlement.” beginning on page 32 and “The Offer — Acceptance for Exchange of CureVac Shares; Delivery of BioNTech ADSs; Capital Increases” beginning on page 58.

Q:	What are the material U.S. federal income tax consequences of the offer, the post-offer reorganization, and the New Topco U.S. tax election to U.S. holders of CureVac shares?

A:

The offer will be integrated with the post-offer reorganization and the New Topco U.S. tax election for U.S. federal income tax purposes. The offer, together with the post-offer reorganization and the New Topco U.S. tax election, will therefore be treated as one or more reorganizations within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the code. Accordingly, and subject to the rules applicable to a passive foreign investment company, which we refer to as a PFIC, for U.S. federal income tax purposes, the exchange pursuant to the offer or the cancellation of CureVac shares for BioNTech ADSs will generally be tax-free for U.S. holders (as defined below in the section “Material United States Federal Income Tax Considerations”), except for the receipt of cash in lieu of a fractional BioNTech ADS. Because CureVac may be a PFIC for the current taxable year, however, the receipt of BioNTech ADSs in exchange for CureVac shares may be subject to the PFIC rules. In addition, the receipt of cash in exchange for a fractional BioNTech ADS by a U.S. holder is expected to be subject to the PFIC rules.

See “Material United States Federal Income Tax Considerations” beginning on page 69. CureVac shareholders should consult their tax advisors regarding the U.S. or local tax consequences of the offer and the post-offer reorganization.

Q:	What are the material German income and withholding tax consequences of the offer and the post-offer reorganization?

A:

The exchange pursuant to the offer or the cancellation of CureVac shares for BioNTech ADSs generally will be a taxable event for CureVac shareholders that are subject to German taxation. An individual shareholder who is a German tax resident and holds its CureVac shares as private assets may not be subject to tax with respect to the exchange under certain circumstances, but otherwise will be subject to withholding tax at a rate of 26.375% plus church tax, if applicable, on the gain derived from the exchange, which tax is generally final. An individual shareholder who is a German tax resident and holds the CureVac shares as business assets through a permanent establishment or dependent agent in Germany will be subject to personal income tax on 60% of the gain derived from the exchange, plus solidarity surcharge and, if applicable, trade tax and church tax. An individual shareholder who has held at least 1% of the share capital of CureVac at any time during the five years preceding the exchange will likewise be subject to personal income tax on 60% of the gain derived from the exchange, plus solidarity surcharge and, if applicable, trade tax and church tax. This applies regardless of whether such individual shareholder is a German tax resident.

A corporation that is a German tax resident will be subject to corporate income tax on 5% of the gain derived from the exchange, plus solidarity surcharge and trade tax. If the CureVac shares are held by a partnership, personal income tax, with respect to individual partners subject to German income tax, or corporate income tax with respect to corporate partners subject to German corporate income tax, as well as trade tax, as the case may be, will be assessed from the respective partner or the partnership, as the case may be. The receipt of cash in lieu of fractional BioNTech ADSs generally will be subject to German income tax. Such tax will generally be withheld at a rate of 26.375% plus church tax, if applicable, of the cash paid.

Any German withholding tax on capital gains generally will be levied by the applicable German disbursing agent (i.e., the German credit institution, financial services institution or securities institution through which the recipient holds its CureVac shares).

For the tax consequences of the exchange to non-German tax resident shareholders, including any exchange in the post-offer reorganization, see “Material German Tax Considerations” beginning on page 77.

CureVac shareholders should consult their tax advisors regarding the German tax consequences of the offer and the post-offer reorganization to them.

Q:	What are the material Dutch income tax consequences of the offer and the post-offer reorganization?

A:

Holders of CureVac shares that are subject to Dutch income tax may realize taxable income as a result of tendering their CureVac shares pursuant to the offer or as a result of the post-offer reorganization. See “Material Dutch Tax Considerations” beginning on page 89.

CureVac shareholders should consult their tax advisors regarding the tax consequences (including the application and effect of any Dutch income or other tax laws) of the offer and the post-offer reorganization in light of their particular circumstances.

Q:	What are the material Dutch dividend withholding tax consequences of the offer and post-offer reorganization?

A:	No Dutch dividend withholding tax is applicable to the offer consideration received in exchange for CureVac shares tendered in the offer, including during the subsequent offering period.

However, the cancellation consideration received in the post-offer reorganization will, in principle, be subject to Dutch dividend withholding tax at a rate of 15% if and to the extent the cancellation consideration exceeds the fiscally recognized capital of the New Topco A shares immediately prior to the cancellation effective time.

All Dutch dividend withholding tax in respect of the cancellation consideration will be for the account of the holder of New Topco A shares. The exchange agent will be allowed to sell, or procure the sale of, in one or more transactions, the minimum number of BioNTech ADSs to obtain a sufficient cash amount to remit to the Dutch tax authority the relevant amount of Dutch dividend withholding tax, if any, and New Topco and the exchange agent will not be obliged to pay any additional amounts to a holder of New Topco A shares for any Dutch dividend withholding tax effectively deducted from the cancellation consideration.

Notwithstanding the above, as long as New Topco has its place of effective management in Germany and is therefore exclusively considered a tax resident of Germany under the double tax treaty between Germany and the Netherlands, as currently expected, the Netherlands will be restricted from imposing Dutch dividend withholding tax in respect of the cancellation consideration, except in the event the cancellation consideration is paid to (i) a Dutch resident holder, or (ii) a Dutch PE holder.

In order to apply this regime correctly, New Topco needs to identify its shareholders to assess whether they are Dutch resident holders and/or Dutch PE holders. As a practical matter, New Topco will not be able to make this confirmation with certainty prior to the cancellation effective time. Therefore, by default, Dutch dividend withholding tax will be withheld on the cancellation consideration if and to the extent the cancellation consideration exceeds the fiscally recognized capital of the New Topco A shares immediately prior to the cancellation effective time.

Shareholders who are neither a Dutch resident holder nor a Dutch PE holder may be able to reclaim any Dutch dividend withholding tax withheld from their cancellation consideration. Under current administrative practice, where a company incorporated under Dutch law is exclusively considered a tax resident in Germany pursuant to the double tax treaty between Germany and the Netherlands, as is expected for New Topco, the Dutch tax authorities generally require that refund applications be submitted through the designated withholding agent through an objection to the relevant dividend withholding tax return filed by the withholding agent. The dividend withholding tax return must be filed within one month following the cancellation and any objection must be submitted within six weeks of the date of payment. Accordingly, shareholders who may be eligible for a refund have a limited window in which to request that New Topco, as withholding agent, initiate the objection process.

Dutch resident shareholders and Dutch PE holders may be eligible for a (partial) refund from the Dutch tax authorities directly, depending on the particular individual circumstances of the relevant New Topco shareholder.

There can be no assurances as to the success of any refund request. In any event, any amounts refunded will be in cash. Therefore, non-tendering CureVac shareholders will not receive the investment benefit, if any, of receiving any BioNTech ADSs sold by the exchange agent as described above to cover any applicable Dutch dividend withholding tax.

CureVac shareholders should consult their tax advisors regarding the tax consequences (including the application and effect of any Dutch income or other tax laws) of the offer and the post-offer reorganization in light of their particular circumstances.

See “Material Dutch Tax Considerations” beginning on page 89.

Q:	Are CureVac or New Topco shareholders entitled to appraisal rights?

A:	Neither CureVac’s shareholders nor New Topco’s shareholders are entitled under Dutch law to exercise appraisal rights in connection with the offer or the post-offer reorganization.

See “The Offer — Appraisal Rights” beginning on page 65.

Q:	How long do CureVac shareholders have to decide whether to exchange their CureVac shares for BioNTech ADSs in the offer?

A:	The offer expires at 9:00 a.m. (New York City time) on [●], 2025, unless the offer is extended or terminated in accordance with the Purchase Agreement.

BioNTech is not providing for guaranteed delivery procedures, and therefore CureVac shareholders must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC and the exchange agent, prior to the expiration time.

DTC’s cutoff for the processing of instructions for transactions like the offer is 6:00 p.m. (New York City time). Therefore, as a practical matter, instructions to be transmitted via DTC must be submitted by that time on the business day prior to the expiration time.

Q:	Can the offer be extended and, if so, under what circumstances?

A:	BioNTech may extend the offer to such other date and time as may be agreed in writing by BioNTech and CureVac, and BioNTech will extend the offer for any minimum period required by the SEC or Nasdaq.

In the event the minimum condition is reduced from 80% to 75% pursuant to the terms of the Purchase Agreement, such reduction will be announced and the offer will remain open for at least 10 business days from the date of such announcement.

In addition, BioNTech must extend the offer on one or more occasions in consecutive periods of up to 10 business days each if, at the then-scheduled expiration time, any condition to the offer has not been satisfied or waived, in order to permit satisfaction of such condition, or for periods of up to 20 business days in case of the antitrust approvals condition and the no legal restraints condition, if either of such conditions is not reasonably likely to be satisfied within such 10 business-day extension period. BioNTech will not be required to extend the offer on more than four occasions if the sole remaining unsatisfied condition to the offer is the minimum condition, and BioNTech will not be required to extend the offer beyond 11:59 p.m. (New York City time) on March 12, 2026 (which outside date may be extended in accordance with the Purchase Agreement).

Q:	How will CureVac shareholders be notified if the offer is extended?

A:

Any extension of the offer will be followed by a public announcement of the extension no later than 9:00 a.m. (New York City time) on the next business day after the day on which the offer was otherwise scheduled to expire. Without limiting the manner in which BioNTech may choose to make any public announcement, BioNTech currently intends to make announcements regarding the offer by issuing a press release and making an appropriate filing with the SEC.

Q:	Will there be a subsequent offering period?

A:

Following the acceptance time, BioNTech will provide a subsequent offering period in accordance with Rule 14d-11 promulgated under the Exchange Act of not less than 10 business days (calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act).

Q:	What is the process for exchanging CureVac shares?

A:	For you to validly tender your CureVac shares pursuant to the offer, prior to the expiration time:

•

If your shares are directly registered in your own name in CureVac’s shareholders register, including if you are a record holder and you hold shares in book-entry form on the books of CureVac’s transfer agent, the following must be received by the exchange agent at one of its addresses set forth in the letter of transmittal prior to the expiration time: (i) the letter of transmittal, properly completed and duly executed, and (ii) any other documents required by the letter of transmittal.

•

If your shares are held in “street” name and are being tendered by book-entry transfer into an account maintained at DTC, the following must be received by the exchange agent at one of its addresses set forth in the letter of transmittal prior to the expiration time: (i) the letter of transmittal, properly completed and duly executed, or an agent’s message; (ii) a book-entry confirmation from DTC; and (iii) any other required documents.

•

If you hold your shares through a broker, dealer, commercial bank, trust company, or other nominee, you must contact your broker, dealer, commercial bank, trust company, or other nominee and give instructions that your shares be tendered.

See “The Offer — Procedures for Tendering” beginning on page 57.

Q:	Until what time can the CureVac shares be withdrawn?

A:

A CureVac shareholder may properly withdraw CureVac shares tendered pursuant to the offer at any time prior to the expiration time. Following the expiration time, CureVac shareholders that have tendered their shares pursuant to the offer will no longer be able to withdraw their shares and tenders of shares made pursuant to the offer will be irrevocable; provided that, if BioNTech has not yet accepted CureVac shares tendered for exchange, any CureVac shareholder may withdraw its tendered shares after the 60th day following commencement of the offer pursuant to Section 14(d)(5) of the Exchange Act.

CureVac shares tendered during the subsequent offering period may not be withdrawn.

Q:	What is the procedure to withdraw previously tendered CureVac shares?

A:

To properly withdraw previously tendered shares, CureVac shareholders must instruct the exchange agent to arrange for the withdrawal of such shares by a written notice of withdrawal, which must be timely received by the exchange agent prior to the expiration time at the appropriate address set forth on the back cover of this offer to exchange/prospectus. Any notice of withdrawal must specify the name of the person having tendered the CureVac shares to be withdrawn, the number of tendered CureVac shares to be withdrawn, and the name of the holder of the tendered CureVac shares to be withdrawn, if different from that of the person who tendered such shares.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by BioNTech, in its sole discretion, which determination will be final and binding, subject to any judgment of any court of competent jurisdiction. No withdrawal of tendered CureVac shares will be deemed to have been properly made until all defects and irregularities have been cured or waived. None of BioNTech or any of its affiliates or assignees, the exchange agent, or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Withdrawals of tenders of CureVac shares may not be rescinded, and any CureVac shares properly withdrawn will be deemed not to have been validly tendered for purposes of the offer. However, withdrawn CureVac shares may be retendered by following one of the procedures for tendering described above.

Q:	Who can answer my questions?

A:	If you have any questions about the offer or need additional copies of this offer to exchange/prospectus, you should contact BioNTech’s information agent:

Georgeson LLC

51 West 52nd Street, 6th Floor

New York, NY 10019

Call Collect (732) 353-1948

Call Toll-Free (888) 686-7195

Email: Curevacoffer@georgeson.com

Q:	Where can I find more information relating to the offer?

A:

You can find more information on the offer in the Schedule TO and the Schedule 14D-9. Before making any decision with respect to the offer, CureVac shareholders are encouraged to read the Schedule TO (including the offer to exchange/prospectus, related letter of transmittal, and other offer documents attached thereto) and Schedule 14D-9, as each may be amended or supplemented from time to time, and other relevant documents filed by BioNTech and CureVac with the SEC carefully when they become available because they will contain important information about the proposed transactions, including, with respect to the Schedule 14D-9, CureVac’s background of the offer, the reasons for the recommendation of the CureVac boards, and the opinion of CureVac’s financial advisor. Investors will be able to obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended from time to time, and other relevant documents filed by BioNTech and CureVac with the SEC (when they become available) at http://www.sec.gov, the SEC’s website, or free of charge from BioNTech’s website at http://www.biontech.com or by contacting BioNTech’s Investor Relations Department at

investors@biontech.de. These documents will also be available free of charge from CureVac’s website at http://www.curevac.com or by contacting CureVac’s Investor Relations Department at communications@curevac.com. The information found on, or otherwise accessible through, these websites is not incorporated into, and does not form a part of, this offer to exchange/prospectus.

SUMMARY

The following summary highlights some of the information contained in this offer to exchange/prospectus. This summary may not contain all of the information that is important to you. For a more complete description of the Purchase Agreement, the offer, and the other transactions, BioNTech encourages you to read this entire offer to exchange/prospectus carefully, including the attached Annexes and the other documents to which you have been referred. See also the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 169. The page references have been included to direct you to a more complete description of the topics presented in this summary.

The Companies

BioNTech SE (see page 40)

BioNTech SE

An der Goldgrube 12

D-55131 Mainz

Germany

+49 6131-9084-0

BioNTech SE, a European stock corporation (Societas Europaea, or SE) organized under the laws of Germany and the European Union, is a global next-generation immunotherapy company pioneering novel medicines against cancer, infectious diseases, and other serious diseases. Since its founding in 2008, BioNTech has focused on harnessing the power of the immune system to address human diseases with unmet medical needs and major global health burdens. BioNTech’s fully integrated model combines decades of research in immunology with a multi-technology innovation engine, good manufacturing processes manufacturing, translational drug discovery, clinical development, commercial capabilities, computational medicine, data science, artificial intelligence, and machine learning capabilities to discover, develop, and commercialize its marketed products and product candidates.

BioNTech has built a broad toolkit across multiple technology platforms, including a diverse range of potentially first-in-class therapeutic approaches. This includes investigational messenger ribonucleic acid, protein-based therapeutics (including targeted antibodies such as monoclonal, bispecific, and antibody-drug conjugates), and cell therapies.

BioNTech’s multi-technology combination of platforms and product candidates positions it as a pioneer in the field of individualized, patient-centric therapeutic approaches in oncology, and infectious diseases.

BioNTech’s primary focus is oncology, where it endeavors to address the full continuum of cancer from early to late disease stages. The root causes of cancer treatment failure are cancer heterogeneity and interindividual variability. Driven by random sequential mutations, every patient’s cancer is different and within one patient’s tumor, every cell is different. Addressing these two challenges is the core of BioNTech’s strategy. To augment anti-tumor activity and to counteract resistance mechanisms, BioNTech seeks to combine compounds with non-overlapping, synergistic mechanisms of action.

In infectious disease, BioNTech aims to develop new prophylactic vaccines as well as therapeutics, as there are substantial unmet medical and global health needs. BioNTech’s approach has generated a robust product pipeline, and has led to the approval of its first marketed product, Comirnaty.

The BioNTech ADSs are listed on Nasdaq, trading under the symbol “BNTX”.

CureVac N.V. (see page 41)

CureVac N.V.

Friedrich-Miescher-Strasse 15

72076 Tübingen

Germany

+49 7071-9883-0

CureVac N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, is a global biopharmaceutical company that is developing a new class of transformative medicines based on messenger ribonucleic acid, which we refer to as mRNA, which has the potential to improve the lives of people. mRNA plays a central role in cellular biology in the production of proteins in every living cell. CureVac’s vision is to revolutionize medicine and open new avenues for developing therapies by enabling the body to make its own drugs. CureVac is a pioneer in successfully harnessing mRNAs designed to prevent infections and to treat diseases by mimicking human biology to synthesize the desired proteins. CureVac’s technology platform is based on a targeted approach to optimize mRNA constructs that encode functional proteins which either induce a desired immune response or replace defective or missing proteins using the cell’s intrinsic translation machinery. CureVac’s current product portfolio includes clinical and preclinical candidates across multiple disease indications in prophylactic vaccines, oncology, and molecular therapy.

The CureVac shares are listed on Nasdaq, trading under the symbol “CVAC”.

CureVac Merger B.V. (see page 42)

CureVac Merger B.V.

Friedrich-Miescher-Strasse 15

72076 Tübingen

Germany

+49 7071-9883-0

New Topco is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and a direct wholly owned subsidiary of CureVac. CureVac formed New Topco to facilitate the legal downstream merger on June 30, 2025. To date, New Topco has not conducted any material activities other than those incidental to its formation and the matters contemplated by the Purchase Agreement.

The Offer and the Purchase Agreement (see pages 56 and 96)

Pursuant to the Purchase Agreement, BioNTech and CureVac have agreed (subject to the terms and conditions of the Purchase Agreement) that BioNTech will commence an exchange offer to acquire all of the outstanding CureVac shares. In exchange for each CureVac share, the tendering CureVac shareholder will receive a number of BioNTech ADSs equal to the amount obtained by dividing $5.4641 by the BioNTech ADS VWAP. In the event the BioNTech ADS VWAP is greater than or equal to $126.55, the exchange ratio will be 0.04318 and in the event the BioNTech ADS VWAP is less than or equal to $84.37, the exchange ratio will be 0.06476. During the offer, an indicative exchange ratio (calculated in the manner described in this offer to exchange/prospectus) will be available at www.[●].com.

In addition, BioNTech and CureVac have agreed that (subject to the terms and conditions of the Purchase Agreement), as promptly as practicable following the expiration of the subsequent offering period, BioNTech and CureVac will effectuate the post-offer reorganization and the New Topco U.S. tax election. The post-offer reorganization will ensure that BioNTech becomes the sole owner of all of CureVac’s business operations from and after its consummation.

The Purchase Agreement is more fully described in the section entitled “The Purchase Agreement” beginning on page 96 and a copy of the Purchase Agreement is attached as Annex A to this offer to exchange/prospectus and is incorporated herein by reference. You should read the Purchase Agreement carefully in its entirety before making any decisions regarding the offer because it is the legal document that governs the relationship between BioNTech and CureVac with respect to the offer.

The Tender and Support Agreements (see page 123)

CureVac shareholders representing approximately 57% of CureVac shares have entered into tender and support agreements pursuant to which they have agreed, among other things, to (i) accept the offer in respect of CureVac shares held by them and (ii) vote in favor of all resolutions proposed by CureVac at the EGM (and any subsequent EGM (as defined below)) and against certain proposals incompatible with the transactions, subject to the conditions and in accordance with the terms set forth therein. The form of the tender and support agreements is attached as Annex B to this offer to exchange/prospectus and is incorporated by reference herein in its entirety.

BioNTech’s Reasons for the Offer and the Transactions (see page 45)

On June 11, 2025, after careful consideration, the BioNTech boards unanimously (i) determined that the Purchase Agreement, the offer, the post-offer reorganization, and the other transactions are in the best interests of BioNTech and (ii) approved the execution, delivery, and performance of the Purchase Agreement and the consummation of the offer, the post-offer reorganization, and the other transactions. Certain factors considered by the BioNTech boards in reaching their decision to approve the Purchase Agreement, the offer, the post-offer reorganization, and the other transactions can be found in the section entitled “Background of the Transactions — BioNTech’s Reasons for the Offer and the Transactions” beginning on page 45.

Summary of Risks Related to the Transactions (see page 28)

You should consider carefully the risk factors described below together with all of the other information included in this offer to exchange/prospectus. The risks related to the offer and the other transactions are described under the section entitled “Risk Factors — Risks Related to the Offer” beginning on page 28.

•	CureVac shareholders will be diluted in terms of their ownership in BioNTech following the transactions relative to their current ownership in CureVac.

•

Because the number of BioNTech ADSs issuable in the offer is subject to a collar, the value of the BioNTech ADSs to be received by the CureVac shareholders in the offer or post-offer reorganization may not fully reflect the value of the BioNTech ADSs at the time of the closing of the offer or be equal to $5.4641 per CureVac share.

•	The U.S. federal income tax consequences of the exchange of CureVac shares for BioNTech ADSs pursuant to the offer or the cancellation to U.S. holders may be complex.

•

CureVac shareholders that do not tender their shares in the offer (including the subsequent offering period) may be subject to Dutch dividend withholding tax on the cancellation consideration and thus their after-tax return may be lower than CureVac shareholders who participate in the offer (including the subsequent offering period).

•

If the German tax authorities take the view that German withholding tax on the cancellation consideration should have been withheld, New Topco or the cancellation consideration recipients could be held liable.

•

Completion of the transactions is subject to many conditions and if these conditions are not satisfied or waived, the transactions will not be completed, which could result in the requirement that BioNTech or CureVac pay certain termination fees.

•	The pendency of the transactions could adversely affect the business and operations of BioNTech and CureVac.

•	The Purchase Agreement contains provisions that could discourage a potential competing acquirer of CureVac or could result in a competing proposal being at a lower price than it might otherwise be.

•

Shareholder litigation against BioNTech and CureVac could result in an injunction preventing completion of the transactions, the payment of damages in the event the transactions are completed, and/or may adversely affect the combined company’s business, financial condition, or results of operations following the transactions.

•

BioNTech must implement share capital increases to create the offer consideration, which will result in an extended settlement and may delay the closing of the transactions. You will not receive any interest or other consideration as a result of this extended settlement.

Directors and Management of BioNTech and CureVac or New Topco, as applicable, following the Closing of the Offer (see page 53)

The composition of the BioNTech boards will not change as a result of the transactions.

From the effectuation of the closing of the offer through the completion of the legal downstream merger (i) the CureVac management board will be comprised of individuals who will be designated in writing by BioNTech, in its sole discretion, as soon as reasonably practicable following the commencement of the offer and prior to convening the EGM and (ii) the CureVac supervisory board will consist of at least five members, at least three of whom have been designated by BioNTech, and two of whom are designated as supervisory directors by CureVac and BioNTech by mutual written agreement and who will at all times be independent from BioNTech, dievini Hopp BioTech holding GmbH & Co. KG, which we refer to, together with certain of its affiliates, as dievini, and Kreditanstalt für Wiederaufbau, which holds CureVac shares on behalf of the German government and we refer to as KfW, and will at all times qualify as independent in accordance with the independence standards set forth in the Dutch Corporate Governance Code, which we refer to as the DCGC.

From the merger effective time through the cancellation, the management board and supervisory board of New Topco will be as agreed between BioNTech and CureVac.

Interests of BioNTech’s Supervisory and Management Directors in the Offer (see page 54)

None of BioNTech’s supervisory or management directors are party to an arrangement with BioNTech, or participates in any BioNTech plan, program, or arrangement, that provides such directors with financial incentives that are contingent upon the consummation of the transactions.

Interests of CureVac’s Supervisory and Management Directors in the Offer (see page 54)

In considering the recommendations of the CureVac boards to tender CureVac shares in the offer, CureVac shareholders should be aware that members of the CureVac boards have interests in the transactions, including financial interests, that may be different from, or in addition to, the interests of other CureVac shareholders generally.

These interests include, among others:

•	certain transaction bonuses;

•	acceleration and cash settlement of CureVac PSUs, CureVac RSUs, and CureVac options, where the per share exercise price is less than the CureVac value per share;

•	certain members of the CureVac boards own CureVac shares, or are affiliated with a shareholder owning CureVac shares, that will be tendered in the offer;

•	receipt by members of the CureVac management board of certain severance and post-contractual non-compete compensation pursuant to their existing service agreements;

•	continuing CureVac employees are entitled to certain treatment under the Purchase Agreement; and

•	CureVac’s supervisory and management directors are entitled to continued indemnification and insurance coverage under the Purchase Agreement.

The Schedule 14D-9 to be filed by CureVac will include more detail on the foregoing and additional discussion of the interests of CureVac’s supervisory and management directors in the offer (see Item 3(a) “Arrangements with Supervisory Board and Management Board Members of the Company”). You are encouraged to read that section in its entirety.

Treatment of CureVac Equity Awards (see page 57)

CureVac’s outstanding equity awards will be treated as follows:

•

CureVac VSOP awards: CureVac will work together with the contributing shareholders to cause the beneficiaries under the CureVac VSOP awards to enter into an amendment to the contractual terms of the CureVac VSOP awards providing for (i) the contributing shareholders to transfer the CureVac shares required to settle the CureVac VSOP awards to the respective beneficiaries’ accounts established in connection with CureVac’s equity incentive plans, (ii) the beneficiaries to tender the respective CureVac shares in order to receive the offer consideration for such CureVac shares (in each case less any applicable tax withholdings) so that, as a consequence of (i) and (ii), any outstanding claims under the CureVac VSOP awards would be settled.

•

CureVac PSUs: At the closing of the offer, each CureVac PSU that is outstanding as of immediately prior to the closing of the offer will become fully vested solely with respect to any time-vesting conditions applicable thereto and (i) if the performance-vesting conditions applicable to such CureVac PSU have been satisfied in full immediately prior to the closing of the offer, will be settled in cash (without interest and subject to any applicable tax withholdings) in an amount equal to the product obtained by multiplying (a) the CureVac value per share by (b) the total number of CureVac shares subject to such CureVac PSU as of immediately prior to the closing of the offer or (ii) if the performance-vesting conditions applicable to such CureVac PSU have not been satisfied in full immediately prior to the closing of the offer, will be cancelled for no consideration.

•

CureVac RSUs: At the closing of the offer, each CureVac RSU that is outstanding as of immediately prior to the closing of the offer will become fully vested and will be settled in cash (without interest and subject to any applicable tax withholdings) in an amount equal to the product obtained by multiplying (i) the CureVac value per share by (ii) the total number of CureVac shares subject to such CureVac RSU as of immediately prior to the closing of the offer.

•

CureVac options: At the closing of the offer, each CureVac option that is outstanding as of immediately prior to the closing of the offer will become fully vested and, if the per share exercise price of such CureVac option is less than the CureVac value per share, then such CureVac option will be settled in cash (without interest and subject to any applicable tax withholdings) in an amount equal to the product obtained by multiplying (i) the excess of the CureVac value per share over the per share exercise price applicable to such CureVac option and (ii) the total number of CureVac shares subject to such CureVac option. Any other CureVac option will be cancelled for no consideration at the merger effective time.

Extension of the Offer Period (see page 61)

BioNTech may extend the offer to such date and time as may be agreed in writing by BioNTech and CureVac, and BioNTech will extend the offer for any minimum period as required by the SEC (including, without limitation, for any five-day extension period or longer period required under Rule 14d-4 or Rule 14e-1 under the Exchange Act) or Nasdaq.

In the event the minimum condition is reduced from 80% to 75% pursuant to the terms of the Purchase Agreement, such reduction will be announced and the offer will remain open for at least 10 business days from the date of such announcement.

In addition, BioNTech must extend the offer on one or more occasions in consecutive periods of up to 10 business days each if, at the then-scheduled expiration time, any condition to the offer has not been satisfied or waived, in order to permit satisfaction of such condition, or for periods of up to 20 business days in case of the antitrust approvals condition and the no legal restraints condition, if either of such conditions is not reasonably likely to be satisfied within such 10 business-day extension period. BioNTech will not be required to extend the offer on more than four occasions if the sole remaining unsatisfied condition to the offer is the minimum condition, and BioNTech will not be required to extend the offer beyond the outside date; provided that, if all conditions to the offer, other than the required antitrust approvals, are satisfied or capable of being satisfied, the outside date will be automatically extended for up to two additional 90-day periods.

Subsequent Offering Period (see page 61)

Following the acceptance time, BioNTech will provide a subsequent offering period, in accordance with Rule 14d-11 promulgated under the Exchange Act, of not less than 10 business days (calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act).

The Post-Offer Reorganization and the New Topco U.S. Tax Election (see page 61)

If all conditions are satisfied or waived (including, if applicable, the reduced minimum condition of 75%) and the offer expires then, as promptly as practicable following the expiration of the subsequent offering period, BioNTech and CureVac will effectuate the post-offer reorganization and the New Topco U.S. tax election. Pursuant to the post-offer reorganization, if the required resolutions are adopted at the EGM (or subsequent EGM) and if permitted under applicable law, BioNTech will become the sole owner of all of CureVac’s business operations. In connection with the post-offer reorganization, CureVac will cease to exist and no public shareholders will continue to hold shares in it. Any CureVac shareholder who does not participate in the offer, including the subsequent offering period, will receive in the post-offer reorganization the same consideration as such shareholder would have received had it participated in the offer. However, the cancellation consideration will, in principle, be subject to Dutch dividend withholding tax at a rate of 15% if and to the extent the cancellation consideration exceeds the fiscally recognized capital of the New Topco A shares immediately prior to the cancellation effective time, whereas no Dutch dividend withholding tax is due on the offer consideration received in exchange for CureVac shares tendered in the offer or during the subsequent offering period. See “The Offer — The Post-Offer Reorganization and the New Topco U.S. Tax Election” beginning on page 61.

BioNTech intends to effectuate the post-offer reorganization by the legal downstream merger, followed promptly by the post-downstream merger share sale and the cancellation. BioNTech will additionally effectuate, or cause to be effectuated, the New Topco U.S. tax election, effective one day after the cancellation. To effectuate the legal downstream merger, CureVac will merge with and into New Topco, a newly incorporated wholly owned subsidiary of CureVac. New Topco will be the surviving entity of the legal downstream merger and CureVac will cease to exist. All assets and liabilities of CureVac (including its interest in CureVac SE, which holds all of the CureVac business) will transfer by operation of Dutch law to New Topco. As part of the legal downstream merger, CureVac minority shareholders will be allotted New Topco A shares and BioNTech will be allotted New Topco B shares in exchange for their CureVac shares, and their CureVac shares will cease to exist. Following the legal downstream merger, New Topco will sell the issued and outstanding shares of CureVac SE to BioNTech, for which BioNTech will pay a purchase price equal to the excess of the aggregate offer consideration for all CureVac shares over the amount of cash and cash equivalents of CureVac, including any receivables, and any other assets net of any liabilities of CureVac. This will be paid for in the form of (i) BioNTech ADSs to enable New Topco to distribute to each holder of New Topco A shares pursuant to the cancellation the requisite number of BioNTech ADSs and (ii) a loan note with a principal amount equal to the remaining consideration payable by BioNTech with respect to the outstanding shares in the capital of CureVac SE. As a result, CureVac SE will become a direct wholly owned subsidiary of BioNTech. Subsequently, the New Topco A shares (held by the former CureVac minority shareholders) will be cancelled against a repayment in kind. As a result of the foregoing, former CureVac shareholders who did not tender in the offer (and now hold New Topco A shares), will receive BioNTech ADSs (and cash in lieu of fractional BioNTech ADSs) following completion of the cancellation, without interest and subject to applicable Dutch dividend withholding tax. Any such Dutch dividend withholding tax will be for the account of such former CureVac shareholders. The exchange agent will be allowed to sell, or procure the sale of, in one or more transactions, the minimum number of BioNTech ADSs to obtain a sufficient cash amount to remit to the Dutch tax authority the relevant amount of Dutch dividend withholding tax, if any, and New Topco and the exchange agent will not be obliged to pay any additional amounts to a holder of New Topco A shares for any Dutch dividend withholding tax effectively deducted from the cancellation consideration.

As long as New Topco has its place of effective management in Germany and is therefore exclusively considered a tax resident of Germany under the double tax treaty between Germany and the Netherlands, as currently expected, shareholders who are neither a Dutch resident holder nor a Dutch PE holder may be able to reclaim any Dutch dividend withholding tax withheld from the cancellation consideration via New Topco. Dutch resident holders and Dutch PE holders may be eligible for a (partial) refund of Dutch dividend withholding tax from the Dutch tax authorities directly, depending on the particular individual circumstances of the relevant New Topco shareholder.

CureVac shareholders should consult their tax advisors regarding the tax consequences (including the application and effect of any Dutch income or other tax laws) of the offer and the post-offer reorganization in light of their particular circumstances. See “Material Dutch Tax Considerations” beginning on page 89.

See “The Offer — The Post-Offer Reorganization and the New Topco U.S. Tax Election” beginning on page 61 for additional information concerning the application of Dutch dividend withholding tax and refund possibilities.

Appraisal Rights (see page 65)

Neither CureVac’s shareholders nor New Topco’s shareholders are entitled under Dutch law to appraisal or dissenters’ rights related to the CureVac shares or New Topco shares in connection with the offer or the post-offer reorganization.

Recent Developments (see page 65)

GSK Settlement

On August 7, 2025, BioNTech announced certain arrangements, which we refer to as the settlement arrangements, among BioNTech and its affiliate, which we refer to as the BioNTech parties, CureVac and certain of its affiliates, which we refer to as the CureVac parties, Pfizer Inc., which we refer to as Pfizer, and GlaxoSmithKline Biologicals SA, which we refer to as GSK, to resolve the pending patent litigation among the BioNTech parties, the CureVac parties, and Pfizer in the United States, and a framework for resolving patent litigation and allegations of patent infringement among the BioNTech parties, the CureVac parties, and Pfizer outside the United States (subject to the closing of the offer).

Autogene Cevumeran Clinical Program in Adjuvant Colorectal Cancer

BioNTech has provided certain updates regarding the ongoing BNT122-01 Phase 2 clinical trial (NCT04486378) evaluating autogene cevumeran (BNT122/RO7198457), an individualized neoantigen specific immunotherapy candidate, for the adjuvant treatment of patients with ctDNA-positive, resected Stage II (high risk) and Stage III colorectal cancer. See “The Offer — Recent Developments” beginning on page 65 for more information.

Alnylam Settlement

On August 29, 2025, the BioNTech parties entered into a Settlement Agreement and Covenant Not to Sue, which we refer to as the Alnylam Settlement Agreement, with Alnylam Pharmaceuticals, Inc., which we refer to as Alnylam. See “The Offer — Recent Developments” beginning on page 65 for more information.

Conditions to Closing of the Offer (see page 117)

A number of customary conditions must be satisfied or waived, where legally permissible, as of the expiration time before BioNTech will be required to accept for payment or pay for any CureVac share validly tendered and not properly withdrawn pursuant to the offer, and the transactions can be consummated. These include, among others:

•

a number of CureVac shares having been validly tendered and not properly withdrawn that represent at least 80% of CureVac’s issued and outstanding capital immediately prior to the expiration time; provided that if all other offer conditions have been satisfied and BioNTech has previously extended the offer on four or more occasions, BioNTech may, in its sole discretion, reduce the minimum condition to 75% of CureVac’s issued and outstanding capital;

•

receipt of certain necessary antitrust and other regulatory approvals, or such approvals being deemed to have been received due to the expiry or termination of their relevant waiting periods or applicable statutory deadlines (and any extensions thereof), or through any other informal comfort letter that is satisfactory to BioNTech, and such approvals being in full force and effect;

•

absence of any applicable law or order of a governmental authority prohibiting, rendering illegal, or enjoining the consummation of the offer or the other transactions, including the post-offer reorganization;

•	accuracy of the representations and warranties of CureVac made in the Purchase Agreement (subject to certain materiality standards);

•	CureVac’s material compliance with its covenants contained in the Purchase Agreement;

•	absence of any material adverse effect on CureVac or on BioNTech that is continuing (in each case, subject to certain exceptions); and

•	the adoption of the required resolutions at the EGM (or a subsequent EGM).

Neither BioNTech nor CureVac can give any assurance as to when or if all of the conditions to the consummation of the offer will be satisfied or waived, or that the offer will occur.

See “The Purchase Agreement — Conditions to Closing of the Offer” beginning on page 117.

Procedures for Tendering (see page 57)

For you to validly tender your CureVac shares pursuant to the offer, prior to the expiration time:

•

If your shares are directly registered in your own name in CureVac’s shareholders register, including if you are a record holder and you hold shares in book-entry form on the books of CureVac’s transfer agent, the following must be received by the exchange agent at one of its addresses set forth in the letter of transmittal prior to the expiration time: (i) the letter of transmittal, properly completed, and duly executed, and (ii) any other documents required by the letter of transmittal.

•

If your shares are held in “street” name and are being tendered by book-entry transfer into an account maintained at DTC, the following must be received by the exchange agent at one of its addresses set forth in the letter of transmittal prior to the expiration time: (i) the letter of transmittal, properly completed, and duly executed, or an agent’s message; (ii) a book-entry confirmation from DTC; and (iii) any other required documents.

•

If you hold your shares through a broker, dealer, commercial bank, trust company, or other nominee, you must contact your broker, dealer, commercial bank, trust company, or other nominee and give instructions that your shares be tendered.

Withdrawal Rights (see page 63)

A CureVac shareholder may properly withdraw CureVac shares tendered pursuant to the offer at any time prior to the expiration time. On and after the expiration time, CureVac shareholders that have tendered their shares pursuant to the offer will no longer be able to withdraw their shares, and tenders of shares made pursuant to the offer will be irrevocable; provided that, if BioNTech has not yet accepted CureVac shares tendered for exchange, any CureVac shareholder may withdraw its tendered shares after the 60th day following commencement of the offer. Withdrawals of tenders of CureVac shares may not be rescinded, and any CureVac shares properly withdrawn will be deemed not to have been validly tendered for purposes of the offer. However, withdrawn CureVac shares may be retendered by following one of the procedures for tendering described above.

CureVac shares tendered during the subsequent offering period may not be withdrawn.

Acceptance for Exchange of CureVac Shares; Delivery of BioNTech ADSs; Capital Increases (see page 58)

Upon the terms of, and subject to the conditions to, the offer, including the terms and conditions of any extension or amendment, BioNTech is required to accept for exchange CureVac shares validly tendered and not properly withdrawn promptly following the expiration time (and, in any event, within two business days after the expiration time).

Under German law, BioNTech is required to implement a share capital increase against contribution in kind (i.e., the tendered CureVac shares) to issue from BioNTech’s authorized capital a definitive number of BioNTech ordinary shares that will underly the BioNTech ADSs constituting the offer consideration. The share capital increase must be registered with BioNTech’s commercial register, which is administered by the German local court (Amtsgericht) of BioNTech’s judicial district.

Each capital increase must be as to a specified number of shares and requires prior receipt of the consideration (in this case, the CureVac shares). Accordingly, capital increases must occur following the expiration time (with respect to the initial offer period) and again following the expiration of the subsequent offering period. Under the Purchase Agreement, BioNTech must initiate one share capital increase promptly following the acceptance time and another promptly following the subsequent offering period, and in each case no later than the fifth business day thereafter. We refer to the first as the first capital increase and the second as the second capital increase, and we refer to them together as the capital increases. Under the Purchase Agreement, BioNTech must use reasonable best efforts to ensure the capital increases become effective (i.e., are registered with the commercial register) as soon as reasonably possible after filing the applicable registration with the commercial register. BioNTech is obligated to deliver BioNTech ADSs and settle the initial offer and subsequent offering period within 10 business days of the effectiveness of the first and second capital increases, respectively.

After receipt of the commercial register filing, the registry court will assess compliance with the formal requirements of the capital increase, including board resolutions, filings, subscription, and receipt of consideration exceeding nominal value. Such assessment is mandatory under German law for any capital increase of a stock corporation against a contribution in kind. The exact timing of this assessment lies with the registry court and is outside of the control of BioNTech.

In light of the foregoing, BioNTech cannot guarantee the precise timing of delivery of BioNTech ADSs in connection with the offer or the subsequent offering period. BioNTech expects that the delivery of BioNTech ADSs to the tendering CureVac shareholders will be approximately 10 business days following the acceptance time or, as applicable, the expiration of the subsequent offering period, but it could be three weeks or more. BioNTech is delivering the BioNTech ADSs in accordance with the requirements of German law and practice, consistent with Rule 14d-1(d)(2)(iv) under the Exchange Act.

Antitrust Approvals (see page 64)

The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, expired at 11:59 pm Eastern Time on August 11, 2025. The completion of the offer remains subject to obtaining other necessary pre-closing approvals, consents, waivers, or clearances under applicable antitrust laws.

Other Regulatory Approvals (see page 64)

The offer has been notified under Regulation (EU) 2022/2560 of December 14, 2022 on foreign subsidies distorting the internal market, which we refer to as the FSR Regulation. The expiration of the offer is conditioned on the expiration of the assessment period or clearance by the European Commission, which we refer to as the EU Commission, under the FSR Regulation.

No Solicitation and Adverse Recommendation Change (see pages 106 and 108)

Under the Purchase Agreement, CureVac has agreed not to, and to cause its subsidiaries and its and their respective directors and officers, and to use, and to cause its subsidiaries to use, their respective reasonable best efforts to cause CureVac’s and its subsidiaries’ respective representatives not to, directly or indirectly: (i) solicit, initiate, or knowingly facilitate, induce or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an alternative acquisition proposal (as defined in the Purchase Agreement), (ii) other than informing persons of the no solicitation restrictions in the Purchase Agreement, enter into, continue, or otherwise participate in any discussions or negotiations regarding any alternative acquisition proposal, or (iii) authorize, execute, or enter into any letter of intent, memorandum of understanding, agreement in principle, purchase agreement, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other contract with respect to an alternative acquisition proposal.

However, if CureVac receives, prior to the expiration time, an unsolicited bona fide written alternative acquisition proposal, CureVac may, under certain specified circumstances, provide non-public information regarding itself and its subsidiaries to and engage in discussions or negotiations with the person making such alternative acquisition proposal. Under the Purchase Agreement, CureVac is required to notify BioNTech, and provide BioNTech with certain information, as promptly as practicable (and in any event within 24 hours) if it receives any alternative acquisition proposal or any request for non-public information or inquiry that would reasonably be expected to lead to an alternative acquisition proposal.

Before the expiration time, the CureVac boards may, under certain specified circumstances, withdraw their recommendation of the offer and terminate the Purchase Agreement with respect to a superior proposal (as defined in the Purchase Agreement) or withdraw their recommendation of the offer in the case of an intervening event (as defined in the Purchase Agreement) if, among other things, the CureVac boards determine in good faith, after consultation with outside legal counsel and financial advisors, that failure to take such action would be inconsistent with the directors’ fiduciary duties under the laws of the Netherlands.

For more information regarding the limitations on CureVac’s and the CureVac boards’ ability to consider other proposals, see “The Purchase Agreement — Covenants and Agreements — No Solicitation” beginning on page 106 and “The Purchase Agreement — Covenants and Agreements — Adverse Recommendation Change” beginning on page 108.

Termination of the Purchase Agreement (see page 118)

The Purchase Agreement may be terminated at any time prior to the acceptance time by the mutual written consent of CureVac and BioNTech. In addition, the Purchase Agreement may be terminated prior to the acceptance time by either BioNTech or CureVac under the following conditions, each subject to certain exceptions:

•	if the acceptance time has not occurred on or before the outside date (as may be extended automatically or by mutual agreement of the parties pursuant to the terms of the Purchase Agreement);

•

a court or other governmental authority has entered, enacted, promulgated, enforced, or issued a law or order that prohibits, renders illegal, or enjoins the consummation of the offer or the other transactions, including the post-offer reorganization, and such action is final, permanent and non-appealable; or

•	if the offer shall have expired in accordance with its terms without all of the offer conditions having been satisfied and shall have not been extended by BioNTech.

The Purchase Agreement may also be terminated, prior to the acceptance time, by BioNTech, subject to certain conditions:

•	if CureVac breaches any of its representations or warranties or fails to perform its covenants, which breach or failure would result in the conditions to the offer not being satisfied;

•	following an adverse recommendation change (as defined in the Purchase Agreement);

•	if a subsequent EGM has been held and been concluded, and the required resolutions have not been adopted; or

•	if CureVac engages in a willful breach of its obligations with respect to alternative acquisition proposals under the Purchase Agreement in any material respect.

The Purchase Agreement may also be terminated by CureVac:

•

in order for CureVac to enter into a definitive agreement with respect to a superior proposal, so long as CureVac pays termination compensation to BioNTech as described below and CureVac had not breached in any material respect its non-solicitation obligations under the Purchase Agreement;

•	if BioNTech breaches any of its representations or warranties or fails to perform its covenants, which breach or failure would result in the conditions to the offer not being satisfied;

•	if the first capital increase has not become effective within 90 calendar days of the acceptance time; or

•

if (i) the acceptance time has occurred; (ii) BioNTech has failed to exchange CureVac shares tendered in the offer following effectiveness of the first capital increase; and (iii) BioNTech is notified and fails to cure, as set out in the Purchase Agreement.

For more information regarding the rights of BioNTech and CureVac to terminate the Purchase Agreement, see “The Purchase Agreement — Termination of the Purchase Agreement” beginning on page  118.

Termination Payments (see page 120)

Generally, all fees and expenses incurred in connection with the offer and the other transactions will be paid by the party incurring those fees and expenses.

Upon termination of the Purchase Agreement in certain circumstances, the Purchase Agreement provides for the payment of termination compensation to BioNTech by CureVac of $43.75 million. The Purchase Agreement also provides for the payment of a termination compensation payment to CureVac by BioNTech of $62.5 million upon termination of the Purchase Agreement in certain circumstances.

See “The Purchase Agreement — Termination of the Purchase Agreement — Termination Payments” beginning on page 120.

Material United States Federal Income Tax Considerations (see page 69)

The offer will be integrated with the post-offer reorganization and the New Topco U.S. tax election for U.S. federal income tax purposes. The offer together with the post-offer reorganization and the New Topco U.S. tax election will therefore be treated as one or more reorganizations within the meaning of Section 368(a) of the code. Accordingly, and subject to the rules applicable to PFICs, the exchange pursuant to the offer or the cancellation of CureVac shares for BioNTech ADSs (including cash in lieu of fractional BioNTech ADSs) will generally be tax-free for U.S. holders of CureVac shares, except with respect to cash received in lieu of a fractional BioNTech ADS. Because CureVac may be a PFIC for the current taxable year, however, the receipt of BioNTech ADSs in exchange for CureVac shares may be subject to the PFIC rules. In addition, the receipt of cash in exchange for a fractional BioNTech ADS by a U.S. holder is expected to be subject to the PFIC rules.

See “Material United States Federal Income Tax Considerations” beginning on page 69. CureVac shareholders should consult their tax advisors regarding the U.S. or local tax consequences of the offer and the post-offer reorganization.

Material German Tax Considerations (see page 77)

The exchange of CureVac shares pursuant to the offer or the cancellation generally will be a taxable event for CureVac shareholders that are subject to German taxation. An individual shareholder who is a German tax resident and holds its CureVac shares as private assets may not be subject to tax with respect to the exchange under certain circumstances, but otherwise will be subject to withholding tax at a rate of 26.375% plus church tax, if applicable, on the gain derived from the exchange, which tax is generally final. An individual shareholder who is a German tax resident and holds the CureVac shares as business assets through a permanent establishment or dependent agent in Germany will be subject to personal income tax on 60% of the gain derived from the exchange, plus solidarity surcharge and, if applicable, trade tax and church tax. An individual shareholder who has held at least 1% of the share capital of CureVac at any time during the five years preceding the exchange will likewise be subject to personal income tax on 60% of the gain derived from the exchange plus solidarity surcharge and, if applicable, trade tax and church tax. This applies regardless of whether such individual shareholder is a German tax resident.

A corporation that is a German tax resident will be subject to corporate income tax on 5% of the gain derived from the exchange, plus solidarity surcharge and trade tax. If the CureVac shares are held by a partnership, personal income tax, with respect to individual partners subject to German income tax, or corporate income tax, with respect to corporate partners subject to German corporate income tax, as well as trade tax, as the case may be, will be assessed from the respective partner or the partnership, as the case may be.

The receipt of cash in lieu of fractional BioNTech ADSs generally will be subject to German income tax. Such tax will generally be withheld at a rate of 26.375% plus church tax, if applicable, on the cash paid.

Any German withholding tax on capital gains generally will be levied by the applicable German disbursing agent (i.e., the applicable German credit institution, financial services institution, or securities institution through which the recipient holds its CureVac shares).

For the tax consequences of the exchange to non-German tax resident shareholders, including any exchange in the post-offer reorganization, see the information under “Material German Tax Considerations” beginning on page 77.

CureVac shareholders should consult their tax advisors regarding the German tax consequences of the offer and the post-offer reorganization to them.

Material Dutch Tax Considerations (see page 89)

Income Tax

Holders of CureVac shares that are subject to Dutch income tax generally will be required to include in their taxable income any benefits derived or deemed to be derived from the CureVac shares, including any capital gains realized on any disposal of the CureVac shares, including as a result of tendering their CureVac shares pursuant to the offer or as a result of the post-offer reorganization or will be subject to annual income tax imposed on a fictitious yield on the CureVac shares under the regime for savings and investments.

See the information under “Material Dutch Tax Considerations” beginning on page 89. CureVac shareholders should consult their tax advisors regarding the Dutch tax consequences of the offer and the post-offer reorganization to them.

Dividend Withholding Tax

Holders of CureVac shares who receive BioNTech ADSs or cash (including cash in lieu of fractional BioNTech ADSs) pursuant to the offer and the subsequent offering period will not be subject to Dutch dividend withholding tax.

However, the cancellation consideration for the cancelled New Topco A shares is, in principle, subject to Dutch dividend withholding tax if and to the extent the cancellation consideration exceeds the fiscally recognized capital of the New Topco A shares immediately prior to the cancellation effective time.

As long as New Topco has its place of effective management in Germany and is therefore exclusively considered a tax resident of Germany under the double tax treaty between Germany and the Netherlands, as currently expected, the Netherlands will be restricted from imposing Dutch dividend withholding tax in respect of the cancellation consideration, except in the event the cancellation consideration is paid to (i) a Dutch resident holder or (ii) a Dutch PE holder.

In order to apply this regime correctly, New Topco needs to identify its shareholders to assess whether they are Dutch resident holders and/or Dutch PE holders. As a practical matter, New Topco will not be able to make this confirmation with certainty prior to the cancellation effective time. Therefore, by default, Dutch dividend withholding tax will be withheld on the cancellation consideration delivered to such holder if and to the extent the cancellation consideration exceeds the fiscally recognized capital of the New Topco A shares immediately prior to the cancellation effective time.

As long as New Topco has its place of effective management in Germany and is therefore exclusively considered a tax resident of Germany under the double tax treaty between Germany and the Netherlands, as currently expected, shareholders who are neither a Dutch resident holder nor a Dutch PE holder may be able to reclaim any Dutch dividend withholding tax withheld from the cancellation consideration via New Topco. Dutch resident holders and Dutch PE holders may be eligible for a (partial) refund from the Dutch tax authorities directly, depending on the particular individual circumstances of the relevant New Topco shareholder. See “The Offer — The Post-Offer Reorganization and the New Topco U.S. Tax Election” beginning on page 61 for additional information the application of Dutch dividend withholding tax and refund possibilities.

For additional information concerning material Dutch tax considerations, see “Material Dutch Tax Considerations” beginning on page 89. CureVac shareholders should consult their tax advisor to determine the tax consequences (including the application and effect of any Dutch withholding or other tax laws) of the offer and the post-offer reorganization in light of their particular circumstances.

Accounting Treatment of the Transaction (see page 67)

BioNTech prepares its consolidated financial statements in accordance with IFRS, as issued by the IASB. The transactions will be accounted for by applying the acquisition method according to the rules of IFRS 3 Business Combinations, which we refer to as IFRS 3. See “The Offer — Accounting Treatment of the Transaction” beginning on page 67 for more information.

Comparison of Rights of BioNTech Shareholders and CureVac Shareholders (see page 146)

The rights of CureVac shareholders are currently governed by Dutch law and the articles of association of CureVac, as amended from time to time, which we refer to as the CureVac articles.

For a summary of certain differences between the rights of BioNTech shareholders and CureVac shareholders, see “Comparison of Rights of BioNTech Shareholders and CureVac Shareholders” beginning on page 146. Please also refer to the description of the BioNTech ADSs in the section “Description of BioNTech Capital Stock” beginning on page 125, as the rights of holders of BioNTech ADSs will differ from those of holders of BioNTech ordinary shares.

Comparative Per Share Market Price Information

The BioNTech ADSs and the CureVac shares are both traded on Nasdaq under the symbols “BNTX” and “CVAC”, respectively. The following table presents the high and low price per share of BioNTech ADSs and CureVac shares on June 11, 2025, the last full trading day before public announcement that BioNTech and CureVac had entered into the Purchase Agreement, and [●], 2025, the last practicable trading day before the commencement of the offer. In addition, for illustrative purposes, the following table provides the equivalent high, low, and closing price per CureVac share on each of the specified dates. Because all prices shown are within the collar, the equivalent value per share does not fluctuate. For additional information on the operation of the collar, see “The Offer — Offer Consideration” beginning on page 56 and “The Offer — Sample Calculation of the Offer Consideration” beginning on page 56.

	BioNTech ADSs			CureVac Ordinary Shares			CureVac Equivalent Per Share
Date	High	Low	Close	High	Low	Close	High	Low	Close
June 11, 2025	$108.36	$105.25	$105.46	$4.28	$4.07	$4.07	$5.46	$5.46	$5.46
[●], 2025	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]

Comparative Share Prices and Dividends

The following tables set forth, for the periods indicated, the high and low sale prices of BioNTech ADSs as reported by Nasdaq and the high and low sale prices of CureVac shares as reported by Nasdaq. As of [●], 2025, the last practicable trading day prior to the commencement of the offer, there were [●] BioNTech ADSs issued and outstanding and [●] CureVac shares outstanding. BioNTech has not paid dividends on the BioNTech ordinary shares, and CureVac has not paid dividends on the CureVac shares, in each case during the past two years.

BioNTech

	Price Per BioNTech ADS
	High	Low
2023
First Quarter	$156.28	$119.98
Second Quarter	$131.52	$100.08
Third Quarter	$125.83	$95.50
Fourth Quarter	$113.04	$88.00
2024
First Quarter	$114.70	$85.21
Second Quarter	$104.33	$80.02
Third Quarter	$131.49	$76.53
Fourth Quarter	$125.40	$94.31
2025
First Quarter	$129.27	$85.55
Second Quarter	$122.90	$81.20

CureVac

	Price Per Ordinary Share
	High	Low
2023
First Quarter	$12.79	$6.20
Second Quarter	$12.36	$6.59
Third Quarter	$10.87	$5.47
Fourth Quarter	$6.93	$3.41
2024
First Quarter	$4.46	$2.76
Second Quarter	$5.28	$2.22
Third Quarter	$3.87	$2.70
Fourth Quarter	$3.56	$2.37
2025
First Quarter	$5.00	$2.72
Second Quarter	$5.72	$2.47

RISK FACTORS

Risks Related to the Offer

CureVac shareholders will be diluted in terms of their ownership in BioNTech following the transactions relative to their current ownership in CureVac.

The transactions will result in CureVac shareholders having an ownership stake in BioNTech that is significantly smaller than their current stake in CureVac. Upon completion of the transactions, BioNTech estimates that former CureVac shareholders will own between four and six percent of the issued and outstanding BioNTech ordinary shares, in the aggregate, depending on the BioNTech ADS VWAP. Consequently, CureVac shareholders, as a general matter, will have less influence over the management and policies of BioNTech after the completion of the transactions than they currently exercise over the management and policies of CureVac.

Because the number of BioNTech ADSs issuable in the offer is subject to a collar, the value of the BioNTech ADSs to be received by the CureVac shareholders in the offer or post-offer reorganization may not fully reflect the value of the BioNTech ADSs at the time of the closing of the offer or be equal to $5.4641 per CureVac share.

The exchange ratio is calculated by reference to the volume-weighted average of the price per BioNTech ADS as reported on Nasdaq over the period of 10 consecutive trading days ending on, and including, the fifth trading day immediately preceding the expiration time. Notwithstanding the foregoing, in the event the BioNTech ADS VWAP (i) is greater than or equal to $126.55, the exchange ratio will be 0.04318 or (ii) is less than or equal to $84.37, the exchange ratio will be 0.06476. As a result of such collar, the number of BioNTech ADSs received in the offer or the post-offer reorganization may not fully reflect the value of the BioNTech ADSs or $5.4641 per CureVac share.

Changes in the price of the BioNTech ADSs may result from a variety of factors, including, among others, general market and economic conditions, changes in BioNTech’s business, operations, and prospects, market assessment of the likelihood that the transactions will be completed as anticipated or at all, and regulatory considerations. Many of these factors are beyond BioNTech’s control. As a result of any such changes in the price of the BioNTech ADSs, the market value of the BioNTech ADSs that the CureVac shareholders will receive at the time that the BioNTech ADSs are delivered could vary significantly from the value of the BioNTech ADSs immediately prior to the public announcement of the offer, on the date of this offer to exchange/prospectus, on the date CureVac shareholders tender their shares, or at the expiration time, or on the date on which CureVac shareholders actually receive BioNTech ADSs.

For example, based on the volume-weighted average per BioNTech ADS as reported on Nasdaq over the period of 10 consecutive trading days ending on and including June 11, 2025 (the last trading day before the public announcement of the offer) through [●], 2025 (the latest practicable date before the commencement of the offer), the offer consideration represented a market value ranging from a low of $[●] to a high of $[●]. Accordingly, as of the date of this offer to exchange/prospectus, CureVac shareholders will not know, or be able to calculate, the exact market value of the consideration that they will receive upon closing of the offer or completion of the post-offer reorganization.

The U.S. federal income tax consequences of the exchange of CureVac shares for BioNTech ADSs pursuant to the offer or the cancellation to U.S. holders may be complex.

For U.S. federal income tax purposes, the exchange of CureVac shares for BioNTech ADSs (including cash in lieu of fractional BioNTech ADSs) pursuant to the offer or the cancellation will qualify as one or more tax-free reorganizations within the meaning of Section 368(a) of the code. Accordingly, and subject to the rules applicable to PFICs, the exchange pursuant to the offer or the cancellation will generally be tax-free for U.S. holders of CureVac shares except with respect to cash received in lieu of fractional BioNTech ADSs. Because CureVac may be a PFIC for the current taxable year, however, the receipt of BioNTech ADSs in exchange for

CureVac shares may be subject to the PFIC rules. In addition, the receipt of cash in exchange for a fractional BioNTech ADS by a U.S. holder is expected to be subject to the PFIC rules. See “Material United States Federal Income Tax Considerations” beginning on page 69 for additional information and a more detailed discussion.

CureVac shareholders that do not tender their shares in the offer (including the subsequent offering period) may be subject to Dutch dividend withholding tax on the cancellation consideration and thus their after-tax return may be lower than CureVac shareholders who participate in the offer (including the subsequent offering period).

Following the expiration of the offer and subsequent offering period, the post-offer reorganization will be undertaken. CureVac shareholders who did not tender their shares in the offer (including the subsequent offering period) will receive in the post-offer reorganization the cancellation consideration, without interest and subject to any applicable Dutch dividend withholding tax.

No Dutch dividend withholding tax is applicable to the offer consideration received in exchange for CureVac shares tendered in the offer, including the subsequent offering period. However, the cancellation consideration received in the post-offer reorganization will, in principle, be subject to Dutch dividend withholding tax at a rate of 15% if and to the extent the cancellation consideration exceeds the fiscally recognized capital of the New Topco A shares immediately prior to the cancellation effective time.

As long as New Topco has its place of effective management in Germany and is therefore exclusively considered a tax resident of Germany under the double tax treaty between Germany and the Netherlands, as currently expected, shareholders who are neither a Dutch resident holder nor a Dutch PE holder may be able to reclaim any Dutch dividend withholding tax withheld from the cancellation consideration via New Topco. Dutch resident holders and Dutch PE holders may be eligible for a (partial) refund from the Dutch tax authorities directly, depending on the particular individual circumstances of the relevant New Topco shareholder. There can be no assurances as to the success of any refund request. In any event, any amounts refunded will be in cash. Therefore, non-tendering CureVac shareholders who are subject to Dutch dividend withholding tax will not receive the investment benefit, if any, of receiving any BioNTech ADSs sold by the exchange agent as described below to cover any applicable Dutch dividend withholding tax.

All Dutch dividend withholding tax due in respect of the cancellation consideration will be for the account of the holder of New Topco A shares. The exchange agent will be allowed to sell, or procure the sale of, in one or more transactions, the minimum number of BioNTech ADSs to obtain a sufficient cash amount to remit to the Dutch tax authority the relevant amount of Dutch dividend withholding tax, if any, and New Topco and the exchange agent will not be obliged to pay any additional amounts to a holder of New Topco A shares for any Dutch dividend withholding tax effectively deducted from the cancellation consideration.

As a result of the above, the after-tax return of CureVac shareholders who did not tender their shares in the offer, including the subsequent offering period, may be lower than CureVac shareholders who do participate in the offer, including the subsequent offering period.

If the German tax authorities take the view that German withholding tax on the cancellation consideration should have been withheld, New Topco or the cancellation consideration recipients could be held liable.

New Topco does not intend to withhold German withholding tax from the cancellation consideration. This is consistent with a view taken in German tax literature in relation to German shares that the cancellation of shares should be classified as a taxable disposal for German tax purposes, so that New Topco should have no obligation to withhold (but generally it would be the responsibility of the applicable German depositary, acting as disbursing agent, to withhold). However, absent a definitive decision by the German Federal Fiscal Court, there can be no guarantee that this view will be followed. The German tax authorities or German tax courts may take the view that the cancellation should be classified as a partial liquidation, such that the cancellation consideration would constitute a generally taxable dividend or dividend in kind, subject to withholding tax for which New Topco could have the obligation to withhold. Such a position would not be known unless and until the German tax authorities take a position on the treatment of the cancellation, such as during a tax audit of New Topco or of a cancellation consideration recipient. If the German tax authorities were to take the view that the cancellation consideration constituted a generally taxable dividend and that New Topco had the obligation to withhold, New Topco or the cancellation consideration recipients could be held liable by the German tax authorities for such unremitted withholding tax. In the event New Topco were held liable, it could seek to be made whole by the cancellation consideration recipients.

Completion of the transactions is subject to many conditions and if these conditions are not satisfied or waived, the transactions will not be completed, which could result in the requirement that BioNTech or CureVac pay certain termination fees.

BioNTech’s obligation to exchange the CureVac shares validly tendered and not properly withdrawn pursuant to the offer is subject to the satisfaction or waiver of various closing conditions, including that certain necessary antitrust and other regulatory approvals shall have been received and be in full force and effect or their relevant waiting periods (and any extension thereof) shall have expired or been terminated. BioNTech and CureVac have agreed to use their respective reasonable best efforts to obtain such necessary antitrust and other regulatory approvals.

There can be no assurance that the conditions to the closing of the offer will be satisfied or waived, or that the transactions will be completed. Failure to consummate the transactions may adversely affect BioNTech’s or CureVac’s results of operations and business prospects for the following reasons, among others: (i) each of BioNTech and CureVac will incur certain transaction costs, regardless of whether the transactions close, which could adversely affect each company’s respective financial condition, results of operations, and ability to make distributions to its security holders; and (ii) the transactions, whether or not they close, will divert the attention of certain management and other key employees of BioNTech and CureVac from ongoing business activities, including the pursuit of other opportunities that could be beneficial to BioNTech or CureVac, respectively. In addition, BioNTech or CureVac may terminate the Purchase Agreement under certain circumstances, which may require BioNTech to pay CureVac termination compensation of $62.5 million or may require CureVac to pay BioNTech termination consideration of $43.75 million. If the transactions are not consummated, the price of the BioNTech ADSs and CureVac shares might decline. The foregoing could have a negative impact on the business, prospects, operating results, and financial condition of BioNTech or CureVac.

The pendency of the transactions could adversely affect the business and operations of BioNTech and CureVac.

Prior to the completion of the transactions, some counterparties of each of BioNTech and CureVac may delay or defer decisions, which could negatively affect the revenue, earnings, cash flows, and expenses of BioNTech and CureVac, regardless of whether the transactions are completed. Similarly, current and prospective employees of CureVac may experience uncertainty about their future roles with BioNTech following the transactions, which may adversely affect the ability of CureVac to attract and retain key personnel during the pendency of the transactions. In addition, during the pendency of the transactions, BioNTech has agreed, subject to certain exceptions, not to: amend its organizational documents; declare, set aside, or pay any dividends or other distributions; or split, subdivide, exchange, or reclassify its ordinary shares or ADSs. Similarly, during the pendency of the transactions, CureVac has agreed, subject to certain exceptions, not to, among other things: incur certain liens; pursue certain strategic transactions; dispose of certain intellectual property; commence or materially change clinical studies; enter into certain compensatory arrangements; enter into any new line of business; or otherwise pursue certain material actions, even if such actions may prove beneficial to CureVac.

The Purchase Agreement contains provisions that could discourage a potential competing acquirer of CureVac or could result in a competing proposal being at a lower price than it might otherwise be.

The Purchase Agreement contains provisions that, subject to limited exceptions necessary to comply with the duties of the CureVac boards, restrict the ability of CureVac to solicit or initiate discussions with any third party regarding alternative acquisition proposals, participate in any discussions or negotiations with any third party regarding such proposals, or inter into instruments with respect to such proposals. Subject to certain exceptions, the CureVac boards are not permitted to (i) withhold, withdraw, qualify, amend, or modify in a manner adverse to BioNTech its recommendation to its shareholders to accept the offer and approve and adopt certain matters, including the transactions, which we refer to as the CureVac recommendation, (ii) recommend, adopt, or approve any alternative acquisition proposal, (iii) publicly make any recommendation in connection with an alternative acquisition proposal other than a recommendation against such proposal, (iv) fail to publicly and without qualification recommend against any alternative acquisition proposal or fail to reaffirm the CureVac recommendation within certain specified time periods, or (v) publicly propose to do any of the foregoing (any such action in this paragraph we refer to as an adverse recommendation change).

Solely in response to a superior proposal received by the CureVac boards, which must be (i) on balance more favorable to CureVac and the sustainable success of its business, taking into account the interests of its shareholders, employees, and other stakeholders, than the transactions; and (ii) reasonably likely to be consummated, the CureVac boards may at any time prior to the expiration time and, so long as they have not breached their obligation not to solicit an alternative acquisition proposal, make an adverse recommendation change, or terminate the Purchase Agreement and enter into an alternative acquisition agreement (as defined in the Purchase Agreement) with respect to a superior proposal if, (a) CureVac has provided to BioNTech four business days’ prior written notice of the existence of and material terms and conditions of the superior proposal, including the consideration offered and the identity of the third party making such proposal; (b) CureVac has engaged in good faith negotiations with BioNTech to amend the Purchase Agreement such that the alternative acquisition proposal no longer constitutes a superior proposal; and (c) the CureVac boards have determined that, in light of such superior proposal and taking into account any revised terms proposed by BioNTech, the failure to effectuate an adverse recommendation change and/or terminate the Purchase Agreement would be inconsistent with the directors’ fiduciary duties under the laws of the Netherlands.

These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of CureVac from considering or proposing such an acquisition, even if the potential competing acquirer was prepared to pay consideration with a higher per share value than the value proposed to be received or realized in the transactions, or might result in a potential competing acquirer proposing to pay a lower per share value than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the Purchase Agreement.

Shareholder litigation against BioNTech and CureVac could result in an injunction preventing completion of the transactions, the payment of damages in the event the transactions are completed, and/or may adversely affect the combined company’s business, financial condition, or results of operations following the transactions.

In connection with transactions similar to the transactions contemplated by the Purchase Agreement, purported shareholders of the companies involved in such transactions have filed class action lawsuits against such companies and their boards of directors. If shareholder litigation were to be brought, the plaintiffs may seek to enjoin the transactions, among other remedies. If a court were to refuse to dismiss such lawsuits, or a settlement could not be reached with the plaintiffs, these actions could prevent or delay completion of the transactions, and result in substantial costs to BioNTech and CureVac, including any costs associated with the indemnification of directors. Any litigation relating to the transactions could distract BioNTech or CureVac from pursuing the consummation of the transactions and other potentially beneficial business opportunities. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the transactions are completed may adversely affect the combined company’s business, financial condition, or results of operations.

BioNTech must implement share capital increases to create the offer consideration, which will result in an extended settlement and may delay the closing of the transactions. You will not receive any interest or other consideration as a result of this extended settlement.

Under German law, BioNTech is required to implement a share capital increase to issue a definitive number of BioNTech ordinary shares that will underly the BioNTech ADSs constituting the offer consideration. This requires the registration of a share capital increase in BioNTech’s commercial register, which is administered by the German local court (Amtsgericht) of BioNTech’s judicial district. The exact timing of the registration process for capital increases lies with such court and is outside the control of BioNTech. There may be delays in the effectiveness of the share capital increases and the creation of the BioNTech ordinary shares and, thus, the transfer of the BioNTech ADSs constituting the offer consideration to tendering CureVac shareholders.

In light of the foregoing, BioNTech cannot guarantee the precise timing of delivery of BioNTech ADSs in connection with the offer or the subsequent offering period. BioNTech expects that the delivery of BioNTech ADSs to the tendering CureVac shareholders will take approximately 10 business days following the acceptance time or, as applicable, the expiration of the subsequent offering period, but it could be three weeks or more. BioNTech is delivering the BioNTech ADSs in accordance with the requirements of German law and practice, consistent with Rule 14d-1(d)(2)(iv) under the Exchange Act.

You will not receive any interest or other compensation for the period between the date on which you tender your CureVac shares in the offer or the subsequent offering period and the date on which you receive BioNTech ADSs and may not be able to react to any adverse developments affecting the business, financial condition, or results of operations of BioNTech or CureVac and the market prices of tendered CureVac shares or, until BioNTech ADSs are received, such BioNTech ADSs by selling the respective securities.

Risks Related to CureVac

CureVac may be required to repay monies received under the Advance Purchase Agreement with the European Commission for its first-generation COVID-19 vaccine candidate.

On November 30, 2020, CureVac entered into an Advance Purchase Agreement, which we refer to as the APA, with the EU Commission, acting on behalf and in the name of all Member States of the European Union, which provided for the advance purchase by the Member States of 225 million doses of the COVID-19 vaccine, which we refer to as CVnCoV, to be allocated among the Member States and the option to purchase up to an additional 180 million doses. Pursuant to the terms of the APA, CureVac received an upfront payment of €450 million. Such upfront payment had to be used solely for the development and commercial supply of CVnCoV. In October 2021, CureVac notified the EU Commission of the withdrawal of its regulatory approval application for CVnCoV, which notification automatically terminated the APA. On July 24, 2024, the EU Commission informed CureVac that it has mandated Deloitte, S.L. to perform an audit on its implementation of and compliance with the terms and conditions of the APA. As of the date of this offer to exchange/prospectus, such audit remains ongoing. Under the terms of the APA, the EU Commission will deliver to CureVac a provisional report which it will be able to comment on within a 30 day period. Thereafter, the EU Commission will provide CureVac with a final report within an additional 60 day period. If, pursuant to the final report, the EU Commission seeks to request repayment of a portion of the €450 million upfront payment which CureVac received under the APA, and if CureVac is not successful in defending itself and asserting its rights to avoid repayment, such repayment obligations could have a material adverse effect on CureVac’s business and financial condition.

Risks Related to BioNTech Following the Transactions

Following the transactions, BioNTech may be unable to integrate the businesses of BioNTech and CureVac successfully and realize the anticipated synergies and other benefits of the transactions or do so within the anticipated timeframe.

The transactions involve the combination of two companies that currently operate as independent public companies. BioNTech is expected to benefit from the elimination of duplicative costs associated with supporting a public company platform, technologies, and systems. These savings are expected to be realized upon full integration following the closing of the transactions. However, BioNTech will be required to devote significant management attention and resources to integrating the business practices and operations of BioNTech and CureVac. Potential difficulties or liabilities BioNTech may encounter in the integration process include the following:

•

the inability to successfully combine the businesses of BioNTech and CureVac in a manner that permits BioNTech to achieve the cost savings anticipated to result from the transactions, which would result in the anticipated benefits of the transactions not being realized in the timeframe currently anticipated or at all;

•

tax liabilities that may become due as a result of the integration of the businesses of BioNTech and CureVac or the post-offer reorganization, including the incurrence of any German real estate transfer tax triggered by the acquisition of CureVac and its subsidiaries as well as the forfeiture of any tax loss carry forwards (as well as ongoing year-to-date losses and interests carry forwards) at the level of the CureVac group companies acquired as a consequence of the transactions or their consummation;

•

the complexities associated with managing the combined businesses out of several different locations and integrating personnel from the two companies, as well as consolidating facilities of BioNTech and CureVac that are currently in or near the same location;

•	the complexities associated with maintaining existing agreements with counterparties and avoiding delays in entering into new agreements with prospective counterparties;

•	the additional complexities of combining two companies with different histories, cultures, regulatory restrictions, markets, systems, and customer bases;

•	potential unknown liabilities and unforeseen increased expenses, delays, or regulatory conditions associated with the transactions; and

•	performance shortfalls as a result of the diversion of management’s attention caused by completing the transactions and integrating the companies’ operations.

For all these reasons, it is possible that the integration process could result in the distraction of BioNTech’s management, the disruption of BioNTech’s ongoing business, or inconsistencies in BioNTech’s operations, services, standards, controls, procedures, and policies, any of which could adversely affect the ability of BioNTech to maintain relationships with customers, vendors, and employees, or to achieve the anticipated benefits of the transactions, or could otherwise adversely affect the business and financial results of BioNTech.

Following the transactions, BioNTech may be unable to retain key CureVac employees.

The success of the combined company after the transactions will depend in part upon its ability to retain key CureVac employees. Key CureVac employees may depart either before or after the transactions because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with BioNTech following the transactions. Accordingly, no assurance can be given that CureVac or, following the transactions, BioNTech will be able to retain key CureVac employees to the same extent as in the past.

Counterparties to certain significant agreements with CureVac may exercise contractual rights under such agreements in connection with the transactions.

CureVac is a party to certain agreements, including certain lease agreements, collaboration agreements, and business development-related agreements material to the operations of CureVac and/or its affiliates that give the counterparty certain rights following a “change in control,” including in some cases the right to terminate the agreement. Under some such agreements, the closing of the offer may constitute a change in control, and therefore the counterparty may exercise certain rights under the agreement upon the closing of the transactions. Any such counterparty may request modifications of their respective agreements as a condition to granting a waiver or consent under their agreement. There can be no assurances that such counterparties will not exercise their rights under these agreements, including termination rights where available, or that the exercise of any such rights under, or modification of, these agreements will not adversely affect the business or operations of the combined company.

BioNTech expects to incur substantial expenses related to the transactions.

BioNTech expects to incur substantial expenses in connection with completing the transactions, and integrating the business, operations, networks, systems, technologies, policies, and procedures of CureVac with those of BioNTech. There are several systems that must be integrated, including accounting and finance. While BioNTech has assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of BioNTech’s integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the transactions could, particularly in the near term, exceed the savings that BioNTech expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the businesses following the completion of the transactions.

Risks Related to an Investment in the BioNTech ADSs Following the Offer

The market price and trading volume of the BioNTech ADSs may be volatile.

The U.S. stock markets, including Nasdaq, on which the BioNTech ADSs are listed under the symbol “BNTX”, have experienced significant price and volume fluctuations. As a result, the market price of the BioNTech ADSs is likely to be similarly volatile, and investors in BioNTech ADSs may experience a decrease in the value of their ADSs, including decreases unrelated to BioNTech’s operating performance or prospects. BioNTech cannot assure you that the market price of the BioNTech ADSs will not fluctuate or decline significantly in the future.

In addition to the risks listed in this “Risk Factors” section, a number of factors could negatively affect the price of the BioNTech ADSs or result in fluctuations in the price or trading volume of the BioNTech ADSs, including:

•	equity issuances by BioNTech, or future sales of substantial amounts of BioNTech ADSs by its existing or future holders, or the perception that such issuances or future sales may occur;

•	changes in market valuations of similar companies;

•	fluctuations in stock market prices and volumes;

•	additions or departures of key management personnel;

•	BioNTech’s operating performance and the performance of other similar companies;

•	actual or anticipated differences in BioNTech’s quarterly operating results;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	publication of research reports about BioNTech or its industry by securities analysts;

•	adverse market reaction to any indebtedness BioNTech incurs in the future;

•	strategic decisions by BioNTech or its competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments, or changes in business strategy;

•	the passage of legislation or other regulatory developments that adversely affect BioNTech or its industry;

•	speculation in the press or investment community;

•	changes in BioNTech’s earnings;

•	failure to satisfy the listing requirements of Nasdaq;

•	failure to comply with the requirements of the Sarbanes-Oxley Act of 2002;

•	actions by institutional shareholders of BioNTech;

•	changes in accounting principles; and

•	general economic and/or market conditions, including factors unrelated to BioNTech’s performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their traded securities. This type of litigation could result in substantial costs and divert BioNTech’s management’s attention and resources, which could have a material adverse effect on BioNTech’s cash flows, its ability to execute its business strategy, and BioNTech’s business prospects.

The market price of the BioNTech ADSs may be affected by factors different from those affecting the prices of the BioNTech ADSs or CureVac shares before the transactions.

The results of operations of BioNTech, as well as the market price of the BioNTech ADSs after the transactions, may be affected by other factors in addition to those currently affecting BioNTech’s or CureVac’s results of operations and the market prices of the BioNTech ADSs and CureVac shares. These factors include:

•	a greater number of BioNTech ADSs outstanding as compared to the number of currently outstanding BioNTech ADSs;

•	different shareholders; and

•	different assets and capitalizations.

Accordingly, the historical market prices and financial results of BioNTech and CureVac may not be indicative for BioNTech after the transactions. For a discussion of the businesses of BioNTech and CureVac, and certain risks to consider in connection with investing in those businesses, see the documents incorporated by reference by BioNTech and CureVac into this offer to exchange/prospectus referred to under “Where You Can Find More Information and Incorporation by Reference” beginning on page 169.

The market price of the BioNTech ADSs may decline as a result of the transactions.

The market price of the BioNTech ADSs may decline as a result of the transactions if BioNTech does not achieve the perceived benefits of the transactions as rapidly or to the extent anticipated by financial or industry analysts, or the effect of the transactions on BioNTech’s financial results is not consistent with the expectations of financial or industry analysts.

In addition, upon consummation of the transactions, former CureVac shareholders will own interests in a business with a different mix of clinical assets, risks, and liabilities. Former CureVac shareholders may not wish to continue to invest in BioNTech, or for other reasons may wish to dispose of some or all of their BioNTech ADSs. If, following the closing of the transactions, large amounts of the BioNTech ADSs are sold, the price of the BioNTech ADSs could decline.

After the transactions are completed, CureVac shareholders who receive BioNTech ADSs in the transactions will have different rights that may be less favorable than their current rights as CureVac shareholders.

After the closing of the transactions, CureVac shareholders who receive BioNTech ADSs in the transactions will have different rights than they currently have as CureVac shareholders. For a detailed discussion of the significant differences between the current rights as a CureVac shareholder and the rights as a BioNTech shareholder and a BioNTech ADS holder following the transactions, see “Comparison of Rights of BioNTech Shareholders and CureVac Shareholders” beginning on page 146 and “Description of BioNTech Capital Stock” beginning on page 125.

Holders of the BioNTech ADSs are not treated as shareholders of BioNTech and will not have the same voting rights as BioNTech shareholders, which may affect the value of the BioNTech ADSs.

Holders of BioNTech ADSs are not treated as BioNTech shareholders unless they cancel the BioNTech ADSs and withdraw the BioNTech ordinary shares underlying the BioNTech ADSs from the depositary, which is the holder of the BioNTech ordinary shares underlying the BioNTech ADSs. Holders of BioNTech ADSs, therefore, do not have any rights as shareholders of BioNTech, other than the rights that they have pursuant to the deposit agreement. As such, holders of BioNTech ADSs will not be able to directly vote underlying BioNTech ordinary shares. Holders of BioNTech ADSs may instruct the depositary how to vote the BioNTech ordinary shares underlying their BioNTech ADSs. If BioNTech asks it to, the depositary will send out information about shareholder meetings and solicit voting instructions and will try to carry out voting instructions it receives. However, BioNTech is not required to instruct the depositary to take action with respect to shareholder meetings. If BioNTech does not do so, holders of the BioNTech ADSs can still send voting instructions to the depositary, and the depositary may try to carry out those instructions, but it is not required to do so. Holders of the BioNTech ADSs may not become aware of shareholder meetings if the depositary does not send out information. Even if the depositary does solicit voting instructions, holders of BioNTech ADSs may not receive the information in time. As a result of these factors, holders of BioNTech ADSs may not be able to effectively exercise voting rights that they would have if they held BioNTech ordinary shares directly.

BioNTech ADSs are expected to be treated as stock in a passive foreign investment company, which may have adverse U.S. federal income tax consequences to U.S. holders of BioNTech ADSs.

Based on BioNTech’s income and assets, BioNTech expects to be a PFIC for the current taxable year and may be a PFIC in future taxable years. The PFIC rules may result in adverse U.S. federal income tax consequences to U.S. holders of BioNTech ADSs. Because the determination of BioNTech’s PFIC status is made annually following the end of the applicable taxable year based on factual tests described below, BioNTech’s status as a PFIC in the current taxable year and future taxable years is uncertain.

Generally, BioNTech will be classified as a PFIC for any taxable year for which at least 75% of its gross income is “passive income” or at least 50% of its gross assets during that taxable year (based on the average of the fair market values of the assets determined at the end of each quarterly period) are assets that produce or are held for the production of passive income. Passive income for this purpose generally includes, among other items, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income. However, rents and royalties received from unrelated parties in connection with the active conduct of a trade or business will not be considered passive income for purposes of the PFIC test.

If BioNTech is classified as a PFIC in any taxable year during a U.S. holder’s holding period of its BioNTech ADSs, such U.S. holder generally will be subject to additional taxes and interest charges upon certain distributions by BioNTech and any gain recognized on a sale, exchange, or other disposition of such holder’s BioNTech ADSs, regardless of whether BioNTech continues to be characterized as a PFIC. The additional taxes and interest charges may be mitigated if a U.S. holder makes a “mark-to-market” election or an election to treat BioNTech as a “qualified electing fund,” which we refer to as a QEF, election, possibly along with a “purging election.” BioNTech intends to provide U.S. holders with the necessary information to make a QEF election with respect to the current taxable year and for future taxable years in which BioNTech is classified as a PFIC. However, because the exchange of CureVac shares for BioNTech ADSs pursuant to the offer or the cancellation will generally be tax-free to U.S. holders, these elections may not fully alleviate the adverse consequences of BioNTech’s PFIC status to U.S. holders to the extent typical in taxable acquisitions of PFIC stock. For more information, see “Material United States Federal Income Tax Considerations” beginning on page 69 below.

CureVac shareholders that are U.S. holders are strongly urged to consult their tax advisors regarding the U.S. federal, state, and local income tax consequences to them of BioNTech ADSs being treated as stock in a PFIC, any available elections to mitigate such tax consequences, and the potential limitations to them of making any such election.

BioNTech and CureVac face other risks.

The foregoing risks are not exhaustive, and you should be aware that, following the transactions, the combined company will face various other risks, including those discussed in reports filed by BioNTech and CureVac with the SEC. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 169.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This offer to exchange/prospectus includes “forward-looking statements.” Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “look forward,” “investigational,” “pipeline,” “to acquire,” “development,” “to include,” “commitment,” “project,” “prospective,” or similar terms. Investors are cautioned that any such forward-looking statements are based on BioNTech’s current beliefs and expectations regarding future events and are not guarantees of future performance and involve risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. You should not place undue reliance on these statements.

Risks and uncertainties include, but are not limited to:

•	uncertainties as to the timing of the offer and the post-offer reorganization;

•	uncertainties as to how many of CureVac’s shareholders will tender their shares in the offer;

•	the risk that competing offers or acquisition proposals will be made;

•	the possibility that various conditions to the consummation of the offer and the other transactions may not be satisfied or waived;

•	the possibility of a termination of the Purchase Agreement;

•	the ability to obtain necessary antitrust or other regulatory approvals or to obtain them on acceptable terms or within expected timing;

•

the effects of disruption from the transactions and the impact of the announcement and pendency of the transactions on BioNTech’s and/or CureVac’s business, including their relationships with employees, business partners, or governmental entities;

•	the risk that the offer or the other transactions may be more expensive to complete than anticipated;

•	the risk that litigation in connection with the offer or the other transactions may result in significant costs of defense, indemnification, and liability;

•	a diversion of management’s attention from ongoing business operations and opportunities as a result of the offer, the other transactions, or otherwise;

•	general industry conditions and competition;

•	general political, economic, and business conditions, including interest rate, inflation, tariff and currency exchange rate fluctuations, and the ongoing Russia-Ukraine and Middle East conflicts;

•	the impact of regulatory developments and changes in the United States, Europe, and countries outside of Europe, including with respect to tax matters;

•	the impact of pharmaceutical industry regulation and health care legislation in the United States, Europe, and elsewhere;

•	the particular prescribing preferences of physicians and patients;

•	competition from other products;

•	challenges and uncertainties inherent in new product development;

•	ability to obtain or maintain proprietary intellectual property protection;

•	safety, quality, data integrity, or manufacturing issues; and

•	potential or actual data security and data privacy breaches.

BioNTech does not have any obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in BioNTech’s and CureVac’s respective Annual Report on Form 20-F for the year ended December 31, 2024, in each case as amended by any subsequent filings made with the SEC.

THE COMPANIES

BioNTech SE

An der Goldgrube 12

D-55131 Mainz

Germany

+49 6131-9084-0

BioNTech SE, a European stock corporation (Societas Europaea, or SE) organized under the laws of Germany and the European Union, is a global next-generation immunotherapy company pioneering novel medicines against cancer, infectious diseases, and other serious diseases. Since its founding in 2008, BioNTech has focused on harnessing the power of the immune system to address human diseases with unmet medical needs and major global health burdens. BioNTech’s fully integrated model combines decades of research in immunology with a multi-technology innovation engine, good manufacturing processes manufacturing, translational drug discovery, clinical development, commercial capabilities, computational medicine, data science, artificial intelligence, and machine learning capabilities to discover, develop, and commercialize its marketed products and product candidates.

BioNTech has built a broad toolkit across multiple technology platforms, including a diverse range of potentially first-in-class therapeutic approaches. This includes investigational messenger ribonucleic acid, protein-based therapeutics (including targeted antibodies such as monoclonal, bispecific and antibody-drug conjugates), and cell therapies.

BioNTech’s multi-technology combination of platforms and product candidates positions it as a pioneer in the field of individualized, patient-centric therapeutic approaches in oncology and infectious diseases.

BioNTech’s primary focus is oncology, where it endeavors to address the full continuum of cancer from early to late disease stages. The root causes of cancer treatment failure are cancer heterogeneity and interindividual variability. Driven by random sequential mutations, every patient’s cancer is different and within one patient’s tumor, every cell is different. Addressing these two challenges is the core of BioNTech’s strategy. To augment anti-tumor activity and to counteract resistance mechanisms, BioNTech seeks to combine compounds with non-overlapping, synergistic mechanisms of action.

In infectious disease, BioNTech aims to develop new prophylactic vaccines as well as therapeutics, as there are substantial unmet medical and global health needs. BioNTech’s approach has generated a robust product pipeline, and has led to the approval of its first marketed product, Comirnaty.

BioNTech was founded and incorporated on June 2, 2008 as Petersberg 91, V AG, a German stock corporation (Aktiengesellschaft). BioNTech changed its name to BioNTech AG on December 11, 2008. On March 8, 2019, BioNTech converted to a European stock corporation under the laws of Germany and the European Union called BioNTech SE. BioNTech completed its initial public offering in October 2019. The BioNTech ADSs are listed on Nasdaq, trading under the symbol “BNTX”. BioNTech’s website address is www.biontech.com. The information found on, or otherwise accessible through, BioNTech’s website is not incorporated into, and does not form a part of, this offer to exchange/prospectus. BioNTech’s agent for service of process solely for the purpose of notices and communications from the SEC in the United States is c/o BioNTech US Inc., 40 Erie Street, Suite 110, Cambridge, Massachusetts 02139, +1 (617) 337-4701.

CureVac N.V.

Friedrich-Miescher-Strasse 15

72076 Tübingen

Germany

+49 7071-9883-0

CureVac N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, is a global biopharmaceutical company that is developing a new class of transformative medicines based on messenger ribonucleic acid, which we refer to as mRNA, which has the potential to improve the lives of people. mRNA plays a central role in cellular biology in the production of proteins in every living cell. CureVac’s vision is to revolutionize medicine and open new avenues for developing therapies by enabling the body to make its own drugs. CureVac is a pioneer in successfully harnessing mRNAs designed to prevent infections and to treat diseases by mimicking human biology to synthesize the desired proteins. CureVac’s technology platform is based on a targeted approach to optimize mRNA constructs that encode functional proteins which either induce a desired immune response or replace defective or missing proteins using the cell’s intrinsic translation machinery. CureVac’s current product portfolio includes clinical and preclinical candidates across multiple disease indications in prophylactic vaccines, oncology, and molecular therapy.

On April 7, 2020, CureVac B.V. was incorporated under the laws of the Netherlands and became the holding company of CureVac AG in connection with CureVac’s initial public offering on August 14, 2020, as part of a corporate reorganization, which we refer to as the CureVac corporate reorganization, in which the legal form of CureVac B.V. was converted from a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a Dutch public company (naamloze vennootschap), and the CureVac articles became effective. Following the CureVac corporate reorganization, CureVac became the holding company of CureVac AG. On September 26, 2022, CureVac AG entered into a plan of merger with CureVac Beteiligungsverwaltungs AG, with CureVac SE as the surviving entity and both CureVac AG and CureVac Beteiligungsverwaltungs AG as disappearing entities. The historical consolidated financial statements of CureVac AG became part of the historical consolidated financial statements of CureVac. CureVac’s legal and commercial name is CureVac N.V.

Since August 14, 2020, CureVac’s ordinary shares have traded on Nasdaq under the symbol “CVAC.” CureVac’s website address is www.curevac.com. The information found on, or otherwise accessible through, CureVac’s website is not incorporated into, and does not form a part of, this offer to exchange/prospectus. CureVac’s agent for service of process in the United States is CureVac Inc., located at 250 Summer St. 3rd Fl., Boston, Massachusetts 02210.

CureVac Merger B.V.

Friedrich-Miescher-Strasse 15

72076 Tübingen

Germany

+49 7071-9883-0

New Topco is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and a direct wholly owned subsidiary of CureVac. CureVac formed New Topco to facilitate the legal downstream merger on June 30, 2025. To date, New Topco has not conducted any material activities other than those incidental to its formation and the matters contemplated by the Purchase Agreement.

BACKGROUND OF THE TRANSACTIONS

Background of the Offer

The following chronology summarizes the key meetings and events that led to the signing of the Purchase Agreement. The following chronology does not purport to catalog every conversation among the BioNTech boards, members of BioNTech management, or BioNTech’s and CureVac’s representatives and other parties.

The BioNTech boards have periodically evaluated and considered a variety of financial and strategic opportunities in the process of executing BioNTech’s long-term strategy of creating value for its stakeholders, including potential acquisitions, divestitures, joint ventures, business combinations, and other similar strategic transactions.

In the ordinary course of BioNTech’s ongoing evaluation of business opportunities within the life sciences industry, BioNTech and CureVac management have, from time to time, engaged in discussions regarding the possibility of a transaction between the companies.

Between February 11, 2025 and February 14, 2025, representatives of BioNTech and CureVac, including James Ryan (Chief Legal and Chief Business Officer) of BioNTech and Thaminda Ramanayake (Chief Business Officer) and Marco Rau (General Counsel) of CureVac, met via videoconference to discuss the possibility of finding an amicable resolution to the ongoing litigation between BioNTech and CureVac. During these discussions on February 11, 2025, Mr. Ramanayake communicated CureVac’s new management’s openness to finding an amicable solution and a strategic rationale for the parties to focus on greater value creation for both shareholder bases, e.g. by considering a broad collaborative approach at the program level or a potential strategic transaction between the two companies, which better fit the business objectives of both companies. On February 14, 2025, Mr. Ryan confirmed BioNTech’s openness to consider any such proposal, and a willingness to meet in person to advance further discussions.

On February 26, 2025, representatives of BioNTech and CureVac, including Ugur Sahin (Chief Executive Officer) and Mr. Ryan of BioNTech and Alexander Zehnder (Chief Executive Officer) and Messrs. Ramanayake and Rau of CureVac, met in Mainz, Germany to discuss a new, collaborative perspective for both parties. As part of those discussions, the representatives favored a strategic transaction.

Between March 3, 2025 and March 6, 2025, representatives of BioNTech and CureVac, including Messrs. Ryan, Ramanayake, and Rau, met in Norfolk, VA to continue to discuss the litigation, as part of the normal course of business.

On March 13, 2025, representatives of BioNTech and CureVac, including Helmut Jeggle (Chairman of the BioNTech Supervisory Board) and Mr. Ryan of BioNTech and Mathias Hothum (Member of the CureVac Supervisory Board) and Messrs. Zehnder, Ramanayake, and Rau of CureVac, met in Frankfurt am Main, Germany, to further discuss potential strategic transactions between the companies and potential transaction structures.

Between March 17, 2025 and March 24, 2025, representatives of BioNTech and CureVac, including Mr. Ryan for BioNTech and Messrs. Ramanayake and Rau for CureVac met to continue discussions of a potential transaction. Covington & Burling LLP, U.S. legal counsel to BioNTech, which we refer to as Covington, and Skadden, Arps, Slate, Meagher & Flom LLP, U.S. and German counsel to CureVac, which we refer to as Skadden, joined certain of these meetings.

On March 21, 2025, BioNTech delivered a preliminary non-binding indication of interest to CureVac, which provided for a stock-for-stock acquisition of CureVac based on an exchange ratio of between 0.0286 and 0.0263 BioNTech ADSs for each CureVac share. We refer to that as the preliminary IoI.

Between March 21, 2025 and April 7, 2025, representatives of BioNTech and CureVac, including Messrs. Sahin and Ryan of BioNTech and Messrs. Zehnder and Ramanayake of CureVac, discussed the preliminary IoI.

At BioNTech’s request, the CureVac representatives provided certain additional information regarding CureVac’s business, including upcoming anticipated milestones and information concerning CureVac’s cash position.

On April 7, 2025, BioNTech submitted a revised non-binding indication of interest to CureVac increasing the exchange ratio to 0.0476 BioNTech ADSs for each CureVac share, representing a premium over the closing price per CureVac share on April 3, 2025 ($2.84), which we refer to as the reference date, of (i) 54%, when calculated using the closing price per BioNTech ADS on the reference date ($92.01) and (ii) 83%, when calculated using the volume-weighted average closing price per BioNTech ADS for the 60-trading day period prior to and including the reference date ($109.28).

On April 11, 2025, BioNTech and CureVac entered into a confidentiality agreement, which we refer to as the confidentiality agreement, which included customary non-disclosure and standstill provisions that provided BioNTech and CureVac the ability to make confidential proposals to one another and accommodated the exchange of confidential information between the companies.

On April 15, 2025, Messrs. Ryan, Ramanayake, and Rau met to outline the anticipated due diligence process and discuss a potential timeline for the transaction.

On April 17, 2025, CureVac made available to certain BioNTech employees and its advisors a virtual data room containing certain CureVac confidential diligence materials and thereafter BioNTech continued engaging in business, financial, and legal due diligence.

On April 23, 2025, representatives of BioNTech and CureVac, including Mr. Ryan for BioNTech and Messrs. Zehnder, Ramanayake, and Rau for CureVac met in Frankfurt am Main, Germany for a management presentation, which provided an overview of CureVac’s business and also involved a discussion of a potential transaction between the companies.

Between April 24, 2025 and April 26, 2025, representatives and advisors of each company’s intellectual property and scientific teams met to discuss CureVac’s technology and research, including CureVac’s lipid-nanoparticle technology and ribonucleic acid backbone and CureVac’s small scale, semi-automated, ribonucleic acid manufacturing technology for the purpose of evaluating a potential transaction. In addition, representatives of BioNTech and CureVac held meetings to discuss other areas of CureVac’s business, including with respect to finance, tax, business development, research, compliance, and analytics.

On April 27, 2025, representatives of BioNTech, including Messrs. Sahin and Ryan, met with representatives of CureVac, including Messrs. Zehnder, Ramanayake, and Rau, to tour CureVac’s facility in Tubingen, Germany, for the purpose of evaluating a potential transaction.

On April 29, 2025 and April 30, 2025, representatives of BioNTech and CureVac met for continued due diligence, including an expert session regarding intellectual property of CureVac.

On April 30, 2025, BioNTech and CureVac established a heightened confidentiality protocol related to ongoing due diligence efforts in connection with the potential transaction. The heightened confidentiality protocol provides certain terms governing the treatment of highly confidential information delivered by CureVac to BioNTech in the course of the due diligence process.

On May 1, 2025, CureVac and Skadden provided an initial draft of a purchase agreement to BioNTech and Covington.

On May 4, 2025, BioNTech and CureVac signed a special confidentiality agreement, which we refer to as the special confidentiality agreement, to supplement the previously signed confidentiality agreement. The special confidentiality agreement provides additional terms for specified confidential information delivered by CureVac to BioNTech during the due diligence process.

Between May 8, 2025 and June 11, 2025, representatives of BioNTech and CureVac met in-person and via videoconference to continue due diligence, including with respect to tax, intellectual property and finance matters, and discuss transaction workstreams. In addition, during those dates, representatives and advisors of each company’s legal and tax teams held videoconferences to discuss the purchase agreement, including the exchange ratio and related collars, certain offer conditions, treatment of CureVac’s equity awards, transaction bonuses for certain employees of CureVac, the post-offer reorganization, representations and warranties of BioNTech and CureVac, regulatory approvals, and BioNTech’s termination rights as well as the scope of the desired form of tender and support agreement. During this period, numerous drafts of the purchase agreement, tender and support agreement, the company disclosure letter and related transaction documents were exchanged and discussed between the parties and their advisors.

On June 11, 2025, BioNTech held meetings of its management board and supervisory board, at which the members of the BioNTech boards approved, among other things, the Purchase Agreement and the transactions.

On June 11, 2025, CureVac held meetings of its management board and supervisory board, at which the members of the CureVac boards approved, among other things, the Purchase Agreement and the transactions.

On June 12, 2025, BioNTech and CureVac entered into the Purchase Agreement. Prior to opening of the markets in the United States on June 12, 2025, BioNTech and CureVac jointly announced the execution of the Purchase Agreement.

CureVac Background of the Offer

The Schedule 14D-9 to be filed by CureVac will include additional information on the background, deliberations, and other activities involving CureVac (see Item 4(b) “Background of the Purchase Agreement; Reasons for the Recommendation of the Company Boards — Background of the Purchase Agreement” in the Schedule 14D-9 to be filed by CureVac). You are encouraged to read that section in its entirety.

BioNTech’s Reasons for the Offer and the Transactions

In evaluating the Purchase Agreement and related offer, the BioNTech boards consulted with their legal advisors and, after consideration, unanimously (i) determined that the Purchase Agreement, the offer, the post-offer reorganization, and the other transactions are in the best interests of BioNTech and (ii) approved the execution, delivery, and performance of the Purchase Agreement and the consummation of the offer, the post-offer reorganization, and the other transactions.

In deciding to approve the Purchase Agreement and the consummation of the offer, the post-offer reorganization, and the other transactions, the BioNTech boards considered various factors that they viewed as supporting their decision, including the following material factors described below:

•	The Transactions Deliver Key Strategic Benefits. The BioNTech boards expect that the transactions will provide a number of significant potential strategic benefits, including the following:

•	Furthering BioNTech’s mRNA Strategy. The acquisition will support global execution of BioNTech’s strategy to develop, manufacture, and commercialize mRNA-based medicines in oncology.

•

Expanding BioNTech Capabilities. The acquisition is expected to expand BioNTech’s capabilities to research, develop, manufacture, and commercialize mRNA-based medicines as a pan-tumor technology platform in oncology. As a result of the acquisition, BioNTech will obtain complementary capabilities and proprietary technologies in target discovery, production, mRNA design, and delivery formulations. The acquisition complements BioNTech’s recent acquisitions in its other key pillars in oncology, including immunomodulators like bispecific antibodies and targeted therapies like antibody-drug conjugates.

•

Familiarity with Businesses. The BioNTech boards considered their and the BioNTech management team’s knowledge of the business, operations, financial condition, earnings, and prospects of CureVac, taking into account the results of BioNTech’s due diligence review of CureVac, as well as their knowledge of the current and prospective environment in which BioNTech and CureVac operate, including economic and market conditions.

•	Likelihood of Consummation. The BioNTech boards considered both parties’ commitment to complete the transactions as reflected in their respective obligations under the terms of the Purchase Agreement.

•

The Terms of the Purchase Agreement. The BioNTech boards considered the various terms and provisions of the Purchase Agreement, including (i) CureVac’s obligation to make a payment of $43.75 million to BioNTech under certain circumstances, including in the event that CureVac were to terminate the Purchase Agreement in order to accept a superior proposal, (ii) the conditions to the parties’ obligations to complete the transactions and the limited ability of either party to terminate, and (iii) the ability of BioNTech to enforce the terms of the Purchase Agreement.

The BioNTech boards also considered a variety of risks and other potentially negative factors concerning the Purchase Agreement, the offer, and the other transactions, including the following material factors:

•	the risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the offer and related transactions;

•

the risk that, notwithstanding the likelihood of the offer and related transactions being completed, the transactions may not be completed, or that completion may be unduly delayed, including the effect of the pendency of the transactions and the effect such failure to be completed may have on the trading price of BioNTech ADSs and BioNTech’s operating results, particularly in light of the costs incurred in connection with the transactions;

•

the risk that, under the terms of the Purchase Agreement, BioNTech must pay to CureVac a termination fee of $62.5 million if the Purchase Agreement is terminated under certain limited circumstances relating to not receiving antitrust approvals;

•

the risk that, under the terms of the Purchase Agreement, CureVac has the ability, under certain specified circumstances, to consider an alternative acquisition proposal if the CureVac boards determine it constitutes or would reasonably be expected to lead to a superior proposal and the CureVac boards have the ability, under certain specified circumstances, to make a change in recommendation and to terminate the Purchase Agreement following such change in recommendation in order to enter into an agreement with respect to a superior proposal upon payment of a $43.75 million termination fee to BioNTech;

•	the risk that the anticipated strategic and financial benefits of the offer and related transactions may not be realized;

•	the risk that the benefits to the holders of the combined company’s securities expected to result from the offer and related transactions might not be fully realized or not realized at all;

•	the risk of other potential difficulties in integrating the two companies and their respective operations;

•	the substantial costs to be incurred in connection with the offer and related transactions, including the transaction expenses and the costs of integrating the businesses of BioNTech and CureVac; and

•	other matters described in the sections “Risk Factors” beginning on page 28 and “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 38.

This discussion of the foregoing information and material factors considered by the BioNTech boards in reaching their conclusions and recommendations is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the BioNTech boards in evaluating the Purchase Agreement and the transactions, including the issuance of BioNTech ADSs in connection with the offer and other transactions, and the complexity of these matters, the BioNTech boards did not find it practicable to, and did not attempt to, quantify, rank, or otherwise assign relative weight to those factors. In addition, different members of the BioNTech boards may have given different weight to different factors. The BioNTech boards did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall review of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Purchase Agreement, the offer, and the other transactions.

This explanation of the reasoning of the BioNTech boards and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 38.

CureVac’s Reasons for the Offer and the Transactions

The Schedule 14D-9 to be filed by CureVac will include a discussion of the reasons for the recommendation of the CureVac boards with respect to the offer (see Item 4(b) “Background of the Purchase Agreement; Reasons for the Recommendation of the Company Boards — Reasons for the Recommendation of the Company Boards”). You are encouraged to read that section in its entirety.

Certain Financial Projections Provided by CureVac to BioNTech

CureVac does not, as a matter of principle, publicly disclose long-term projections of future financial performance, revenue, earnings, or other results of operations, due to, among other reasons, the inherent uncertainty, unpredictability, and subjectivity of the underlying assumptions and estimates, particularly in the biotechnology sector. However, CureVac shared its management’s best estimates, as at the relevant time, of potential program outcomes and related financial forecasts in connection with BioNTech’s consideration of the transactions. In this regard, CureVac’s management provided to BioNTech certain unaudited prospective financial information regarding three programs:

•	addressing uropathogenic Escherichia coli in urinary tract infections, which we refer to as the UPEC projections;

•	investigational cancer precision immunotherapy CVGBM for surgically resected glioblastoma, which we refer to as the CVGBM projections; and

•	investigational cancer precision immunotherapy for squamous non-small cell lung cancer, which we refer to as the sqNSCLC projections.

At the time these projections were provided by CureVac to BioNTech, these programs were preclinical, Phase 1 ready (with no patients enrolled), and preclinical (with an Investigational New Drug application and Clinical Trial Application submitted in the first quarter of 2025), respectively.

In addition to the above, CureVac’s management provided to BioNTech:

•

certain unaudited prospective financial information regarding the Development and Intellectual Property Agreement between CureVac AG and Tesla Grohmann Automation GmbH, dated November 24, 2015, which we refer to as the Tesla projections and, together with the UPEC projections, the CVGBM projections, and the sqNSCLC projections, as the CureVac projections; and

•

certain unaudited prospective financial information from a third-party analyst report regarding the Development and License Agreement between CureVac AG and CRISPR Therapeutics AG, dated November 9, 2017, as amended.

Additional information regarding the above programs and collaboration arrangements, including the underlying collaboration agreements, can be found in the CureVac SEC filings incorporated by reference into this offer to exchange/prospectus.

Using the above information, together with certain historical financial information as of December 31, 2024 and assumed proceeds from ongoing intellectual property litigation of $832.5 million, CureVac management calculated CureVac’s total assets to be approximately $2.1 billion. Such assumptions with regard to intellectual property litigation were prepared prior to the settlement arrangements. See “The Offer — Recent Developments” beginning on page 65.

The prospective financial information summarized below is included for the purpose of providing certain non-public information that was furnished by CureVac to BioNTech in connection with the transactions, and such information may not be appropriate for other purposes, and is not included to influence the voting or investment decision of any CureVac shareholder or BioNTech shareholder.

The CureVac projections were prepared by CureVac’s management for internal use and strategic planning purposes and were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with generally accepted accounting principles (“GAAP”) or IFRS, or the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants, as applicable, for preparation and presentation of prospective financial information. The preparation of such projections were a part of a semi-annual internal planning process, which generally utilizes internal resources and, when needed in the judgment of CureVac management, external consultants. The inclusion of the CureVac projections should not be regarded as an indication that such information is predictive of actual future events or results and such information should not be relied upon as such, and readers of this offer to exchange/prospectus are cautioned not to place undue reliance on the CureVac projections. The CureVac projections included in this offer to exchange/prospectus have been prepared by, and are the responsibility of, CureVac’s management.

While presented with numeric specificity, the CureVac projections reflect numerous estimates, variables, and assumptions made by CureVac management in good faith as of the date of preparation, including, but not limited to, assumptions regarding the probability of technical and regulatory success, clinical development timelines, product launch timing, pricing, market size, market growth, market share, competitive landscape, cost structures, and the realization of potential strategic partnerships and collaborations and other matters specific to CureVac’s business that are inherently subjective and uncertain and are beyond the control of CureVac or BioNTech. The CureVac projections do not give effect to the impact of the transactions, the expenses that may be incurred in connection with consummating the transactions, the effect and cost of operating as a combined company, or any business or strategic decisions that may be taken as a result of the transactions.

The CureVac projections are inherently forward-looking, are subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, many of which are beyond CureVac’s and BioNTech’s control, and are susceptible to multiple interpretations and periodic revision based on actual experience and business developments. As such, there can be no assurance that the projected results will be realized, and actual results may differ materially from those reflected in the CureVac projections. Accordingly, there can be no assurance that the projected results summarized below will be realized. CureVac’s shareholders are encouraged to review the most recent SEC filings of CureVac and BioNTech for a description of their respective reported and anticipated results of operations and financial condition and capital resources, including in “Operating and Financial Review and Prospects” in their respective Annual Reports on Form 20-F for the year ended December 31, 2024 and Reports on Form 6-K reporting results for the three-month period ended March 31, 2025 and three- and six-month periods ended June 30, 2025, which are incorporated by reference into this offer to exchange/prospectus.

The inclusion of the CureVac projections herein should not be regarded as an indication that CureVac, BioNTech, or their respective affiliates, officers, directors, advisors, or other representatives considered or consider the projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. While presented with numerical specificity, the CureVac projections were based on numerous variables and assumptions known to CureVac at the time of preparation. These variables and assumptions are inherently uncertain and many are beyond the control of CureVac or BioNTech. Such uncertainties include, but are not limited to (i) litigation risks (for example, the outcome of jury trials in the United States, the appeals process, associated costs and time until damages (if any) may be paid), (ii) the geo-political environment in the United States, Europe, and other jurisdictions, and (iii) the development of products by collaborators and competitors.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, NEITHER CUREVAC NOR BIONTECH HAS UPDATED OR OTHERWISE REVISED OR RECONCILED THE CUREVAC PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THEY WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE CUREVAC PROJECTIONS ARE NO LONGER APPROPRIATE, AND NEITHER INTENDS TO. SINCE THE CUREVAC PROJECTIONS COVER MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES LESS PREDICTIVE WITH EACH SUCCESSIVE YEAR.

CureVac has not made and makes no representation to BioNTech or any CureVac shareholder or BioNTech shareholder, in the Purchase Agreement or otherwise, concerning the CureVac projections or regarding CureVac’s ultimate performance compared to the CureVac projections or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the CureVac projections, BioNTech encourages all CureVac shareholders and BioNTech shareholders not to place undue reliance on such information and to review CureVac’s and BioNTech’s most recent SEC filings for a description of their respective reported financial results.

Neither CureVac’s nor BioNTech’s independent registered public accounting firms, nor any other independent accountants, have audited, reviewed, examined, compiled, or performed any procedures with respect to the CureVac projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they (and their respective representatives) assume no responsibility for, and disclaim any association with, the CureVac projections. The report of (i) KPMG AG Wirtschaftsprüfungsgesellschaft contained in CureVac’s Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference into this offer to exchange/prospectus, (ii) EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft contained in CureVac’s Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference into this offer to exchange/prospectus, and (iii) EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft contained in BioNTech’s Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference into this offer to exchange/prospectus, each relates to historical financial information. They do not extend to the CureVac projections and should not be read to do so. The CureVac projections were prepared by, and are the responsibility of, CureVac management. The CureVac projections do not take into account any circumstances, transactions, or events occurring after the date on which they were prepared. Some or all of the assumptions underlying the CureVac projections set forth below may have changed since the date the CureVac projections were prepared.

Summary of CureVac Projections

The CureVac projections were prepared using several assumptions, including the following assumptions that CureVac management believed to be material, appropriate, and reasonable: the development and commercialization of mRNA-based oncology and infectious disease product candidates, anticipated strategic partnerships, certain market conditions including the competitive landscape, and potential litigation outcomes (as a source of potential project funding). The CureVac projections are presented on a risk-adjusted basis, reflecting CureVac’s management’s estimates of the probability of technical and regulatory success for the identified programs and assets pursuant to certain industry standards and relevant studies. The CureVac projections were based on CureVac’s latest estimates at the time the CureVac projections were prepared for various scenarios.

UPEC Projections

The following tables present a summary of the UPEC projections for fiscal years 2026 through 2043. The UPEC projections assume that Phase 1 studies occur in 2026 and 2027, Phase 2 studies occur in 2028 through 2030, Phase 3 studies occur in 2031 through 2033, and a New Drug Application is submitted in 2034.

	Year Ending December 31,
	2026P	2027P	2028P	2029P	2030P	2031P	2032P	2033P	2034P
	Dollars in millions
Revenue(1)	—	—	—	—	—	—	—	—	—
Research & Development Expense	(13)	(13)	(20)	(20)	(20)	(117)	(117)	(117)	(3)
Adjusted EBIT(2)	(13)	(13)	(20)	(20)	(20)	(117)	(117)	(117)	(3)
Adjusted Free Cash Flow(3)	(13)	(13)	(20)	(20)	(20)	(117)	(117)	(117)	(3)

	Year Ending December 31,
	2035P	2036P	2037P	2038P	2039P	2040P	2041P	2042P	2043P
	Dollars in millions
Revenue(1)	324	702	1,141	1,650	2,235	2,423	2,626	2,847	3,086
Research & Development Expense	—	—	—	—	—	—	—	—	—
Adjusted EBIT(2)	155	337	548	792	1,073	1,163	1,261	1,367	1,481
Adjusted Free Cash Flow(3)	109	236	383	554	751	814	882	957	1,037

(1)	CureVac calculates revenue in accordance with IFRS.
(2)	Adjusted EBIT is a non-IFRS and non-GAAP financial measure. See “Non-IFRS and Non-GAAP Financial Measures” below.
(3)	Adjusted Free Cash Flow is a non-IFRS and non-GAAP financial measure. See “Non-IFRS and Non-GAAP Financial Measures” below.

CVGBM Projections

The following tables present a summary of the CVGBM projections for fiscal years 2025 through 2044. The CVGBM projections assume that Phase 1 studies conclude in 2025, Phase 2 studies occur in 2026 through 2029, Phase 3 studies occur in 2030 through 2032, and a New Drug Application is submitted in 2033.

	Year Ending December 31,
	2025P	2026P	2027P	2028P	2029P	2030P	2031P	2032P	2033P	2034P
	Dollars in millions
Revenue(1)	—	—	—	—	-—	—	—	—	—	313
Research & Development Expense	(13)	(15)	(15)	(15)	(15)	(117)	(117)	(117)	(3)	—
Adjusted EBIT(2)	(13)	(15)	(15)	(15)	(15)	(117)	(117)	(117)	(3)	(225)
Adjusted Free Cash Flow(3)	(13)	(15)	(15)	(15)	(15)	(117)	(117)	(117)	(3)	(225)

	Year Ending December 31,
	2035P	2036P	2037P	2038P	2039P	2040P	2041P	2042P	2043P	2044P
	Dollars in millions
Revenue(1)	668	1,071	1,525	2,035	2,174	2,322	2,480	2,648	2,828	3,021
Research & Development Expense	—	—	—	—	—	—	—	—	—	—
Adjusted EBIT(2)	52	366	720	1,118	1,226	1,342	1,465	1,596	1,737	1,887
Adjusted Free Cash Flow(3)	36	256	504	783	858	939	1,025	1,117	1,216	1,321

(1)	CureVac calculates revenue in accordance with IFRS.
(2)	Adjusted EBIT is a non-IFRS and non-GAAP financial measure. See “Non-IFRS and Non-GAAP Financial Measures” below.
(3)	Adjusted Free Cash Flow is a non-IFRS and non-GAAP financial measure. See “Non-IFRS and Non-GAAP Financial Measures” below.

sqNSCLC Projections

The following tables present a summary of the sqNSCLC projections for fiscal years 2026 through 2045. The sqNSCLC projections assume that Phase 1 studies occur in 2026 and 2027, Phase 2 studies occur in 2028 through 2030, Phase 3 studies occur in 2031 through 2033, and a New Drug Application is submitted in 2034.

	Year Ending December 31,
	2026P	2027P	2028P	2029P	2030P	2031P	2032P	2033P	2034P	2035P
	Dollars in millions
Revenue(1)	—	—	—	—	—	—	—	—	—	493
Research & Development Expense	(13)	(13)	(20)	(20)	(20)	(117)	(117)	(117)	(3)	—
Adjusted EBIT(2)	(13)	(13)	(20)	(20)	(20)	(117)	(117)	(117)	(3)	(355)
Adjusted Free Cash Flow(3)	(13)	(13)	(20)	(20)	(20)	(117)	(117)	(117)	(3)	(355)

	Year Ending December 31,
	2036P	2037P	2038P	2039P	2040P	2041P	2042P	2043P	2044P	2045P
	Dollars in millions
Revenue(1)	1,043	1,655	2,335	3,088	3,268	3,457	3,658	3,870	4,094	4,332
Research & Development Expense	—	—	—	—	—	—	—	—	—	—
Adjusted EBIT(2)	74	552	1,082	1,670	1,809	1,957	2,113	2,279	2,454	2,639
Adjusted Free Cash Flow(3)	52	386	757	1,169	1,266	1,370	1,479	1,595	1,718	1,847

(1)	CureVac calculates revenue in accordance with IFRS.
(2)	Adjusted EBIT is a non-IFRS and non-GAAP financial measure. See “Non-IFRS and Non-GAAP Financial Measures” below.
(3)	Adjusted Free Cash Flow is a non-IFRS and non-GAAP financial measure. See “Non-IFRS and Non-GAAP Financial Measures” below.

Tesla Projections

The following table presents a summary of the Tesla projections for fiscal years 2025 through 2035. The below is subject to certain assumptions, including 100 new customers per year and a 30% tax rate.

	Year Ending December 31,
	2025P	2026P	2027P	2028P	2029P	2030P	2031P	2032P	2033P	2034P	2035P
	Dollars in millions
Milestone Payments Revenue(1)	10	10	20	20	20	20	20	20	20	10	20
Royalties Revenue(1)	—	—	—	20	40	60	80	100	120	140	160
Adjusted Free Cash Flow(2)	7	7	14	28	42	56	70	84	98	105	126

(1)	CureVac calculates revenue in accordance with IFRS.
(2)	Adjusted Free Cash Flow is a non-IFRS and non-GAAP financial measure. See “Non-IFRS and Non-GAAP Financial Measures” below.

Non-IFRS and Non-GAAP Financial Measures

The CureVac projections as set forth above regarding Adjusted EBIT and Adjusted Free Cash Flow are measures not calculated in accordance with IFRS or GAAP. Such non-IFRS and non-GAAP measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with IFRS or GAAP.

Adjusted EBIT refers to earnings before interest and taxes. It represents operating results before deduction of interest and taxes and thus serves as a measure of operational performance independent of capital structure and tax influences. Adjusted EBIT is calculated by removing non-recurring, irregular, or non-operational items from IFRS-EBIT reflected in compliant financial filings. Operating expenses include cost of goods sold (COGS), research and development expenses (R&D), product license cost, product launch cost, marketing and sales cost (M&S), selling, general, and administrative expenses (SG&A), royalties, and other operating income.

Adjusted Free Cash Flow refers to the cash inflow available after deducting operating expenses (adjusted by depreciation and amortization expenses), and customary non-cash expenses such as the changes in net working capital and capital expenditures (Capex). Adjusted Free Cash Flow is calculated by removing non-recurring, irregular, or non-operational items that are typically reflected in compliant financial filings.

A quantitative reconciliation is not being provided of the forward-looking financial measures set forth above that are not calculated in accordance with IFRS or GAAP. In accordance with Item 10(e)(1)(i)(B) of Regulation S-K, a quantitative reconciliation of a forward-looking non-IFRS or non-GAAP financial measure is only required to the extent it is available without unreasonable efforts. BioNTech does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, including details and sources for the underlying assumptions related to financial forecasts, program outcomes, and/or Adjusted EBIT and Adjusted Free Cash Flow calculations. BioNTech is unable to quantify the probable significance of these items at this time. The adjustments required for any such reconciliation of the forward-looking non-IFRS and non-GAAP financial measures cannot be accurately forecasted by BioNTech, and therefore reconciliations have not been included.

Directors and Management of BioNTech and CureVac or New Topco, as applicable, following the Closing of the Offer

The composition of the BioNTech boards will not change as a result of the transactions. During the last five years, no member of the BioNTech boards has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

From the effectuation of the closing of the offer through the completion of the legal downstream merger (i) the CureVac management board will be comprised of individuals who will be designated in writing by BioNTech, in its sole discretion, as soon as reasonably practicable following the commencement of the offer and prior to convening the EGM and (ii) the CureVac supervisory board will consist of at least five members, at least three of whom have been designated by BioNTech, and two of whom are designated as supervisory directors by CureVac and BioNTech by mutual written agreement and who will at all times be independent from BioNTech, dievini, and KfW and will at all times qualify as independent in accordance with the independence standards set forth in the DCGC.

From the merger effective time through the cancellation, the management board and supervisory board of New Topco will be as agreed between BioNTech and CureVac.

Interests of BioNTech’s Supervisory and Management Directors in the Offer

None of BioNTech’s supervisory or management directors are party to an arrangement with BioNTech, or participates in any BioNTech plan, program, or arrangement, that provides such directors with financial incentives that are contingent upon the consummation of the transactions.

Interests of CureVac’s Supervisory and Management Directors in the Offer

In considering the recommendations of the CureVac boards to tender CureVac shares in the offer, CureVac shareholders should be aware that members of the CureVac boards have interests in the transactions, including financial interests, that may be different from, or in addition to, the interests of other CureVac shareholders generally. These interests are described in some additional detail below. The Schedule 14D-9 will include more detail and additional discussion of the interests of CureVac’s supervisory and management directors in the offer (see Item 3(a) “Arrangements with Supervisory Board and Management Board Members of the Company”), include quantification thereof. You are encouraged to read that section in its entirety.

Certain Transaction Bonuses

Under the Purchase Agreement, CureVac is permitted to enter into transaction bonus agreements with up to 14 identified individuals, including the members of CureVac’s management board, providing for an aggregate amount not to exceed $12.5 million. Such transaction bonus agreements will be payable following the closing of the offer and may be settled in cash, restricted stock units of BioNTech, or a combination thereof.

Treatment of Equity Awards

Certain members of the CureVac boards hold CureVac PSUs, CureVac RSUs, or CureVac options. The outstanding CureVac PSUs, CureVac RSUs, and CureVac options will be treated as described in “The Offer — Treatment of CureVac Equity Awards” beginning on page 57.

CureVac Share Ownership

The following table sets forth the number of CureVac shares held by each member of the CureVac boards that are outstanding as of [●], 2025, the last practicable date prior to the commencement of the offer, and not subject to any vesting restrictions. As of [●], 2025, the members of the CureVac boards beneficially owned, in the aggregate, 395,998 CureVac shares, excluding CureVac shares subject to any vesting restrictions. The table also sets forth the implied value of these CureVac shares, assuming the BioNTech ADS VWAP falls within the collar such that $5.4641 in BioNTech ADSs is delivered per CureVac share. The amounts set forth in the table below do not take into account any accelerated vesting of equity awards (which are described above). No additional CureVac shares were granted to any member of the CureVac boards in contemplation of the transactions.

	Number of Company Shares (#)	Implied Value ($)
Management Board Members
Alexander Zehnder	79,346	434,046.25
Axel Sven Malkomes	1,805	9,862.70
Myriam Mendila	21,766	118,931.60
Malte Greune	33,549	183,315.09
Thaminda Ramanayake	6,401	34,975.70
Supervisory Board Members
Baron Jean Stéphenne	40,495	221,268.73
Mathias Hothum	124,811	681,979.79
Craig A. Tooman	27,793	151,863.73
Debra Barker	22,686	123,958.57
Klaus Schollmeier	17,597	96,151.77
Michael Brosnan	19,749	107,910.51

TOTAL	395,998	2,164,264.44

Receipt of Certain Severance and Related Compensation

Pursuant to the Purchase Agreement, CureVac will agree with each member of the CureVac management board resigning in connection with the transactions that such members will retain their right to receive, at the closing of the offer, payment by CureVac of severance and post-contractual and non-compete compensation in accordance with the terms of the service agreements entered into between CureVac and such individuals as if such service agreement had been terminated by CureVac with effect from the closing of the offer other than for urgent cause, as set out in such service agreement.

Post-Closing Employee Benefits

Pursuant to the terms of the Purchase Agreement, BioNTech has agreed to certain matters relating to the treatment of individuals who are employed by CureVac or any of its subsidiaries immediately prior to the closing of the offer and who remain employed by BioNTech or an affiliate as of immediately following the closing of the offer, including with respect to compensation, bonus, and benefits. For a more detailed description of the provisions of the Purchase Agreement relating to such matters, see “The Purchase Agreement — Covenants and Agreements — Employee Matters” beginning on page 114.

Continued Indemnification and Insurance

Pursuant to the terms of the Purchase Agreement, CureVac supervisory and management directors will be entitled to certain on-going indemnification and coverage under directors’ and officers’ liability insurance policies following the closing of the offer. For a more detailed description of the provisions of the Purchase Agreement relating to such indemnification, see “The Purchase Agreement — Covenants and Agreements — Director and Officer Liability” beginning on page 113.

THE OFFER

The following is a description of the material aspects of the offer. While BioNTech believes that the following description covers the material terms of the offer, the description may not contain all of the information that is important to CureVac shareholders. BioNTech encourages CureVac shareholders to carefully read this entire offer to exchange/prospectus, including the Purchase Agreement and the other documents attached to this offer to exchange/prospectus and incorporated herein by reference, for a more complete understanding of the offer.

Offer Consideration

Pursuant to the Purchase Agreement, BioNTech will commence an exchange offer for all of the outstanding CureVac shares. In exchange for each CureVac share, the tendering CureVac shareholder will receive a number of BioNTech ADSs equal to the quotient (rounded to five decimal places) obtained by dividing (i) $5.4641 by (ii) the volume-weighted average of the price per BioNTech ADS (rounded to four decimal places) over the period of 10 consecutive trading days ending on, and including, the fifth trading day immediately preceding the expiration time. In the event the BioNTech ADS VWAP is greater than or equal to $126.55, the exchange ratio will be 0.04318 and in the event the BioNTech ADS VWAP is less than or equal to $84.37, the exchange ratio will be 0.06476.

BioNTech will only deliver whole BioNTech ADSs in the offer. To the extent a CureVac shareholder otherwise would be entitled to a fractional BioNTech ADS as a result of the application of the exchange ratio, such shareholder will instead receive an amount in cash, without interest and less any applicable tax withholding, equal to the product of (i) the fractional BioNTech ADS interest such shareholder otherwise would be entitled to and (ii) the BioNTech ADS VWAP, rounded to the nearest cent.

Sample Calculation of the Offer Consideration

The following table provides, for illustrative purposes only, sample calculations of the offer consideration on the basis of the formula described above assuming various BioNTech ADS VWAPs, and assuming 100 CureVac shares are being tendered. The actual BioNTech ADS VWAP used to calculate the offer consideration may be higher or lower than the examples provided below and will be subject to the collar described above.

BioNTech ADS VWAP	Exchange Ratio (After Collar Adjustment)	Number of BioNTech ADSs Received	Cash Paid In Lieu of Fractional BioNTech ADS
$80.00 (below collar)	0.06476x	6	$38.08
$90	0.06071x	6	$6.39
$100	0.05464x	5	$46.40
$110	0.04967x	4	$106.37
$120	0.04553x	4	$66.36
$130 (above collar)	0.04318x	4	$41.34

The exchange ratio will be fixed following the close of trading on Nasdaq on the fifth trading day prior to the scheduled expiration time. BioNTech will announce the number of BioNTech ADSs to be exchanged for each CureVac share by issuing a press release no later than 9:00 a.m. (New York City time) on the fourth trading day prior to the then-scheduled expiration time. For example, BioNTech will announce, by issuing a press release no later than 9:00 a.m. (New York City time) on October 27, 2025, the number of BioNTech ADSs to be received in exchange for each CureVac share if the offer expires at 9:00 a.m. (New York City time) on October 31, 2025. If the offer is extended, BioNTech will recalculate this information based on the later expected final expiration time and announce the new exchange ratio in a similar manner. During the offer, an indicative exchange ratio (calculated in the manner described in this offer to exchange/prospectus) will be available at www.[●].com.

Treatment of CureVac Equity Awards

CureVac VSOP Awards

CureVac will work together with the contributing shareholders to cause the beneficiaries under the CureVac VSOP awards to enter into an amendment to the contractual terms of the CureVac VSOP awards providing for (i) the contributing shareholders to transfer the CureVac shares required to settle the CureVac VSOP awards to the respective beneficiaries’ accounts established in connection with CureVac’s equity incentive plans, (ii) the beneficiaries to tender the respective CureVac shares in order to receive the offer consideration for such CureVac shares (in each case less any applicable tax withholdings) so that, as a consequence of (i) and (ii), any outstanding claims under the CureVac VSOP awards would be settled.

CureVac PSUs

At the closing of the offer, each CureVac PSU that is outstanding as of immediately prior to the closing of the offer will become fully vested solely with respect to any time-vesting conditions applicable thereto and (i) if the performance-vesting conditions applicable to such CureVac PSU have been satisfied in full immediately prior to the closing of the offer, will be settled in cash (without interest and subject to any applicable tax withholdings) in an amount equal to the product obtained by multiplying (a) the CureVac value per share by (b) the total number of CureVac shares subject to such CureVac PSU as of immediately prior to the closing of the offer or (ii) if the performance-vesting conditions applicable to such CureVac PSU have not been satisfied in full immediately prior to the closing of the offer, will be cancelled for no consideration.

CureVac RSUs

At the closing of the offer, each CureVac RSU that is outstanding as of immediately prior to the closing of the offer will become fully vested and will be settled in cash (without interest and subject to any applicable tax withholdings) in an amount equal to the product obtained by multiplying (i) the CureVac value per share by (ii) the total number of CureVac shares subject to such CureVac RSU as of immediately prior to the closing of the offer.

CureVac Options

At the closing of the offer, each CureVac option that is outstanding as of immediately prior to the closing of the offer will become fully vested and, if the per share exercise price of such CureVac option is less than the CureVac value per share, then such CureVac option will be settled in cash (without interest and subject to any applicable tax withholdings) in an amount equal to the product obtained by multiplying (i) the excess of the CureVac value per share over the per share exercise price applicable to such CureVac option and (ii) the total number of CureVac shares subject to such CureVac option. Any other CureVac option will be cancelled for no consideration at the merger effective time.

Procedures for Tendering

Upon commencement of the offer, BioNTech will mail, or cause to be mailed, this offer to exchange/prospectus, together with the letter of transmittal, to all CureVac shareholders, in accordance with Rule 14d-4 under the Exchange Act. If you hold your shares through a broker, dealer, commercial bank, trust company, or other nominee, such person may receive such materials and may relay them to you in accordance with the arrangements governing that relationship.

For you to validly tender your CureVac shares pursuant to the offer, prior to the expiration time:

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If your shares are directly registered in your own name in CureVac’s shareholders register, including if you are a record holder and you hold shares in book-entry form on the books of CureVac’s transfer agent, the following must be received by the exchange agent at one of its addresses set forth in the letter of transmittal prior to the expiration time: (i) the letter of transmittal, properly completed and duly executed, and (ii) any other documents required by the letter of transmittal.

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If your shares are held in “street” name and are being tendered by book-entry transfer into an account maintained at DTC, the following must be received by the exchange agent in connection with the offer, at one of its addresses set forth in the letter of transmittal prior to the expiration time: (i) the letter of transmittal, properly completed and duly executed, or an agent’s message; (ii) a book-entry confirmation from DTC; and (iii) any other required documents.

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If you hold your shares through a broker, dealer, commercial bank, trust company, or other nominee, you must contact your broker, dealer, commercial bank, trust company, or other nominee and give instructions that your shares be tendered.

The term “agent’s message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from DTC participant tendering the CureVac shares that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that BioNTech may enforce that agreement against such participant.

The exchange agent will establish an account with respect to the CureVac shares at DTC for purposes of the offer, and any eligible institution that is a participant in DTC may make book-entry delivery of the CureVac shares by causing DTC to transfer such shares into the exchange agent’s account at DTC in accordance with DTC’s procedure for the transfer. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Do not send letters of transmittal to BioNTech or CureVac. Letters of transmittal for CureVac shares should be sent to the exchange agent at an address listed on the letter of transmittal.

Trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity who sign a letter of transmittal or any stock powers must indicate the capacity in which they are signing and must submit evidence of their power to act in that capacity unless waived by BioNTech.

The method of delivery of CureVac shares and all other required documents, including delivery through DTC, is at the option and risk of the tendering CureVac shareholder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, BioNTech recommends registered mail with return receipt requested and properly insured. In all cases, CureVac shareholders should allow sufficient time to ensure timely delivery.

No Guaranteed Delivery

BioNTech is not providing for guaranteed delivery procedures, and therefore CureVac shareholders must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC and the exchange agent, prior to the expiration time. DTC’s cutoff for the processing of instructions for transactions like the offer is 6:00 p.m. (New York City time). Therefore, as a practical matter, instructions to be transmitted via DTC must be submitted by that time on the business day prior to the expiration time.

CureVac shareholders must tender their CureVac shares in accordance with the procedures set forth in this offer to exchange/prospectus. In all cases, BioNTech will exchange shares validly tendered and accepted for exchange pursuant to the offer only after timely receipt by the exchange agent of shares (or timely confirmation of a book-entry transfer of such shares into the exchange agent’s account at DTC as described elsewhere in this offer to exchange/prospectus), a properly completed and duly executed letter of transmittal (or an agent’s message in connection with a book-entry transfer), and any other required documents.

Acceptance for Exchange of CureVac Shares; Delivery of BioNTech ADSs; Capital Increases

Upon the terms of, and subject to the conditions to, the offer, including the terms and conditions of any extension or amendment, BioNTech is required to accept for exchange CureVac shares validly tendered and not properly withdrawn promptly following the expiration time (and, in any event, within two business days thereafter). For purposes of the offer, BioNTech will be deemed to have accepted for exchange, and thereby acquired, CureVac shares that are validly tendered in the offer and not validly withdrawn prior to the expiration time as, if, and when BioNTech gives oral or written notice to the exchange agent of BioNTech’s acceptance for exchange of such shares. BioNTech will immediately accept CureVac shares tendered during the subsequent offering period.

On the terms of, and subject to the conditions to, the offer, the delivery of consideration for CureVac shares that are accepted for exchange will be made by delivery of the BioNTech ADSs (and the deposit of any cash to be paid in lieu of fractional BioNTech ADS) to the exchange agent, which will act as an agent for CureVac shareholders tendering shares for the purpose of receiving the offer consideration from BioNTech and transmitting payment to such CureVac shareholders whose CureVac shares have been accepted for exchange.

If BioNTech is delayed in its acceptance of, or delivery of consideration for, CureVac shares that are tendered, for any reason, including as described below, then, without prejudice to BioNTech’s rights (but subject to compliance with Rule 14e-1(c) under the Exchange Act (relating to a bidder’s obligation to pay for or return tendered securities promptly after the termination or withdrawal of such bidder’s offer) and the terms of the Purchase Agreement), the exchange agent may, nevertheless, on behalf of BioNTech, retain CureVac shares that are tendered, and such shares may not be withdrawn except to the extent that shareholders tendering such shares are entitled to do so as described below under “The Offer — Withdrawal Rights” or as otherwise contemplated by federal securities laws. You will not receive any interest or other compensation for the period between the date on which you tender your CureVac shares in the offer or the subsequent offering period and the date on which you receive BioNTech ADSs.

The transfer of BioNTech ADSs to tendering CureVac shareholders will only be made after BioNTech’s ordinary shares that will underly the BioNTech ADSs constituting the offer consideration have been validly issued and assigned or transferred to the depositary, after which the BioNTech ADSs will be transferred to the exchange agent, as described below.

Under the Purchase Agreement, BioNTech must initiate a share capital increase promptly following the acceptance time, but in any event no later than the fifth business day thereafter. BioNTech must then initiate an additional share capital increase promptly following the expiration of the subsequent offering period, but in any event no later than the fifth business day thereafter. Under the Purchase Agreement, BioNTech must use reasonable best efforts to ensure the capital increases become effective as soon as reasonably possible after filing the applicable registration. BioNTech is obligated to deliver BioNTech ADSs and settle the initial offer and subsequent offering period within 10 business days of the effectiveness of the first and second capital increases, respectively.

Prior to the commencement of the offer, the BioNTech management board (with the consent of the BioNTech supervisory board) resolved in-principle to increase BioNTech’s share capital against contribution in kind with exclusion of preemptive rights (Sachkapitalerhöhung mit Bezugsrechtsausschluss) through the issuance of new BioNTech ordinary shares against contribution of validly tendered CureVac shares, utilizing the authorized capital 2025. To issue a definitive number of BioNTech ordinary shares that will underly the BioNTech ADSs constituting the offer consideration, the BioNTech management board (with the consent of the BioNTech supervisory board) is expected to resolve following (i) the acceptance time and (ii) the expiration of the subsequent offering period to increase BioNTech’s share capital against contribution in kind with exclusion of preemptive rights (Sachkapitalerhöhung mit Bezugsrechtsausschluss) of CureVac shares validly tendered by the end of any such period by the corresponding amount through the issuance of the corresponding number of new BioNTech ordinary shares. The new BioNTech ordinary shares that will underly the BioNTech ADSs constituting the offer consideration will be subscribed by, and issued to, Joh. Berenberg, Gossler & Co. KG, which we refer to as the subscription agent, in trust for the benefit of the CureVac shareholders having validly tendered their CureVac shares by the end of any such period. Such capital increase will be effected by

(a) allowing the subscription agent to execute a subscription certificate (Zeichnungsschein) in respect of the relevant number of shares, (b) seeing to the effectuation of the contribution-in-kind through a transfer by the exchange agent of the relevant tendered CureVac shares to the subscription agent and then by the subscription agent to BioNTech, (c) registering the implementation of such capital increase of BioNTech’s registered capital with BioNTech’s commercial register, which we each refer to as a share capital increase, and (d) issuing the new BioNTech ordinary shares that will underly the BioNTech ADSs constituting the offer consideration to the subscription agent in trust for the benefit of the relevant tendering CureVac shareholders, which we each refer to as a share issuance. Following the share issuances, BioNTech’s share capital may be increased from €248,552,200 by an amount equal to €1.00 per new BioNTech ordinary share required to be issued to permit the delivery of the requisite number of BioNTech ADSs constituting the offer consideration.

The subscription certificate (clause (a) above) is expected to be executed by the subscription agent promptly following the acceptance time or, as applicable, the expiration of the subsequent offering period and the transfer of the relevant tendered CureVac shares to the subscription agent and the transfer of all validly tendered CureVac shares by the subscription agent to BioNTech (clause (b) above) is expected to be made on that same day. The filing for the registration of the relevant share capital increase (clause (c) above) will be effected as soon as reasonably practicable thereafter.

After receipt of the commercial register filing, the registry court will assess compliance with the formal requirements of the capital increase, including board resolutions, filings, subscription, and receipt of consideration exceeding nominal value. Such assessment is mandatory under German law for any capital increase of a stock corporation against a contribution in kind.

As the competent court administering BioNTech’s commercial register is responsible for the processing of BioNTech’s application for registration of the relevant share capital increase and the exact timing of the registration process is therefore outside of BioNTech’s control, there may be delays in the effectiveness of the share capital increases and the creation of the BioNTech ordinary shares that will underly the BioNTech ADSs constituting the offer consideration and, thus, the transfer of the BioNTech ADSs constituting the offer consideration to tendering CureVac shareholders.

Following each share issuance, BioNTech will cause (i) the subscription agent to transfer to the depositary, in trust for the benefit of the relevant tendering CureVac shareholders, the BioNTech ordinary shares that will underly the BioNTech ADSs constituting the offer consideration, (ii) the depositary to issue to the exchange agent the BioNTech ADSs constituting the offer consideration, and (iii) the exchange agent to deliver the BioNTech ADSs constituting the offer consideration to the tendering CureVac shareholders and any cash in lieu of fractional BioNTech ADSs. BioNTech expects that the delivery of BioNTech ADSs to the tendering CureVac shareholders will take approximately 10 business days following the acceptance time or, as applicable, the expiration of the subsequent offering period, but it could be three weeks or more.

In light of the foregoing, BioNTech cannot guarantee the precise timing of delivery of BioNTech ADSs in connection with the offer or the subsequent offering period. BioNTech is delivering the BioNTech ADSs in accordance with the requirements of German law and practice, consistent with Rule 14d-1(d)(2)(iv) under the Exchange Act.

For information on the authorized capital 2025, see “Description of BioNTech Capital Stock — Future Changes to the Share Capital” beginning on page 126.

Effect of Tenders

A tender of CureVac shares pursuant to any of the procedures described above will constitute your acceptance of the terms and conditions of the offer, as well as your representation and warranty to BioNTech that, among other things, (i) you have the full power and authority to tender, sell, assign, and transfer the tendered shares (and any and all other CureVac shares or other securities issued or issuable in respect of such shares); and (ii) when the same are accepted for exchange, BioNTech will acquire good, marketable, and unencumbered title to such shares, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims. You should carefully review the representations and warranties included in the letter of transmittal, all of which you will be deemed to give upon tendering your CureVac shares.

The exchange of CureVac shares validly tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the exchange agent of (i) the letter of transmittal for the CureVac shares, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer through DTC, an agent’s message, and (ii)  any other required documents.

Determination of Validity

BioNTech will determine questions as to the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender of CureVac shares, in BioNTech’s sole discretion, and its determination will be final and binding, subject to any judgment of any court of competent jurisdiction. BioNTech reserves the absolute right to reject any and all tenders of CureVac shares that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. BioNTech also reserves the absolute right to waive any defect or irregularity in the tender of any CureVac shares. No tender of CureVac shares is valid until all defects and irregularities in such tender have been cured or waived. None of BioNTech, the exchange agent, the information agent, or any other person is under any duty to give notification of any defects or irregularities in the tender of any CureVac shares or will incur any liability for failure to give any such notification. BioNTech’s interpretation of the terms and conditions of the offer (including the letter of transmittal and instructions thereto) will be final and binding.

Extension of the Offer Period

BioNTech may extend the offer to such other date and time as may be agreed in writing by BioNTech and CureVac, and BioNTech will extend the offer for any minimum period as required by the SEC (including, without limitation, for any five-day extension period or longer period required under Rule 14d-4 or Rule 14e-1 under the Exchange Act) or Nasdaq.

In the event the minimum condition is reduced from 80% to 75% pursuant to the terms of the Purchase Agreement, such reduction will be announced and the offer will remain open for at least 10 business days from the date of such announcement.

In addition, BioNTech must extend the offer on one or more occasions in consecutive periods of up to 10 business days each if, at the then-scheduled expiration time, any condition to the offer has not been satisfied or waived, in order to permit satisfaction of such condition, or for periods of up to 20 business days in case of the antitrust approvals condition and the no legal restraints condition, if either of such conditions is not reasonably likely to be satisfied within such 10 business day extension period. BioNTech will not be required to extend the offer on more than four occasions if the sole remaining unsatisfied condition to the offer is the minimum condition, and BioNTech will not be required to extend the offer beyond the March 12, 2026, the outside date (which outside date may be extended in accordance with the Purchase Agreement).

Subsequent Offering Period

Following the acceptance time, BioNTech will provide a subsequent offering period in accordance with Rule 14d-11 promulgated under the Exchange Act of not less than 10 business days (calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act).

The Post-Offer Reorganization and the New Topco U.S. Tax Election

If all conditions are satisfied or waived (including, if applicable, the reduced minimum condition of 75%) and the offer expires then, as promptly as practicable following the expiration of the subsequent offering period,

BioNTech and CureVac will effectuate the post-offer reorganization and the New Topco U.S. tax election. Pursuant to the post-offer reorganization, if the required resolutions are adopted at the EGM (or subsequent EGM) and if permitted under applicable law, BioNTech will become the sole owner of all of CureVac’s business operations. In connection with the post-offer reorganization, CureVac will cease to exist and no public shareholders will continue to hold shares in it. Any CureVac shareholder who does not participate in the offer, including the subsequent offering period, will receive in the post-offer reorganization the same consideration as such shareholder would have received had it participated in the offer. However, the cancellation consideration will, in principle, be subject to Dutch dividend withholding tax, as set out in more detail below.

BioNTech intends to effectuate the post-offer reorganization by the legal downstream merger, followed promptly by the post-downstream merger share sale and the cancellation. BioNTech will additionally effectuate, or cause to be effectuated, the New Topco U.S. tax election, effective one day after the cancellation. To effectuate the legal downstream merger, CureVac will merge with and into New Topco, a newly incorporated wholly owned subsidiary of CureVac. New Topco will be the surviving entity of the legal downstream merger and CureVac will cease to exist. All assets and liabilities of CureVac (including its interest in CureVac SE, which holds all of the CureVac business) will transfer by operation of Dutch law to New Topco. As part of the legal downstream merger, CureVac minority shareholders will be allotted New Topco A shares and BioNTech will be allotted New Topco B shares in exchange for their CureVac shares, and their CureVac shares will cease to exist. Following the legal downstream merger, New Topco will sell the issued and outstanding shares of CureVac SE to BioNTech, for which BioNTech will pay a purchase price equal to the excess of the aggregate offer consideration for all CureVac shares over the amount of cash and cash equivalents of CureVac, including any receivables, and any other assets net of any liabilities of CureVac. This will be paid for in the form of (i) BioNTech ADSs to enable New Topco to distribute to each holder of New Topco A shares pursuant to the cancellation the requisite number of BioNTech ADSs and (ii) a loan note with a principal amount equal to the remaining consideration payable by BioNTech with respect to the outstanding shares in the capital of CureVac SE. As a result, CureVac SE will become a direct wholly owned subsidiary of BioNTech. Subsequently, the New Topco A shares (held by the former CureVac minority shareholders) will be cancelled against a repayment in kind. As a result of the foregoing, former CureVac shareholders who did not tender in the offer, including the subsequent offering period (and now hold New Topco A shares), will receive BioNTech ADSs (and cash in lieu of fractional BioNTech ADSs) following completion of the cancellation, without interest and subject to applicable Dutch dividend withholding tax.

No Dutch dividend withholding tax is applicable to the offer consideration received in exchange for CureVac shares tendered in the offer, including during the subsequent offering period. However, the cancellation consideration received in the post-offer reorganization will, in principle, be subject to Dutch dividend withholding tax at a rate of 15% if and to the extent the cancellation consideration exceeds the fiscally recognized capital of the New Topco A shares immediately prior to the cancellation effective time.

The fiscally recognized capital of New Topco is, immediately following the merger effective time, equal to (i) the fiscally recognized capital of CureVac at the time of the legal downstream merger, or (ii) if lower, the fair market value of CureVac at such time. It is currently expected that the fiscally recognized capital of New Topco will be increased at most by an amount equal to the fair market value of CureVac at the time of the legal downstream merger.

In the event the cancellation consideration per New Topco A share exceeds such fiscally recognized capital of the New Topco A shares immediately prior to the cancellation effective time, the excess will, in principle, be subject to Dutch dividend withholding tax. Because the exchange ratio will only be fixed following the close of trading on Nasdaq on the fifth trading day prior to the scheduled expiration time and the number of BioNTech ADSs issuable in the offer is subject to a collar, the value of the BioNTech ADSs to be received by the CureVac shareholders in the post-offer reorganization, and thus the value of the cancellation consideration to be received by non-tendering CureVac shareholders, is not yet clear. Therefore, it is, as of the date of this offer to exchange/prospectus, not possible to determine the value of the cancellation consideration and thus not possible to determine Dutch dividend withholding tax consequences of the legal downstream merger and the cancellation.

Notwithstanding the above, as long as New Topco has its place of effective management in Germany and is therefore exclusively considered a tax resident of Germany under the double tax treaty between Germany and the Netherlands, as currently expected, the Netherlands will be restricted from imposing Dutch dividend withholding tax in respect of the cancellation consideration, except in the event the cancellation consideration is paid to (i) a Dutch resident holder, or (ii) a Dutch PE holder.

In order to apply this regime correctly, New Topco needs to identify its shareholders to assess whether they are Dutch resident holders and Dutch PE holders. As a practical matter, New Topco will not be able to make this confirmation with certainty prior to the cancellation effective time. Therefore, by default, Dutch dividend withholding tax will be withheld on the cancellation consideration if and to the extent the cancellation consideration exceeds the fiscally recognized capital of the New Topco A shares immediately prior to the cancellation effective time.

Any such Dutch withholding tax will be for the account of such former CureVac shareholders. The exchange agent will be allowed to sell, or procure the sale of, in one or more transactions, the minimum number of BioNTech ADSs to obtain a sufficient cash amount to remit to the Dutch tax authority the relevant amount of withholding tax and will not be obliged to pay any additional amounts to a holder of New Topco A shares for any Dutch withholding tax effectively deducted from the cancellation consideration. As a result, CureVac shareholders that do not tender their shares in the offer (including the subsequent offering period) may receive a lower after-tax return than those who do.

Shareholders who are neither a Dutch resident holder nor a Dutch PE holder may be able to reclaim any Dutch dividend withholding tax withheld from their cancellation consideration. Under current administrative practice, where a company incorporated under Dutch law is exclusively considered a tax resident in Germany pursuant to the double tax treaty between Germany and the Netherlands, as is expected for New Topco, the Dutch tax authorities generally require that refund applications be submitted through the designated withholding agent through an objection to the relevant dividend withholding tax return filed by the withholding agent. The dividend withholding tax return must be filed within one month following the cancellation and any objection must be submitted within six weeks of the date of payment. Accordingly, shareholders who may be eligible for a refund have a limited window in which to request that New Topco, as withholding agent, initiate the objection process.

To enable New Topco to file a timely objection, a cancellation consideration recipient must submit a written request to New Topco no later than three weeks following the cancellation effective time in which such recipient timely confirms that such recipient (i) is not a resident nor deemed to be resident in the Netherlands for Dutch corporate income tax purposes or Dutch income tax purposes, (ii) does not derive profits from an enterprise, which enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands to which its New Topco A shares are attributable, and (iii) is, under Dutch law, the beneficial owner of the cancellation consideration. We refer to such confirmation as the Dutch WHT confirmation. New Topco will only process such requests and submit an objection to the Dutch tax authorities for the purpose of claiming a refund if the Dutch WHT confirmation is provided to New Topco’s sole satisfaction and all required conditions are also satisfied. All costs associated with this process will be borne by the requesting cancellation consideration recipient.

There can be no assurances as to the success of any refund request. In any event, any amounts refunded will be in cash. Therefore, non-tendering CureVac shareholders will not receive the investment benefit, if any, of receiving any BioNTech ADSs sold by the exchange agent as described above to cover any applicable Dutch dividend withholding tax.

Withdrawal Rights

A CureVac shareholder may properly withdraw CureVac shares tendered pursuant to the offer at any time prior to the expiration time. On and after the expiration time, CureVac shareholders that have tendered their shares pursuant to the offer will no longer be able to withdraw their shares and tenders of shares made pursuant to the offer will be irrevocable; provided, that, if BioNTech has not yet accepted CureVac shares tendered for exchange, any CureVac shareholder may withdraw its tendered shares after the 60th day following commencement of the offer pursuant to Section 14(d)(5) of the Exchange Act.

To properly withdraw previously tendered shares, CureVac shareholders must instruct the exchange agent to arrange for the withdrawal of such shares by a written or facsimile transmission notice of withdrawal, which must be timely received by the exchange agent prior to the expiration time at the appropriate address set forth on the back cover of this offer to exchange/prospectus. Any notice of withdrawal must specify the name of the person having tendered the CureVac shares to be withdrawn, the number of tendered CureVac shares to be withdrawn and the name of the holder of the tendered CureVac shares to be withdrawn, if different from that of the person who tendered such shares.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by BioNTech, in its sole discretion, which determination will be final and binding, subject to any judgment of any court of competent jurisdiction. No withdrawal of tendered CureVac shares will be deemed to have been properly made until all defects and irregularities have been cured or waived. None of BioNTech or any of its affiliates or assignees, the exchange agent, or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Withdrawals of tenders of CureVac shares may not be rescinded, and any CureVac shares properly withdrawn will be deemed not to have been validly tendered for purposes of the offer. However, withdrawn CureVac shares may be retendered by following one of the procedures for tendering described above.

CureVac shares tendered during the subsequent offering period may not be withdrawn.

Antitrust Approvals

Under the HSR Act and the rules and regulations promulgated thereunder, the offer may not be completed until BioNTech and CureVac each files a Notification and Report Form with the Federal Trade Commission, which we refer to as the FTC, and the Antitrust Division of the U.S. Department of Justice, which we refer to as the DOJ, and the applicable waiting period has expired or been terminated. The waiting period under the HSR Act expired at 11:59 pm Eastern Time on August 11, 2025.

At any time before or after consummation of the transactions, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under U.S. antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the transactions, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or to terminate existing relationships and contractual rights. At any time before or after the completion of the transactions, and notwithstanding the termination or expiration of the waiting period under the HSR Act, any U.S. state attorney general could take such action under the antitrust laws as they deem necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the transactions or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or to terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

The transactions remain subject to applicable non-U.S. antitrust approvals having been obtained, or being deemed to have been obtained due to the expiry of applicable statutory deadlines, or through any other informal comfort letter that is satisfactory to BioNTech, and such approvals, if any, must be in full force and effect.

Other Regulatory Approvals

Under the FSR Regulation, the offer may not be completed until the assessment period of 25 working days after receipt of BioNTech’s complete notification by the EU Commission has lapsed and the EU Commission has not initiated an in-depth investigation. BioNTech submitted notification on September 5, 2025, so that the assessment period of 25 working days will lapse on October 10, 2025. Where the EU Commission initiates an in-depth investigation, the concentration may not be implemented for a period of 90 working days after the opening of the in-depth investigation or until the EU Commission has adopted a no objection decision or a decision with redressive measures or a decision with commitments by BioNTech or CureVac. The EU Commission can also adopt a decision to prohibit the concentration in which case the offer cannot be completed. Such a prohibition decision has not been adopted by the EU Commission since the introduction of the FSR Regulation.

Redressive measures or commitments offered by BioNTech or CureVac to remedy a distortion in the internal market caused by foreign subsidies may include, among other things, offering access under fair, reasonable, and non-discriminatory conditions to infrastructure, including research facilities, production capabilities, or essential facilities, that were acquired or supported by the foreign subsidies distorting the internal market unless such access is already provided for by European Union legislation; reducing capacity or market presence, including by means of a temporary restriction on commercial activity; refraining from certain investments; the publication of results of research and development; the divestment of certain assets; the licensing on fair, reasonable, and non-discriminatory terms of assets acquired or developed with the help of foreign subsidies; the repayment of the foreign subsidy, including an appropriate interest rate; and requiring BioNTech and/or CureVac to adapt their governance structure. No redressive measure and only one binding commitment decision has been published by the EU Commission as of the date of this offer to exchange/prospectus.

The expiration of the offer is conditioned on the expiration of the assessment period or clearance by the EU Commission under the FSR Regulation.

Appraisal Rights

Neither CureVac’s shareholders nor New Topco’s shareholders are entitled under Dutch law to appraisal or dissenters’ rights related to the CureVac shares or New Topco shares in connection with the offer or the post-offer reorganization.

Recent Developments

GSK Settlement

As previously disclosed, the BioNTech parties were party to disputes with the CureVac parties and GSK involving intellectual property relating to BioNTech’s and Pfizer’s COVID-19 vaccines. We refer to the BioNTech parties, the CureVac parties, GSK, and Pfizer collectively as the litigation parties. On August 7, 2025, the litigation parties entered into the settlement arrangements to resolve the pending patent litigation among the BioNTech parties, the CureVac parties, and Pfizer in the United States, and set a framework for resolving patent litigation and allegations of patent infringement among the BioNTech parties, the CureVac parties, and Pfizer outside the United States (subject to the closing of the offer).

Pursuant to the settlement arrangements, the pending patent litigation among the BioNTech parties, the CureVac parties, and Pfizer in the United States, including all claims relating to alleged infringement of CureVac patents against the BioNTech parties and Pfizer in the United States prior to January 1, 2025, was dismissed. To effectuate the dismissal, the litigation parties filed a Stipulation and Order with the United States District Court for the Eastern District of Virginia dismissing with prejudice the CureVac parties’ action for patent infringement relating to certain CureVac patents (Civil Action No 2:23-cv-222). Additionally, BioNTech was granted a non-exclusive license with a right to sublicense for the manufacture, use, sale, offer for sale in the United States, and importing into the United States of mRNA-based vaccines for the prevention, delay of onset, treatment, or amelioration in humans of SARS-COV-2 and/or influenza infections that Pfizer or BioNTech develop, manufacture, and commercialize, which we refer to as the licensed products.

Pursuant to the settlement arrangements, BioNTech agreed to pay (or cause to be paid) (i) $370 million to GSK within five days after the entry of the dismissal order and (ii) $370 million to CureVac within five days of the earlier to occur of (a) the termination of the Purchase Agreement and (b) the closing of the offer. BioNTech will pay a one percent royalty on U.S. sales of licensed products to each of GSK and CureVac beginning with effect as of January 1, 2025. Of the $370 million payable to GSK, $320 million will be in cash. The remainder is attributed to the value of an amendment to GSK’s existing agreement with CureVac relating to mRNA influenza, COVID-19, and influenza/COVID-19 combination products, which includes certain reductions in royalties to be paid by GSK.

Additionally, upon and subject to the closing of the offer, (i) the patent litigation between CureVac and BioNTech outside of the United States will be dismissed, and all claims released; (ii) BioNTech will receive a non-exclusive license with a right to sublicense for the manufacture, use, sale, offer for sale, and importing of licensed products worldwide; and (iii) BioNTech will pay $130 million to GSK within five days of the later to occur of (a) the entry of a withdrawal of actions by CureVac against BioNTech and (b) January 1, 2026. BioNTech will pay a one percent royalty on sales of licensed products outside of the United States to each of GSK and CureVac beginning with effect as of January 1, 2025. In addition, GSK’s existing agreement with CureVac will be further amended to reduce certain milestones and royalties payable by GSK. The settlement arrangements do not impact GSK’s enforcement of its own patents against Pfizer and BioNTech in the United States and in Europe.

Subject to the closing of the offer, Pfizer has agreed to reimburse BioNTech for $80 million and half of claimed royalties payable to GSK from January 1, 2025 onwards on sales of mRNA-based COVID-19 products.

BioNTech’s agreement to the settlement arrangements does not in any way constitute an admission of liability with respect to the disputes covered thereby, which BioNTech expressly denies, and the settlement arrangements shall not be taken as or construed to be an admission by BioNTech as evidence supporting any such allegation, any matter of fact or law, any violation of law, or any other liability whatsoever.

Autogene Cevumeran Clinical Program in Adjuvant Colorectal Cancer

At the first pre-specified interim analysis of the ongoing BNT122-01 Phase 2 clinical trial (NCT04486378) evaluating autogene cevumeran (BNT122/RO7198457), an individualized neoantigen specific immunotherapy candidate, for the adjuvant treatment of patients with ctDNA-positive, resected Stage II (high risk) and Stage III colorectal cancer, the futility boundary has been crossed.

The clinical trial is evaluating the efficacy of autogene cevumeran compared to watchful waiting, the current standard of care for these high-risk patients, with the aim to investigate whether an individualized mRNA cancer immunotherapy can prevent relapses after primary treatment of surgical resection of the tumor and completion of adjuvant chemotherapy. The primary endpoint for the trial is disease-free survival (DFS), which is an event-driven endpoint. Secondary objectives include relapse-free survival (RFS), overall survival (OS), and safety.

The interim analysis was reviewed by an independent Data and Safety Monitoring Board, which we refer to as the DSMB, which is responsible for overseeing the safety and integrity of the trial. The DSMB considered autogene cevumeran to be generally well tolerated with no new safety signals identified, and also indicated that the data is not yet mature enough to draw reliable conclusions about efficacy, with a median follow-up time for participants at the time of the analysis was approximately nine months, which is insufficient to evaluate the trial’s primary endpoint. This assessment is consistent with recently published data from a study published in Nature (Nakamura Y, et al. Nature Medicine volume 30, pages 3272–3283 (2024)), which showed that a majority of patients with ctDNA-positive colorectal cancer experience disease recurrence within 24 months after surgery.

However, because the futility boundary was crossed, the DSMB was bound by its charter to make a non-binding recommendation to terminate the study.

Based on this assessment that the data are not yet mature enough to draw reliable conclusions about efficacy, BioNTech has determined to continue the trial in accordance with the protocol. The sponsor will remain masked, and interim data will not be disclosed at this time ensuring the integrity of the ongoing trial and allowing for a comprehensive and mature assessment of the treatment’s efficacy at the final analysis of the trial. The DSMB had no objections with the continuation of the study in the absence of safety concerns.

Alnylam Litigation

As previously disclosed, the BioNTech parties, as well as Pfizer and Pharmacia & Upjohn Co. LLC, which we refer to together as the Pfizer parties, were party to certain patent litigation with Alnylam. On July 30, 2025, the court entered final judgment of noninfringement of all asserted claims in that matter in favor of the BioNTech parties and the Pfizer parties. On August 29, 2025, Alnylam, the BioNTech parties, and the Pfizer parties entered into the Alnylam Settlement Agreement. Pursuant to the Alnylam Settlement Agreement, Alnylam agreed not to appeal the final judgment and the BioNTech parties and Pfizer parties agreed not to seek attorneys’ fees or costs. The parties further agreed to certain mutual releases and covenants not to sue.

Accounting Treatment of the Transaction

The acquisition will be accounted for in accordance with IFRS as issued by the IASB and in particular, with IFRS 3, under which the transaction qualifies as a business combination, since the acquisition of CureVac by BioNTech fulfills the definition of the acquisition of a business. On the date of the acquisition, the identifiable assets acquired and liabilities assumed of CureVac will be recorded by BioNTech at their respective acquisition-date fair values.

Fees and Expenses

BioNTech has retained Georgeson LLC as the information agent in connection with the offer and the post-offer reorganization. The information agent may contact holders of shares by mail, email, telephone, facsimile, and personal interview and may request brokers, dealers, and other nominee stockholders to forward material relating to the offer and the post-offer reorganization to beneficial owners of CureVac shares. BioNTech will pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. BioNTech agreed to indemnify the information agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

In addition, BioNTech has retained Computershare Trust Company, N.A. as exchange agent in connection with the offer and the post-offer reorganization. BioNTech will pay the exchange agent reasonable and customary compensation for its services in connection with the offer and the post-offer reorganization, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws. BioNTech will reimburse brokers, dealers, commercial banks, and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

Except as set forth above, neither BioNTech nor New Topco will pay any fees or commissions to any broker, dealer, or other person for soliciting tenders of CureVac shares pursuant to the offer.

Restriction on Resales of BioNTech ADSs Received in the Offer

The BioNTech ADSs to be issued in connection with the offer will not be subject to any restrictions on transfer existing under the Securities Act of 1933, as amended, which we refer to as the Securities Act, except for any ADSs to be paid by BioNTech to a CureVac shareholder who may be deemed to be an “affiliate” of BioNTech after the completion of the transactions. Such a CureVac shareholder will be subject to volume and manner of sale restrictions pursuant to Rule 144 under the Securities Act. This offer to exchange/prospectus does not cover resales of BioNTech ADSs by affiliates of BioNTech or CureVac.

The dievini TSA (as defined below) provides that for two successive 90-day periods beginning on, and including, the date of the closing of the offer, dievini will not transfer an amount of BioNTech equity securities (including BioNTech

ADSs) in excess of 25% of those it receives in connection with the transactions during either period, subject to certain permitted transfers.

Foreign Jurisdictions

Notwithstanding the below, the offer is open to all CureVac shareholders, consistent with Rule 14d-10 under the Exchange Act.

European Economic Area

In relation to each state which is a party to the agreement relating to the European Economic Area, which we refer to as a relevant member state, the offer to exchange all of the CureVac shares for BioNTech ADSs contemplated by this offer to exchange/prospectus is not made in that relevant member state, except as set out below.

No BioNTech ADSs have been offered or will be offered to the public in a relevant member state other than in Germany, Austria, France, Italy, The Netherlands, and Spain, in each case based on a prospectus approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) and notified to the competent authorities in Austria, France, Italy, The Netherlands, and Spain available free of charge on the website of BioNTech SE (https://investors.biontech.de under the “[●]” section) (the “EU Prospectus”), except that BioNTech ADSs may be offered to the public in a relevant member state at any time under the following exemptions under the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, as amended, which we refer to as the Prospectus Regulation: (i) to any qualified investor as defined in Article 2 lit. (e) of the Prospectus Regulation, (ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 lit. (e) the Prospectus Regulation), or (iii) in any other circumstances falling within Article 1 para. 4 of the Prospectus Regulation, provided that no such offer (as set forth in clauses (i) to (ii)) of BioNTech ADSs will result in a requirement for the publication by BioNTech of a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Switzerland

In relation to Switzerland, the offer of BioNTech ADSs to the public in Switzerland is based on the EU Prospectus, as considered approved by a competent review body, or otherwise under the exemptions specified in the Swiss Financial Services Act of 15 June 2018.

United Kingdom

The offer to exchange all of the CureVac shares for BioNTech ADSs contemplated by this offer to exchange/prospectus is not made in the United Kingdom (the “UK”) except as set out below.

The offer of BioNTech ADSs to the public in the UK is based on the UK prospectus exemption document published by BioNTech for the purposes of the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “UK Prospectus Regulation”), which is available free of charge on the website of BioNTech SE (https://investors.biontech.de under the “[●]” section) except that BioNTech ADSs may be offered to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation: (i) to any qualified investor as defined in Article 2 lit. (e) of the UK Prospectus Regulation, (ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 lit. (e) the UK Prospectus Regulation), or (iii) in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”), provided that no such offer (as set forth in clauses (i) to (ii)) of BioNTech ADSs will result in a requirement for the publication by BioNTech of a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences of the exchange of CureVac shares for BioNTech ADSs pursuant to the offer or the cancellation that are generally applicable to U.S. holders (as defined below) that hold their CureVac shares, and will hold their BioNTech ADSs, as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This discussion addresses only the U.S. federal income tax consequences that are relevant for U.S. holders and does not address any tax consequences to a holder of CureVac shares that is not a U.S. holder. This discussion is based on the code, the Treasury regulations promulgated thereunder, which we refer to as U.S. treasury regulations, rulings by the Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this offer to exchange/prospectus. These authorities are subject to change (possibly with retroactive effect) and different interpretations. Any such change might alter the U.S. federal income tax consequences described herein. No ruling is being sought or obtained from the IRS, and the conclusions herein are not binding on the IRS or a court. As a result, we cannot assure you that the U.S. federal income tax consequences described herein will not be challenged by the IRS or sustained by a court if so challenged.

This discussion does not address all U.S. federal income tax considerations that may be relevant to particular U.S. holders in light of their particular circumstances, including, without limitation: tax-exempt organizations; individual retirement accounts and other tax-deferred accounts; financial institutions, regulated investment companies, or real estate investments trusts; dealers or brokers in securities or foreign currency; traders that use a mark-to-market method of accounting; persons whose functional currency is not the U.S. dollar; pass-through entities for U.S. federal income tax purposes such as partnerships (or entities or arrangements classified as partnerships for U.S. federal income tax purposes) and S corporations, and investors therein; corporations that accumulate earnings to avoid U.S. federal income tax; persons holding their CureVac shares as part of a hedging, straddle, or other risk reduction strategy; persons treated as having sold their CureVac shares pursuant to the constructive sale provisions of the code; U.S. holders that currently own, or have owned at any time during the preceding five years, directly, indirectly, and/or constructively, at least 5% of the outstanding CureVac shares by vote or by value; U.S. holders that will own, directly, indirectly, and/or constructively, at least 5% of the outstanding stock of BioNTech by vote or by value; U.S. holders that are tax residents of the Netherlands or Germany, or maintain a permanent establishment or fixed base in the Netherlands or Germany to which their BioNTech ADSs are attributable; and persons who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. This discussion does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences of acquiring BioNTech ADSs pursuant to the offer or the cancellation.

This discussion also does not address the tax consequences of the offer or the cancellation and the ownership of BioNTech ADSs acquired pursuant to the offer or the cancellation under U.S. state or local, or non-U.S. tax laws or under any U.S. federal non-income tax laws (such as estate or gift tax laws), nor does it address alternative minimum tax, the Medicare tax on net investment income, special tax accounting rules under Section 451(b) of the code, or the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the exchange pursuant to the offer or the cancellation (whether or not any such transactions are undertaken in connection with the completion of the offer or the cancellation, as applicable) other than the post-offer reorganization and the New Topco U.S. tax election.

For purposes of this discussion, we refer to a beneficial owner of CureVac shares that exchanges such shares for BioNTech ADSs pursuant to the offer or the cancellation and that thereafter is a beneficial owner of BioNTech ADSs so acquired as a U.S. holder if such beneficial owner is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a domestic corporation;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons (as defined under the code) are authorized or have the authority to control all substantial decisions of the trust, or (ii) a valid election under applicable U.S. treasury regulations to be treated as a United States person is in effect with respect to such trust.

This discussion is further based in part upon the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreements will be performed in accordance with its terms. In general, taking into account these assumptions, for U.S. federal income tax purposes, a holder that holds ADRs evidencing ADSs will be treated as the owner of the shares represented by those ADRs. Exchanges of shares for ADRs, and ADRs for shares, generally will not be subject to U.S. federal income tax.

Material U.S. Federal Income Tax Treatment of Exchanging CureVac Shares for BioNTech ADSs Pursuant to the Offer or the Cancellation

BioNTech intends to effect the post-offer reorganization and the New Topco U.S. tax election as promptly as practicable following the expiration of the subsequent offering period. The offer followed by and integrated with the post-offer reorganization and the New Topco U.S. tax election will qualify as one or more “reorganizations” within the meaning of Section 368(a) of the code. Except where expressly stated otherwise, the remainder of this discussion assumes that the post-offer reorganization and the New Topco U.S. tax election will be effected and that the offer will be integrated with the post-offer reorganization and the New Topco U.S. tax election to qualify as one or more tax-free reorganizations within the meaning of Section 368(a) of the code.

For U.S. federal income tax purposes, and subject to the PFIC considerations below, a U.S. holder generally will not recognize gain or loss with respect to such holder’s exchange of CureVac shares for BioNTech ADSs pursuant to the offer or the cancellation. A U.S. holder that receives cash in lieu of a fractional BioNTech ADS will be treated as receiving a fractional BioNTech ADS pursuant to the offer or the cancellation and then exchanging such fractional BioNTech ADS for cash. Accordingly, such U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received in lieu of a fractional BioNTech ADS and the holder’s adjusted tax basis in the fractional BioNTech ADS deemed received, determined as described immediately below.

A U.S. holder will have aggregate tax basis in its BioNTech ADSs received pursuant to the offer or the cancellation, including any fractional BioNTech ADS deemed received in respect of CureVac shares and considered redeemed for cash as described above, equal to the U.S. holder’s aggregate adjusted tax basis in the CureVac shares surrendered pursuant to the offer or the cancellation. The U.S. holder’s adjusted tax basis in the fractional BioNTech ADS deemed received is the proportionate amount of the aggregate tax basis that such fractional BioNTech ADS deemed received bears to the total number of BioNTech ADSs received. A U.S. holder’s holding period in the BioNTech ADSs received pursuant to the offer or the cancellation (including any fractional BioNTech ADS deemed received and redeemed for cash as described above) will include such holder’s holding period for the CureVac shares surrendered therefor pursuant to the offer or the cancellation.

Because BioNTech is expected to be classified as a PFIC for the current taxable year, such gain or loss may be subject to the PFIC rules described in more detail below in “Material United States Federal Income Considerations — Material U.S. Federal Income Tax Consequences of Owning and Disposing of BioNTech ADSs Acquired Pursuant to the Offer or the Cancellation — Passive Foreign Investment Company Considerations.” CureVac may likewise be a PFIC for the current taxable year. If that were the case, section 1291(f) of the code would require that a U.S. holder recognize gain, notwithstanding any other provision of the code, including the nonrecognition provisions applicable to a “reorganization” within the meaning of section 368(a) of the code described above, to the extent provided in U.S. treasury regulations. While no U.S. treasury regulations under section 1291(f) of the code are currently finalized and in effect, regulations have been proposed that, if finalized, provide that a U.S. holder would not recognize gain (or loss) with respect to such holder’s exchange of CureVac shares for BioNTech ADSs, even if the CureVac shares are treated as shares in a PFIC, provided that BioNTech ADSs are treated as shares in a PFIC in the taxable year in which the exchange occurs.

If, under section 1291(f) of the code, the exchange of CureVac shares for BioNTech ADSs by a U.S. holder were treated as a taxable transaction in which gain (but not loss) is recognized, and assuming that CureVac has not been a PFIC for any taxable year prior to the current taxable year, then any gain recognized by a U.S. holder would be treated as ordinary income. Special rules would apply to U.S. persons that make the QEF election or a mark-to-market election with respect to their CureVac shares, which are described in more detail below in “Material United States Federal Income Considerations — Material U.S. Federal Income Tax Consequences of Owning and Disposing of BioNTech ADSs Acquired Pursuant to the Offer or the Cancellation — Passive Foreign Investment Company Considerations — Elective Alternative Treatment: QEF Election” and “Material United States Federal Income Considerations — Material U.S. Federal Income Tax Consequences of Owning and Disposing of BioNTech ADSs Acquired Pursuant to the Offer or the Cancellation — Passive Foreign Investment Company Considerations — Elective Alternative Treatment: Mark-to-Market Election.”

U.S. holders are urged to discuss with their tax advisor whether it may be advisable to dispose of their CureVac shares rather than tender them pursuant to the offer or have them exchanged pursuant to the cancellation in exchange for BioNTech ADSs, and the implications to them if CureVac shares are treated as stock in a PFIC.

Information Reporting and Backup Withholding. Non-corporate U.S. holders of CureVac shares may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%) in respect of the exchange of CureVac shares for BioNTech ADSs, and the receipt of cash for fractional BioNTech ADSs. Backup withholding will not apply, however, to a U.S. holder that (i) furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with all the applicable requirements of the backup withholding rules; or (ii) provides proof that the U.S. holder is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against a holder’s U.S. federal income tax liability, provided that the holder timely furnishes the required information to the IRS.

THIS DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE, AND MAY NOT BE CONSTRUED AS, TAX ADVICE. HOLDERS OF CUREVAC SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER OTHER U.S. FEDERAL TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION.

Material U.S. Federal Income Tax Consequences of Owning and Disposing of BioNTech ADSs Acquired Pursuant to the Offer or the Cancellation

Passive Foreign Investment Company Considerations

General. BioNTech expects to be a PFIC for U.S. federal income tax purposes with respect to its 2025 taxable year and believes that it was a PFIC in its 2023 and 2024 taxable years. Because the determination of BioNTech’s PFIC status is made annually following the end of the applicable taxable year based on the factual tests described below, however, BioNTech cannot determine with certainty whether it will be classified as a PFIC in the current taxable year or in any future taxable year.

BioNTech is classified as a PFIC for any taxable year in which at least 75% of its gross income is “passive income” or at least 50% of its gross assets during the taxable year (based on the average of the fair market values of the assets determined at the end of each quarterly period) consists of assets that produce or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income. In addition, cash and short-term investments are treated as passive assets regardless of the fact that they may not produce any income. Rents and royalties received from unrelated parties in connection with the active conduct of a trade or business are not considered passive income for purposes of these PFIC tests. In determining whether BioNTech is to be classified as a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

The total value of BioNTech’s assets under the asset test generally will be calculated taking into account the market price of the BioNTech ADSs and its ordinary shares. This value has fluctuated considerably in the past and may fluctuate considerably in the future. Even if BioNTech determines that it is not a PFIC for a taxable year, there can be no assurance that the IRS will agree with BioNTech’s conclusion regarding its PFIC status.

For any year for which BioNTech is classified as a PFIC, a U.S. holder will be subject to special rules with respect to distributions on and sales, exchanges, and other dispositions of the ADSs, as described further below. In addition, a U.S. holder that holds BioNTech ADSs at any time during a taxable year in which BioNTech is classified as a PFIC generally will continue to have to treat such BioNTech ADSs as shares in a PFIC, even if BioNTech no longer satisfies the income and asset tests described above, unless the U.S. holder elects to recognize gain with respect to the BioNTech ADSs. This gain will be taxed under the excess distribution regime described below as if such BioNTech ADSs had been sold on the last day of the last taxable year for which BioNTech was a PFIC.

Certain elections by a U.S. holder, described below, may alleviate some of the adverse consequences of the excess distribution rules, as described below. A U.S. holder of PFIC shares generally must file an annual information return on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) and make any of the elections described below on such Form attached to a timely filed U.S. federal income tax return (including available extensions). The failure to file IRS Form 8621 for each applicable taxable year could result in penalties and an extension of the statute of limitations with respect to U.S. federal income tax until such forms are properly filed.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO BIONTECH’S STATUS AS A PFIC, AND THE TAX CONSEQUENCES TO THEM AS A RESULT OF THE EXPECTED CLASSIFICATION OF BIONTECH AS A PFIC, INCLUDING THE REPORTING REQUIREMENTS, THE DESIRABILITY AND AVAILABILITY TO THEM OF MAKING ANY OF THE ELECTIONS DESCRIBED BELOW, WITH RESPECT TO THE BIONTECH ADSS RECEIVED PURSUANT TO THE OFFER OR THE CANCELLATION, THE CONSEQUENCES OF THE PFIC RULES ON THEIR RECEIPT OF CASH IN LIEU OF FRACTIONAL BIONTECH ADSS, AND WHETHER IT MAY BE ADVISABLE TO DISPOSE OF THEIR CUREVAC SHARES OTHER THAN PURSUANT TO THE OFFER OR THE CANCELLATION.

Excess Distribution Rules. If BioNTech is classified as a PFIC with respect to a U.S. holder, then unless such U.S. holder makes one of the elections described below, the excess distribution rules described below will apply to the U.S. holder with respect to (i) any “excess distribution” on BioNTech ADSs (generally, aggregate distributions in any year that are greater than 125% of the average annual distribution received by the holder in the shorter of the three preceding years or the holder’s holding period for the BioNTech ADSs) and (ii) any gain realized on the sale or other disposition of the BioNTech ADSs.

Under the excess distribution rules, the amount of any excess distribution and the amount of any realized gain is treated as ordinary income and is subject to tax as if (a) the excess distribution or gain on the U.S. holder’s BioNTech ADSs had been realized ratably over the U.S. holder’s holding period, (b) the amount deemed realized in each year had been subject to U.S. federal income tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before BioNTech became a PFIC, which is subject to tax at the U.S. holder’s regular ordinary income rate for the current taxable year and is not subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of taxes for the years to which the excess distribution or gain is allocated as if the taxes had been payable in those years. If applicable, this tax treatment for U.S. holders applies also to indirect distributions and gains deemed realized by U.S. holders in respect of stock of any of the subsidiaries of BioNTech determined to be PFICs. BioNTech expects one or more of its subsidiaries to be classified as a PFIC, but such treatment is uncertain. In addition, dividend distributions from a PFIC do not qualify for the lower U.S. federal income tax rates applicable to qualified dividends, discussed below under “Material United States Federal Income Considerations — Material U.S. Federal Income Tax Considerations if BioNTech is not Classified as a Passive Foreign Investment Company — Dividends.”

If an exchanging U.S. holder’s holding period in the BioNTech ADSs received in exchange for such CureVac shares includes the holder’s holding period in the CureVac shares, then the allocation of excess distributions and gain (including any gain recognized with respect to cash received in lieu of fractional BioNTech ADSs) may apply with respect to the U.S. holder’s entire holding period, including the period during which the U.S. holder held shares in CureVac prior to their exchange for BioNTech ADSs pursuant to the offer or the cancellation, as applicable. Under proposed U.S. treasury regulations, however, the portion of a U.S. holder’s holding period in its BioNTech ADS that is determined by reference to its holding period in its CureVac share prior to the completion of the offer or the cancellation, as applicable, will be treated as a period during which BioNTech ADSs were not shares of a PFIC to the extent CureVac shares were not classified as shares of a PFIC for such U.S. holder during such period. U.S. holders are strongly urged to consult their tax advisors regarding this allocation under the excess distribution rules.

Elective Alternative Treatment: QEF Election. If BioNTech is classified as a PFIC, the rules described above do not apply to a U.S. holder that makes an election to treat its BioNTech ADSs as stock of a QEF in the first year in the U.S. holder’s holding period of BioNTech ADSs during which BioNTech is classified as a PFIC, possibly along with a “purging election,” or in a later year along with a “purging election” described below. BioNTech intends to provide to U.S. holders the required information that will allow a U.S. holder to make a valid QEF election on an annual basis. As a result, a U.S. holder is expected to be able to make a QEF election with respect to its BioNTech ADSs (including with an extension to file its U.S. federal income tax return). A U.S. holder that makes a QEF election is required to include in income its pro rata share of BioNTech’s ordinary earnings and net capital gain as ordinary income and long-term capital gain, respectively, subject to a separate election to defer payment of U.S. federal income taxes, which deferral is subject to an interest charge. The basis of the U.S. holder’s BioNTech ADSs is increased by any amount which is included in the income of the U.S. holder pursuant to a QEF election with respect to such BioNTech ADSs, and decreased by any amount distributed with respect to such BioNTech ADSs which is not includible in the income of the U.S. holder by reason of such distribution being treated as made out of previously taxed earnings and profits, as described further below in “Material United States Federal Income Tax Considerations — Material U.S. Federal Income Tax Consequences of Owning and Disposing of BioNTech ADSs Acquired Pursuant to the Offer or the Cancellation — Material U.S. Federal Income Tax Considerations if BioNTech is not Classified as a Passive Foreign Investment Company — Dividends”. If a QEF election is made for the current taxable year, and the current taxable year is not the first year in the U.S. holder’s holding period of BioNTech ADSs when BioNTech was a PFIC, the excess distribution rules will apply with respect to such years in the U.S. holder’s holding period that precede the year of the QEF election, unless a purging election is made.

A U.S. holder makes a QEF election generally by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return for the year beginning with which the QEF election is to be effective (taking into account any extensions). A QEF election can be revoked only with the consent of the IRS.

If a U.S. holder’s holding period in the BioNTech ADSs received in exchange for CureVac shares includes years during which BioNTech was a PFIC prior to the current taxable year, a U.S. holder may make a purging election along with the QEF Election. If a U.S. holder makes a purging election, the U.S. holder will be treated as selling the holder’s BioNTech ADSs at their then fair market value and recognizing gain, which gain is subject to U.S. federal income tax under the excess distribution rules described above. As a result of any such purging election, the U.S. holder would increase the adjusted tax basis in its BioNTech ADSs by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its BioNTech ADSs.

U.S. holders are strongly urged to consult their tax advisors regarding the implications of a QEF election and a purging election with respect to their BioNTech ADSs in light of the effect of the tax-free reorganization treatment of the offer, the post-offer reorganization, and the New Topco U.S. tax election on their respective holding periods in BioNTech ADSs.

Elective Alternative Treatment: Mark-to-Market Election. The rules described above also do not apply to a U.S. holder that makes a “mark-to-market” election with respect to its BioNTech ADSs. This election is available with respect to the BioNTech ADSs only if they meet certain minimum trading requirements to be considered “marketable stock” for purposes of the PFIC rules. Generally, shares or ADSs are treated as marketable stock if they are “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. treasury regulations. BioNTech ADSs generally will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. BioNTech ADSs will be marketable stock as long as they remain listed on the Nasdaq Global Select Market and are traded regularly. In addition, U.S. holders may not be able to make a mark-to-market election with respect to stock of a lower-tier PFIC, the stock of which is not marketable. A U.S. holder that has made a mark-to-market election with respect to its BioNTech ADSs may continue to be subject to the PFIC rules with respect to such U.S. holder’s indirect interest in any investments held by BioNTech that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

A U.S. holder that makes a valid mark-to-market election for the first taxable year in which the U.S. holder holds (or is deemed to hold) BioNTech ADSs and for which BioNTech is a PFIC will be required to include each year an amount equal to the excess, if any, of the fair market value of such BioNTech ADSs the holder owns as of the close of the taxable year over the holder’s adjusted tax basis in such BioNTech ADSs. The U.S. holder will be entitled to a deduction for the excess, if any, of the holder’s adjusted tax basis in the BioNTech ADSs over the fair market value of such BioNTech ADSs as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to such BioNTech ADSs included by the U.S. holder under the election for prior taxable years. The U.S. holder’s basis in such BioNTech ADSs will be adjusted to reflect the amounts included or deducted pursuant to the election. Amounts included in income pursuant to a mark-to-market election, as well as gain on the sale, exchange, or other taxable disposition of such BioNTech ADSs, will be treated as ordinary income. The deductible portion of any mark-to-market loss, as well as loss on a sale, exchange, or other disposition of BioNTech ADSs to the extent that the amount of such loss does not exceed net mark-to-market gains previously included in income, will be treated as ordinary loss.

The mark-to-market election applies to the taxable year for which the election is made and all subsequent taxable years, unless BioNTech ADSs cease to be treated as marketable stock for purposes of the PFIC rules or the IRS consents to a revocation of the election. The excess distribution rules described above generally will not apply to a U.S. holder for taxable years for which a mark-to-market election is in effect.

However, if BioNTech is a PFIC for any year after the beginning of the U.S. holder’s holding period in its BioNTech ADSs but before a mark-to-market election is made, the excess distribution rules described above apply to any mark-to-market gain recognized in the year the election is made. Because an exchanging U.S. holder’s holding period in the BioNTech ADSs received in exchange for such CureVac shares includes the holder’s holding period in the CureVac shares, any mark-to-market election during the current taxable year may be subject to the excess distribution regime for the first year of the mark-to-market election regardless of the fact that CureVac shares may not have been shares of a PFIC in the hands of such U.S. holder. U.S. holders are strongly urged to consult their tax advisors regarding the application of the excess distribution regime to any mark-to-market election.

Material U.S. Federal Income Tax Considerations if BioNTech is not Classified as a Passive Foreign Investment Company

Dividends

If the PFIC rules described above do not apply to a U.S. holder, for example because the U.S. holder has made a QEF election or a mark-to-market election with respect to its BioNTech ADSs for all taxable years for which such BioNTech ADSs are treated as a stock in a PFIC with respect to such U.S. holder, and BioNTech is no longer classified as a PFIC, the gross amount (before deduction for any withholding tax) of any distribution BioNTech pays out of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated as a dividend and is includible in income for a U.S. holder and subject to U.S. federal income taxation. Dividends paid to a noncorporate U.S. holder that are treated as qualified dividend income will be taxable at a preferential tax rate applicable to long-term capital gains, provided that the U.S. holder holds the ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. However, dividends paid by BioNTech will not be treated as a qualified dividend income if BioNTech is a PFIC for the taxable year of the payment of the dividend or the preceding taxable year.

To the extent the U.S. holder can establish that any amount is paid out earnings and profits of BioNTech which were included pursuant to a QEF election in the income of any United States person, that amount is treated, for all purposes of the code, as a distribution that is not a dividend. Accordingly, those amounts are not included in the gross income of the U.S. holder. Relevant legislative history states that U.S. treasury regulations should establish ordering rules that follow the approach of section 959(c) of the code. Consequently, actual distributions by BioNTech should be treated as being first from previously taxed earnings and profits, then from other earnings and profits.

The dividend is taxable to the U.S. holder when the U.S. holder receives the dividend, actually or constructively. Because BioNTech is not a U.S. corporation, dividends paid by BioNTech will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The dividend income generally will be income from sources without the United States for foreign tax credit limitation purposes.

The amount of the dividend includible in a U.S. holder’s income will be the U.S. dollar value of the Euro payments made, determined at the spot Euro/U.S. dollar rate on the date the dividend is includible in income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is included in income to the date the payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. In addition, with respect to any distribution from previously taxed earnings and profits, the U.S. holder must recognize ordinary income or loss resulting from currency exchange fluctuations during the period from the time the earnings were included in a United States person’s income to the time the distribution is actually made. In each case, the gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

To the extent a distribution with respect to BioNTech ADSs exceeds BioNTech’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles, the distribution will be treated, first, as a tax-free return of the U.S. holder’s investment, up to the holder’s adjusted tax basis in its BioNTech ADSs and, thereafter, as capital gain, which is subject to the tax treatment described below in “Material United States Federal Income Tax Considerations — Gain on Sale, Exchange, or Other Taxable Disposition.”

Gain On Sale, Exchange, or Other Taxable Disposition

If the PFIC rules described above do not apply, a U.S. holder that disposes of BioNTech ADSs in a sale, exchange, or other taxable disposition generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount realized and the U.S. holder’s tax basis, determined in U.S. dollars, in the BioNTech ADSs, taking into account any adjustments to the U.S. holder’s tax basis resulting from income inclusions pursuant to a QEF election. Gain or loss recognized on such a sale, exchange, or other disposition of BioNTech ADSs generally will be long-term capital gain if the U.S. holder’s holding period in the BioNTech ADSs exceeds one year. Long-term capital gains of non-corporate U.S. holders are taxed generally at preferential rates. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. A U.S. holder’s ability to deduct capital losses is subject to limitations.

Information Reporting with Respect to Foreign Financial Assets

Individual U.S. holders may be subject to certain reporting obligations on IRS Form 8938 (Statement of Specified Foreign Financial Assets) with respect to their BioNTech ADSs for any taxable year during which the U.S. holder’s aggregate value of these and certain other “specified foreign financial assets” exceeds a threshold amount that varies with the filing status of the individual. This reporting obligation also applies to domestic entities formed or availed of to hold, directly or indirectly, specified foreign financial assets, including the BioNTech ADSs. Significant penalties can apply if U.S. holders are required to make this disclosure and fail to do so.

Information Reporting and Backup Withholding

Non-corporate U.S. holders of BioNTech ADSs may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%) in respect of dividends paid on BioNTech ADSs or the proceeds from a sale, exchange, or redemption of BioNTech ADSs that are paid to a holder of BioNTech ADSs within the United States (and in certain cases, outside the United States). Backup withholding will not apply, however, to a U.S. holder that (i) furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding, and otherwise complies with all the applicable requirements of the backup withholding rules; or (ii) provides proof that the U.S. holder is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against a holder’s U.S. federal income tax liability, provided that the holder timely furnishes the required information to the IRS.

MATERIAL GERMAN TAX CONSIDERATIONS

The following discussion addresses certain German tax consequences of acceptance, or non-acceptance, of the offer and of acquiring, owning or disposing of the BioNTech ADSs. This discussion is based on domestic German tax laws, including, but not limited to, circulars issued by German tax authorities, which are not binding on the German courts, and applicable double taxation treaties. It is based upon tax laws in effect as of the date of this offer to exchange/prospectus. These laws are subject to change, possibly with retroactive effect. For example, certain member states of the European Union are considering introducing a financial transaction tax (Finanztransaktionssteuer) which, if introduced, may also be applicable on sales and/or transfer of the BioNTech ADSs. There is no assurance that German tax authorities will not challenge one or more of the tax consequences described in this section. The following discussion does not address the German tax consequences of the acceptance, or non-acceptance, of the offer and of acquiring, owning, or disposing of the BioNTech ADSs for CureVac shareholders that currently hold 10% or more of the shares in CureVac.

In addition, this discussion is based upon the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. It does not purport to be a comprehensive or exhaustive description of all German tax considerations that may be of relevance in the context of acceptance, or non-acceptance, of the offer and of acquiring, owning, or disposing of the BioNTech ADSs.

The tax information presented in this section is not a substitute for tax advice. Investors should consult their tax advisors regarding the German tax consequences of the acceptance, or non-acceptance, of the offer and regarding acquiring, owning, or disposing of the BioNTech ADSs in light of their particular circumstances, including the effect of any state, local, or other foreign or domestic laws or changes in tax law or interpretation. The same applies with respect to the rules governing the refund of any German dividend withholding tax (Kapitalertragsteuer) withheld. Only an individual tax consultation can appropriately account for the particular tax situation of each investor.

Based on the circular issued by the German Federal Ministry of Finance (BMF-Schreiben), dated May 24, 2013, reference number IV C 1-S 2204/12/10003, as amended by the circular dated December 18, 2018 (reference number IV C 1-S 2204/12/10003), in respect of the taxation of American Depositary Receipts, or ADRs, on domestic shares, which we refer to as the ADR Tax Circular, for German tax purposes, the BioNTech ADSs should, in light of the ADR Tax Circular, represent a beneficial ownership interest in the underlying shares of BioNTech and qualify as ADRs for the purpose of the ADR Tax Circular. If the BioNTech ADSs qualify as ADRs under the ADR Tax Circular, dividends would accordingly be attributable to holders of the BioNTech ADSs for German tax purposes, and not to the legal owner of the ordinary shares (i.e., the financial institution on behalf of which the ordinary shares are stored at a domestic depository for the BioNTech ADS holders). Furthermore, holders of the BioNTech ADSs should be treated as beneficial owners of the shares in BioNTech with respect to capital gains. However, investors should note that circulars published by the German tax authorities (including the ADR Tax Circular) are not binding on German courts, including German tax courts, and it is unclear whether a German court would follow the ADR Tax Circular in determining the German tax treatment of the BioNTech ADSs. For the purpose of this section, it is assumed that the BioNTech ADSs qualify as ADRs within the meaning of the ADR Tax Circular. The following tax considerations focus on certain German tax aspects for holders of the BioNTech ADSs. In light of the fact that the BioNTech ADS represent a beneficial ownership interest in the underlying shares of BioNTech, the following considerations should generally apply mutatis mutandis to shareholders who exercise their right to receive the underlying shares of BioNTech.

Material German income tax consequences of the offer and the post-offer reorganization for CureVac shareholders

Income and dividend withholding tax aspects for CureVac shareholders who tender their CureVac shares in the offer

(a)	Taxes on Income and Capital Gains

It is assumed for all purposes herein that CureVac is tax resident in Germany at all relevant points in time when taxable events may occur.

German tax resident CureVac shareholders

CureVac shares held as Private Assets

As a general rule, for CureVac shareholders holding their shares as private assets (Privatvermögen) who tendered their CureVac shares in the offer, such exchange constitutes a taxable disposal of the tendered CureVac shares. The consideration offered in the offer, i.e., the market value of the BioNTech ADSs (plus any cash in lieu of fractional BioNTech ADSs), constitutes the gross capital income. From this tax base the disposal costs and the acquisition costs for the CureVac shares are to be deducted. The difference, i.e., the capital gain, is subject to taxation.

Since 2021, the basis for the calculation of the solidarity surcharge (Solidaritätszuschlag) has been reduced for certain individual persons being subject to tax assessments (other than withholding taxes), and in certain cases, the solidarity surcharge has been abolished. However, the abolition or reduction of the solidarity surcharge is not applicable to corporations. In addition, the abolition or reduction of the solidarity surcharge will not affect withholding taxes. Solidarity surcharge will still be levied at 5.5% on the full withholding tax amount and withheld accordingly. There will not be any separate refund of such withheld solidarity surcharge (regardless of the aforementioned exemption limits) in case the withholding tax cannot be refunded either.

For shareholders, or in the case of a gratuitous transfer, the shareholder’s legal predecessor, who directly or indirectly have held less than 1% of the share capital of CureVac at any time during the five years preceding the exchange of CureVac shares for BioNTech ADSs, such exchange of CureVac shares into BioNTech ADSs does not lead to German income tax or withholding tax. Since there is no explicit administrative guidance or case law in relation to ADSs, there is a risk that the German tax authorities or German tax courts take a deviating view.

The receipt of cash in lieu of fractional BioNTech ADSs would generally be subject to a German withholding tax at a rate of 25% plus solidarity surcharge of 5.5%, resulting in an aggregate withholding tax of 26.375% (plus church tax, if any).

If a shareholder, or in the case of a gratuitous transfer, the shareholder’s legal predecessor, directly or indirectly has held at least 1% of the share capital of CureVac at any time during the five years preceding the exchange of CureVac shares for BioNTech ADSs, the rules applicable to the income taxation of the exchange of CureVac shares that are held as business assets will apply correspondingly (see immediately below).

CureVac shares held as Business Assets by Individual Shareholders (Sole Proprietors)

For individuals holding CureVac shares as business assets, the exchange of CureVac shares for BioNTech ADSs (and cash in lieu of fractional BioNTech ADSs) in the offer will constitute a taxable event. Generally, 60% of capital gains derived from the exchange of CureVac shares (i.e., the market value of the BioNTech ADSs (plus any cash in lieu of fractional BioNTech ADSs) minus the disposal and acquisition costs) are taxable at the respective shareholder’s income tax rate (plus solidarity surcharge of 5.5% thereon and church tax, if any).

Correspondingly, only 60% of the business expenses related to such a gain (subject to general restrictions on deductions, if any) and only 60% of any capital loss are tax deductible.

If the CureVac shares are attributable to a permanent establishment of a trade or business in Germany, 60% of the capital gains are also subject to trade tax (Gewerbesteuer). However, up to a certain threshold and depending on the local trade tax rate of the municipality in which the trade or business is operated all or part of the trade tax is credited against the respective shareholder’s income tax liability.

The rules discussed in this section also apply if a shareholder, or, in the case of a gratuitous acquisition, the shareholder’s legal predecessor, directly or indirectly holds at the time of the exchange, or has held at least 1% of the share capital of CureVac at any time during the five years preceding the exchange of CureVac shares for BioNTech ADSs. Special rules (i.e., limitation of tax deductibility) apply with regard to capital losses.

The exchange of CureVac shares for BioNTech ADSs and the receipt of cash in lieu of fractional BioNTech ADSs would generally be subject to a German withholding tax at a rate of 25% plus solidarity surcharge of 5.5%, resulting in an aggregate withholding tax of 26.375% (plus church tax, if any).

Upon certain conditions, such as the exercise of election rights, the receipt of BioNTech ADSs on the exchange may not lead to an otherwise taxable capital gain; however this would not apply to any cash in lieu of fractional BioNTech ADSs.

CureVac shares held by Corporations

Generally, capital gains recognized by corporations on the exchange of CureVac shares for BioNTech ADSs (plus any cash in lieu of fractional BioNTech ADSs) in the offer (i.e., the market value of the BioNTech ADSs (plus any cash in lieu of fractional BioNTech ADSs) minus the disposal and acquisition costs) are exempt from corporate income tax and trade tax if the CureVac shares are held as business assets attributable to a permanent establishment in Germany. However, 5% of such capital gain is treated as non-deductible business expenses and is, as such, subject to corporate income tax (plus solidarity surcharge of 5.5% thereon) and trade tax. Losses from the exchange of CureVac shares and any other profit reductions related to the exchange are generally not tax deductible.

The 95% tax exemption rule also applies to the cash compensation received in lieu of fractional BioNTech ADSs.

Special rules apply to companies operating in the financial and insurance sectors, as well as to pension funds.

Upon certain conditions, such as the exercise of election rights, the receipt of BioNTech ADSs on the exchange may not lead to an otherwise taxable capital gain; however this would not apply to any cash in lieu of fractional BioNTech ADSs.

CureVac shares held by Partnerships

If the shareholder is a partnership engaged or deemed to be engaged in a trade or business (commercial partnership (Mitunternehmerschaft)), income tax or corporate income tax, as the case may be, is assessed at the level of each partner rather than at the level of the partnership. The taxation of each partner depends on whether the partner is subject to income tax or corporate income tax.

If the partner is subject to corporate income tax, capital gains from the exchange of CureVac shares are, in general, effectively 95% tax exempt (see section above “Material German Tax Considerations — Material German income tax consequences of the offer and the post-offer reorganization for CureVac shareholders — Income and dividend withholding tax aspects for CureVac shareholders who tender their CureVac shares in the offer — Taxes on Income and Capital Gains — German tax resident CureVac shareholders — CureVac shares held by Corporations”).

If the partner is subject to income tax, 60% of the capital gains from the exchange of the CureVac shares are taxable (see section above “Material German Tax Considerations — Material German income tax consequences of the offer and the post-offer reorganization for CureVac shareholders — Income and dividend withholding tax aspects for CureVac shareholders who tender their CureVac shares in the offer — Taxes on Income and Capital Gains — German tax resident CureVac shareholders — CureVac shares held as Business Assets by Individual Shareholders (Sole Proprietors)”).

In addition, if the CureVac shares are attributable to a permanent establishment of the commercial partnership in Germany, any capital gain from their exchange is subject to trade tax at the level of the partnership, with 60% of the gain being subject to trade tax to the extent that the partners are individuals and, effectively, 5% to the extent that the partners are corporations. In the case of partners who are individuals, up to a certain threshold, and depending on the local trade tax rate of the municipality in which the trade or business is operated, all or part of the trade tax is credited against their income tax liability.

With respect to the deductibility of business expenses related to the capital gains and the deductibility of capital losses for income tax or corporate income tax purposes, as the case may be, the rules outlined above apply to the partners accordingly.

If the shareholder is a partnership which is neither engaged nor deemed to be engaged in a trade or business (vermögensverwaltende Personengesellschaft), each partner is taxed, generally speaking, as though they hold a fraction of each share held by such partnership directly (see sections above “Material German Tax Considerations — Material German income tax consequences of the offer and the post-offer reorganization for CureVac shareholders — Income and dividend withholding tax aspects for CureVac shareholders who tender their CureVac shares in the offer — Taxes on Income and Capital Gains — German tax resident CureVac shareholders — CureVac shares held as Private Assets, CureVac shares held as Business Assets by Individual Shareholders (Sole Proprietors), and CureVac shares held by Corporations”).

Non-German tax resident CureVac shareholders

Capital gains realized on the exchange of CureVac shares pursuant to the offer (i.e., the market value of the BioNTech ADSs minus the disposal and acquisition costs) are subject to a limited tax liability in Germany to the extent that the shares are held as part of business assets in Germany (that is, they are attributable to a permanent establishment or fixed base or to business assets for which a permanent representative in Germany has been appointed), and the provisions outlined above with respect to the taxation of shareholders that are German tax residents principally apply accordingly.

Otherwise, capital gains realized by shareholders that are not German tax residents are taxable in Germany only if an individual shareholder making the disposal — or, in the event of shares acquired without consideration, his legal predecessor — held a direct or indirect stake of at least 1% in CureVac’s share capital at any point in time in the five years preceding the disposal or holds this stake during the disposal. In general, most double taxation conventions concluded by Germany provide for full exemption from German taxation in such cases and assigns the taxation right to the country of residence of the shareholder.

Non-German tax resident CureVac shareholders will be subject to German withholding tax at an aggregate rate of 26.375% with respect to the receipt of cash in lieu of fractional BioNTech ADSs.

(b) Withholding Tax

German tax resident CureVac shareholders

The withholding tax rate (Abgeltungsteuertarif) of 25% plus solidarity surcharge of 5.5%, resulting in an aggregate withholding tax of 26.375% (plus church tax, if any) applies for any German tax resident CureVac shareholder holding the shares as private assets and who directly or indirectly, or in the case of a gratuitous transfer, the shareholder’s legal predecessor, held less than 1% of the share capital of CureVac at any time during the five years preceding the exchange of CureVac shares for BioNTech ADSs. For other shareholders, withholding tax may not be final but still needs to be deducted.

To the extent that the shares are not held as private assets, the general rules of German withholding tax will apply, i.e., any withholding tax and solidarity surcharge that is withheld at source and remitted to the German tax authorities could generally be credited against the respective shareholder’s income tax or corporate income tax liability or refunded in the amount of any excess paid.

Non-German tax resident CureVac shareholders

If the capital gains realized on the exchange is subject to limited tax liability in Germany, generally, withholding tax needs to be deducted. Any withholding tax and solidarity surcharge that is withheld at source and remitted to the German tax authorities could, under certain circumstances fully or partially, be credited towards the respective shareholder’s income tax or corporate income tax liability or refunded in the amount of any excess paid. Non-German tax resident CureVac shareholders could under certain circumstances have German filing obligations.

Income and dividend withholding tax aspects for CureVac shareholders who do not tender their CureVac shares in the offer

Following the expiration of the subsequent offering period, the post-offer reorganization will be implemented, including the legal downstream merger, which merger includes an allotment of shares, together with a cancellation. It is assumed for all purposes herein that New Topco is tax resident in Germany at all relevant points in time when taxable events may occur.

Legal downstream merger

Taxes on Income and Capital Gains

CureVac shareholders holding their shares as private assets (Privatvermögen) and who do not tender their CureVac shares in the offer would generally not be subject to German income tax as a result of the legal downstream merger.

For individuals holding CureVac shares as business assets, the tax aspects described above under the section “Material German Tax Considerations — Material German income tax consequences of the offer and the post-offer reorganization for CureVac shareholders — Income and dividend withholding tax aspects for CureVac shareholders who tender their CureVac shares in the offer — Taxes on Income and Capital Gains — German tax resident CureVac shareholders — CureVac shares held as Business Assets by Individual Shareholders (Sole Proprietors)” apply accordingly. These rules also apply if a shareholder, or, in the case of a gratuitous acquisition, the shareholder’s legal predecessor, directly or indirectly has held at least 1% of the share capital of CureVac at any time during the five years preceding the legal downstream merger. For corporations and partnerships holding CureVac shares, the tax aspects described above under the sections “Material German Tax Considerations — Material German income tax consequences of the offer and the post-offer reorganization for CureVac shareholders — Income and dividend withholding tax aspects for CureVac shareholders who tender their CureVac shares in the offer — Taxes on Income and Capital Gains — German tax resident CureVac shareholders — CureVac shares held by Corporations and CureVac shares held by Partnerships” apply accordingly. Upon certain conditions, such as the exercise of election rights, the legal downstream merger may not lead to an otherwise taxable capital gain.

Cancellation

Taxes on Income and Capital Gains

Based on a view taken in German tax literature in relation to German shares, the cancellation of shares should be classified as a taxable disposal for German tax purposes. The principles with respect to capital gains that are described below in section “Material German Tax Considerations — Material German income tax consequences for holders of BioNTech ADSs — Taxation of holders not tax resident in Germany — German income and withholding taxation of capital gains of holders not tax resident in Germany” for non-German tax resident shareholders and below in section “Material German Tax Considerations — Material German income tax consequences for holders of BioNTech ADSs — Taxation of holders tax resident in Germany” for German tax resident shareholders should apply accordingly. However, there is a risk that the German tax authorities or German tax courts qualify the receipt of BioNTech ADSs and cash in lieu of fractional BioNTech ADSs as cancellation consideration as a generally taxable dividend. In such case, the principles stated below in section

“Material German Tax Considerations — Material German income tax consequences for holders of BioNTech ADSs — Taxation of holders not tax resident in Germany — German withholding taxation of dividends of holders not tax resident in Germany” for non-German tax resident shareholders and below in section “Material German Tax Considerations — Material German income tax consequences for holders of BioNTech ADSs — Taxation of holders tax resident in Germany” for German tax resident with respect to income tax on dividend income should apply accordingly.

Withholding Tax

In the event the cancellation is classified as a disposal for German tax purposes, the principles stated below in section “Material German Tax Considerations — Material German income tax consequences for holders of BioNTech ADSs — Taxation of holders not tax resident in Germany — German income and withholding taxation of capital gains of holders not tax resident in Germany” for non-German tax resident shareholders and below in section “Material German Tax Considerations — Material German income tax consequences for holders of BioNTech ADSs — Taxation of holders tax resident in Germany” for German tax resident shareholders with respect to withholding tax on capital gains should apply to the receipt of BioNTech ADSs pursuant to the cancellation. However, the receipt of cash in lieu of fractional BioNTech ADSs as part of the cancellation consideration would generally be subject to German withholding tax at a rate of 25% plus solidarity surcharge of 5.5%, resulting in an aggregate withholding tax of 26.375% (plus church tax, if any). Such German withholding tax on capital gains would generally be levied by the applicable German disbursing agent (i.e., the German credit institution, financial services institution, or securities institution through which the recipient holds its CureVac shares) rather than New Topco. For certain German shareholders, withholding tax may not be final but still needs to be deducted.

In the event the German tax authorities (for example, during a tax audit of New Topco or a cancellation consideration recipient) or German tax courts were to qualify the receipt of cancellation consideration as a generally taxable dividend, the cancellation consideration would generally be subject to the aggregate withholding tax rate of 26.375% (plus church tax, if applicable), and the principles stated below in section “Material German Tax Considerations — Material German income tax consequences for holders of BioNTech ADSs — Taxation of holders not tax resident in Germany — German withholding taxation of dividends of holders not tax resident in Germany” for non-German tax resident shareholders and below in section “Material German Tax Considerations — Material German income tax consequences for holders of BioNTech ADSs — Taxation of holders tax resident in Germany” for German tax resident shareholders with respect to withholding tax on dividend income should apply accordingly. Under such circumstances, the applicable German disbursing agent (where there is one) or New Topco (otherwise) would have an obligation to withhold. In the event New Topco had the obligation to withhold, New Topco could be held liable for such unremitted withholding tax (and could seek to be made whole by the cancellation consideration recipients). In addition, the cancellation consideration recipients could be held liable by the German tax authorities.

Other German tax aspects for CureVac shareholders or New Topco shareholders

No German transfer tax, stamp duty, or any other similar documentary tax or duty is payable in Germany by a CureVac shareholder or New Topco shareholder in connection with the offer or any post-offer reorganization, as applicable. Disposals of shares are generally exempt from German VAT.

Material German income tax consequences for holders of BioNTech ADSs

Taxation of holders not tax resident in Germany

The following discussion describes selected German tax consequences of acquiring the BioNTech ADSs, owning the BioNTech ADSs and disposing of the BioNTech ADSs to a holder that is not tax resident in Germany.

This discussion does not address the treatment of BioNTech ADSs that are (i) held in connection with a permanent establishment or fixed base through which a non-German resident holder of BioNTech ADSs carries on business or performs personal services in Germany or (ii) part of business assets for which a permanent representative in Germany has been appointed.

General rules for the taxation of holders not tax resident in Germany

Non-German resident holders of BioNTech ADSs are subject to a German limited tax liability with respect to German source income (beschränkte Steuerpflicht). According to the ADR Tax Circular, income from the shares should be attributed to the holder of the BioNTech ADSs for German tax purposes. Income from the BioNTech ADSs would be treated as German source income and would generally be subject to German limited tax liability.

German withholding taxation of dividends of holders not tax resident in Germany

Generally, the full amount of a dividend distributed by BioNTech to a non-German resident holder, which does not maintain a permanent establishment or other taxable presence in Germany, is subject to (final) German withholding tax at an aggregate rate of 26.375% (that amount consists of 25% on dividends distributed plus solidarity surcharge of 5.5% on the amount of the withholding tax) plus church tax, if applicable. The basis for the withholding tax is generally the dividend approved for distribution by our general shareholder’s meeting. German withholding tax is withheld and remitted to the German tax authorities by (i) the disbursing agent (i.e., the German credit institution, financial services institution, or securities institution) that holds or administers the underlying shares in custody and (a) disburses or credits the dividend income from the underlying shares, (b) disburses or credits the dividend income from the underlying shares on delivery of the dividend coupons or (c) disburses such dividend income to a foreign agent; or (ii) the central securities depository (Wertpapiersammelbank) in terms of the German Depositary Act (Depotgesetz) holding the underlying shares in a collective deposit, if such central securities depository disburses the dividend income from the underlying shares to a foreign agent, regardless of whether a holder must report the dividend for tax purposes and regardless of whether or not a holder is a resident of Germany; or (iii) the debtor of the capital gains under further requirements. Dividend payments, to the extent funded from BioNTech’s tax-recognized contribution account (steuerliches Einlagekonto), subject to certain prerequisites, do not form part of the taxable dividend income but should lower the holder’s acquisition costs for the BioNTech ADSs.

Where dividends are distributed to a company resident in another member state of the EU within the meaning of Article 2 of Council Directive 2011/96/EU of November 30, 2011, on the common system of taxation applicable in the case of parent companies and subsidiaries of different Member States, as amended, which we refer to as the Parent Subsidiary Directive, withholding of the dividend withholding tax may not be required (withholding tax exemption) or may be refunded, in each case only upon application and provided that certain additional requirements are met. This also applies to dividends distributed to a permanent establishment located in another member state of the EU of such parent company or of a parent company that is tax resident in Germany, if the interest in the dividend paying subsidiary is part of the respective permanent establishment’s business assets. Further prerequisites for the exemption from withholding at the source or a refund of withholding tax under the Parent Subsidiary Directive are that the holder has directly held at least 10% of BioNTech’s registered share capital uninterruptedly for twelve months at the time at which the withholding tax arises and that the German Federal Central Tax Office (Bundeszentralamt für Steuern), with its registered office in An der Küppe 1, 53225 Bonn, Germany, has certified to the creditor of the dividends, based upon an application filed by such creditor on the officially prescribed electronic form, that the prerequisites for exemption have been met. The exemption from, or the refund of, withholding taxes on dividends is subject to the German anti-treaty shopping rules. These rules, inter alia, generally require that a holder maintains its own administrative substance in the country of its tax residence and conducts its own business activities.

The dividend withholding tax rate for dividends paid to holders of BioNTech ADSs without a tax residence in Germany may be reduced in accordance with any applicable double taxation treaty between Germany and the relevant holder’s country of residence, provided that the BioNTech ADSs are neither held as part of the business assets of a permanent establishment in Germany nor as part of the business assets for which a permanent representative in Germany has been appointed. The reduction in the dividend withholding tax is generally obtained by applying electronically to the German Federal Central Tax Office at the aforementioned offices for a refund of the difference between the dividend withholding tax withheld, including the solidarity surcharge and the amount of withholding tax actually owed under the applicable double taxation treaty, which usually amounts to between 5% and 15%. Depending on the applicable double taxation treaty, a reduced withholding tax rate may be applicable in the tax withholding process, if the holder of BioNTech ADSs has electronically applied for and received an exemption certificate from the German Federal Central Tax Office. The applicable double taxation treaty may also provide for a full exemption from the German dividend withholding tax if the relevant holder of BioNTech ADSs has directly held at least 10% of the BioNTech’s registered share capital and if further prerequisites are met. Corporations that are not tax resident in Germany may upon application, and subject to certain requirements, receive a refund of two fifths of the dividend withholding tax that was withheld and remitted to the tax authorities subject to certain requirements. This applies regardless of any further reduction or exemption provided for under the Parent Subsidiary Directive or a double taxation treaty.

Foreign corporations will generally have to meet certain prerequisites, i.e., stringent substance criteria, defined by statute, in order to receive an exemption from, or (partial) refund of, German dividend withholding tax.

However, it should be noted that there is uncertainty as to how the German tax authorities will apply the refund process to dividends on the BioNTech ADSs with respect to non-German resident holders. Further, such refund is subject to the German anti-avoidance treaty shopping rule (as described below in the section “Material German Tax Considerations — Material German income tax consequences for holders of BioNTech ADSs — Taxation of holders not tax resident in Germany — Withholding tax refund for holders not tax resident in Germany”).

German income and withholding taxation of capital gains of holders not tax resident in Germany

The capital gains from the disposition of the BioNTech ADSs realized by a non-German resident holder, which does not maintain a permanent establishment or other taxable presence in Germany, would be treated as German source income and be subject to German limited tax liability if the BioNTech ADSs qualify as a qualifying participation. A qualifying participation exists if a holder at any time during the five years preceding the disposition, directly or indirectly, owned at least 1% of BioNTech’s share capital, irrespective of whether through the BioNTech ADSs or shares of BioNTech. If such holder had acquired the BioNTech ADSs without consideration, the previous owner’s holding period and quota would be taken into account.

German statutory law requires the disbursing agent to levy withholding tax on capital gains from the sale of BioNTech ADSs or other securities held in a custodial account in Germany. With regard to the German taxation of capital gains, disbursing agent means a German credit institution, financial services institution, or securities institution that holds the BioNTech ADSs in custody or administers the BioNTech ADSs for the investor or conducts sales or other dispositions and disburses or credits the income from the BioNTech ADSs to the holder of the ADSs. The German statutory law does not explicitly condition the obligation to withhold taxes on capital gains being subject to taxation in Germany under German statutory law or on an applicable income tax treaty permitting Germany to tax such capital gains.

However, a circular issued by the German Federal Ministry of Finance, dated May 19, 2022, reference number IV C 1-S2252/19/10003:009, as most recently amended by circular dated May 14, 2025, reference number IV C 1-S2252/00075/016/070, provides that taxes need not be withheld upon a disposal when a non-German tax resident holder has shares in a domestic custody account even if the non-German tax resident holder owns at least 1% of the share capital of a German corporation. While circulars issued by the German Federal Ministry of Finance are generally only to be adhered to by the German tax authorities but are, for example, not binding on the German courts, in practice, the disbursing agents nevertheless typically rely on guidance contained in such circulars. Therefore, a disbursing agent would only withhold tax at 26.375% plus church tax, if applicable, on capital gains derived by a non-resident holder from the sale of BioNTech ADSs held in a custodial account in Germany in the event that the disbursing agent did not follow the abovementioned guidance. In this case, the non-resident holder may be entitled to claim a refund of the withholding tax from the German tax authorities under the applicable double taxation treaty, as described below in the section “Material German Tax Considerations — Material German income tax consequences for holders of BioNTech ADSs — Taxation of holders not tax resident in Germany — Withholding tax refund for holders not tax resident in Germany.” A refund of taxes withheld on capital gains from the disposition of the BioNTech ADSs which do not qualify as qualifying participations may also be claimed based on German statutory domestic law.

Withholding tax refund for holders not tax resident in Germany

Holders not tax resident in Germany may generally be eligible for treaty benefits under applicable double taxation treaties, as described above in the section “Material German Tax Considerations — Material German income tax consequences for holders of BioNTech ADSs — Taxation of holders not tax resident in Germany —Taxation of holders not tax resident in Germany.” Accordingly, holders not tax resident in Germany may in general be entitled to claim a refund of (i) the portion of the otherwise applicable 26.375% German withholding tax (Kapitalertragsteuer) on dividends that exceeds the applicable double taxation treaty rate and (ii) the full amount of German withholding tax (Kapitalertragsteuer) on capital gains from the disposition of BioNTech ADSs. The application for such claim is generally to be filed with the Federal Central Office of Taxation (Bundeszentralamt für Steuern) within four years after the end of the calendar year in which the capital gains or dividends have been received (bezogen).

However, in respect of dividends, the refund described in the preceding paragraph is only possible if, due to special rules on the restriction of withholding tax credit, the following three cumulative requirements are met: (i) the holder must qualify as beneficial owner of the BioNTech ADSs for an uninterrupted minimum holding period of 45 days within a period starting 45 days prior to and ending 45 days after the due date of the dividends, (ii) the holder has to bear at least 70% of the change in value risk related to the BioNTech ADSs during the minimum holding period as described under (i) of this paragraph and has not entered into (acting by itself or through a related party) hedging transactions which lower the change in value risk by more than 30%, and (iii) the holder must not be obliged to fully or largely compensate directly or indirectly the dividends to third parties. If these requirements are not met, then for a holder not being tax-resident in Germany who applied for a full or partial refund of the withholding tax pursuant to a double taxation treaty, no refund is available. This restriction generally does only apply if (a) the German tax underlying the refund application is below a tax rate of 15% based on the gross amount of the dividends and (b) the holder does not directly own 10% or more of the shares of BioNTech and is subject to income taxes in its state of residence, without being tax-exempt. The restriction of the withholding tax refund does not apply if the holder has beneficially owned the BioNTech ADSs for at least one uninterrupted year until receipt (Zufluss) of the dividends.

In general, as previously discussed, investors should note that it is unclear how the German tax administration will apply the refund process to dividends on the BioNTech ADSs. Further, such refund is subject to the German anti treaty shopping rule. Generally, this rule requires that the non-German holder (in case it is a non-German resident company) maintains its own administrative substance and conducts its own business activities. In particular, a foreign company has no right to a full or partial refund to the extent persons holding ownership interests in BioNTech would not be entitled to the refund if they derived the income directly and the gross income realized by the foreign company is not caused by the business activities of the foreign company, and there are either no economic or other considerable reasons for the interposition of the foreign company, or the foreign company does not participate in general commerce by means of a business organization with resources appropriate to its business purpose. However, this shall not apply if the foreign company’s principal class of stock is regularly traded in substantial volume on a recognized stock exchange. Whether or not and to which extent the anti-treaty shopping rule applies to the BioNTech ADSs has to be analyzed on a case by case basis taking into account all relevant tests. In addition, the interpretation of these tests is disputed.

Due to the legal structure of the BioNTech ADSs, only limited guidance from the German tax authorities exists on the practical application of the refund process with respect to the BioNTech ADSs and the respective limitations. Recently, the German tax authorities have indicated that for ADR programs (which are considered comparable to ADS programs) a collective tax certificate in connection with a withholding of tax amounts may no longer be issued by the domestic depositary of the shares upon request of the foreign depositary agents. Rather, individual tax certificates need to be issued which might delay a potential refund procedure. Moreover, the simplified refund procedure based on electronic data exchange (Datenträgerverfahren) for claims for reimbursement based on ADRs has been suspended temporarily by the tax authorities.

Taxation of holders tax resident in Germany

This subsection provides an overview of dividend taxation and of capital gains taxation with regard to the general principles applicable to BioNTech ADS holders that are tax resident in Germany. A holder is a German tax resident if, in case of an individual, he or she maintains a domicile (Wohnsitz) or a usual residence (gewöhnlicher Aufenthalt) in Germany or if, in case of a corporation, it has its place of management (Geschäftsleitung) or registered seat (Sitz) in Germany.

The German dividend and capital gains taxation rules applicable to German tax residents require a distinction between BioNTech ADSs held as private assets (Privatvermögen) and BioNTech ADSs held as business assets (Betriebsvermögen).

BioNTech ADSs as private assets (Privatvermögen)

If the BioNTech ADSs are held as private assets by a German tax resident, dividends and capital gains (other than capital gains from the disposition of a Qualifying Participation) are taxed as investment income and are principally subject to 25% German flat income tax on capital income (Abgeltungsteuer) (plus a 5.5% solidarity surcharge (Solidaritätszuschlag) thereon, resulting in an aggregate rate of 26.375%) plus church tax, if applicable, which is levied in the form of withholding tax (Kapitalertragsteuer). In other words, once deducted, the holder’s income tax liability on the dividends will be settled. Dividend payments to the extent funded from BioNTech’s tax-recognized contribution account (steuerliches Einlagekonto), subject to certain prerequisites, do not form part of the taxable dividend income but should lower the holder’s acquisition costs for the BioNTech ADSs.

Holders of BioNTech ADSs may apply to have their capital investment income assessed in accordance with the general rules and with an individual’s personal income tax rate if this would result in a lower tax burden in which case actually incurred expenses are not deductible. The holder would be taxed on gross personal investment income (including dividends or gains with respect to BioNTech ADSs), less the saver’s allowance of €1,000 for an individual or €2,000 for a married couple and a registered civil union (eingetragene Lebenspartnerschaft) filing taxes jointly. The deduction of expenses related to the investment income (including dividends or gains with respect to BioNTech ADSs) is generally not possible for private investors.

Losses resulting from the disposal of BioNTech ADSs can only be offset against capital gains from the sale of any shares (Aktien) and other ADSs. If, however, a holder holds a Qualifying Participation, 60% of any capital gains resulting from the sale and transfer are taxable at the holder’s personal income tax rate (plus 5.5% solidarity surcharge thereon) plus church tax, if applicable. Conversely, 60% of any capital losses are recognized for tax purposes.

Since 2021, the basis for the calculation of the solidarity surcharge (Solidaritätszuschlag) has been reduced for certain individual persons being subject to tax assessments (other than withholding taxes), and in certain cases, the solidarity surcharge has been abolished. However, the abolition or reduction of the solidarity surcharge is not applicable to corporations. In addition, the abolition or reduction of the solidarity surcharge will not affect withholding taxes. Solidarity surcharge will still be levied at 5.5% on the full withholding tax amount and withheld accordingly. There will not be any separate refund of such withheld solidarity surcharge (regardless of the aforementioned exemption limits) in case the withholding tax cannot be refunded either.

Church tax generally has to be withheld, if applicable, based on an automatic data access procedure, unless the holder of BioNTech ADSs has filed a blocking notice (Sperrvermerk) with the Federal Central Tax Office. Where church tax is not levied by way of withholding, it is determined by means of income tax assessment.

BioNTech ADSs as business assets (Betriebsvermögen)

In case the BioNTech ADSs are held as business assets, the taxation depends on the legal form of the holder (i.e., whether the holder is a corporation or an individual).

Irrespective of the legal form of the holder, dividends are subject to the aggregate withholding tax rate of 26.375% plus church tax, if applicable. The withholding tax is generally creditable against the respective holder’s corporate income tax or income tax liability. Due to special rules on the restriction of withholding tax credits in respect of dividends, a full withholding tax credit requires that the following three cumulative requirements are met: (i) the holder must qualify as beneficial owner of the BioNTech ADSs for an uninterrupted minimum holding period of 45 days occurring within a period starting 45 days prior to and ending 45 days after the due date of the dividends, (ii) the holder has to bear at least 70% of the change in value risk related to the BioNTech ADSs during the minimum holding period as described under (i) of this paragraph and has not entered into (acting by itself or through a related party) hedging transactions which lower the change in value risk for more than 30%, and (iii) the holder must not be obliged to fully or largely compensate directly or indirectly the dividends to third parties. If these requirements are not met, three-fifths of the withholding tax imposed on the dividends must not be credited against the holder’s corporate income tax or income tax liability, but may, upon application, be deducted from the holder’s tax base for the relevant tax assessment period. A holder that is generally subject to German income tax or corporate income tax and that has received gross dividends without any deduction of withholding tax due to a tax exemption without qualifying for a full tax credit under the aforementioned requirements has to notify the competent local tax office accordingly, has to file withholding tax returns for a withholding tax of 15% in accordance with statutory formal requirements and has to make a payment in the amount of the omitted withholding tax deduction. The special rules on the restriction of withholding tax credit (and the corresponding notification and payment obligations) do not apply to a holder whose overall dividend earnings within an assessment period do not exceed €20,000 or that has been the beneficial owner of the BioNTech ADSs for at least one uninterrupted year until receipt (Zufluss) of the dividends.

To the extent the amount withheld exceeds the income tax liability, the withholding tax may be refunded, provided that certain requirements are met (including the aforementioned requirements).

Special rules apply to credit institutions (Kreditinstitute), financial services institutions (Finanzdienstleistungsinstitute), financial enterprises (Finanzunternehmen), life insurance and health insurance companies, and pension funds.

In principle, dividends that a corporation receives from German or foreign corporations are subject to corporate income tax (and solidarity surcharge thereon) at a rate of 15.825% and also subject to trade tax at a rate depending on the multiplier applied by the relevant municipality. However, with regard to holders in the legal form of a corporation, capital gains are in general effectively 95% tax exempt from corporate income tax (including solidarity surcharge). Dividends are also generally 95% tax exempt from corporate income tax (including solidarity surcharge), inter alia, if the holder held at least 10% of the registered share capital (Grundkapital oder Stammkapital) of BioNTech at the beginning of the calendar year, such dividends which we refer to as qualifying dividends. Five percent of the capital gains and five percent of the qualifying dividends are treated as non-deductible business expenses, respectively, and, as such, are subject to corporate income tax (plus solidarity surcharge thereon); actual business expenses incurred to generate dividends may be deducted. The acquisition of a participation of at least 10% in the course of a calendar year is deemed to have occurred at the beginning of such calendar year for the determination of whether a dividend is a qualifying dividend. Participations in the share capital of BioNTech held through a partnership, including co-entrepreneurships (Mitunternehmerschaften), are attributable to the respective partner only on a pro rata basis at the ratio of its entitlement to the profits of the partnership.

Capital gains and dividend income of a German tax resident corporation are generally subject to German trade tax at a rate depending on the multiplier applied by the relevant municipality. The aforementioned 95% exemption for capital gains generally applies also for trade tax purposes. However, the amount of any dividends after deducting business expenses related to the dividends is not subject to trade tax if the corporation held at least 15% of BioNTech’s registered share capital at the beginning of the relevant tax assessment period. In this case, the aforementioned exemption of 95% of the dividend income also applies for trade tax purposes. Losses from the sale of BioNTech ADSs are generally not tax deductible for corporate income tax and trade tax purposes.

With regard to individuals holding BioNTech ADSs as business assets, 60% of dividends and capital gains are taxed at the individual’s personal income tax rate (plus 5.5% solidarity surcharge thereon). Correspondingly, only 60% of business expenses related to the dividends and capital gains as well as losses from the sale of BioNTech ADSs are principally deductible for income tax purposes. Since 2021, the basis for the calculation of the solidarity surcharge (Solidaritätszuschlag) has been reduced for certain individual persons being subject to tax assessments (other than withholding taxes), and in certain cases, the solidarity surcharge has been abolished, subject to the limitations described above in the section “Material German Tax Considerations — Material German income tax consequences for holders of BioNTech ADSs — Taxation of holders tax resident in Germany — German tax resident CureVac shareholders — BioNTech ADSs as Private Assets (Privatvermögen).” The dividend income and 60% of the capital gains are generally subject to trade tax, which is fully or partly creditable against the individual’s personal income tax by a lump-sum method. Dividends (after deduction of business expenses economically related thereto) are exempt from trade tax if the holder held at least 15% of BioNTech’s registered share capital at the beginning of the relevant tax assessment period.

German inheritance and gift tax (Erbschaft- und Schenkungsteuer)

The transfer of BioNTech ADSs to another person by inheritance or gift generally should be subject to German inheritance and gift tax only if:

•

the decedent or donor or heir, beneficiary or other transferee (i) maintained his or her domicile or a usual residence in Germany, (ii) had its place of management or registered office in Germany at the time of the transfer, (iii) is a German citizen who has spent no more than five consecutive years (this term is extended to ten years for German expatriates with residence in the United States) outside of Germany without maintaining a domicile in Germany, or (iv) is a German citizen who serves for a German entity established under public law and is remunerated for his or her service from German public funds (including family members who form part of such person’s household, if they are German citizens) and is only subject to estate or inheritance tax in his or her country of domicile or usual residence with respect to assets located in such country (special rules apply to certain former German citizens who neither maintain a domicile nor have their usual residence in Germany);

•

at the time of the transfer, the BioNTech ADSs are held by the decedent or donor as business assets forming part of a permanent establishment in Germany or for which a permanent representative in Germany has been appointed; or

•

the BioNTech ADSs subject to such transfer form part of a portfolio that represents at the time of the transfer 10% or more of the registered share capital of BioNTech and that has been held directly or indirectly by the decedent or donor, either alone or together with related persons.

Special provisions apply to certain German citizens living outside of Germany and former German citizens.

Other taxes

No German transfer tax, value-added tax, stamp duty, or similar taxes are assessed on dividend payments.

Responsibility of BioNTech for the withholding of tax at source

BioNTech does not assume any responsibility for the deduction of withholding tax (including the solidarity surcharge and, if applicable, the church tax thereon) at source, in accordance with the statutory law.

MATERIAL DUTCH TAX CONSIDERATIONS

Material Dutch Income Tax Consequences of the Offer and the Post-Offer Reorganization for CureVac Shareholders

This summary solely addresses certain material Dutch tax consequences of the offer and the post-offer reorganization for the CureVac shareholders and does not purport to describe every aspect of taxation that may be relevant to a particular shareholder. This summary does not describe any Dutch tax consequences arising from the Dutch Minimum Tax Act 2024 (the Dutch implementation of Council Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the EU) which may be relevant for a particular shareholder. Tax matters are complex, and the tax consequences of the offer and the post-offer reorganization to a particular CureVac shareholder will depend in part on such shareholder’s circumstances. Accordingly, CureVac shareholders are urged to consult their tax advisor for a full understanding of the tax consequences of the offer or the post-offer reorganization to them, including the applicability and effect of Dutch tax laws, in light of their particular circumstances.

Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law. Where in this summary the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands. This summary assumes that BioNTech, CureVac, and New Topco are organized, and that their respective businesses will be conducted, in the manner outlined in this offer. It is further assumed that New Topco is regarded as a tax resident of Germany exclusively under the double tax treaty between Germany and the Netherlands. A change to such organizational structure, tax residency, or to the manner in which BioNTech, CureVac, or New Topco conducts its business may invalidate the contents of this summary, which will not be updated to reflect any such change.

This summary is based on the tax law of the Netherlands (unpublished case law not included) as it stands at the date of this offer. The tax law upon which this summary is based, is subject to changes, possibly with retroactive effect. Any such change may invalidate the contents of this summary, which will not be updated to reflect such change.

This summary does not address the Dutch tax consequences for a CureVac shareholder or a New Topco shareholder who:

•	is a person who may be deemed an owner of CureVac shares or New Topco A shares for Dutch tax purposes pursuant to specific statutory attribution rules in Dutch tax law;

•	is, although in principle subject to Dutch corporate income tax, in whole or in part, specifically exempt from that tax in connection with income from CureVac shares or New Topco A shares;

•	is an investment institution as defined in the Dutch Corporate Income Tax Act 1969;

•	is an entity that, although in principle subject to Dutch corporate income tax, is fully or partly exempt from Dutch corporate income tax;

•

owns CureVac shares or New Topco A shares in connection with a membership of a management board or a supervisory board, an employment relationship, a deemed employment relationship, or management role;

•

has a substantial interest in CureVac or New Topco, or a deemed substantial interest in CureVac or New Topco, as the case may be, for Dutch tax purposes. Generally, a person holds a substantial interest if (i) such person — either alone or, in the case of an individual, together with such person’s partner or any of such person’s relatives by blood or by marriage in the direct line (including foster-children) or of those of such person’s partner for Dutch tax purposes — owns or is deemed to own, directly or indirectly, five percent or more of the shares or of any class of shares of CureVac or New Topco, as the case may be, or rights to acquire, directly or indirectly, such an interest in the shares CureVac or New Topco, as the case may be, or profit participating certificates relating to five percent or more of the annual profits or to five percent or more of the liquidation proceeds of CureVac or New Topco, as the case may be, or (ii) such person’s shares, rights to acquire shares, or profit participating certificates in CureVac or New Topco, as the case may be, are held by such person following the application of a non-recognition provision; or

•	is for Dutch tax purposes taxable as a corporate entity and resident of Aruba, Curaçao, or Sint Maarten.

Income and dividend withholding tax aspects for CureVac shareholders who tender their CureVac shares in the offer

(a)	Taxes on Income and Capital Gains

Resident CureVac shareholders

A CureVac shareholder who is resident or deemed to be resident in the Netherlands for Dutch tax purposes is fully subject to Dutch income tax, if such shareholder is an individual, or fully subject to Dutch corporate income tax, if such shareholder is a corporate entity, or an entity, including an association, a partnership, or a mutual fund, taxable as a corporate entity, as described in the summary below.

Individuals deriving profits or deemed to be deriving profits from an enterprise

Any benefits derived or deemed to be derived from or in connection with CureVac shares, including as a result of tendering CureVac shares in connection with the offer, that are attributable to an enterprise from which an individual derives profits, whether as an entrepreneur or pursuant to a co-entitlement to the net value of an enterprise, other than as a shareholder, are generally subject to Dutch income tax at progressive rates up to 49.5%.

Individuals deriving benefits from miscellaneous activities

Any benefits derived or deemed to be derived from or in connection with CureVac shares, including as a result of tendering CureVac shares in connection with the offer, that constitute benefits from miscellaneous activities by an individual are generally subject to Dutch income tax at progressive rates up to 49.5%.

An individual may, inter alia, derive, or be deemed to derive, benefits from or in connection with CureVac shares that are taxable as benefits from miscellaneous activities if such individual’s investment activities go beyond regular active portfolio management.

Other individuals

If a CureVac shareholder is an individual whose situation has not been discussed before in this section “Material Dutch Tax Considerations — Income and dividend withholding tax aspects for CureVac shareholders who tender their shares in the offer — Taxes on Income and Capital Gains — Resident CureVac shareholders”, the value of such shareholder’s CureVac shares forms part of the yield basis for purposes of tax on benefits from savings and investments. A deemed benefit, which is calculated on the basis of a holder’s actual bank savings plus such holder’s actual other investments (including the value of such holder’s CureVac shares), minus such holder’s actual liabilities whilst taking into account a deemed benefit for each of these categories, is taxed at the rate of 36%. For the year 2025, the estimated deemed benefit rate for actual bank savings is 1.44%, the deemed benefit rate for actual other investments is 5.88%, and the estimated deemed benefit rate for actual liabilities is 2.62%. The estimated deemed return percentages will be confirmed at a future date. Actual benefits derived from or in connection with their CureVac shares, including as a result of tendering their CureVac shares in connection with the offer, are in principle not subject to Dutch income tax.

However, on June 6 and 14, 2024, the Dutch Supreme Court (Hoge Raad) ruled that the Dutch income tax regime for savings and investments as described above, which we refer to as the box 3 regime, in certain specific circumstances contravenes with Section 1 of the First Protocol to the European Convention on Human Rights in combination with Section 14 of the European Convention on Human Rights, which we refer to as the rulings. In the rulings, the Dutch Supreme Court introduced a rebuttal provision (tegenbewijsregeling) pursuant to which taxpayers have the possibility to demonstrate that the actual return realized by the taxpayer in respect of their investments assets (as calculated in line with the rules as set out in the rulings), is less than the deemed return realized by the taxpayer in respect of those assets (as calculated in accordance with the rules of the box 3 regime). The rebuttal provision introduced by the Dutch Supreme Court as well as the rules set out in the rulings have been implemented in Dutch tax law pursuant to the Dutch Box 3 Rebuttal Scheme Act (Wet tegenbewijsregeling box 3). If the taxpayer successfully demonstrates that the actual return is less than the deemed return (using a standardized form), the taxpayer will be taxed on the actual return instead of the deemed return. Therefore, CureVac shareholders who are taxed in this manner with respect to their shares are advised to consult a professional tax advisor.

Corporate entities

Any benefits derived or deemed to be derived from or in connection with CureVac shares, including as a result of tendering their CureVac shares in connection with the offer, that are held by a corporate entity, or an entity, including an association, a partnership, or a mutual fund, taxable as a corporate entity, are generally subject to Dutch corporate income tax.

General

A CureVac shareholder will not be deemed to be resident in the Netherlands for Dutch tax purposes by reason only of the execution and/or enforcement of the documents relating to the offer.

Non-resident CureVac shareholders

Individuals

If a CureVac shareholder is an individual who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch income tax, they will not be subject to Dutch income tax in respect of any benefits derived or deemed to be derived from or in connection with CureVac shares, except if:

•

they derive profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net value of such enterprise, other than as a shareholder, and such enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and their CureVac shares are attributable to such permanent establishment or permanent representative; or

•	they derive benefits or is deemed to derive benefits from or in connection with CureVac shares that are taxable as benefits from miscellaneous activities performed in the Netherlands.

Corporate entities

If a CureVac shareholder is a corporate entity, or an entity including an association, a partnership, or a mutual fund, taxable as a corporate entity, which is neither resident, nor deemed to be resident in the Netherlands for purposes of Dutch corporate income tax, it will not be subject to Dutch corporate income tax in respect of any benefits derived or deemed to be derived from or in connection with CureVac shares, except if:

•

it derives profits from an enterprise directly which is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and to which permanent establishment or permanent representative its CureVac shares are attributable; or

•

it derives profits pursuant to a co-entitlement to the net value of an enterprise which is managed in the Netherlands, other than as a holder of securities, and to which enterprise its CureVac shares are attributable.

(b)	Dividend Withholding Tax

No Dutch dividend withholding tax will be withheld or deducted from the payment of the offer consideration by BioNTech to the CureVac shareholders in respect of a disposal of the CureVac shares under the offer.

Income and dividend withholding tax aspects for CureVac shareholders who do not tender their CureVac shares in the offer

Following the expiration of the subsequent offering period, the post-offer reorganization will be implemented, including the legal downstream merger, which merger includes an allotment of New Topco A shares, together with a cancellation against payment of the cancellation consideration.

Legal downstream merger

Taxes on Income and Capital Gains

The Dutch income tax and corporate income tax consequences for CureVac shareholders in respect of a disposal of the CureVac shares under the legal downstream merger are in principle similar to the Dutch tax treatment of the disposal of the CureVac shares in connection with the offer, unless roll-over relief is available in respect of any gain realized in connection with the legal downstream merger.

Dividend Withholding Tax

No Dutch dividend withholding tax is due upon a disposal of the CureVac shares under the legal downstream merger or in respect of receipt of New Topco A shares pursuant to the legal downstream merger.

Cancellation

Taxes on Income and Capital Gains

The Dutch income tax and corporate income tax consequences of the cancellation for a New Topco A shareholder are in principle similar to the Dutch tax treatment of the disposal of CureVac shares in connection with the offer.

Dividend Withholding Tax

New Topco is generally required to withhold Dutch dividend withholding tax at a rate of 15% on dividends distributed by it, subject to potential relief under Dutch domestic law, EU law, or an applicable Dutch income tax treaty, depending on the particular individual circumstances of the relevant New Topco shareholder. The term “dividends distributed by New Topco” as used in this paragraph includes, but is not limited to, payments (in cash or in kind) made pursuant to the cancellation of the New Topco A shares that exceed the fiscally recognized capital immediately prior to the cancellation effective time.

The fiscally recognized capital of New Topco is, immediately following the merger effective time, equal to the capital contributed to New Topco upon its incorporation, plus (i) the fiscally recognized capital of CureVac at the time of the legal downstream merger, or (ii) if lower, the fair market value of CureVac at such time. It is currently expected that the fiscally recognized capital of New Topco will be increased at most by an amount equal to the fair market value of CureVac at the time of the legal downstream merger.

In the event the cancellation consideration per New Topco A share exceeds the fiscally recognized capital of the New Topco A shares immediately prior to the cancellation effective time, the excess will, in principle, be subject to Dutch dividend withholding tax.

However, as long as New Topco has its place of effective management in Germany and is therefore exclusively considered a tax resident of Germany under the double tax treaty between Germany and the Netherlands, as currently expected, the Netherlands will be restricted from imposing Dutch dividend withholding tax in respect of the cancellation consideration, except in the event the cancellation consideration is paid to (i) a shareholder who is resident or deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporate income tax purposes, or (ii) a shareholder who is not resident nor deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporate income tax purposes but who derives profits from an enterprise which enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, to which its New Topco A shares are attributable.

In order to apply this regime correctly, New Topco needs to identify its shareholders to assess whether they are Dutch resident holders and Dutch PE holders. As a practical matter, New Topco will not be able to make this confirmation with certainty prior to the cancellation effective time. Therefore, by default, Dutch dividend withholding tax will be withheld on the cancellation consideration if and to the extent the cancellation consideration exceeds the fiscally recognized capital of the New Topco A shares immediately prior to the cancellation effective time.

As long as New Topco has its place of effective management in Germany and is therefore exclusively considered a tax resident of Germany under the double tax treaty between Germany and the Netherlands, as currently expected, shareholders who are neither a Dutch resident holder nor a Dutch PE holder may be able to reclaim any Dutch dividend withholding tax withheld from the cancellation consideration via New Topco. See “The Offer — The Post-Offer Reorganization and the New Topco U.S. Tax Election” for more detail.

Dutch resident holders and Dutch PE holders may be eligible for a (partial) refund from the Dutch tax authorities directly, depending on the particular individual circumstances of the relevant New Topco shareholder. CureVac shareholders should consult their tax advisors regarding the potential refund possibilities in light of their particular circumstances.

There can be no assurances as to the success of any refund request.

Other Dutch tax aspects for CureVac shareholders or New Topco shareholders

No Dutch registration tax, transfer tax, stamp duty, or any other similar documentary tax or duty, is payable in the Netherlands by a CureVac shareholder or a holder of New Topco A shares in connection with the offer or the post-offer reorganization, as applicable.

MAJOR SHAREHOLDERS OF BIONTECH

The following table presents information, as of March 31, 2025, regarding the beneficial ownership of BioNTech’s ordinary shares for:

•	each person, or group of affiliated persons, known by BioNTech to own beneficially five percent or more of BioNTech’s ordinary shares;

•	each member of BioNTech’s supervisory board;

•	each member of BioNTech’s management board; and

•	all members of BioNTech’s supervisory board and management board, as a group.

The number of ordinary shares beneficially owned by each entity, person, and member of BioNTech’s supervisory board and management board is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any ordinary shares over which the individual has sole or shared voting power or investment power as well as any ordinary shares that the individual has the right to acquire within 60 days of March 31, 2025, through the exercise of any option, warrant, or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares held by that person. All BioNTech ordinary shares and ADSs representing BioNTech ordinary shares vote on an equal basis.

The percentage of outstanding ordinary shares is computed on the basis of 240,392,622 ordinary shares outstanding as of March 31, 2025. This amount excludes 8,159,578 shares held in treasury. Amounts presented in this section include BioNTech ordinary shares held in the form of BioNTech ADSs. Unless otherwise indicated, the address for each beneficial owner is An der Goldgrube 12, D-55131 Mainz, Germany.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% shareholders

AT Impf GmbH(1)	101,852,563	42.4%

Medine GmbH(2)	40,127,697	16.7%

All 5% shareholders, as a group	141,980,260	59.1%

Members of the Supervisory Board and the Management Board
Prof. Ugur Sahin, M.D.(3)	42,178,034	17.5

Annemarie Hanekamp	—	—

Ramón Zapata-Gomez	—	—

Jens Holstein (4)	—	—

Sierk Poetting, Ph.D.(5)	692,539	(9)

Ryan Richardson	24,548	(9)

James Ryan, Ph.D.	1,426	—

Prof. Özlem Türeci, M.D.	369,999	(9)

Helmut Jeggle(6)	1,425,967	(9)

Ulrich Wandschneider, Ph.D.(7)	1,480	(9)

Baroness Nicola Blackwood	—	—

Prof. Anja Morawietz, Ph.D.(8)	240	(9)

Michael Motschmann	—	—

Prof. Rudolf Staudigl, Ph.D.	400	(9)

All members of the Supervisory Board and Management Board, as a group	44,694,633	18.6%

(1)

Consists of 101,852,563 ordinary shares held by AT Impf GmbH. The sole shareholder of AT Impf GmbH is ATHOS KG, and, as a result, ATHOS KG is deemed to be the beneficial owner of the securities held by AT Impf GmbH. As of March 31, 2025, Thomas Maier is a general partner (Komplementär) of ATHOS KG and may be deemed to be beneficial owners of the securities held by AT Impf GmbH. Mr. Maier disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(2)

The sole shareholder of Medine GmbH is Prof. Ugur Sahin, M.D. and, as a result, Ugur Sahin is deemed to be the beneficial owner of the securities held by Medine GmbH. Consists of 39,111,390 ordinary shares held by Medine GmbH and 1,016,307 ordinary shares held by a former colleague, over which shares Prof. Sahin retains voting power pursuant to a written arrangement. Pursuant to this arrangement, Prof. Sahin retains voting power, but not dispositive power, over such shares, and accordingly Medine GmbH and Prof. Sahin each may be deemed beneficially to own such shares.

(3)	Consists of the shares described in note 2 above, plus 2,050,337 ordinary shares held directly by Ugur Sahin. He is the sole shareholder of Medine GmbH.
(4)	Mr. Holstein retired effective June 30, 2025.
(5)

Consists of (i) 549,387 ordinary shares held by Tofino GmbH (Sierk Poetting is sole shareholder of Tofino GmbH), (ii) 141,514 ordinary shares held directly by Sierk Poetting, and (iii) 1,638 ordinary shares held by his immediate family. Mr. Poetting disclaims beneficial ownership of the 1,638 ordinary shares held by his immediate family except to the extent of his pecuniary interest therein.

(6)	Consists of (i) 332,316 ordinary shares held directly by Helmut Jeggle and (ii) 1,093,651 ordinary shares held by Salvia GmbH.
(7)	Consists of 1,480 ordinary shares held by beebusy Capital GmbH. Ulrich Wandschneider is sole shareholder of beebusy Capital GmbH.
(8)	Consists of (i) 200 ordinary shares held directly by Anja Morawietz and (ii) 40 ordinary shares held by her immediate family.
(9)	Less than one percent.

THE PURCHASE AGREEMENT

This section of this offer to exchange/prospectus summarizes the material provisions of the Purchase Agreement, which is attached as Annex A to this offer to exchange/prospectus and is incorporated herein by reference. As a CureVac shareholder, you are not a third-party beneficiary of the Purchase Agreement and therefore you may not directly enforce any of its terms and conditions.

This summary may not contain all of the information about the Purchase Agreement that is important to you. BioNTech urges you to carefully read the full text of the Purchase Agreement because it is the legal document that governs the offer. The Purchase Agreement is not intended to provide you with any factual information about BioNTech. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement (and summarized below) are qualified by information each of BioNTech and CureVac filed with the SEC prior to the date of the Purchase Agreement, as well as by certain disclosure letters each party delivered to the other in connection with the signing of the Purchase Agreement, which modify, qualify, and create exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Purchase Agreement. The representations and warranties and other provisions of the Purchase Agreement and the description of such provisions in this offer to exchange/prospectus should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements, and filings that BioNTech and CureVac file with or furnish to (to the extent incorporated into this offer to exchange/prospectus by reference) the SEC and the other information in this offer to exchange/prospectus. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 169.

BioNTech acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, BioNTech is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this offer to exchange/prospectus not misleading.

The Offer

Consideration Offered to CureVac Shareholders

On the terms and subject to the conditions of the Purchase Agreement, BioNTech will offer to exchange each CureVac share validly tendered and not properly withdrawn pursuant to the offer for the right to receive a number of BioNTech ADS equal to the amount obtained by dividing $5.4641 by the BioNTech ADS VWAP. In the event the BioNTech ADS VWAP is greater than or equal to $126.55, the exchange ratio will be 0.04318, and in the event the BioNTech ADS VWAP is less than or equal to $84.37, the exchange ratio will be 0.06476.

Commencement and Expiration of the Offer

Under the Purchase Agreement, BioNTech must commence the offer promptly (and, in any event, within two business days) after the registration statement is declared effective under the Securities Act and the EU prospectus (as defined in the Purchase Agreement) is approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht). The offer will expire at 9:00 a.m. (New York City time) on [●], 2025, unless extended or terminated as described below.

Acceptance of CureVac Shares in the Offer

The obligation of BioNTech to accept for exchange, and the obligation of BioNTech to issue and cause to be transferred BioNTech ADSs in exchange for, any CureVac shares validly tendered and not properly withdrawn pursuant to the offer will be subject to the satisfaction or waiver of the closing conditions set forth below under the heading “The Purchase Agreement — Conditions to Closing of the Offer.” If BioNTech accepts CureVac shares in the offer in accordance with the terms of the Purchase Agreement, then BioNTech and CureVac and their respective subsidiaries, as applicable, will effectuate or cause to be effectuated the post-offer reorganization.

Extension of the Offer

BioNTech may extend the offer to such other date and time as may be agreed in writing by BioNTech and CureVac, and BioNTech will extend the offer for any minimum period as required by the SEC (including, without limitation, for any period required under Rule 14d-4 or Rule 14e-1 under the Exchange Act) or Nasdaq.

BioNTech will also extend the offer on one or more occasions in consecutive periods of up to 10 business days each if, at the then-scheduled expiration time, any condition to the offer has not been satisfied or waived, in order to permit satisfaction of such condition, or for periods of up to 20 business days if it is not reasonably likely that, within such 10 business-day extension period, a required antitrust approval will be obtained and/or a legal restraint will be removed. BioNTech will not be required to extend the offer on more than four occasions if the sole remaining unsatisfied condition to the offer is the minimum condition, and BioNTech will not be required to extend the offer beyond the outside date; provided that, if all conditions to the offer, other than the required antitrust approvals, are satisfied or capable of being satisfied, the outside date will be automatically extended for up to two additional 90-day periods.

In order to allow sufficient time to determine the BioNTech ADS VWAP, BioNTech will also extend the offer if, on any date that is less than five consecutive Nasdaq trading days prior to then-scheduled expiration time, all conditions to the offer have been satisfied or waived by BioNTech or CureVac, in each case to the extent any such condition to the offer is for the benefit of BioNTech or CureVac, respectively, such that the offer will expire at 5:00 p.m. (New York City time) on the fifth consecutive Nasdaq trading day following such date.

Following the acceptance time, BioNTech will provide a subsequent offering period in accordance with Rule 14d-11 promulgated under the Exchange Act for not less than 10 business days (calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act).

Treatment of CureVac Equity Awards

CureVac VSOP Awards. As promptly as practicable following the date of the Purchase Agreement, CureVac will use reasonable best efforts to work together with the contributing shareholders to cause the respective beneficiaries under the CureVac VSOP awards to enter into an amendment to the contractual terms of the CureVac VSOP awards, in particular, providing for the contributing shareholders to (i) tender the respective CureVac shares required to settle the CureVac VSOP awards, and (ii) transfer the respective offer consideration received for such respective CureVac shares (in each case less any applicable tax withholdings) to the respective beneficiaries so that, as a consequence of (i) and (ii) any outstanding claims under the CureVac VSOP awards would be settled.

CureVac PSUs. At the closing of the offer, each CureVac PSU that is outstanding as of immediately prior to the closing of the offer will become fully vested solely with respect to any time-vesting conditions applicable thereto and (i) if the performance-vesting conditions applicable to such CureVac PSU have been satisfied in full immediately prior to closing of the offer, will be settled in cash (without interest and subject to any applicable tax withholdings) in an amount equal to the product obtained by multiplying (a) the CureVac value per share by (b) the total number of CureVac shares subject to such CureVac PSU as of immediately prior to the closing of the offer or (ii) if the performance-vesting conditions applicable to such CureVac PSU have not been satisfied in full immediately prior to closing of the offer, will be cancelled for no consideration.

CureVac RSUs. At the closing of the offer, each CureVac RSU that is outstanding as of immediately prior to the closing of the offer will become fully vested and will be settled in cash (without interest and subject to any applicable tax withholdings) in an amount equal to the product obtained by multiplying (i) the CureVac value per share by (ii) the total number of CureVac shares subject to such CureVac RSU as of immediately prior to the closing of the offer.

CureVac Options. At the closing of the offer, each CureVac option that is outstanding as of immediately prior to the closing of the offer will become fully vested and if the per share exercise price of such CureVac option is less than the CureVac value per share, then such CureVac option will be settled in cash (without interest and subject to any applicable tax withholdings) in an amount equal to the product obtained by multiplying (i) the excess of the CureVac value per share over the per share exercise price applicable to such CureVac option and (ii) the total number of CureVac shares subject to such CureVac option. Any other CureVac option will be cancelled for no consideration at the merger effective time.

No Fractional Shares

In lieu of any fractional BioNTech ADSs that otherwise would be issuable pursuant to the offer, each holder of CureVac shares who otherwise would be entitled to receive a fraction of a BioNTech ADS pursuant to the offer (after aggregating all CureVac shares tendered in the offer (and not validly withdrawn) by such holder) will be paid an amount in cash (without interest and subject to any applicable dividend withholding tax) equal to such fractional part of a BioNTech ADS multiplied by the BioNTech ADS VWAP, rounded to the nearest whole cent.

The Post-Offer Reorganization and the New Topco U.S. Tax Election

As promptly as practicable following the expiration of the subsequent offering period, BioNTech will effectuate, or cause to be effectuated, in which case CureVac and its subsidiaries will effectuate, a corporate reorganization (referred to as the post-offer reorganization) consisting of the legal downstream merger, the post-downstream merger share sale, and the cancellation, in that order, provided that each step of the post-offer reorganization is permitted under applicable law. In addition, BioNTech will effectuate, or cause to be effectuated, the New Topco U.S. tax election, to be effective after the cancellation.

Representations and Warranties

The Purchase Agreement contains a number of representations and warranties made by BioNTech, on the one hand, and CureVac, on the other hand. The representations and warranties were made by the parties as of the date of the Purchase Agreement and, with respect to the representations and warranties made by CureVac, are repeated, subject to materiality qualifiers with respect to specific representations and warranties, as of the expiration time for purposes of determining whether the conditions to the offer are satisfied, but do not survive the acceptance time. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Purchase Agreement and qualified by information with respect to each of BioNTech and CureVac filed with or furnished to the SEC prior to the date of the Purchase Agreement and in the disclosure letters delivered by BioNTech and CureVac in connection with the Purchase Agreement.

Representations and Warranties of CureVac

In the Purchase Agreement, CureVac has made customary representations and warranties to BioNTech, including representations relating to, among other things: its organization, valid existence, and standing under the laws of the jurisdiction in which its business is being conducted; its subsidiaries; its articles of association and bylaws; its capitalization; its corporate power and authority relative to the Purchase Agreement and the transactions; required governmental authorizations or filings or other consents and approvals, and the absence of violations or conflicts of its or its subsidiaries’ organizational documents and contracts; public SEC filings and financial statements; certain business practices, including controls and procedures over disclosures and financial reporting; the absence of certain changes or events; the absence of undisclosed liabilities; compliance with laws, including sanctions laws, healthcare laws, and other regulatory matters; the absence of litigation; real property; intellectual property matters, including software, IT systems, privacy, and data protection; tax matters; tax free reorganization matters; employee benefit plan matters; labor and employment matters; environmental matters;

material contracts; financial advisor fees and expenses; the opinion of CureVac’s financial advisor with respect to the fairness of the offer consideration; insurance matters; anti-takeover measures; the accuracy of information supplied for purposes of the offer documents and the Schedule 14D-9; related party transactions and Rule 14d-10 matters; and the absence of representations and warranties by BioNTech except as set forth in the Purchase Agreement.

The representations and warranties in the Purchase Agreement made by CureVac are, in certain cases, modified by knowledge, materiality, and company material adverse effect (as defined below) qualifiers. For purposes of the Purchase Agreement, knowledge means the actual knowledge of certain identified employees and/or members of the CureVac boards, and the knowledge any such persons would reasonably be expected to have after reasonable inquiry (which for the avoidance of doubt will not require the procurement of a freedom to operate or similar analysis with respect to validity or non-infringement of intellectual property rights). For purposes of the Purchase Agreement, company material adverse effect means any fact, change, event, development, occurrence, or effect, each of which we refer to as an effect, that, individually or in the aggregate, (i) materially adversely affects, or would reasonably be expected to materially adversely affect, the business, assets, results of operations or condition of CureVac and its subsidiaries, taken as a whole, or (ii) prevents or materially impairs the ability of CureVac to consummate the transactions. Clause (i) of the definition of company material adverse effect excludes:

(A)

general economic conditions (or changes in such conditions) in Germany, the United States, the Netherlands, or any other country or region in the world in which CureVac or its subsidiaries conduct business;

(B)	changes in any financial, debt, credit, capital, banking, or securities markets or conditions, in which CureVac or any of its subsidiaries conduct business;

(C)	changes in interest, currency, or exchange rates or in the price of any commodity, security, or market index;

(D)

changes after the date of the Purchase Agreement in applicable law (or enforcement or the interpretation thereof), tariffs issued by any governmental authority after the date of the Purchase Agreement, or in IFRS or other applicable accounting standards (or the interpretation thereof) and changes after the date of the Purchase Agreement in stock exchange rules or listing standards (or the enforcement or interpretation thereof);

(E)	changes in the industries in which CureVac or its subsidiaries operate;

(F)

any change in the market price, trading volume, or ratings of any securities or indebtedness of CureVac or any of its subsidiaries, any change of the ratings or the ratings outlook for CureVac or any of its subsidiaries by any applicable rating agency and the consequences of such ratings or outlook decrease, or failure of CureVac to meet, or the publication of any report regarding, any internal or public projections, forecasts, guidance, budgets, predictions, or estimates of or relating to CureVac or any of its subsidiaries (it being understood that the underlying facts and circumstances giving rise to any such change or failure may, if not otherwise excluded, be deemed to constitute and be taken into account in determining whether a company material adverse effect has occurred or will occur);

(G)

the continuation, occurrence, escalation, outbreak, or worsening of any civil unrest, protests and public demonstrations, cyberattacks, hostilities, war, police action, acts of terrorism, sabotage, or military conflicts, whether or not pursuant to the declaration of an emergency or war;

(H)

the execution and delivery of the Purchase Agreement or the announcement or pendency of the transactions (including by reason of the identity of BioNTech), including any disruption in supplier, distributor, customer, partner, licensing or similar relationships or any loss of employees (other than certain specified exceptions);

(I)	the existence, occurrence, or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires, or other natural or manmade disasters, any epidemic,

pandemic, or other similar outbreak (including any non-human epidemic, pandemic, or other similar outbreak), or any other national, international, or regional calamity;

(J)

any action brought or threatened by shareholders of CureVac (whether on behalf of CureVac or otherwise) asserting allegations of breach of fiduciary duty relating to the Purchase Agreement or violations of securities laws in connection with the company disclosure documents (as defined in the Purchase Agreement);

(K)	any action expressly required to be taken pursuant to the Purchase Agreement or any action taken at the express written direction of BioNTech; or

(L)	any ongoing litigation between CureVac and BioNTech, including any potential dismissal or mutually agreed settlement thereof;

provided that, with respect to subclauses (A), (B), (C), (D), (E), (G), and (I), if such effect disproportionately affects CureVac and its subsidiaries, taken as a whole, compared to other companies operating in the same industry and market as CureVac and its subsidiaries, then, only such incremental disproportionate impact or impacts will be taken into account in determining whether there has been, or would reasonably be expected to be, a company material adverse effect.

Additionally, the Purchase Agreement provides, among other things, that CureVac has represented that the CureVac boards, at a meeting duly called and held, (i) determined that the Purchase Agreement and the transactions are in the best interests of CureVac and the sustainable success of its business, having considered the interest of its shareholders, employees, and other relevant stakeholders, (ii) approved and adopted the Purchase Agreement (including the execution, delivery and performance thereof) and approved the transactions, and (iii) unanimously resolved, on the terms and subject to the conditions set forth in Purchase Agreement, including the no solicitation/adverse recommendation change clauses, to support the offer and to recommend acceptance of the offer by the shareholders of CureVac and to recommend approval and adoption of the matters at the EGM.

Representations and Warranties of BioNTech

In the Purchase Agreement, BioNTech has also made customary representations and warranties to CureVac that are subject to specified exemptions and qualifications contained in the Purchase Agreement.

BioNTech’s representations and warranties include representations relating to, among other things: organization, valid existence, and standing of BioNTech; corporate power and authority relative to the Purchase Agreement and the transactions; required governmental authorizations or filings or other consents and approvals, and the absence of violations of its organizational documents; public SEC filings and financial statements; its capitalization; certain business practices, including controls and procedures over disclosures and financial reporting; the absence of certain changes or events; the absence of undisclosed liabilities; the absence of litigation; the absence of ownership of CureVac’s shares with certain exceptions, and the absence of voting trusts or other agreements to which BioNTech is party with respect to the voting of CureVac’s shares, other than the tender and support agreements; accuracy of information supplied for purposes of the offer documents and the Schedule 14D-9; tax-free reorganization matters; the absence of certain agreements; and the absence of representations and warranties by CureVac except as set forth in the Purchase Agreement.

BioNTech’s representations and warranties are, in certain cases, modified by knowledge, materiality, and buyer material adverse effect (as defined below). For purposes of the Purchase Agreement, buyer material adverse effect means an effect that, individually or in the aggregate, (i) materially adversely affects, or would reasonably be expected to materially adversely affect, the business, assets, results of operations or condition (financial or otherwise) of BioNTech and its subsidiaries, taken as a whole, or (ii) prevents or materially impairs the ability of BioNTech to consummate the transactions. Clause (i) of the definition of buyer material adverse effect excludes:

(A)

general economic conditions (or changes in such conditions) in Germany, the United States, the Netherlands, or any other country or region in the world in which Buyer or any of its Subsidiaries conduct business;

(B)	changes in any financial, debt, credit, capital, banking, or securities markets or conditions in which BioNTech or any of its subsidiaries conduct business;

(C)	changes in interest, currency, or exchange rates or in the price of any commodity, security or market index;

(D)

changes after the date of the Purchase Agreement in applicable law (or the enforcement or interpretation thereof), tariffs issued by any governmental authority after the date of the Purchase Agreement, changes after the date of the Purchase Agreement in IFRS or other applicable accounting standards (or the interpretation thereof), and changes after the date of the Purchase Agreement in stock exchange rules or listing standards (or the enforcement or interpretation thereof);

(E)	changes in the industries in which BioNTech or its subsidiaries operate;

(F)

any change in the market price, trading volume, or ratings of any securities or indebtedness of BioNTech or any of its subsidiaries, any change or prospective change of the ratings or the ratings outlook for BioNTech or any of its subsidiaries by any applicable rating agency and the consequences of such ratings or outlook decrease, or the change in, or failure of BioNTech to meet, or the publication of any report regarding, any internal or public projections, forecasts, guidance, budgets, predictions, or estimates of or relating to BioNTech or any of its subsidiaries (it being understood that the underlying facts and circumstances giving rise to any such change or failure may, if they are not otherwise excluded from the definition of buyer material adverse effect, be deemed to constitute and may be taken into account in determining whether a buyer material adverse effect has occurred or will occur);

(G)

the continuation, occurrence, escalation, outbreak, or worsening of any civil unrest, protests and public demonstrations, cyberattacks, hostilities, war, police action, acts of terrorism, sabotage, or military conflicts, whether or not pursuant to the declaration of an emergency or war;

(H)

the execution and delivery of the Purchase Agreement or the announcement or pendency of the transactions (including by reason of the identity of CureVac), including any disruption in supplier, distributor, customer, partner, licensing, or similar relationships or any loss of employees (other than certain specified exceptions);

(I)

the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires, or other natural or manmade disasters, any epidemic, pandemic, or other similar outbreak (including any non-human epidemic, pandemic, or other similar outbreak), or any other national, international, or regional calamity;

(J)

any action brought or threatened by shareholders of BioNTech (whether on behalf of BioNTech or otherwise) asserting allegations of breach of fiduciary duty relating to the Purchase Agreement or violations of securities laws in connection with the offer documents;

(K)	any action expressly required to be taken pursuant to the Purchase Agreement, or any action taken at the express written direction of CureVac; or

(L)	any ongoing litigation between the BioNTech and CureVac, including any potential dismissal or mutually agreed settlement thereof;

provided that, with respect to subclauses (A), (B), (C), (D), (E), (G), and (I), if such effect disproportionately affects BioNTech and its subsidiaries, taken as a whole, compared to other companies operating in the same industry and market as BioNTech and its subsidiaries, then, only such incremental disproportionate impact or impacts will be taken into account in determining whether there has been, or would reasonably be expected to be, a buyer material adverse effect.

Covenants and Agreements

Conduct of Business of CureVac

From the date of the Purchase Agreement until the closing of the offer or the earlier termination of the Purchase Agreement in accordance with its terms, except as (i) expressly required or expressly contemplated by the Purchase Agreement, (ii) set forth on the disclosure letter that CureVac delivered to BioNTech concurrently with the execution of the Purchase Agreement, which we refer to as the CureVac disclosure letter, (iii) required by applicable law, or (iv) consented to in advance in writing by BioNTech, CureVac has agreed to (a) conduct its business in all material respects in the ordinary course of CureVac and its subsidiaries and (b) use commercially reasonable efforts to preserve intact its business organization and material business relationships with third parties, including manufacturers, suppliers, vendors, distributors, governmental authorities, customers, licensors, licensees, and others third parties with which it has material business relationships, and keep available the services of its present officers and key employees, subject to certain exceptions. In addition to the foregoing, from the date of the Purchase Agreement until the closing of the offer or the earlier termination of the Purchase Agreement in accordance with its terms, except as (w) expressly required or expressly contemplated by the Purchase Agreement, (x) set forth on the CureVac disclosure letter, (y) required by applicable law or tax law or IFRS, or (z) as consented to in advance by BioNTech in writing (such consent not to be unreasonably withheld, conditioned or delayed), CureVac will not, and will cause its subsidiaries not to:

(A)	amend, adopt any amendment to, or otherwise change its articles of association, bylaws, or other similar organizational documents;

(B)

(i) split, combine, subdivide, exchange, or reclassify any shares in its share capital or other equity interests, (ii) declare, set aside, or pay any dividend or other distribution (whether in cash, shares, or property or any combination thereof) in respect of its shares or other equity interests or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares in its share capital or other equity interests, except for dividends or distributions paid by any of its wholly owned subsidiaries to CureVac or other wholly owned subsidiaries of CureVac, (iii) redeem, repurchase, or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any CureVac securities or any securities of CureVac’s subsidiaries, except as required by the terms of any CureVac equity plan or CureVac equity awards, (iv) enter into any contract with respect to the voting or registration of its share capital or any other CureVac securities or securities of CureVac’s subsidiaries, or (v) other than offers and sales pursuant to Form S-8 that are otherwise permitted under the Purchase Agreement, register the offer or sale of any class of debt or equity securities pursuant to the Securities Act or otherwise subject any class of debt or equity securities to the periodic reporting requirements of the Exchange Act;

(C)

except as otherwise expressly permitted, (i) issue, pledge, dispose, grant, transfer, encumber (or otherwise cause to be subject to any lien), deliver or sell, or authorize the issuance, pledge, disposition, grant, transfer, encumbrance (or subjection to any lien), delivery of or sale of, any shares of any CureVac securities or securities of CureVac’s subsidiaries, other than the issuance of any CureVac shares upon the exercise of CureVac options or CureVac VSOP awards or the settlement of CureVac RSUs and CureVac PSUs that are outstanding on the date of the Purchase Agreement in each case, in accordance with the terms of such CureVac options, CureVac VSOP awards, CureVac RSUs and CureVac PSUs as of the date of the Purchase Agreement; provided that, in the event that CureVac is required to make a performance determination prior to the closing of the offer, such determination will be made in the ordinary course of business of CureVac and its subsidiaries in a manner consistent with past practice, or (ii) adjust or amend the rights of, or any term of, any CureVac security (including CureVac equity awards) or any securities of CureVac’s subsidiaries;

(D)

(i) acquire (whether by merger or consolidation, acquisition of stock or other securities or assets, license, by formation of a joint venture, or otherwise) any other person or business or any assets (other than ordinary course purchases from vendors) or properties or rights of any other person or (ii) make any investment in any other Person by purchase of stock or securities, contributions to capital or property transfers, except in each case for (a) acquisitions from wholly owned subsidiaries of CureVac; (b) the purchase of equipment, supplies, and inventory in the ordinary course of business of CureVac and its subsidiaries in a manner consistent with past practice; (c) generally commercially available software licensed pursuant to a standard off-the-shelf or shrink wrap or click wrap agreement; and (d) acquisitions of any assets (other than ordinary course purchases from vendors) as to which the aggregate consideration for all such acquisitions does not exceed $5,000,000 in the aggregate;

(E)

sell, assign, lease, license, transfer, divest, allow to lapse, dispose of (whether by merger or consolidation, sale of stock or other securities or assets, license by formation of a joint venture, or otherwise), or otherwise mortgage, encumber, or subject to any lien (other than permitted liens), to any person (including any subsidiary of CureVac) in a single transaction or series of related transactions any of its assets, securities, properties, interests or businesses, including the capital stock of subsidiaries of CureVac, except (i) in the ordinary course of business of CureVac and its subsidiaries in a manner consistent with past practice (including granting non-exclusive licenses under owned company intellectual property (as defined in the Purchase Agreement), for the purpose of enabling research and development by third parties, which, for the avoidance of doubt, will not include commercialization licenses or exclusive licenses to owned company intellectual property), and (ii) disposition of immaterial equipment and immaterial property no longer required in the operation of the business;

(F)

(i) sell, assign, transfer, convey, pledge, encumber, dispose, license, sublicense, abandon, cancel, waive, permit to lapse or relinquish (other than any patent or copyright expiring at the end of its statutory term and not capable of being extended), or impair any owned company intellectual property (in each case, other than granting non-exclusive licenses in the ordinary course of business in a manner consistent with past practice (including granting non-exclusive licenses under owned company intellectual property, for the purpose of enabling research and development by third parties, which, for the avoidance of doubt, will not include commercialization licenses or exclusive licenses to owned company intellectual property)), (ii) amend or extend any patent or trademark registration in CureVac intellectual property rights, or amend or abandon any patent application or trademark application in CureVac intellectual property rights except as required by diligent prosecution, (iii) fail to exercise a right of renewal or extension under or with respect to any CureVac intellectual property right, or (iv) disclose any confidential and non-public data or information of CureVac, its subsidiaries, or its affiliates without a confidentiality agreement consistent with past practice in place protecting such confidential and non-public data;

(G)

(i) commence any clinical study in respect of any CureVac product, (ii) make any material change to, discontinue, terminate, or suspend any clinical study, or (iii) qualify any new site for manufacturing of any CureVac product unless in line with existing development plans;

(H)

enter into, amend, renew, extend, modify, terminate, or waive any rights under, in each case, in any material respect, any real property lease or material contract required under the Purchase Agreement to be listed in a specific section of the CureVac disclosure letter (or any CureVac real property lease or material contract that if entered into prior to the date of the Purchase Agreement would be a CureVac real property lease or any contract required to be listed thereunder) or any affiliate agreement (subject to certain exceptions);

(I)

except as set forth in the CureVac disclosure letter, make any loans, advances, or capital contributions to, or investments in, any other person, other than loans, advances or capital contributions among CureVac and any of its wholly owned subsidiaries and capital contributions to or investments in its wholly owned subsidiaries, in each case in the ordinary course of business of CureVac and its subsidiaries in a manner consistent with past practice;

(J)

incur, create, assume, or otherwise become liable for any indebtedness for borrowed money or guarantees thereof (directly, contingently or otherwise), other than indebtedness incurred between CureVac and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries or guarantees by CureVac of indebtedness of any wholly owned subsidiary of CureVac, in each case in the ordinary course of business of CureVac and its subsidiaries in a manner consistent with past practice;

(K)

except as required by the terms of a CureVac plan or collective bargaining agreement (as defined in the Purchase Agreement), in each case, in effect as of the date of the Purchase Agreement, (i) increase the annualized compensation or benefits of any then-current CureVac service provider (other than annual increases in base salary or hourly wage rate, as applicable, in the ordinary course of business of

CureVac and its subsidiaries in a manner consistent with past practice), (ii) grant any equity (or equity-based) award to any current, former, or future CureVac service provider, (iii) grant any rights to severance, termination pay, retention, or change in control benefit or agreement to any CureVac service provider or increase the amount of such rights, (iv) establish, adopt, enter into, amend, or terminate any CureVac plan or collective bargaining agreement or become a member of an employers’ association, (v) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any benefit plan, (vi) change any actuarial or other assumptions used to calculate funding obligations with respect to any CureVac plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by IFRS, (vii) amend or waive any performance or vesting criteria or accelerate the payment or vesting of any payment, equity, or other incentive award or benefit provided or to be provided to any current, former or future CureVac service provider or otherwise pay any amounts or provide any benefits (including the forgiveness of indebtedness of any loan) not required to be paid to such individual under the applicable CureVac plan or collective bargaining agreement, in each case, as in effect as of the date of the Purchase Agreement, (viii) hire or terminate the employment of any CureVac service provider (other than a termination for cause), or (ix) promote any employee (a) to a position with an annual base salary or annual base compensation of EUR 120,000 or more or (b) to the vice president level or above, in each case, other than in the ordinary course of business consistent with past practice, including to fill a vacant role;

(L)

make or authorize any capital expenditures, except as consistent with (i) CureVac’s current capital expenditure plan, and (ii) any other subsequent annual capital budget that (a) is prepared in the ordinary course of business of CureVac and its subsidiaries in a manner consistent with past practice by CureVac and approved by the CureVac boards, and (b) provides for total capital expenditures that do not exceed, in the aggregate, 110% of those set forth in the capital expenditure plan referred to in subclause (i) above;

(M)

(i) cancel any material indebtedness (other than intercompany indebtedness canceled in compliance with law); (ii) waive, release, grant, or transfer any material claim or right of material value or consent to the termination of any material claim or right of material value; or (iii) commence any action, except in connection with a breach of the Purchase Agreement or any other agreements contemplated thereby or otherwise related to the transactions;

(N)

pay, discharge, compromise, settle, or satisfy any liability (whether absolute, accrued, asserted or unasserted, contingent, or otherwise) or any action, inquiry, or investigation against CureVac or any of its subsidiaries or any of their respective directors or officers, other than (i) liabilities or actions relating to taxes, (ii) the payment, discharge, settlement, or satisfaction of claims or liabilities (a) fully covered by insurance, (b) reflected in or reserved against in the CureVac balance sheet (or the notes thereto) (as defined in the Purchase Agreement) and for amounts not in excess of such reserves, (c) related to costs and expenses incurred by CureVac in connection with the transactions, or (d) with respect to any transaction litigation in accordance with, and as permitted by the Purchase Agreement, or (iii) where the amount paid or to be paid by CureVac and its subsidiaries does not exceed $1,000,000 individually, or $5,000,000, in the aggregate (except with respect to settlement of certain matters set forth in the CureVac disclosure letter) (in each case, net of insurance proceeds, indemnity, contribution, or similar payments received or to be received by CureVac or any of its subsidiaries in respect thereof), in each case, only without the imposition of any material restrictions on the business or operations of CureVac or any of its subsidiaries or the imposition of equitable relief on, or the admission of criminal or fraudulent conduct by, CureVac or any of its subsidiaries or any of their respective officers or directors;

(O)

convene any general meeting of CureVac (or any adjournment or postponement thereof) other than the EGM and any subsequent EGM or pursuant to BioNTech’s request under the Purchase Agreement (unless CureVac determines in good faith, after consultation with outside legal counsel, that such a meeting is required by applicable law, or such a meeting would otherwise be in the ordinary course of business);

(P)

write up, write down, or write off the book value of any assets for accounting purposes, except (i) for depreciation and amortization in accordance with IFRS consistently applied, (ii) as otherwise required under IFRS (including to increase any reserves for contingent liabilities), or (iii) in the ordinary course of business in accordance with IFRS;

(Q)

make any changes to CureVac’s methods of accounting (including any change to CureVac’s fiscal year), except as required by concurrent changes in IFRS or in Regulation S-X as promulgated by the SEC, as agreed to by its independent public accountants;

(R)

(i) change any material method of tax accounting, (ii) settle or compromise any audit or other proceeding relating to a material amount of tax, (iii) change any material tax election or file any material amended tax return, (iv) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of taxes (other than extensions granted in connection with extensions of time to file tax returns obtained in the ordinary course of business and automatically granted), (v) enter into any closing agreement with respect to any material amount of tax or surrender any right to claim any material tax refund, or (vi) change its residency for tax purposes;

(S)

adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, or other reorganization of CureVac or any of its subsidiaries (other than wholly owned subsidiaries or as contemplated by the Purchase Agreement);

(T)	enter into a new line of business outside of the business of CureVac and its subsidiaries conducted as of the date of the Purchase Agreement;

(U)

take any action that would reasonably be expected to (i) impede or materially delay consummation of the transactions on a timely basis, (ii) require the receipt of any authorizations, consents, orders, or approvals from any governmental authority, or consent, approval, or waiver of any third party, in each case in connection with the consummation of the transactions, (iii) result in any of certain conditions set forth in the Purchase Agreement not being satisfied, or (iv) impair its ability to perform its obligations under the Purchase Agreement or to consummate the transactions on a timely basis; or

(V)	offer, propose, authorize, agree, resolve, or commit to do any of the foregoing.

During the pre-closing period (as defined in the Purchase Agreement), CureVac will take all actions and implement any measures required to remediate any deficiencies or weaknesses disclosed in any CureVac SEC document or in the CureVac disclosure letter related to CureVac’s (i) system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with IFRS, or (ii) disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act).

Conduct of Business of BioNTech

During the pre-closing period, except as (i) expressly required or expressly contemplated by the Purchase Agreement, (ii) set forth in the disclosure letter delivered by BioNTech to CureVac, which we refer to as the BioNTech disclosure letter, (iii) required by applicable law or (iv) consented to in advance in writing by CureVac (such consent not to be unreasonably withheld, conditioned, or delayed), BioNTech will, and will cause each of its subsidiaries to, (a) conduct its business in all material respects in the ordinary course of business consistent with past practice and (b) use its reasonable best efforts to preserve intact in all material respects its business organization and material business relationships with suppliers, vendors, governmental authorities, customers, and other persons with which BioNTech has material business relationships; provided, that neither BioNTech nor any of its subsidiaries will be required to (or will without CureVac’s prior consent, not to be unreasonably withheld, conditioned, or delayed) make any payments to its business relationship counterparties, beyond that paid in the ordinary course of business in order to maintain such business relationships. In addition to and without limiting the generality of the foregoing, during the pre-closing period, except as (w) expressly required or expressly contemplated by the Purchase Agreement, (x) set forth in the BioNTech disclosure letter, (y) required by applicable law or tax law or IFRS, or (z) consented to in advance in writing by CureVac (such consent not to be unreasonably withheld, conditioned, or delayed), BioNTech will not, and will cause its subsidiaries not to:

(A)

amend, adopt any amendment, or otherwise change (whether by merger, consolidation, or otherwise) any of the BioNTech organizational documents, except for such amendments or changes as would not have or reasonably be expected to have, individually or in the aggregate, a buyer material adverse effect;

(B)

declare, set aside, or pay any dividend or other distribution (whether in cash, shares, or property or any combination thereof) in respect of its shares or other equity interests, except for dividends or distributions paid by any of its subsidiaries to BioNTech or other subsidiaries of BioNTech;

(C)

split, combine, subdivide, exchange, or reclassify the BioNTech shares or the BioNTech ADSs including pursuant to any recapitalization, merger, issuer tender, or exchange offer or other similar transaction, unless the offer consideration and any other amounts payable pursuant to the transactions are equitably adjusted in order to provide the (former) shareholders of CureVac the same economic benefit as contemplated by the Purchase Agreement prior to such event; or

(D)	agree, resolve, or commit to do any of the foregoing.

No Solicitation

CureVac has agreed not to, and has agreed to cause its subsidiaries and its and their respective directors and officers not to, and CureVac has agreed to, and will cause its subsidiaries to, use their reasonable best efforts to cause its and their other respective representatives not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate, induce or knowingly encourage (including by providing information, cooperation or assistance) any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an alternative acquisition proposal, (ii) enter into, continue, or otherwise participate in any discussions or negotiations regarding any alternative acquisition proposal, or (iii) authorize, execute, or enter into any letter of intent, agreement in principle, acquisition agreement, or other similar contract (whether or not binding) with respect to an alternative acquisition proposal.

CureVac has also agreed to, and has also agreed to cause each of its subsidiaries and its and their respective directors and officers to, and will use their reasonable best efforts to cause each of the representatives of CureVac and its subsidiaries to, immediately cease and cause to be terminated any and all existing discussions or negotiations with any person conducted prior to the date of the Purchase Agreement with respect to any alternative acquisition proposal, and has agreed not to modify, amend, or terminate, or waive, release, or assign, any provisions of, any confidentiality or standstill agreement (or any similar agreement) to which CureVac or any of its subsidiaries is a party relating to any such alternative acquisition proposal and has agreed to enforce the provisions of any such agreement. CureVac, however, will be permitted to release or waive the standstill obligations solely to the extent necessary to permit the party referenced therein to submit an unsolicited bona fide written alternative acquisition proposal to the CureVac boards on a confidential basis conditioned upon such person agreeing that CureVac will not be prohibited from providing any information to BioNTech regarding any such alternative acquisition proposal in accordance with the terms of the Purchase Agreement.

CureVac has also agreed to promptly request each person that has prior to the date of the Purchase Agreement executed a confidentiality agreement in connection with its consideration of any alternative acquisition proposal to, in accordance with the terms of such agreement, return or destroy all confidential information furnished prior to the execution of the Purchase Agreement to or for the benefit of such person by or on behalf of CureVac or any of its subsidiaries. CureVac has further agreed that it will promptly inform its representatives of the foregoing obligations.

If CureVac receives an unsolicited, bona fide written alternative acquisition proposal prior to the expiration time, CureVac may then take the following actions upon giving notice to BioNTech (but only if (i) the CureVac boards determine in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under the laws of the Netherlands and (ii) (a) the CureVac boards determine in good faith, after consultation with its outside legal counsel and financial advisor, that such alternative acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and (b) the submission of such alternative acquisition proposal did not result from or arise in connection with a breach of the non-solicitation covenants undertaken by CureVac, as described in this section):

(i)

furnish non-public information with respect to CureVac and its subsidiaries to the person or group making such alternative acquisition proposal (and its representatives), provided that, (A) prior to furnishing any such non-public information, it receives from such person or group an executed confidentiality agreement containing terms at least as restrictive to the person or group in the aggregate as the terms contained in the respective confidentiality agreements (as defined in the Purchase Agreement) are to BioNTech, and which may not contain any exclusivity provision or other term that would restrict, in any manner, CureVac’s ability to consummate the transactions or to comply with its disclosure obligations to BioNTech pursuant to the Purchase Agreement, and (B) prior to or contemporaneously with furnishing any such non-public information to such person or group (or its representatives), it furnishes such non-public information to BioNTech to the extent BioNTech has not previously been provided with such information; and

(ii)	engage in discussions or negotiations with such person or group with respect to such alternative acquisition proposal.

CureVac is required to notify BioNTech as promptly as practicable (and in any event within 24 hours) after receipt of any alternative acquisition proposal or any request for non-public information or any inquiry that would reasonably be expected to lead to any alternative acquisition proposal, and to provide BioNTech with written notice of the material terms and conditions of such alternative acquisition proposal, request, or inquiry, and the identity of the person or group making any such alternative acquisition proposal, request, or inquiry. Commencing upon the provision of any notice referred to above and continuing until such alternative acquisition proposal, request, or inquiry is withdrawn, (i) CureVac (or its outside legal counsel) will keep BioNTech (or its outside legal counsel) informed on a reasonably current basis regarding the status and material terms (including any changes thereto) of discussions and negotiations relating to any such alternative acquisition proposal, request, or inquiry (and within 24 hours after any changes to the material terms thereof) and (ii) CureVac will, as promptly as practicable (and in any event within 24 hours following the receipt or delivery thereof), provide BioNTech (or its outside legal counsel) with copies of all written materials, proposals, or proposed transaction agreements (including all schedules and exhibits thereto) relating to any such alternative acquisition proposal (which may be redacted to the extent necessary to avoid disclosure of confidential information regarding the business or operations of the person making such alternative acquisition proposal, so long as such redaction does not extend to the identity of such person or any material terms or conditions of such alternative acquisition proposal).

For the purposes of the Purchase Agreement, an alternative acquisition proposal means any inquiry, proposal, indication of interest, or offer from any person or group of persons (or the shareholders of any person) relating to, or that would reasonably be expected to lead to, any of the following transactions:

(i)

a transaction or series of transactions pursuant to which any third party acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding CureVac shares or other equity securities of CureVac (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than 20% of the voting power of CureVac, including pursuant to a stock purchase, merger, consolidation, tender offer, share exchange, or other transaction involving CureVac or any of its subsidiaries;

(ii)

any transaction or series of transactions pursuant to which any third party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of the CureVac subsidiaries and any entity surviving any merger or combination including any of them) of CureVac or its subsidiaries representing more than 20% of the revenues, net income or assets (in each case, on a consolidated basis) of CureVac and its subsidiaries, taken as a whole; or

(iii)	any disposition of assets representing more than 20% of the revenues, net income, or assets (in each case, on a consolidated basis) of CureVac and its subsidiaries, taken as a whole.

For the purposes of the Purchase Agreement, a superior proposal means a bona fide unsolicited written alternative acquisition proposal that is binding (subject only to the valid termination of the Purchase Agreement) and that did not result from a breach of the non-solicitation covenants undertaken by CureVac (as described above) and that the CureVac boards have determined in good faith (after consultation with outside legal counsel and financial advisors), taking into account all legal, financial, regulatory, financing, certainty, timing, and other relevant aspects of the proposal and the person making the proposal (and taking into account any amendment or modification to the Purchase Agreement proposed by BioNTech): (i) is on balance more favorable to CureVac and the sustainable success of its business, taking into account the interests of its shareholders, employees, and other stakeholders, than the transactions, and (ii) is reasonably likely to be consummated. For purposes of the definition of superior proposal, each reference in the definition of alternative acquisition proposal to 20% is deemed to be a reference to 50%.

Adverse Recommendation Change

BioNTech and CureVac have agreed that, subject to certain exceptions, the CureVac boards and committees will not: (i) withhold, qualify, or amend, in a manner adverse to BioNTech, CureVac’s recommendation in favor of the Purchase Agreement, the acceptance of the offer and the other transactions, which we refer to as the CureVac boards’ recommendation, or publicly propose to do the same, or fail to make or include the CureVac boards’ recommendation in the applicable CureVac disclosure documents, or to make any public statement inconsistent with that recommendation; (ii) recommend, adopt, or approve any alternative acquisition proposal or publicly propose to do the same; (iii) make any kind of public statement in relation to an alternative acquisition proposal other than a recommendation against it; (iv) fail to publicly recommend against any such alternative acquisition proposal or reaffirm CureVac’s recommendation within 10 business days after any such alternative proposal is made public or after BioNTech’s reasonable, written request to do so (or, under certain circumstances, earlier); or (v) publicly propose to do any of the above; any of the foregoing being referred to as an adverse recommendation change.

BioNTech and CureVac have also agreed that the CureVac boards and committees will not approve or recommend or allow CureVac or any of its affiliates to execute or enter into any memorandum of understanding, merger agreement, acquisition agreement, or other similar contract (i) relating to any alternative acquisition proposal or offer that would reasonably be expected to lead to an alternative acquisition proposal or (ii) requiring it to abandon, terminate, or fail to consummate the transactions, nor will it publicly propose to do the same, which we refer to as an alternative acquisition agreement.

BioNTech and CureVac have further agreed that the CureVac boards may, solely in response to receiving a superior proposal after the date of the Purchase Agreement, make an adverse recommendation change and validly terminate the Purchase Agreement to enter into an agreement in respect to the superior proposal, only if the following conditions are met:

(i)

CureVac has not breached any of its non-solicitation obligations and covenants described in the section entitled “The Purchase Agreement — Covenants and Agreements — No Solicitation,” or any of its obligations and covenants described in this section;

(ii)

CureVac has (a) provided BioNTech four business days’ prior written notice, which will state (x) that CureVac has received a superior proposal, (y) the material terms, consideration, and identity of the offering party along with the most current version of the alternative acquisition agreement and any ancillary documents relating to the superior proposal (with any amendment to the financial or material terms of the superior proposal requiring new notice and new three business days period), and (z) that CureVac’s boards have determined to make an adverse recommendation change and/or terminate the Purchase Agreement and have consulted with outside advisors and determined that failure to make an adverse recommendation change and/or terminate the Purchase Agreement would be inconsistent with fiduciary duties of the members of CureVac boards under the Laws of the Netherlands; and (b) prior to making an adverse recommendation change or terminating the Purchase Agreement, to the extent requested in writing by BioNTech, CureVac will engage in good faith negotiations with BioNTech during the applicable three or four business day period (as applicable) to amend the Purchase Agreement such that the alternative acquisition agreement ceases to be a superior proposal; and

(iii)

no earlier than the end of the three or four business day period (as applicable), CureVac’s boards have determined in good faith, after consultation with its outside legal counsel and financial advisor, and after taking into account the revised terms proposed by BioNTech, that the superior proposal continues to be a superior proposal, and the failure to make an adverse recommendation change and/or terminate the Purchase Agreement would continue to be inconsistent with fiduciary duties of the members of CureVac boards under the laws of the Netherlands.

Additionally, BioNTech and CureVac have agreed that the CureVac boards may, upon the occurrence of an event or change in circumstances arising after the date of the Purchase Agreement and prior to the expiration time that was not known to, or reasonably foreseeable by, CureVac’s boards as of the date of the Purchase Agreement, and that has not arisen as a result of any actions taken by CureVac in breach of the Purchase Agreement, which causes the CureVac boards to determine in good faith (after consultation with its outside legal counsel and financial advisor) that the failure to make an adverse recommendation change would be inconsistent with fiduciary duties of the members of CureVac boards under the laws of the Netherlands (subject to certain exceptions, including the receipt, existence, or terms of an alternative acquisition proposal or any matter relating thereto or consequence thereof, any change in the market price or trading volume of the CureVac shares or the BioNTech ADSs, or any ongoing litigation between the BioNTech and CureVac, among others), which we refer to as an intervening event, at any time prior to the expiration time, make an adverse recommendation change, or authorize or propose publicly to do the same, only if the following conditions are met:

(i)

CureVac has (a) provided four business days’ prior written notice, which will provide (y) reasonably detailed information describing the intervening event and the rationale for the adverse recommendation change and (z) the CureVac boards’ determination to make an adverse recommendation change, and, after consultation with its outside legal counsel and financial advisors, failure to make an adverse recommendation change would be inconsistent with fiduciary duties of the members of CureVac boards under the laws of the Netherlands and (b) prior to making such an adverse recommendation change, to the extent requested in writing by BioNTech, engaged in good faith negotiations with BioNTech during the applicable four business day period to amend the Purchase Agreement in response to the intervening event in such a manner that the failure of the CureVac boards to effect an adverse recommendation change in response to the intervening event would no longer be inconsistent with fiduciary duties of the members of the CureVac boards under the laws of the Netherlands; and

(ii)

no earlier than the end of the applicable four business day period, the CureVac boards have determined in good faith (after consultation with its outside legal counsel and financial advisors), in light of the intervening event and after taking into account any revised terms proposed by BioNTech, the failure to make an adverse recommendation change would continue to be inconsistent with fiduciary duties of the members of the CureVac boards under the laws of the Netherlands (with any material change to the circumstances causing the intervening event requiring new notice to BioNTech and a new three business day period).

The Purchase Agreement provides that nothing contained therein will prohibit CureVac or the CureVac boards from (A) taking and disclosing to CureVac’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or (B) making any disclosure to the CureVac shareholders that is required by applicable law or if the CureVac boards determine in good faith (after consultation with outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with their duties under applicable law; provided that any disclosures with respect to any of the foregoing will be considered an adverse recommendation change unless the CureVac boards expressly publicly reaffirm CureVac’s recommendation of approval and adoption of the matters at the EGM.

Schedule TO; Form F-4

No later than the date on which BioNTech commences the offer, BioNTech will (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the offer, which will contain or incorporate by reference an exchange offer and a related letter of transmittal and other appropriate ancillary offer documents required to be included therein (such Schedule TO and the documents included therein, together with any amendments or supplements thereto and including exhibits thereto, we refer to as the offer documents) and (ii) cause the offer documents to be disseminated to holders of CureVac shares to the extent required by applicable U.S. federal securities laws and any other applicable law. No later than 10 business days following the date of the Purchase Agreement, BioNTech will file with the SEC a registration statement on Form F-4 to register under the Securities Act the offer and sale of BioNTech ADSs pursuant to the offer. BioNTech agreed to use its reasonable best efforts to: (a) have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing, (b) ensure that the Form F-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act, and (c) keep the Form F-4 effective for so long as necessary to complete the issuance of BioNTech ADSs.

Access to Information

During the pre-closing period, subject to the confidentiality agreements, CureVac will, and will cause each of its subsidiaries to, and CureVac and its subsidiaries will cause its and their respective representatives to, (i) afford BioNTech and its representatives reasonable access on reasonable advance notice and in a manner not unreasonably disruptive to the operations of the business of CureVac and its subsidiaries, during normal business hours, to the officers, CureVac senior employees, representatives, auditors, properties, assets, offices, and other facilities and the books and records of CureVac and its subsidiaries and (ii) promptly furnish or cause to be furnished to BioNTech and its representatives copies (including in electronic form) of books, records, and other financial, tax, operating, and other data and information (including the work papers of CureVac’s or its subsidiaries’ independent accountants upon receipt of any required consents from such accountants and subject to the execution of customary access letters) as BioNTech or its representatives may reasonably request in writing. However, the foregoing access will not permit BioNTech and its representatives to conduct any invasive environmental testing or sampling at any of the properties, offices, and other facilities of CureVac and its subsidiaries.

Notwithstanding the foregoing, CureVac and its subsidiaries will not be obligated to disclose any information if (i) providing such access or disclosing such information would cause significant competitive harm to CureVac or its subsidiaries, or would reasonably be expected to cause a strategic disadvantage to CureVac or its subsidiaries in ongoing legal proceedings between, among others, BioNTech or any of its affiliates, on the one hand, and CureVac or any of its affiliates, on the other hand, if the transactions are not consummated, provided, that CureVac will use its reasonable best efforts to develop an alternative to providing such information so as to address such matters that is reasonably acceptable to BioNTech and CureVac, (ii) providing such access or disclosing such information would violate any applicable law (including antitrust and privacy laws) or binding agreement entered into prior to the date of the Purchase Agreement, or (iii) in the reasonable judgement of CureVac (following consultation with its outside legal counsel) that would result in the loss of attorney-client privilege with respect to such information or would constitute a waiver of any other privilege or trade secret protection held by CureVac or any of its subsidiaries; provided, that CureVac will use its reasonable best efforts (a) to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege or waiver of any other privilege or trade secret protection or violation of any such applicable law or binding agreement or (b) to develop an alternative to providing such information so as to address such matters that is reasonably acceptable to BioNTech and CureVac. CureVac will advise BioNTech in such circumstances that it is unable to comply with BioNTech’s reasonable requests for information pursuant to the immediately preceding sentence, and CureVac will reasonably describe the reasons why such information is being withheld. CureVac will be entitled to have representatives present at all times during any inspection by BioNTech or its representatives, and no notice, access, review, or investigation or information provided, made available, or delivered to BioNTech or its representatives pursuant to the foregoing provisions or otherwise will affect any representations or warranties of CureVac or conditions or rights of BioNTech contained in the Purchase Agreement.

BioNTech and CureVac have agreed that all information and materials provided pursuant to the Purchase Agreement will be subject to the provisions of the confidentiality agreements, which will be deemed terminated as of the closing of the offer.

Notice of Certain Events

Each party will give prompt notice to the other party of (i) any material written notice or other material communication received by it from any governmental authority during the pre-closing period in connection with the Purchase Agreement and the transactions, (ii) any written notice or other communication received by it from any third party during the pre-closing period alleging any material breach of, or material default under, any material contract, or (iii) any written notice or other communication received by it from any third party during the pre-closing period alleging that the consent of such third party is or may be required in connection with the Purchase Agreement and the transactions.

Each party will give prompt notice to the other party of (i) any action commenced or, to such party’s knowledge, threatened, against it or any of its affiliates, that purports to prevent, impede, or delay the consummation of the offer, the legal downstream merger, the post-downstream merger share sale, the cancellation or any of the other transactions or that makes allegations that, if true, would reasonably be expected to have, individually or in the aggregate, a company material adverse effect or buyer material adverse effect, as the case may be, and (ii) (a) in the case of CureVac, the knowledge of CureVac of any breach of or inaccuracy in its representations or warranties set forth in the Purchase Agreement or failure to perform its covenants or agreements set forth in the Purchase Agreement to the extent such inaccuracy, breach, or failure to perform would reasonably be expected to give rise to, individually or in the aggregate, the failure of certain offer conditions or (b) in the case of BioNTech, the knowledge of BioNTech of any breach of, or inaccuracy in, the representations or warranties of BioNTech set forth in the Purchase Agreement or failure to perform the covenants or agreements of BioNTech set forth in the Purchase Agreement to the extent such inaccuracy, breach, or failure to perform would reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of BioNTech to perform its obligations under the Purchase Agreement or to consummate the transactions.

The delivery of any notice described above will not cure any breach of any representation, warranty, obligation, covenant, or agreement contained in the Purchase Agreement or otherwise limit or affect any remedies available in the Purchase Agreement to the party receiving such notice.

Regulatory Approvals

During the pre-closing period, CureVac and BioNTech have agreed to use their reasonable best efforts to consummate the transactions, including to (i) promptly satisfy certain offer conditions set forth in the Purchase Agreement, and (ii) avoid entry of, or effect the dissolution of, any legal orders that would have the effect of preventing or materially delaying the consummation of the transactions. These efforts include, but are not limited to, (a) filing a Notification and Report form pursuant to the HSR Act within 20 business days of the date of the Purchase Agreement, and (b) responding as promptly as practicable to any inquiries or requests received from the FTC, the DOJ, or any other governmental authority in connection with antitrust or related matters. BioNTech also agrees to make all required filings with respect to other necessary antitrust approvals and other required regulatory approvals as promptly as practicable.

CureVac and BioNTech’s outside counsel will consult and cooperate with one another and consider in good faith the views of one another in connection with any proceedings relating to antitrust laws, and each parties’

outside counsel will provide to the other, in advance, any material written analyses, presentations, memoranda, briefs and proposals made or submitted to any governmental authority in connection such proceedings. Either party may limit the disclosure of commercially sensitive portions of such materials to the outside legal counsel and consultants of the other party.

BioNTech will consult and cooperate with CureVac, and consider in good faith the views of CureVac, in connection with, and will provide to CureVac in advance, any material written analyses, presentations, memoranda, and briefs related to the transactions, made or submitted to any governmental authority in connection with proceedings relating to any antitrust law and any other required regulatory approvals; provided, that each party may limit disclosure of commercially sensitive portions of such materials. CureVac will not make any submissions related to the transactions to any governmental authority in relation to any antitrust law and other required regulatory approvals without the prior approval of BioNTech, such approval not to be unreasonably withheld, delayed, or conditioned; provided that no prior approval is required for the submission of the Notification and Report form pursuant to the HSR Act or any submission related to the transactions reasonably required to comply with CureVac’s statutory obligations.

CureVac and BioNTech will give each other prompt notice of any pending or threatened request, inquiry, or other action brought by a governmental authority, or brought by a third party to a governmental authority, in each case with respect to the transactions under any antitrust laws, which we refer to as an antitrust investigation. To the extent permitted by applicable law and other applicable limitations (including the preservation of attorney-client privilege), each party will use its reasonable best efforts to (i) keep the other informed of the status of any antitrust investigation, (ii) promptly notify each other’s outside counsel of any material communications received from any governmental authority in connection with any antitrust investigation, and (iii) give each other’s outside counsel reasonable advance notice of all material meetings and teleconferences with any such governmental authority. CureVac and BioNTech will consult with each other in advance and cooperate with the other party’s outside counsel and consider in good faith each other’s views in connection with any such antitrust investigation, including by providing the other party reasonable opportunity to comment on any material analysis, memorandum, or other presentation made or submitted to any such governmental authority.

CureVac will promptly furnish to BioNTech all information required or requested to be included in any application or filing or submission made in connection with applicable antitrust laws or for any other required regulatory approvals. CureVac will have the right to review and, to the extent reasonably practicable, to be consulted in good faith on any material information relating to it or its affiliates that might appear in any such applications or filings, and its comments will be considered by BioNTech in good faith. In the case of information (i) which is commercially sensitive or (ii) the provision of which would infringe antitrust laws, disclosure of such information may be limited to the other party’s outside legal counsel, and such counsel will not disclose such information to the other party.

Each of BioNTech and CureVac further agrees to cooperate with the other and use its reasonable best efforts in order to resolve any investigation or other inquiry concerning the transactions initiated by the FTC, the DOJ, or any governmental authority. Each of BioNTech and CureVac’s outside counsel will promptly notify the other’s outside counsel of any material written notice or other communication received by such party from any governmental authority in connection with the transactions and, to the extent reasonably practicable, and allowed by the government authority, all material discussions, telephone calls, and meetings with a governmental authority regarding the transactions will include the representatives of CureVac and BioNTech.

BioNTech will not be required to, and “reasonable best efforts” will in no event require, or be construed to require, BioNTech or any of its affiliates (as defined in the Purchase Agreement) to (i) initiate, litigate, challenge, defend, or otherwise participate or take any action with respect to any action, inquiry, or investigation by, against or involving any third party or governmental authority with respect to the transactions, (ii) enter into, offer, or agree to, any commitment, settlement, undertaking, consent decree, stipulation, or agreement with any governmental authority in connection with the transactions, (iii) otherwise take any other steps or actions to defend against, vacate, modify, or suspend any injunction, order, judgment, ruling, decree, or decision of any governmental authority, (iv) agree, propose, negotiate, offer, sell, divest, lease, license, transfer, dispose of, or otherwise encumber or hold separate (including by establishing a trust, licensing any intellectual property rights (whether pursuant to an exclusive or nonexclusive license or otherwise)), or take any other action (including by providing its consent to permit CureVac or any of its subsidiaries to take any of the foregoing actions), or otherwise proffer or agree to do any of the foregoing, with respect to any of the businesses, assets or properties of BioNTech, CureVac or any of their respective affiliates or subsidiaries, (v) terminate any existing relationships or contractual rights or obligations, (vi) take any action, or commit to take any action, or to accept any restriction, commitment, or condition, involving BioNTech, CureVac, or any of their respective affiliates or subsidiaries, or (vii) otherwise offer to take or offer to commit to take any action that would limit BioNTech’s or any of its affiliates’ freedom of action with respect to, or ability to retain, operate, or otherwise exercise full rights of ownership with respect to, businesses, assets or properties of BioNTech, CureVac, or any of their respective affiliates or subsidiaries (or equity interests held by BioNTech or any of its affiliates in entities with businesses, assets or properties).

BioNTech will have principal right and responsibility for determining the timing and sequence of seeking the required authorizations, consents, expirations, or terminations of any waiting periods, orders, and approvals under applicable antitrust laws and other laws and from any governmental authorities and strategy with respect to obtaining any such authorizations, consents, orders, expiration or termination of a waiting period and approvals. CureVac will, and will cause its subsidiaries to, take such actions as reasonably requested by BioNTech in connection with obtaining any such authorizations, consents, expirations, or terminations of any waiting periods, orders and approvals.

BioNTech and CureVac agree to refrain from, and to cause each of their respective affiliates to refrain from, acquiring or agreeing to acquire any assets or businesses that would reasonably be expected to (i) prevent, materially impede, or materially delay receipt of any authorizations, consents, orders, or approvals of governmental authorities, (ii) prevent, materially delay, or impede the closing of the offer, or (iii) cause any governmental authority to object to such transactions.

Public Announcements

CureVac and BioNTech have agreed, subject to certain exceptions, that they will receive consent (which consent is not to be unreasonably withheld, conditioned, or delayed) from each other before issuing, and provide each other with opportunity to review and comment upon, any press release, public announcement, public statement, or other public disclosure with respect to the Purchase Agreement or the transactions (subject to certain exceptions, including as required by applicable law).

Director and Officer Liability

From closing of the offer until six years after the completion of the transactions, BioNTech will cause CureVac and its subsidiaries to indemnify and hold harmless, and provide advances to, the present and former directors and officers of CureVac or its subsidiaries, which we refer to as indemnified persons, in respect of acts or omissions occurring at or prior to the completion of the transactions pursuant to, in accordance with the terms of, and to the fullest extent provided for in CureVac’s organizational documents, as they are in force on the date of the Purchase Agreement and any relevant indemnification agreements and as permitted by applicable law. From closing of the offer until six years after the completion of the transactions, BioNTech will cause CureVac and its subsidiaries to honor and fulfill the obligations of CureVac and its subsidiaries under any and all indemnification agreements in effect as of the date of the Purchase Agreement between CureVac or any of its subsidiaries and any indemnified person as listed in the CureVac disclosure letter.

In addition, from the closing of the offer until six years after the completion of the transactions, BioNTech will cause CureVac and its subsidiaries to cause the CureVac articles and rules and regulations (or other similar organizational documents) of CureVac and its subsidiaries to contain provisions with respect to the indemnification of all indemnified persons that are no less advantageous in the aggregate to the intended beneficiaries than the corresponding provisions contained in CureVac’s and its subsidiaries’ organizational documents in effect on the date of the Purchase Agreement. To the maximum extent permitted by applicable law, such indemnification will be mandatory rather than permissive.

In addition, BioNTech will obtain, or cause to be obtained, as of the closing of the offer, a “tail” insurance policy with a claims period of six years after the completion of the transactions with respect to directors’ and officers’ liability insurance covering each person currently covered by CureVac’s directors’ and officers’ liability insurance policy for acts or omissions occurring at or prior to the completion of the transactions on terms that are no less favorable than those of such policy of CureVac in effect on the date of the Purchase Agreement, which insurance will be in effect and prepaid for such period, subject to a premium cap.

Anti-Takeover Measures

CureVac has agreed that CureVac and the CureVac boards will take all actions within their power and authority necessary so that no anti-takeover measures are or become applicable to the transactions. If any anti-takeover measure becomes applicable to any of the transactions, CureVac and the CureVac boards will grant such approvals and take such actions within their power and authority as are necessary, so that any such transactions may be consummated as promptly as practicable on the terms contemplated by the Purchase Agreement, and otherwise act within their power and authority to eliminate such anti-takeover measures in respect of such transactions.

Employee Matters

For a one-year period beginning on the date of the closing of the offer, each individual who is an employee of CureVac or its subsidiaries immediately prior to the closing of the offer and who remains employed by CureVac or any of its affiliates (including, following the closing of the offer, BioNTech or any of its subsidiaries) as of immediately following the closing of the offer, each of which we refer to as a continuing employee, will receive from BioNTech (or its applicable affiliate) (i) at least the same base salary and the same target annual bonus opportunity that was provided to such continuing employee immediately prior to the closing of the offer; and (ii) employee benefits (excluding severance, equity, or equity-based incentive awards, change in control benefits, retiree medical benefits, and defined benefit retirement benefits) that are substantially similar in the aggregate to the employee benefits provided to continuing employees immediately prior to the closing of the offer.

BioNTech will, and will cause each of its controlled affiliates to, use commercially reasonable efforts to (i) waive all limitations as to any pre-existing condition or waiting periods in its applicable welfare plans with respect to participation and coverage requirements applicable to each continuing employee under any welfare plans that such continuing employee may be eligible to participate in after the closing of the offer, and (ii) credit each continuing employee for any copayments, deductibles, offsets, or similar payments made under a CureVac plan during the plan year that includes the closing of the offer for purposes of satisfying any applicable copayment, deductible, offset, or similar requirements under the comparable plans of BioNTech or any of its controlled affiliates. As of the closing of the offer, BioNTech will, or will cause any of its controlled affiliates to, credit to continuing employees the amount of vacation time that such employees had accrued under any applicable CureVac plan as of the closing, in each case, insofar as not prohibited by applicable law. In addition, as of the closing of the offer, BioNTech will, and will cause its controlled affiliates to, give continuing employees full credit for purposes of eligibility, vesting, and determination of level of vacation benefits under any employee benefit and compensation plans or arrangements (excluding for any purpose benefits under defined benefit plans, retiree medical plans, or frozen or grandfathered benefit plans) maintained by BioNTech or its controlled affiliates that such continuing employees may be eligible to participate in after the closing of the offer for such continuing employees’ service with CureVac or any of its subsidiaries to the same extent that such service was credited for purposes of any comparable CureVac plan immediately prior to the closing of the offer, except, in each case, to the extent such treatment would result in duplicative benefits.

Unless otherwise requested in writing by BioNTech no later than three days prior to the closing of the offer, the CureVac boards or board of directors of the applicable subsidiary (or the appropriate committee thereof) will take actions necessary to terminate any CureVac plan intended to include a code section 401(k) arrangement, such termination to be effective as of the day immediately prior to the closing of the offer and contingent upon the closing of the offer. CureVac will provide BioNTech, prior to the closing of the offer, with evidence that such plan has been terminated (the form and substance of which will be subject to reasonable review and comment by BioNTech). In the event of such a termination, BioNTech will establish or designate a 401(k) retirement plan maintained by BioNTech or an affiliate to accept the rollover of participant accounts distributed from the 401(k) plan maintained by CureVac (including promissory notes evidencing employee loans, if any).

From and after the closing of the offer, BioNTech will cause CureVac and its subsidiaries to honor the terms of all collective bargaining agreements to which CureVac or its subsidiaries are bound. In addition, the terms of employment of all continuing employees represented by a labor union, works council, or other labor organization in connection with their employment or any other continuing employees employed in any jurisdiction where it is not permitted to differentiate between union and non-union employees in terms of compensation and/or benefits will be governed by any such obligations, rather than the terms of the Purchase Agreement.

Other Covenants and Agreements

The Purchase Agreement contains certain other covenants and agreements, including, among other things, covenants and agreements related to the following:

Compensation Arrangements. Prior to the closing of the offer, CureVac (acting through the CureVac boards and the compensation committee of the CureVac supervisory board) will take all steps that may be required, necessary, or advisable to cause (a) each employment compensation arrangement (as defined in the Purchase Agreement) that has been or, after the date of the Purchase Agreement, will be entered into by CureVac or any of its subsidiaries with any current or former CureVac service provider, (b) the treatment of the company equity awards, in accordance with the terms set forth in the Purchase Agreement, and (c) the applicable terms set forth above under the headings “The Purchase Agreement — Covenants and Agreements — Director and Officer Liability” and “The Purchase Agreement — Covenants and Agreements — Employee Matters” to be approved as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(2) promulgated under the Exchange Act and to satisfy the requirements of the non-exclusive safe harbor set forth in Rule 14d-10(d) promulgated under the Exchange Act.

Delisting. CureVac has agreed that, prior to the acceptance time, CureVac will cooperate with BioNTech and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper, or advisable on its part under applicable laws and rules and policies of Nasdaq to cause the delisting of CureVac and the CureVac shares from Nasdaq as promptly as practicable after the offer closing and the deregistration of the CureVac shares under the Exchange Act as promptly as practicable after such delisting.

Tax Matters. BioNTech has agreed not to make (and to cause each of its affiliates not to make) any election under Section 338 of the code, or any similar provision of any U.S. state or local or foreign law with respect to CureVac or any of its subsidiaries.

Except pursuant to the New Topco U.S. tax election, BioNTech will not make any entity classification election pursuant to section 301.7701-3 of the U.S. treasury regulations, with respect to BioNTech or any of its subsidiaries, which election would be effective on or prior to the cancellation effective time.

BioNTech will not take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent the offer, taken together with the legal downstream merger, the post-downstream merger share sale, the cancellation, and the New Topco U.S. tax election, from qualifying as one or more “reorganizations” within the meaning of Section 368(a) of the code and the U.S. treasury regulations.

During the one-year period beginning on the date of the cancellation effective time, BioNTech will not transfer any of the assets of CureVac and, after the New Topco U.S. tax election pursuant to conditions set forth above under the heading “The Purchase Agreement — The Post-Offer Reorganization and the New Topco U.S. Tax Election,” New Topco to any entity that is treated as a corporation for U.S. federal income tax purposes of which BioNTech directly owns, or is considered to directly own, through New Topco, for U.S. federal income tax purposes, at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of each class of other stock.

Litigation. CureVac and BioNTech have agreed that CureVac will control any action brought against CureVac or any of its subsidiaries or their directors or officers relating in any way to the Purchase Agreement or the transactions, which together we refer to as transaction litigation; provided that CureVac will give BioNTech the right to (i) review and comment in advance on all filings or responses to be made by CureVac in connection with any transaction litigation (and any amendments thereto) and CureVac will consider in good faith any comments proposed by BioNTech, (ii) participate in (at BioNTech’s expense), but not control, the defense of such transaction litigation, (iii) consult on any settlement with respect to such transaction litigation, and (iv) participate in any negotiations or mediation with respect to such transaction litigation, and no settlement will be agreed to without BioNTech’s prior written consent in BioNTech’s sole discretion. CureVac will promptly notify BioNTech of any transaction litigation brought, or, to the knowledge of CureVac, threatened in writing, against CureVac, members of the CureVac boards, or any subsidiary of CureVac, and will keep BioNTech apprised of proposed strategy and other significant decisions with respect to the transaction litigation (to the extent that the attorney-client privilege between CureVac and its counsel is not undermined or otherwise adversely affected).

With respect to pending litigation among BioNTech and CureVac (and other third parties, as the case may be), BioNTech and CureVac have agreed to explore amicable solutions and to implement them, on a case-by-case basis, if and when mutually agreed. To enable such exploration, BioNTech and CureVac and their respective affiliates will take steps to suspend and preserve all on-going proceedings, and not institute new proceedings, at least until the earlier of (i) the closing of the offer, (ii) the termination of the Purchase Agreement in accordance with its terms, (iii) BioNTech no longer performing its obligations under the Purchase Agreement, the satisfaction of which are required for the closing of the offer in accordance with the Purchase Agreement, and (iv) the outside date, including obtaining relevant consents from or consulting with third parties, as applicable.

Business Continuity. After the closing of the offer, BioNTech and CureVac will use reasonable efforts to safeguard that (i) CureVac SE continues its biopharmaceutical research and development business, and (ii) CureVac Manufacturing GmbH continues its manufacturing business, in each case with respect to qualitative characteristics such as services or products offered, customer and supplier base, markets served and qualification of their employees.

Tax Free Reorganization Matters. BioNTech and CureVac intend that, for U.S. federal income tax purposes, the offer, taken together with the legal downstream merger, the post-downstream merger share sale, the cancellation and the New Topco U.S. tax election, will qualify as one or more “reorganizations” within the meaning of Section 368(a) of the code and the U.S. treasury regulations to which one or both BioNTech and CureVac are to be parties under Section 368(b) of the code and the U.S. treasury regulations and the Purchase Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and the 368 of the code and within the meaning of U.S. treasury regulations section 1.368-2(g). None of BioNTech or CureVac knows of any fact or circumstance (without conducting independent inquiry or diligence of the other relevant party), or has taken or will take any action, if such fact, circumstance, or action would be reasonably expected to cause the offer, taken together with the legal downstream merger, the post-downstream merger share sale, the cancellation and the New Topco U.S. tax election, to fail to qualify as one or more “reorganizations” within the meaning of Section 368(a) of the code and the U.S. treasury regulations. The offer, taken together with the legal downstream merger, the post-downstream merger share sale, the cancellation, and the New Topco U.S. tax election will be reported by the parties for all tax purposes in accordance with the foregoing, unless otherwise required by a governmental authority as a result of a “determination” within the meaning of Section 1313(a) of the code.

In connection with the filing of the offer documents (including any amendment or supplement thereto), each of BioNTech and CureVac will reasonably cooperate with each other in order to obtain a written tax opinion from one or both of each of its outside counsel or other nationally recognized tax counsel reasonably acceptable to BioNTech or CureVac, solely to the extent one or both of such tax opinions is required by the SEC. Each tax opinion required by the SEC will conclude, on the basis of customary representations, assumptions, and undertakings set forth or referred to in such tax opinion and in the related tax representation letters, the offer, taken together with the legal downstream merger, the post-downstream merger share sale, the cancellation, and the New Topco U.S. tax election will qualify as one or more “reorganizations” within the meaning of Section 368(a) of the code and the U.S. treasury regulations thereunder.

Conditions to Closing of the Offer

Notwithstanding any other provision of the Purchase Agreement or the offer and in addition to BioNTech’s right and obligation to extend, terminate, amend, or modify the offer pursuant to the provisions of the Purchase Agreement and subject to any applicable rules and regulations of the SEC, BioNTech will not be required to, or, in the case of the condition set forth in item (x) below, may not be permitted to, accept for exchange or exchange any CureVac share validly tendered and not properly withdrawn pursuant to the offer unless, as of the scheduled expiration time, the following conditions are satisfied:

(i)

a number of CureVac shares having been validly tendered and not properly withdrawn, that, together with the CureVac shares then owned by BioNTech or its affiliates, would be sufficient to meet the minimum condition; provided, that if all other offer conditions have been satisfied and BioNTech has previously extended the offer on four or more occasions of 10 business days each, BioNTech may, in its sole discretion, reduce the minimum condition to 75% of CureVac’s issued and outstanding capital;

(ii)

certain necessary antitrust approvals will have been received, or be deemed to have been received due to the expiry or termination of their relevant waiting periods or applicable statutory deadlines (and any extension thereof), or through any other informal comfort letter that is satisfactory to BioNTech, and be in full force and effect;

(iii)

absence of any applicable law or order of a governmental authority prohibiting, rendering illegal, or enjoining the consummation of the offer or the other transactions, including the post-offer reorganization, the legal downstream merger, the post-downstream merger share sale, and the cancellation;

(iv)

the truth and correctness in all respects at and as of the date of the Purchase Agreement and at and as of the expiration time with the same effect as though made at and as of the expiration time of representations and warranties of CureVac regarding the nonexistence of a company material adverse effect since December 31, 2024;

(v)

the truth and correctness in all respects (except for de minimis inaccuracies) at and as of the date of the Purchase Agreement and at and as of the expiration time with the same effect as though made at and as of the expiration time (except to the extent expressly made at and as of an earlier date, in which case at and as of such earlier date) of representations and warranties of CureVac regarding its authorized and issued and outstanding share counts, capitalization, and subsidiaries (including their capitalization);

(vi)

the truth and correctness in all material respects at and as of the date of the Purchase Agreement and at and as of the expiration time with the same effect as though made at and as of the expiration time (except to the extent expressly made at and as of an earlier date, in which case at and as of such earlier date) of representations and warranties of CureVac regarding its corporate existence and powers and authorizations to carry on its business, enter into the Purchase Agreement, and consummate the transactions, material contracts, and the fees of its financial advisor;

(vii)

the truth and correctness (disregarding all materiality qualifications and limitations) at and as of the date of the Purchase Agreement and at and as of the expiration time with the same effect as though made at and as of the expiration time (except to the extent expressly made at and as of an earlier date, in which case at and as of such earlier date) of all other representations and warranties of CureVac not specified in the foregoing items (iv) through (vi), except where the failure to be true and correct would not have or reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

(viii)

CureVac will have performed or complied with, in all material respects, each of the obligations, agreements, and covenants required to be performed by, or complied with by, it under the Purchase Agreement at or prior to the expiration time;

(ix)

since the date of the Purchase Agreement, there will not have occurred any company material adverse effect that is continuing (excluding for this purpose any company material adverse effects that prevent or materially impair the ability of CureVac to consummate the transactions);

(x)

since the date of the Purchase Agreement, there will not have occurred any buyer material adverse effect that is continuing (excluding for this purpose any buyer material adverse effects that prevent or materially impair the ability of BioNTech to consummate the transactions);

(xi)	adoption of resolutions at the EGM approving the required resolutions;

(xii)

delivery by CureVac to BioNTech of a certificate signed by an executive officer of CureVac, dated as of the expiration time, certifying as to the satisfaction of the conditions specified in the foregoing items (iv) through (ix);

(xiii)	there may be no stop order suspending the effectiveness of the registration statement;

(xiv)

certain required regulatory approvals will have been obtained, or be deemed to have been obtained by applicable law, as a result of the lapse, expiration, or termination of waiting periods, or the applicable governmental authority for such approvals having declined jurisdiction or granted a derogation; and

(xv)	no termination of the Purchase Agreement in accordance with the terms of the Purchase Agreement shall have occurred.

Except for the condition set forth in item (x) above, which is for the sole benefit of CureVac and may only be waived by CureVac in writing, the foregoing conditions are for the sole benefit of BioNTech and may be asserted by BioNTech regardless of the circumstances giving rise to any such conditions and, other than the minimum condition, may be waived, subject to applicable law, by BioNTech in whole or in part at any time and from time to time in its sole discretion, in each case, subject to the terms of the Purchase Agreement.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated and the transactions may be abandoned at any time prior to the acceptance time:

(i)	by mutual written consent of BioNTech and CureVac;

(ii)	by either BioNTech and CureVac, if:

a.

the acceptance time has not occurred on or before the outside date, which we refer to as an outside date termination, provided that the outside date termination will not be available to any party that is in breach of its covenants or agreements under the Purchase Agreement where such breach proximately caused the failure of the acceptance time to occur by the outside date;

b.

if the offer condition relating to there not being a law or order issued by a governmental authority prohibiting the consummation of the offer is not satisfied, and the applicable law or order has become final, permanent, and non-appealable, which we refer to as a restraints termination, provided that the party seeking to exercise the restraints termination must have complied in all material respects with its obligations described under the section “The Purchase Agreement — Conditions to Closing of the Offer” above;

c.

the offer has expired without all of the conditions to the offer having been satisfied, which we refer to as a condition failure termination, provided that the condition failure termination will not be available to any party to the Purchase Agreement whose breach of any provision of the Purchase Agreement proximately caused the offer to expire without all of the conditions to the offer having been satisfied, and will not be available to BioNTech if BioNTech has not extended the offer in circumstances where BioNTech is required to extend the offer under the Purchase Agreement; or

(iii)	by BioNTech:

a.

if CureVac breaches any of its representations or warranties or fails to perform any of its covenants or agreements set forth in the Purchase Agreement, which breach or failure would result in any of the conditions to the offer not being satisfied and such breach or failure cannot be or has not been cured by CureVac by the earlier of (x) the second business day prior to the outside date or (y) 30 days after receipt by CureVac of written notice of such breach or failure, which we refer to as a CureVac breach termination, provided that a CureVac breach termination will not be available if BioNTech is then in material breach of its representations or warranties or then materially failing to perform its covenants, obligations or agreements under the Purchase Agreement;

b.	following an adverse recommendation change, which we refer to as an adverse recommendation change termination;

c.

if the subsequent EGM has been held and been concluded and the governance resolutions have not been adopted, or the post-offer reorganization resolutions have not been adopted, which we refer to as an EGM termination; or

d.

following a willful breach of any of CureVac’s obligations as set forth above under the heading “The Purchase Agreement — Covenants and Agreements — No Solicitation” in any material respect, which we refer to as a solicitation breach termination.

(iv)	by CureVac:

a.

if (w) CureVac has received a superior proposal, (x) the CureVac boards approve, and CureVac concurrently with or immediately following the termination of the Purchase Agreement, enters into, a definitive agreement with respect to such superior proposal, (y) prior to or concurrently with such termination, CureVac pays to BioNTech the company termination compensation (as defined in the Purchase Agreement), and (z) CureVac has not breached in any material respect any of its obligations restricting solicitation under the Purchase Agreement, which we refer to as a superior proposal termination;

b.

if BioNTech breaches any of its representations or warranties or fails to perform any covenant or agreement set forth in the Purchase Agreement, which breach or failure would result in any of the conditions to the offer not being satisfied and such breach or failure cannot be or has not been cured by the earlier of the second business day prior to the outside date or 30 days after receipt by BioNTech of written notice of such breach or failure, which we refer to as a BioNTech breach termination, provided that a BioNTech breach termination will not be available if CureVac is then in material breach of its representations or warranties or then materially failing to perform its covenants, obligations, or agreements contained in the Purchase Agreement;

c.	if (x) the acceptance time has occurred and (y) the first capital increase has not become effective within ninety calendar days after the acceptance time; or

d.

if (v) the acceptance time has occurred, (w) BioNTech has failed to exchange the first company shares (as defined in the Purchase Agreement) within 10 business days following the effectiveness of the first capital increase, (x) the first capital increase has become effective, (y) CureVac delivers written notice to BioNTech demanding that BioNTech after the occurrence of the events described in clauses (v), (w), and (x) make (or cause to be made) such exchange, and (z) BioNTech fails to make (or cause to be made) such exchange within three business days of receiving such notice.

Termination Payments

CureVac and BioNTech will each pay all of its own fees, costs, and expenses incurred in connection with the transactions (whether or not they are consummated). In addition, CureVac has agreed to pay BioNTech an amount equal to $43,750,000 (without interest and less any applicable withholding taxes), which we refer to as the company termination compensation, if:

(i)	CureVac terminates the Purchase Agreement pursuant to a superior proposal termination;

(ii)	BioNTech terminates the Purchase Agreement pursuant to an adverse recommendation change termination or a solicitation breach termination; or

(iii)

(a) an alternative acquisition proposal has been publicly made or otherwise become generally known to the public prior to the acceptance time, (b) the Purchase Agreement is terminated (x) by BioNTech or CureVac pursuant to an outside date termination (subject to certain exceptions), (y) by CureVac or BioNTech pursuant to a condition failure termination and the minimum condition has not been satisfied as of the expiration time (provided that the antitrust clearance condition and the restraints condition have been satisfied as of such date), or (z) by BioNTech pursuant to a CureVac breach termination or an EGM termination, and (c) within 12 months of such termination, CureVac enters into a definitive agreement with any third party to consummate, or consummates, any transaction referenced in the definition of alternative acquisition proposal (provided that any references in such definition to 20% will be deemed to be references to 50%) whether or not such third party is the same party whose alternative acquisition proposal has been publicly made or otherwise become generally known.

BioNTech has agreed to pay CureVac an amount equal to $62,500,000, which we refer to as the purchaser termination compensation, if:

(i)

BioNTech or CureVac terminates the Purchase Agreement pursuant to an outside date termination, but only if the conditions to the offer that are still unsatisfied at the time of such termination are either the antitrust clearance condition or the restraints condition (but only if the legal restraint put in place by any governmental authority of competent jurisdiction is based on antitrust law to prevent the offer, the legal downstream merger, the post-downstream merger share sale, the cancellation or the other transactions, or to impose a condition or require a remedy pursuant to any antitrust law that BioNTech is not required by the Purchase Agreement to accept or agree to);

(ii)

BioNTech or CureVac terminates the Purchase Agreement pursuant to a restraints termination (but only if the legal restraint put in place by any governmental authority of competent jurisdiction is based on antitrust law to prevent the offer, the legal downstream merger, the post-downstream merger share sale, the cancellation, or the other transactions, or to impose a condition or require a remedy pursuant to any antitrust law that BioNTech is not required by the Purchase Agreement to accept or agree to); or

(iii)

BioNTech or CureVac terminates the Purchase Agreement pursuant to a condition failure termination, but only if the conditions to the offer that are still unsatisfied at the time of such termination are any of the antitrust clearance condition or the restraints condition (but only if the legal restraint put in place by any governmental authority of competent jurisdiction is based on antitrust law to prevent the offer, the legal downstream merger, the post-downstream merger share sale, the cancellation, or the other transactions, or to impose a condition or require a remedy pursuant to any antitrust law that BioNTech is not required by the Purchase Agreement to accept or agree to).

BioNTech is not obligated to pay the purchaser termination compensation if CureVac’s breach of its representations, covenants, or agreements under the Purchase Agreement proximately caused a legal restraint on the satisfaction of the offer, or if BioNTech was, at the time of CureVac’s termination, entitled to terminate pursuant to a CureVac breach termination.

The parties to the Purchase Agreement have agreed that the purchaser termination compensation and company termination compensation will, as applicable and except for claims for the willful breach of the

Purchase Agreement or fraud, be the sole and exclusive remedy of each party and its respective affiliates, on one hand, against the other party and its former, current, or future shareholders, directors, officers, affiliates, agents, or other representatives, on the other hand, for any loss suffered as a result of any breach of any representation, warranty, covenant, or agreement in the Purchase Agreement or the transactions. Each party will compensate the other for all expenses incurred in connection with enforcing the terms of the Purchase Agreement with respect to payment of either the purchaser termination compensation or the company termination compensation. Upon payment of either such amount, the paying party (and its former, current, or future shareholders, directors, officers, affiliates, agents, or other representative) will cease to have any liability under the Purchase Agreement, except with respect to fraud or willful breach.

Effect of Termination

If the Purchase Agreement is validly terminated in accordance with its terms, notice of such termination will be given to the non-terminating party, the Purchase Agreement will become void and of no effect, with no liability remaining on the part of any party to the Purchase Agreement (or any director, officer, employee, shareholder, representative, agent, or advisor of such party). In no event will any such termination relieve any party to the Purchase Agreement from its obligations under the confidentiality agreements and under the Purchase Agreement (i) restricting public disclosure of the transactions, (ii) with respect to the payment of any expenses and each of the purchaser termination compensation and company termination compensation under the Purchase Agreement, and (iii) certain other provisions regarding termination and other miscellaneous provisions. In no event will either party to the Purchase Agreement be relieved of any liability for damages resulting from such party’s fraud or willful breach of the Purchase Agreement prior to its termination.

Miscellaneous Provisions

Specific Performance

The parties to the Purchase Agreement have agreed that irreparable damage would occur if any provision of the Purchase Agreement were not performed in accordance with the Purchase Agreement and that the parties to the Purchase Agreement will be entitled to seek injunctive relief to prevent breaches of the Purchase Agreement or to enforce specifically the performance of the terms and provisions of the Purchase Agreement, in addition to any other remedy to which they are entitled at law or in equity.

Amendment; Waiver

Except as otherwise expressly provided for in the offer conditions, the Purchase Agreement may only be amended or supplemented at any time by additional written agreements signed by, or on behalf of, the parties to the Purchase Agreement.

Additionally, no provision of the Purchase Agreement may be waived or extended except by a written instrument signed by the party against whom the waiver or extension is to be effective. No failure or delay on the part of any party in the exercise of any right under the Purchase Agreement will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement in the Purchase Agreement, nor will any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

Governing Law

The Purchase Agreement will be governed by and construed in accordance with Delaware law, except that any matters concerning or implicating the fiduciary duties of the members of the CureVac boards will be governed by and construed in accordance with the applicable fiduciary duty laws of the Netherlands.

Dispute Resolution

Any dispute, controversy, or claim arising out of or relating to the Purchase Agreement (and any subsequent amendments thereof), or the breach, termination, or validity thereof, or the transactions, each a dispute, will be resolved in accordance with this section.

Consent to Jurisdiction. For purposes of resolving any dispute, BioNTech and CureVac each (i) irrevocably and unconditionally submit to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware, or if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County), which we refer to as the chosen court, (ii) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such chosen court, (iii) waives any claim of improper venue or any claim that the chosen court is an inconvenient forum, and (iv) agrees that, subject to section (b) below, it will not bring any action relating to a dispute in any court other than the chosen court. Each of BioNTech and CureVac irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to the Purchase Agreement or the transactions: (a) any claim that BioNTech or CureVac is not personally subject to the jurisdiction of the chosen courts as described in the Purchase Agreement for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such chosen court or from any legal process commenced in such courts (whether through service of process, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (c) that (x) the action in any such court is brought in an inconvenient forum, (y) the venue of such action is improper, or (z) the Purchase Agreement, or the subject matter thereof, may not be enforced in or by such chosen court.

Arbitration. In the event that a chosen court of first instance declines jurisdiction over an action brought in accordance with this section, the associated dispute will be resolved by final and binding arbitration administered by the International Chamber of Commerce, which we refer to as ICC, in accordance with its rules of arbitration in effect at the time, which we refer to as rules of arbitration, except as modified in the Purchase Agreement.

Waiver of jury trial. BioNTech and CureVac have acknowledged and agree that any controversy that may arise under the Purchase Agreement is likely to involve complicated and difficult issues and, therefore, BioNTech and CureVac each have irrevocably and unconditionally waived any right it may have to a trial by jury in respect of any action (whether based on contract, tort, or otherwise) directly or indirectly arising out of or relating to the Purchase Agreement, the other documents and agreements delivered in connection therewith or the transactions or the actions of BioNTech and CureVac in the negotiation, administration, performance, and enforcement thereof.

THE TENDER AND SUPPORT AGREEMENTS

This section of this offer to exchange/prospectus summarizes the material provisions of the tender and support agreements, a form of which are attached as Annex B to this offer to exchange/prospectus and are incorporated herein by reference. As a CureVac shareholder, you are not a third party beneficiary of the tender and support agreements and therefore you may not directly enforce any of their terms and conditions.

Dievini, KfW, Glaxo Group Limited, which we refer to in this section as GSK, and all members of the CureVac boards, which hold approximately 57% of CureVac shares, in the aggregate, have entered into tender and support agreements pursuant to which they have agreed, among other things, to (i) accept the offer in respect of CureVac shares held by them and (ii) vote in favor of all resolutions proposed by CureVac at the EGM (and any subsequent EGM) and against certain proposals incompatible with the transactions, subject to the conditions and in accordance with the terms set forth therein.

Dievini’s tender and support agreement, which we refer to as the dievini TSA, provides that for two successive 90-day periods beginning on, and including, the date of the closing of the offer, dievini will not transfer an amount of BioNTech equity securities (including BioNTech ADSs) in excess of 25% of those it receives in connection with the transactions during either period, subject to certain permitted transfers. After the expiration of both periods, the BioNTech ADSs dievini receives in the transactions will be freely tradeable. BioNTech has agreed in the dievini TSA that dievini may terminate such agreement in the event that a modification to the Purchase Agreement is effected without dievini’s consent and is materially adverse to dievini relative to other shareholders of CureVac, or if BioNTech is in violation of the obligation described in the next sentence. Additionally, BioNTech agreed in the dievini TSA that it will not, without dievini’s prior written consent, (i) impose any additional offer condition other than those set forth in the Purchase Agreement, (ii) amend, modify, or supplement such offer conditions or terms of the offer in a manner adverse to dievini, or (iii) make any modification or amendment that decreases the offer consideration or changes the form of consideration payable to dievini pursuant to the terms of the Purchase Agreement. Additionally, the dievini TSA includes a most favored nation provision with respect to tender and support and similar agreements entered into with other shareholders of CureVac, subject to certain exclusions and limitations.

Although dievini has waived its rights to bring or participate in claims against BioNTech, CureVac, or any of their respective affiliates or successors, or their respective boards of directors (or similar governing bodies), relating to the negotiation, execution, or delivery of the dievini TSA or the consummation of the transactions or the transactions contemplated by the dievini TSA, such waiver by dievini excludes its right to commence claims or other actions under applicable law with respect to disclosure violations in connection with the dievini TSA, the offer, or the post-offer reorganization to the same extent as other shareholders of CureVac.

KfW’s tender and support agreement, which we refer to as the KfW TSA, provides that KfW may terminate such agreement in the event that a modification to the Purchase Agreement is effected without KfW’s consent and is materially adverse to KfW relative to other shareholders of CureVac, or if BioNTech is in violation of the obligations described in the next sentence. Additionally, BioNTech agreed in the KfW TSA that it will not, without KfW’s prior written consent, (i) impose any additional offer condition other than those set forth in the Purchase Agreement, (ii) amend, modify, or supplement such offer conditions or terms of the offer in a manner adverse to KfW, or (iii) make any modification or amendment that decreases the offer consideration or changes the form of consideration payable to KfW pursuant to the terms of the Purchase Agreement. Additionally, the KfW TSA includes a most favored nation provision with respect to tender and support and similar agreements entered into with other shareholders of CureVac, subject to certain exclusions and limitations.

Although KfW has waived its rights to bring or participate in claims against BioNTech, CureVac, or any of their respective affiliates or successors, or their respective boards of directors (or similar governing bodies), relating to the negotiation, execution, or delivery of the KfW TSA or the consummation of the transactions or the transactions contemplated by the KfW TSA, such waiver by KfW excludes its right to commence claims or other actions under applicable law with respect to disclosure violations in connection with the KfW TSA, the offer, or the post-offer reorganization to the same extent as other shareholders of CureVac.

GSK’s tender and support agreement, which we refer to as the GSK TSA, provides that GSK may terminate such agreement in the event that a modification to the Purchase Agreement is effected without GSK’s consent and is materially adverse to GSK relative to other shareholders of CureVac, or if BioNTech is in violation of the obligation described in the next sentence. Additionally, BioNTech agreed in the GSK TSA that it will not, without GSK’s prior written consent, (i) impose any additional offer condition other than those set forth in the Purchase Agreement, (ii) amend, modify, or supplement such offer conditions or terms of the offer in a manner adverse to GSK, or (iii) make any modification or amendment that decreases the offer consideration or changes the form of consideration payable to GSK pursuant to the terms of the Purchase Agreement. Additionally, the GSK TSA includes a most favored nation provision with respect to tender and support and similar agreements entered into with other shareholders of CureVac, subject to certain exclusions and limitations.

Although GSK has waived its rights to bring claims against BioNTech, CureVac, or any of their respective affiliates or successors, or their respective boards of directors (or similar governing bodies), relating to the negotiation, execution, or delivery of the GSK TSA or the consummation of the transactions or the transactions contemplated by the GSK TSA, such waiver by GSK excludes its right to commence claims or other actions under applicable law with respect to disclosure violations in connection with the GSK TSA, the offer, or the post-offer reorganization to the same extent as other shareholders of CureVac.

DESCRIPTION OF BIONTECH CAPITAL STOCK

The following description sets forth certain material terms and provisions of BioNTech ordinary shares and BioNTech ADSs representing BioNTech ordinary shares that are registered under Section 12 of the Exchange Act. This description also summarizes certain provisions of the articles of association of BioNTech, as amended from time to time, which we refer to as the BioNTech articles, and German law as of the date of this offer to exchange/prospectus. This summary does not purport to be complete and is qualified in its entirety by the provisions of the BioNTech articles filed with the SEC, which is included as an exhibit to the registration statement, as well as to the applicable provisions of German legislation on stock corporations. We encourage you to read the BioNTech articles and the applicable provisions of German law for additional information. References in this section to “we,” “us,” “our,” or similar pronouns refer to BioNTech.

Ordinary Shares

We were incorporated as a German stock corporation (Aktiengesellschaft) with the legal name Petersberg 91. V V AG under the laws of the Federal Republic of Germany on June 2, 2008. We changed our name to BioNTech AG on November 10, 2008. Effective as of March 8, 2019, the date on which the change of legal form and company was registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Mainz, Germany, we converted to a Societas Europaea with the legal name BioNTech SE. We completed our initial public offering in October 2019. The principal legislation under which we operate and our shares are issued are the Council Regulation (EC) No 2157/2001 of October 8, 2001 on the Statute for a European company (SE), which we refer to as the SE Regulation, the German Law on the Implementation of Council Regulation (EC) No 2157/2001 of October 8, 2001 on the Statute for a European company (SE) (Gesetz zur Ausführung der Verordnung (EG) NR. 2157/2001 des Rates vom 8. Oktober 2001 über das Statut der Europäischen Gesellschaft (SE) (SE-Ausführungsgesetz-SEAG)), and the German Stock Corporation Act (Aktiengesetz), in each case as amended.

We are registered with the commercial register (Handelsregister) of the local court (Amtsgericht) in Mainz, Germany, under number HRB 48720. Our statutory seat is in Mainz, Germany, and our registered office is An der Goldgrube 12, D-55131 Mainz, Germany. Copies of the BioNTech articles (Satzung) are publicly available from the commercial register (Handelsregister) at the local court of Mainz, Germany, electronically at www. handelsregister.de, and included as an exhibit to the registration statement.

Share Capital

We have share capital registered in the commercial register (Handelsregister) in the amount of €248,552,200, which is divided into 248,552,200 registered shares (Namensaktien). All shares are shares with no par value (Stückaktien ohne Nennbetrag) with a notional amount attributable to each ordinary share of €1.00. Each issued BioNTech ordinary share is fully paid.

Form, Certification, and Transferability of Shares

The form and contents of our share certificates, collective share certificates, and global share certificates are determined by our management board. A shareholder’s right to certification of its shares is excluded, to the extent permitted by law and to the extent that certification is not required by the stock exchange on which the shares or rights or certificates representing them are admitted to trading. We are permitted to issue collective share certificates and global share certificates that represent multiple or all of our shares.

Our shares are freely transferable under German law.

Anti-takeover Provisions of Our Charter Documents

The BioNTech articles (Satzung) do not include any provisions that would have a direct effect of delaying, deferring, or preventing a change of control. However, in the event of a hostile takeover, we could use our authorized capital to increase our share capital to issue new shares to an investor at a premium. An increase in the number of shares outstanding could have a negative effect on a party’s ability to carry out a hostile takeover. The provisions of German law relating to public bids and takeovers that require any such bids to be carried out in a manner designed to safeguard equal and fair treatment to all shareholders and give them a right to be bought out at an adequate compensation where a party acquires “control” (as such term is defined in such provisions) over the relevant company do not apply.

Future Changes to the Share Capital

Authorized Capital

Under the relevant law, the general meeting of a European stock corporation (Societas Europaea) governed by German law can authorize the management board, with the consent of the supervisory board, to issue shares in a specified aggregate nominal amount of up to 50% of the issued share capital of such company at the time the resolution becomes effective. The shareholders’ authorization becomes effective upon registration in the commercial register (Handelsregister) and is valid for a maximum period of five years.

Under § 4(5) of the BioNTech articles (Satzung), the BioNTech management board is authorized, with the approval of the BioNTech supervisory board, to increase BioNTech’s share capital on one or more occasions in the period up to May 15, 2030, by a total of up to €124,276,100 by issuing up to 124,276,100 new no-par value registered shares in return for cash and/or non-cash contributions, which we refer to as the authorized capital 2025. The BioNTech management board is authorized, with the approval of the BioNTech supervisory board, to determine the further content of the share rights and the conditions of the share issue.

Shareholders must generally be granted subscription rights. The shares may also be acquired by one or more credit institutions, securities institutions, or other companies within the meaning of Section 186 para. 5 sentence 1 German Stock Corporation Act (Aktiengesetz) determined by the BioNTech management board with the obligation to offer them to BioNTech’s shareholders for subscription (indirect subscription right).

However, the BioNTech management board is authorized, with the approval of the BioNTech supervisory board, to exclude shareholders’ subscription rights for one or more capital increases as part of the authorized capital 2025, including:

•	to exclude fractional amounts from the subscription right;

•

in the event of a capital increase against cash contributions, if the issue price of the new shares is not significantly lower than the market price; the market price is also deemed to be the price of one BioNTech ADS listed on Nasdaq, multiplied by the number of BioNTech ADSs representing one share. The total number of shares issued in exercise of this authorization to exclude subscription rights may not exceed 10% of the share capital, neither at the time this authorization becomes effective nor — if this value is lower — at the time this authorization is exercised. Shares or BioNTech ADSs issued or sold during the term of this authorization in direct or analogous application of Section 186 para. 3 sentence 4 German Stock Corporation Act (Aktiengesetz) with the exclusion of subscription rights are to be counted towards this limit of 10% of the share capital. Furthermore, shares or BioNTech ADSs issued or to be issued to service bonds with option and/or conversion rights or option and/or conversion obligations shall be counted towards this limit of 10% of the share capital, provided that the bonds are issued during the term of this authorization in corresponding application of section 186 para. 3 sentence 4 German Stock Corporation Act (Aktiengesetz) with the exclusion of subscription rights. The above issue limitation applies to BioNTech ADSs, provided that the number of BioNTech ADSs is to be divided by the number of BioNTech ADSs representing one share;

•

in the event of a capital increase against contributions in kind, in particular for the issuance of shares as part of business combinations and the acquisition of companies, parts of companies and interests in companies or other assets or claims to the acquisition of assets including receivables from BioNTech and its group companies as well as license or industrial property rights;

•	to service option or conversion rights or obligations arising from bonds issued or to be issued by BioNTech and/or companies in which BioNTech directly or indirectly holds a majority interest;

•

to the extent necessary to grant holders or creditors of bonds with option or conversion rights or obligations issued or to be issued by BioNTech and/or companies in which BioNTech holds a direct or indirect majority interest a subscription right to new shares to the extent to which they would be entitled after exercising the option or conversion rights or after fulfilling the option or conversion obligations;

•

to implement a scrip dividend, whereby shareholders are offered the option of contributing their dividend entitlement (in whole or in part) to BioNTech as a contribution in kind in return for the issuance of new shares; and

•

if the new shares are issued as part of an incentive program and/or as share-based compensation to members of BioNTech’s management board, members of the management of companies affiliated with BioNTech within the meaning of sections 15 et seq. German Stock Corporation Act (Aktiengesetz) or employees of BioNTech or of companies affiliated with BioNTech within the meaning of sections 15 et seq. German Stock Corporation Act (Aktiengesetz); restrictions relating to the shares issued may be agreed. If shares are to be issued to members of the BioNTech management board, the BioNTech supervisory board decides on the allocation in accordance with the allocation of responsibilities under stock corporation law.

The total number of new shares issued from the authorized capital 2025 with the exclusion of subscription rights may not exceed 10% of the share capital, neither at the time this authorization becomes effective nor — if this value is lower — at the time it is exercised. The aforementioned 10% limit shall include (i) those shares or BioNTech ADSs that are issued or sold during the term of this authorization on the basis of other authorizations with the exclusion of subscription rights, with the exception of treasury shares or BioNTech ADSs used in accordance with para. c) (iv), (v), or (vi) of the resolution on agenda item 10 of BioNTech’s Annual General Meeting on May 17, 2024, also in conjunction with para. f) of the resolution on agenda item 11 of BioNTech’s Annual General Meeting on May 17, 2024, as well as (ii) those shares that are issued or are to be issued from conditional capital to service bonds with option and/or conversion rights or option and/or conversion obligations, provided that the bonds are issued during the term of this authorization under exclusion of subscription rights. The above issue limitation applies to BioNTech ADSs with the proviso that the number of BioNTech ADSs is to be divided by the number of BioNTech ADSs representing one share.

Conditional Capital

Pursuant to § 4(6) of the BioNTech articles (Satzung), our share capital is conditionally increased by €4,943,452 through issuance of new registered shares with no par value, which we refer to as the Conditional Capital ESOP 2017/2019 (Bedingtes Kapital ESOP 2017/2019). The Conditional Capital ESOP 2017/2019 may only be used to issue shares to the holders of option rights granted under the authorization for the Conditional Capital ESOP 2017/2019, which we refer to as the Authorization 2017/2019.

The conditional capital increase will only be implemented to the extent that stock options under the Authorization 2017/2019 are exercised and such stock options are not serviced by our providing treasury shares or through cash payments. Any new shares issued under the Conditional Capital ESOP 2017/2019 pursuant to § 4(6) of the BioNTech articles (Satzung) will be entitled to dividends from the beginning of the previous financial year in case they are created by the exercise of subscription rights until the start of our Annual General Meeting and otherwise from the beginning of the financial year in which they are created as a result of the exercise of the stock options.

Pursuant to § 4(7) of the BioNTech articles (Satzung), our share capital is conditionally increased by €24,855,220 through issuance of new registered shares with no par value, which we refer to as the Conditional Capital WSV 2024 (Bedingtes Kapital WSV 2024). The conditional capital may only be used until May 16, 2029 to issue shares to the holders or creditors of option rights or conversion rights or those under an obligation to convert under warrant-linked or convertible bonds their option rights or conversion rights or where they are under an obligation to convert, to the extent they satisfy their obligation to convert, or to the extent that we exercise a right to choose to grant our shares, in whole or in part instead of paying a monetary amount due, and to the extent cash compensation is not granted in each relevant case or treasury shares or shares of another stock-listed company or other forms of fulfilment are not utilized for servicing.

Any new shares issued under the Conditional Capital WSV 2024 pursuant to § 4(7) of the BioNTech articles (Satzung) will be entitled to dividends from the beginning of the financial year in which they are created; however, as far as the law permits, the BioNTech management board, with the consent of the BioNTech supervisory board, can confer dividend rights for new shares in derogation of the foregoing and also in deviation from Section 60 para. 2 of the German Stock Corporation Act (Aktiengesetz) for a financial year that has already expired. The BioNTech management board is authorized, with the approval of the BioNTech supervisory board, to determine the further details of the implementation of the conditional capital increase.

Pursuant to § 4(8) of the BioNTech articles (Satzung), our share capital is conditionally increased by €1,300,000 through issuance of new, registered shares with no par value, which we refer to as the Conditional Capital ESOP 2021 (Bedingtes Kapital ESOP 2021). The Conditional Capital ESOP 2021 serves exclusively to grant rights to the holders of stock options issued by us in accordance with the authorization granted by the Annual General Meeting on June 22, 2021 under agenda item 6 letter (d) also as amended by the resolution of the Annual General Meeting on May 17, 2024 under agenda items 12 and 13, which we refer to as authorization 2021.

The conditional capital increase will only be implemented to the extent that stock options under our ESOP are exercised by the holders of the stock options issued by us on the basis of authorization 2021 and such stock options are not settled by us with treasury shares or through cash payments. Any new shares issued under the Conditional Capital ESOP 2021 pursuant to § 4(8) of the BioNTech articles (Satzung) shall participate in profits from the beginning of the preceding financial year in case they are created by the exercise of subscription rights until the start of our annual general meeting and otherwise from the beginning of the financial year in which they are created as a result of the exercise of the stock options.

Pursuant to § 4(9) of the BioNTech articles (Satzung), our share capital is conditionally increased by €6,213,805 through issuance of new, registered shares with no par value, which we refer to as the Conditional Capital ESOP 2024 (Bedingtes Kapital ESOP 2024). The Conditional Capital ESOP 2024 serves exclusively to grant rights to the holders of stock options issued by us in accordance with the authorization granted by the Annual General Meeting on May 17, 2024, under agenda item 13 letter (f), which we refer to as authorization 2024.

The conditional capital increase will only be implemented to the extent that stock options under our ESOP are exercised by the holders of the stock options issued by us on the basis of authorization 2024 and such stock options are not settled by us through cash payments or with treasury shares in another listed company or other forms of fulfilment. Any new shares issued under the Conditional Capital ESOP 2024 pursuant to § 4(9) of the BioNTech articles (Satzung) shall participate in profits from the beginning of the preceding financial year in case they are created by the exercise of subscription rights until the start of our Annual General Meeting and otherwise from the beginning of the financial year in which they are created as a result of the exercise of the stock options. The BioNTech management board is authorized, with the approval of the BioNTech supervisory board, to determine the further details of the issue and the further conditions of the stock options; in deviation from this, the BioNTech supervisory board shall also decide in this respect for the members of the BioNTech management board.

Preemptive Rights

German law generally provides shareholders with preemptive rights when new shares, convertible bonds, bonds with warrants, profit participation rights, or participating bonds are issued. This requirement, however, may also be satisfied by way of a credit institution subscribing for the securities and then offering them to the shareholders for purchase (mittelbares Bezugsrecht).

Further, it is possible for a shareholder resolution approved by three-quarters of the share capital voting on the resolution to exclude preemptive rights both where the general meeting itself resolves that the new securities are to be issued and in relation to the authorized capital, i.e., an authorization for the management board, with the consent of the supervisory board, to resolve on the issuance of new securities; provided, however, that in each case, the exclusion or the authorization to exclude preemptive rights, respectively, must be justified by specific facts, in accordance with established case law of the German Federal Court of Justice (BGH). The German Federal Court of Justice (BGH) considers the exclusion of subscription rights justified if it (i) serves a purpose in the company’s interests, (ii) is suitable for attaining such purpose, and (iii) is necessary and appropriate. Additionally, the management board must submit a written report to the shareholders’ meeting in which it presents the reasons for the exclusion of the subscription rights.

Shareholders’ Meetings and Voting Rights

Pursuant to the BioNTech articles (Satzung), shareholders’ meetings may be held in person or virtually at our seat or in any municipality in Germany with more than 500,000 inhabitants. Generally, shareholders’ meetings are convened by our management board or our supervisory board. Shareholders representing in the aggregate at least five percent of our ordinary shares may, subject to certain formal prerequisites, request that a shareholders’ meeting be convened. Shareholders representing in the aggregate at least five percent of our ordinary shares or owning shares with an aggregate nominal value of at least €500,000 may request the addition of one or several items to the agenda of any shareholders’ meeting. Shareholders’ meetings may be summoned either via publication in the German Federal Gazette (Bundesanzeiger) or via mail or email, in each case generally at least 30 days before the meeting.

Shareholders may participate and vote in the shareholders’ meeting if they are registered as a shareholder with our share register. A shareholder who wishes to attend the shareholders’ meeting — either in person or by proxy, which may also be appointed by us (Stimmrechtsvertreter) — must register for the meeting, which registration must occur no later than six days before the meeting (or at a later date, if so determined by our management board).

Each share carries one vote at a shareholders’ meeting. Resolutions are, in accordance with the BioNTech articles (Satzung), generally taken by simple majority of the votes cast. However, under applicable German and European law, a number of resolutions must be passed by either a three-quarter majority of the votes cast or a three-quarter majority of the share capital represented at the meeting. The fact that in these cases the quorum is determined in relation to the share capital or shares present (as opposed to, for example, all shares eligible to vote) means that holders of a minority of our shares could potentially control the outcome of resolutions.

Claims against Directors and Shareholders’ Derivative Actions

Under German law, generally, the company, rather than its shareholders, is the proper claimant in an action with respect to a wrong committed against the company, or in cases where there is an irregularity in the company’s internal management or supervision. Therefore, such claims may only be raised by the company represented by its management board, or, in the case of a wrong committed by a member of the management board, by the supervisory board. This concerns, in particular, claims against members of the management board or the supervisory board.

However, pursuant to German case law, the supervisory board is obliged to pursue the company’s claims against the management board, unless the interest of the company keeps them from doing so. Further, the management board, or, if a claim is against a member of the management board, the supervisory board, is obliged to pursue the company’s claims against the designated individuals if so resolved by a simple majority of votes cast during a shareholders’ meeting. With a simple majority of votes, shareholders can also request that a representative pursue the claim on behalf of the company. The court may appoint such a representative upon the request of shareholders holding at least 10% of the company’s share capital or a participation of at least €1,000,000 in the share capital.

If the company is unable to fulfill its third-party obligations, the company’s creditors may pursue the company’s damage claims against members of the management board for certain wrongdoings.

Under certain circumstances, shareholders can bring forward damage claims of the company against its management on their own behalf. In order to bring forward such a claim one shareholder alone or together with other shareholders needs to hold at least one percent of the company’s share capital or a participation of €100,000 in the share capital. Additionally, the claimant(s) must comply with special claim approval procedures conducted before a competent court which will allow the pertinent request only if there are circumstances justifying the assumption that damage has been afflicted on the company by improper conduct or a gross breach of the law or the BioNTech articles (Satzung).

Dividend Rights

Under German law, distributions of dividends on shares for a given financial year are generally determined by a process in which the management board and supervisory board submit a proposal to the company’s annual general shareholders’ meeting held in the subsequent financial year and such annual general shareholders’ meeting adopts a resolution.

German law provides that a resolution concerning dividends and distribution thereof may be adopted only if the company’s unconsolidated financial statements prepared in accordance with German law show net retained profits. In determining the profit available for distribution, the result for the relevant year must be adjusted for profits and losses brought forward from the previous year and for withdrawals from or transfers to reserves. Certain reserves are required by law and must be deducted when calculating the profit available for distribution.

Shareholders generally participate in profit distributions in proportion to the number of shares they hold. Dividends on shares resolved by the general shareholders’ meeting are paid annually, shortly after the general shareholders’ meeting, in compliance with the rules of the respective clearing system. Dividend payment claims are subject to a three-year statute of limitation in the company’s favor.

Authorization to Purchase and Sell Our Own Shares

We may not purchase our own shares unless authorized by the shareholders’ meeting or in other very limited circumstances as set out in the German Stock Corporation Act (Aktiengesetz). Our shareholders’ meeting held on May 17, 2024 authorized the management board until May 16, 2029, provided it complies with the legal requirement of equal treatment, to acquire treasury shares up to a total of 10% of our share capital at the time of the relevant resolution or at the time the authorization is exercised. These shares held by us (including shares attributable to it pursuant to the German Stock Corporation Act (Aktiengesetz)) must never exceed 10% of the share capital. The shares may be purchased (i) through the stock exchange, (ii) by means of a public offer directed to all shareholders of us, (iii) by means of a public invitation to the shareholders to make a sales offer, or (iv) from the Bill & Melinda Gates Foundation under very limited circumstances as specified in the authorization. Such shares may not be purchased for trading purposes. Our management board is authorized to use the shares only as specified in the authorization.

Squeeze-Out of Minority Shareholders

Under German law, the shareholders’ meeting of a stock corporation may resolve, upon request of a shareholder that holds at least 95% of the share capital, that the shares held by any remaining minority shareholders be transferred to the majority shareholder against payment of “adequate cash compensation” (Ausschluss von Minderheitsaktionären). This amount must take into account the full value of the company at the time of the resolution, which is generally determined using the future earnings value method (Ertragswertmethode).

A squeeze-out in the context of a merger (umwandlungsrechtlicher Squeeze-Out) only requires a majority shareholder to hold at least 90% of the share capital.

Liquidation Rights

Apart from liquidation, as a result of insolvency proceedings, we may be liquidated with a vote of the holders of at least three-quarters of the share capital represented at the shareholders’ meeting at which such a vote is taken. If we are liquidated, any assets remaining after all of our liabilities have been paid off would be distributed among our shareholders in proportion to their holdings in accordance with German statutory law. The German Stock Corporation Act (Aktiengesetz) provides certain protections for creditors, which must be observed in the event of liquidation.

Differences in Corporate Law

The applicable provisions of the SE Regulation, in conjunction with the German Stock Corporation Act (Aktiengesetz) as applied to a European stock corporation that has its legal seat in Germany differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the SE Regulation in conjunction with the German Stock Corporation Act (Aktiengesetz) applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and European and German law.

	European Union/Federal Republic of Germany	Delaware
Board System

A European stock corporation may choose to have a two-tier board structure composed of the Management Board (Vorstand) and the Supervisory Board (Aufsichtsrat). We have chosen this structure.

The Management Board is responsible for running the company’s affairs and representing the company in dealings with third parties.

The Supervisory Board of a European stock corporation under German law has a control and supervisory function. The Supervisory Board does not actively manage the company but certain Management Board actions require the approval of the Supervisory Board.

Under Delaware law, a corporation has a unitary board structure, and it is the responsibility of the board of directors to appoint and oversee the management of the corporation on behalf of and in the best interests of the stockholders of the corporation.

Management is responsible for running the corporation and overseeing its day-to-day operations.

Appointment and Number of Directors

Under applicable European and German law, a European stock corporation governed by German law with a share capital of at least €3 million generally must have at least two members on its Management Board and the number of members shall be determined by or in the manner provided in the company’s articles of association.

The Supervisory Board must consist of at least three but-depending on the share capital-no more than 21 Supervisory Board members, whereby the number of Supervisory Board members must be divisible by three if this is necessary for the fulfilment of co-determination requirements. The articles of association of the company must specify if the Supervisory Board has more than three members.

Supervisory Board members are either appointed by the shareholders’ meeting or delegated by one or more individual shareholders if so provided for in the company’s articles of association. If the Supervisory Board consists of fewer members than is required to meet the quorum for resolutions (either statutory or pursuant to the company’s articles of association), a

Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

	European Union/Federal Republic of Germany	Delaware
competent court may appoint additional members as needed to meet the quorum. The provisions of German law in relation to employees’ co-determination do not apply to BioNTech.

Removal of Directors

Members of the Management Board of a European stock corporation are appointed by the Supervisory Board for a maximum period of six years with an opportunity to be reelected. The articles of association may provide for a shorter term which in our case is up to five years. The members of the Management Board may be reelected, even repeatedly. The Supervisory Board may remove a member of the Management Board prior to the expiration of their term only for cause, such as gross breach of duties (grobe Pflichtverletzung), the inability to manage the business properly (Unfähigkeit zur ordnungsgemäßen Pflichtausübung), or a vote of no-confidence during the shareholders’ meeting (Vertrauensentzug). The shareholders themselves are not entitled to appoint or dismiss the members of the Management Board.

Under European law, a member of the Supervisory Board of a company may be elected for a term of up to six years. The articles of association may provide for a shorter term. Our Supervisory Board members are, if the general meeting does not resolve on a shorter term, elected for a period up to the end of the general meeting deciding on the discharge for the fourth financial year after the election. Reelection, including repeated reelection, is permissible. Members of the Supervisory Board may be removed with or without cause by way of a general meeting resolution, with the applicable majority requirement depending on the relevant company’s articles of association.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause; or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against their removal would be sufficient to elect them if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which they is a part.

Vacancies on the Board of Directors	Under the law, vacant positions on the Management Board are filled by the Supervisory Board in accordance with the general rules of appointment, which provide that vacancies are filled by the simple majority of votes of Supervisory Board members present or represented by proxy at the vote (with, under certain circumstances, the chairman having a casting vote), unless otherwise provided by the company’s articles of association. In case of emergencies, a vacant position on the Management Board may be filled by an individual appointed by the court. Vacant positions on the Supervisory Board are filled in accordance with the general rules of appointment.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or by-laws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

	European Union/Federal Republic of Germany	Delaware

Annual General Meeting	A European stock corporation, which is governed by German law, must hold an annual shareholders’ meeting within six months of the end of its fiscal year. The annual shareholders’ meeting must be held at a location determined by the articles of association. If the articles of association do not provide for a specific location, the shareholders’ meeting shall be held at the company’s seat or, if applicable, at the venue (in Germany) where its shares are listed. Under the articles of association, the Management Board is authorized to provide for the Annual General Meeting to be held without the physical presence of the shareholders or their proxies at the location of the Annual General Meeting (virtual Annual General Meeting).	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting	Under the law, extraordinary shareholders’ meetings, in addition to the annual shareholders’ meetings, may be called either by the Management Board or the Supervisory Board. Shareholders holding at least five percent of the company’s share capital are entitled to request that an extraordinary shareholders’ meeting be convened. In the event that the meeting is not then so convened, a competent court may order that the meeting be convened or authorize the shareholders or their representative to convene the meeting themselves.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings

Under applicable European and German law, unless a longer period is otherwise provided for in the articles of association or applies because of registration requirements stipulated in the articles of association, the shareholders must be given at least 30 days’ advance notice of the shareholders’ meeting. Such notices must at least specify the name of the company, the statutory seat of the company, and the location, date, and time of the shareholders’ meeting. In addition, the invitation must contain the agenda items as well as the Management Board’s and the Supervisory Board’s voting proposal for each agenda item and, depending on the circumstances, certain further information.

If all shareholders entitled to attend the shareholders’ meeting are present or represented and do not object to the meeting being held, the formalities of calling and holding of a shareholders’ meeting do not apply.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy

A shareholder may designate another person to attend, speak, and vote at a shareholders’ meeting of the company on such shareholder’s behalf by proxy.

With respect to Management Board meetings, a Management Board member may transmit its (written or verbal) vote via another Management Board member.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer

	European Union/Federal Republic of Germany	Delaware

With respect to Supervisory Board meetings, a Supervisory Board member may participate in voting by issuing a written vote to another Supervisory Board member or any third party entitled to attend the Supervisory Board meeting.

period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Preemptive Rights	Under the law applicable to European stock corporations governed by German law, existing shareholders have a statutory subscription right for any additional issue of shares or any security convertible into shares pro rata to the nominal value of their respective holdings in the company, unless (i) shareholders representing three-quarters of the registered share capital present at the shareholders’ meeting have resolved upon the whole or partial exclusion of the subscription right and (ii) there exists good and objective cause for such exclusion. No separate resolution on the exclusion of subscription rights is required if all shareholders waive their statutory subscription rights.	Under Delaware law, stockholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot	Under applicable European and German law, the Management Board may not allot shares, grant rights to subscribe for, or to convert any security into shares unless a shareholder resolution to that effect has been passed at the company’s shareholders’ meeting granting the Management Board with such authority-subject to the approval of the Supervisory Board-in each case in accordance with the provisions of the German Stock Corporation Act (Aktiengesetz).	Under Delaware law, if the corporation’s certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation, or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers

Under German law, any provision, whether contained in the company’s articles of association or any contract or otherwise, that purports to exempt a Management or Supervisory Board member from any liability that would otherwise attach to such board member in connection with any negligence, default, breach of duty, or breach of trust in relation to the company is void.

Under German law, members of both the Management Board and members of the Supervisory Board are liable to the company, and in certain cases to third parties or shareholders, for any damage caused to them due to a breach of such member’s duty of care. Apart from insolvency or special circumstances, only the company has the right to claim damages from members of either board.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

	European Union/Federal Republic of Germany	Delaware
The company may waive or settle claims for damages against a negligent Management or Supervisory Board member only after the expiry of three years and only if the company’s shareholder meeting approves thereof and no minority shareholder holding at least 10% of the capital stock raises an objection. In case a third party raises claims directly against members of the Management Board or of the Supervisory Board, such members may claim from the company under additional requirements indemnification regarding liabilities arising out of or in connection with their services to the company.

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•  any transaction from which the director derives an improper personal benefit.

Voting Rights	Under the relevant European and German law, each share, except for statutory non-voting preferred shares (nicht stimmberechtigte Vorzugsaktien), entitles its holder to vote at the shareholders’ meeting with, in the case of no-par value shares, each share conferring one vote. While German law does not provide for a minimum attendance quorum for shareholders’ meetings, the company’s articles of association may so provide. In general, resolutions adopted at a shareholders’ meeting may be passed by a simple majority of votes cast, unless a higher majority is required by law or under the company’s articles of association.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions	Under applicable European and German law, certain shareholders’ resolutions of fundamental importance require the vote of at least three-quarters of the share capital present or represented in the voting at the time of adoption of the resolution. Resolutions of fundamental importance include, in particular, capital increases with exclusion of subscription rights, capital decreases, the creation of authorized or conditional share capital, the dissolution of a company, a merger into or with another company, split-offs and split-ups, the conclusion of inter-company agreements (Unternehmensverträge), in particular domination agreements (Beherrschungsverträge), and profit and loss transfer agreements (Ergebnisabführungsverträge).

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease, or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors	Under applicable European and German law, both Management and Supervisory Board members must conduct their affairs with “the care and diligence of a prudent business man” and act in the best interest of the company. The scope of the fiduciary duties of Management and Supervisory Board members is	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act

	European Union/Federal Republic of Germany	Delaware

generally determined by European and German legislation and by the courts.

Statutory and fiduciary duties of members of the Management Board to the company include, among others:

•  to act in accordance with the law, the company’s articles of association and the rules of procedure for the Management Board, if any;

•  to report to the Supervisory Board on a regular basis as well as on certain important occasions;

•  to exercise reasonable care, skill, and diligence;

•  to maintain a proper accounting system;

•  to not compete, directly or indirectly, with the company without permission by the supervisory board; and

•  to secure that no further transactions are made in case of insolvency.

•  Statutory and fiduciary duties of members of the Supervisory Board to the company include, among others:

•  to effectively supervise the Management Board’s handling of the company’s affairs;

•  to evaluate and issue a resolution on certain transactions which can only be conducted by the Management Board after approval of the Supervisory Board;

•  to approve the company’s financial statements;

•  to appoint the Management Board members and to represent the company in transactions between the company and members of the Management Board; and

•  to approve service contracts between individual members of the Management Board and the company.

without self-interest, on a well- informed basis, and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform themselves of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner they reasonably believes to be in the best interests of the corporation. They must not use their corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Stockholder Actions	Under German law, generally, the company, rather than its shareholders, is the proper claimant in an action with respect to a wrong committed against the company, or in cases where there is an irregularity in the company’s internal management or supervision. Therefore, such claims may only be raised by the company represented	Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

European Union/Federal Republic of Germany	Delaware

by its Management Board, or, in the case of a wrong committed by a member of the Management Board, by the Supervisory Board.

Additionally, pursuant to German case law, the Supervisory Board is obliged to pursue the company’s claims against the Management Board, unless the interest of the company keeps them from doing so.

The Management Board, or, if a claim is against a member of the Management Board, the Supervisory Board, is obliged to pursue the company’s claims against the designated individuals if so resolved by a simple majority of votes cast during a shareholders’ meeting. With a simple majority of votes, shareholders can request that a representative pursues the claim on behalf of the company.

If the company is unable to fulfill its third-party obligations, the company’s creditors may pursue the company’s damage claims against members of the Management Board for certain wrongdoings.

Under certain circumstances, shareholders can bring forward damage claims of the company against its management on their own behalf. In order to bring forward such a claim one shareholder alone or together with other shareholders needs to hold at least one percent of the company’s share capital or a participation of €100,000 in the share capital. Additionally, the claimant(s) need(s) to pass through special claim approval procedures.

•  state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•  either (i) allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action, or (ii) or state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver the BioNTech ADSs. Each BioNTech ADS will represent one share (or a right to receive one share) deposited with The Bank of New York Mellon SA/NV as custodian for the depositary in Germany. Each BioNTech ADS will also represent any other securities, cash, or other property which may be held by the depositary. The deposited shares together with any other securities, cash, or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the BioNTech ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold BioNTech ADSs either (i) directly (a) by having an American Depositary Receipt, which we refer to as an ADR, which is a certificate evidencing a specific number of BioNTech ADSs registered in your name, or (b) by having uncertificated BioNTech ADSs registered in your name, or (ii) indirectly by holding a security entitlement in BioNTech ADSs through your broker or other financial institution that is a direct or indirect participant in the DTC. If you hold BioNTech ADSs directly, you are a registered BioNTech ADS holder, or a BioNTech ADS holder. This description assumes you are a BioNTech ADS holder. If you hold the BioNTech ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of BioNTech ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated BioNTech ADSs will receive statements from the depositary confirming their holdings.

As a BioNTech ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. European and German law govern shareholder rights. The depositary will be the holder of the shares underlying your BioNTech ADSs. As a registered holder of BioNTech ADSs, you will have BioNTech ADS holder rights. A deposit agreement among us, the depositary, BioNTech ADS holders and all other persons indirectly or beneficially holding BioNTech ADSs sets out BioNTech ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the BioNTech ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Those documents are included as exhibits to the registration statement.

Dividends and Other Distributions

How will BioNTech ADS holders receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to BioNTech ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your BioNTech ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those BioNTech ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the BioNTech ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional BioNTech ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole BioNTech ADSs. It will sell shares which would require it to deliver a fraction of a BioNTech ADS (or BioNTech ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional BioNTech ADSs, the outstanding BioNTech ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or BioNTech ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of BioNTech ADS holders, (ii) distribute those rights to BioNTech ADS holders, or (iii) sell those rights and distribute the net proceeds to BioNTech ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, holders of BioNTech ADSs will receive no value for such rights. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new BioNTech ADSs representing the new shares, to subscribing BioNTech ADS holders, but only if BioNTech ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or BioNTech ADSs or other securities issued on exercise of rights to all or certain BioNTech ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to BioNTech ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair, and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case BioNTech ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than BioNTech ADSs) to BioNTech ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain BioNTech ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any BioNTech ADS holders. We have no obligation to register BioNTech ADSs, shares, rights, or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of BioNTech ADSs, shares, rights, or anything else to BioNTech ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal, and Cancellation

How are BioNTech ADSs issued?

The depositary will deliver BioNTech ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of BioNTech ADSs in the names you request and will deliver the BioNTech ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your BioNTech ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the BioNTech ADSs to the BioNTech ADS holder or a person the BioNTech ADS holder designates at the office of the custodian. Or, at your request, risk, and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of BioNTech ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do BioNTech ADS holders interchange between certificated BioNTech ADSs and uncertificated BioNTech ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated BioNTech ADSs. The depositary will cancel that ADR and will send to the BioNTech ADS holder a statement confirming that the BioNTech ADS holder is the registered holder of uncertificated BioNTech ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated BioNTech ADSs requesting the exchange of uncertificated BioNTech ADSs for certificated BioNTech ADSs, the depositary will execute and deliver to the BioNTech ADS holder an ADR evidencing those BioNTech ADSs.

Voting Rights

How do BioNTech ADS holders vote?

BioNTech ADS holders may instruct the depositary how to vote the number of deposited shares their BioNTech ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how BioNTech ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the State of New York and the provisions of the BioNTech articles (Satzung) or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by BioNTech ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your BioNTech ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If (i) we asked the depositary to solicit your instructions at least 30 days before the meeting date, (ii) the depositary does not receive voting instructions from you by the specified date, and (iii) we confirm to the depositary that:

•	we wish the depositary to vote uninstructed shares;

•	we reasonably do not know of any substantial shareholder opposition to a particular question; and

•

the particular question is not materially adverse to the interests of shareholders, the depositary will consider you to have authorized and directed it to vote the number of deposited securities represented by your BioNTech ADSs in favor of any resolution that we proposed in the invitation to the shareholders’ meeting.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or BioNTech ADS holders must pay:	For:

$5.00 (or less) per 100 BioNTech ADSs (or portion of 100 BioNTech ADSs)

Issuance of BioNTech ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of BioNTech ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per BioNTech ADS	Any cash distribution to BioNTech ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of BioNTech ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to BioNTech ADS holders

$0.05 (or less) per BioNTech ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any BioNTech ADSs or shares underlying BioNTech ADSs, such as stock transfer taxes, stamp duty, or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of BioNTech ADSs directly from investors depositing shares or surrendering BioNTech ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to BioNTech ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the BioNTech ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from BioNTech ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers, or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker, or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to BioNTech ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your BioNTech ADSs or on the deposited securities represented by any of your BioNTech ADSs. The depositary may refuse to register any transfer of your BioNTech ADSs or allow you to withdraw the deposited securities represented by your BioNTech ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your BioNTech ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of BioNTech ADSs to reflect the sale and pay to BioNTech ADS holders any proceeds, or send to BioNTech ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement, or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by a BioNTech ADS holder surrendering BioNTech ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of BioNTech ADSs and distribute the net redemption money to the holders of called BioNTech ADSs upon surrender of those BioNTech ADSs.

If there is any change in the deposited securities such as a sub-division, combination, or other reclassification, or any merger, consolidation, recapitalization, or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to BioNTech ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the BioNTech ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new BioNTech ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying BioNTech ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying BioNTech ADSs have become apparently worthless, the depositary may call for surrender or of those BioNTech ADSs or cancel those BioNTech ADSs upon notice to the BioNTech ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges, or similar items, or prejudices a substantial right of BioNTech ADS holders, it will not become effective for outstanding BioNTech ADSs until 30 days after the depositary notifies BioNTech ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your BioNTech ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•

we delist the BioNTech ADSs from an exchange in the United States on which they were listed and do not list the BioNTech ADSs on another exchange in the United States or make arrangements for trading of BioNTech ADSs on the U.S. over-the-counter market;

•	we delist our ordinary shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•	the depositary has reason to believe the BioNTech ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the BioNTech ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify BioNTech ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the BioNTech ADS holders that have not surrendered their BioNTech ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, BioNTech ADS holders can still surrender their BioNTech ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of BioNTech ADSs or distribute any dividends or other distributions on deposited securities to the BioNTech ADSs holder (until they surrender their BioNTech ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of BioNTech ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•

are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of BioNTech ADSs;

•

are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of BioNTech ADSs to benefit from any distribution on deposited securities that is not made available to holders of BioNTech ADSs under the terms of the deposit agreement, or for any special, consequential, or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the BioNTech ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency, or settlement system; and

•

the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by BioNTech ADS holders as a result of owning or holding BioNTech ADSs or be liable for the inability or failure of a BioNTech ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding, or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of BioNTech ADSs, make a distribution on BioNTech ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver BioNTech ADSs or register transfers of BioNTech ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your BioNTech ADSs

BioNTech ADS holders have the right to cancel their BioNTech ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because (i) the depositary has closed its transfer books or we have closed our transfer books, (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting, or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes, and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to BioNTech ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, which we refer to as the DRS, and Profile Modification System, which we refer to as the Profile, will apply to the BioNTech ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in BioNTech ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated BioNTech ADSs, to direct the depositary to register a transfer of those BioNTech ADSs to DTC or its nominee and to deliver those BioNTech ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the BioNTech ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of a BioNTech ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the BioNTech ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of BioNTech ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the BioNTech ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, BioNTech ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the BioNTech ADSs, or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

COMPARISON OF RIGHTS OF BIONTECH SHAREHOLDERS AND

CUREVAC SHAREHOLDERS

The rights of CureVac shareholders are currently governed by Dutch law and the CureVac articles. The rights of BioNTech shareholders are governed by European and German law, including, but not limited to, the SE Regulation, the German Act on the Implementation of the SE Regulation, which we refer to as the SEAG, the German Stock Corporation Act (Aktiengesetz) (each as amended from time to time), and by the provisions of the BioNTech articles. The following is a summary of the material differences between the rights of CureVac shareholders and BioNTech shareholders. These differences arise from differences between Dutch law and the CureVac articles on the one hand, and European and German law and the BioNTech articles on the other hand. This summary does not include a complete description of all differences between the rights of CureVac shareholders and BioNTech shareholders, nor does it include a complete description of the specific rights of these respective holders. Furthermore, the identification of some of the differences in the rights of these holders as material is not intended to indicate that other differences do not exist.

Upon completion of the transactions, CureVac shareholders will become holders of BioNTech ADSs, each of which will represent one BioNTech ordinary share. You should refer to the description of the BioNTech ADSs in the section “Description of BioNTech Capital Stock” on page 125 for a description of the BioNTech ADSs and the BioNTech deposit agreement and a discussion of the ways in which the rights of holders of BioNTech ADSs may differ from those of holders of BioNTech ordinary shares.

CUREVAC	BIONTECH

Management Board / Supervisory Board / Shareholders’ Meeting

CureVac has a two-tier governance system with a separate management board and supervisory board.	BioNTech has a two-tier governance system with a separate management board and a supervisory board.

Authorized Capital / Outstanding Stock

The CureVac articles provide for an authorized share capital of €92,700,000, divided into (i) 386,250,000 ordinary shares with a nominal value of €0.12 each, and (ii) 386,250,000 preferred shares with a nominal value of €0.12 each.

Based on the information in the Dutch trade register (handelregister), the issued share capital of CureVac is €27,021,797.64, divided into 225,181,647 ordinary shares with a nominal value of €0.12 each, all of which are fully paid-up.

At the proposal of the management board of CureVac, approved by the supervisory board of CureVac, the general meeting of CureVac may designate another corporate body such as the CureVac management board as the competent body to issue shares in the capital of CureVac (or grant rights to subscribe for such shares), to limit or exclude pre-emption rights with regard to such issue or grant, and to determine the issue price and other conditions of the issue for a specified period not exceeding five years. Preferred shares cannot be issued or granted and shall not be part of CureVac’s issued share capital until the expiration of the later of (i) the

BioNTech has share capital registered in the commercial register (Handelsregister) in the amount of €248,552,200, which is divided into 248,552,200 registered shares (Namensaktien). All shares are shares with no par value (Stückaktien ohne Nennbetrag) with a notional amount attributable to each ordinary share of €1.00. Each issued ordinary share is fully paid.

Under § 4(5) of BioNTech’s articles of association (Satzung), the management board is authorized, with the approval of the supervisory board, to increase BioNTech’s share capital, on one or more occasions, in the period up to May 15, 2030, by a total of up to €124,276,100 by issuing up to 124,276,100 new no-par value registered shares in return for cash and/or non-cash contributions (authorized capital 2025).

The BioNTech ADSs are listed on Nasdaq.

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Initial Period or (ii) the Initial Approval Period (both as defined in the CureVac articles).

The CureVac management board has been authorized for a period of five years until August 14, 2025, to issue ordinary shares or grant rights to subscribe for ordinary shares up to CureVac’s authorized share capital from time to time. CureVac was granted renewal of this authorization at its 2025 annual general meeting that was held on June 24, 2025.

Resolutions of the CureVac supervisory board to approve a resolution of the CureVac management board to exclude or limit pre-emption rights (except in connection with the ordinary operation of CureVac’s equity incentive plans), or to issue shares against non-cash contribution, require approval by a Special Committee of the CureVac supervisory board.

The CureVac shares are listed on Nasdaq.

Board Committees

The supervisory board has established the following standing committees: an Audit Committee, a Compensation Committee, a Nomination and Corporate Governance Committee, a Special Committee, and an Independent Committee. The supervisory board has drawn up (and/or included in the supervisory board rules) rules concerning the organization, decision-making, and other internal matters of these committees.

The supervisory board may form committees and may refer items for resolution to these committees within the scope of what is permitted by law.

The supervisory board has established an Audit Committee, a Compensation, Nominating, and Corporate Governance Committee, a Capital Markets Committee and a Product Committee by resolution.

Voting

Each person with a meeting right under Dutch law (generally being a shareholder, a usufructuary, or pledgee with voting or meeting rights or a holder of depository receipts for shares issued with CureVac’s cooperation) has the right to attend, address and, if applicable, vote at CureVac’s general meetings, whether in person or represented by the holder of a written proxy (also by electronic means of communication, if so decided by the CureVac management board). Each share, irrespective of which class it concerns, shall give the right to cast one vote at the CureVac general meeting.

Unless a greater majority is required by law or by the CureVac articles, all resolutions of the CureVac general meeting shall be passed by a simple majority of the votes cast. Under applicable Dutch law, a number of resolutions must be passed by a majority of at least two thirds of the votes cast if less than half of

The holders of BioNTech ordinary shares may exercise their voting rights only in the shareholders’ meeting. One vote is afforded to each BioNTech ordinary share.

Resolutions are, in accordance with BioNTech articles, generally taken by simple majority of the votes cast. However, under applicable German and European law, a number of resolutions must be passed by either a three-quarter majority of the votes cast or a three-quarter majority of the share capital represented at the meeting. In addition, unless a larger majority is required by law, resolutions to amend the articles (Satzung) require a majority of at least two-thirds of the votes cast and of the share capital represented, if at least half of the share capital is not represented. The fact that in these cases the quorum is determined in relation to the share capital or shares present (as opposed to, for example, all shares eligible to vote) means that holders of a minority of BioNTech ordinary

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the issued share capital is represented at a CureVac general meeting.	shares could potentially control the outcome of resolutions.

Distributions / Dividends

A distribution can only be made to the extent that CureVac’s equity exceeds the amount of the paid up and called up part of its capital plus the reserves which must be maintained by law. This rule applies to both dividend distributions (out of profit) and distributions out of freely distributable reserves (such as share premium). A distribution of profits may be made only after the adoption of the annual accounts that show that such distribution is allowed.

In addition, the management board of CureVac, with the approval of the CureVac supervisory board, may resolve to make interim distributions, provided that it appears from interim accounts to be prepared in accordance with Dutch law that CureVac’s equity exceeds the amount of the paid up and called up part of its capital plus the reserves which must be maintained by Dutch law and, if applicable, the order of priority, as laid down in Article 37.1 paragraph a. through d. of the CureVac articles, is taken into account.

Taking into account the order of priority, as laid down in Article 37.1 paragraph a. through d. of the CureVac articles, more specifically in relation to the preferred shares, the Preferred Distribution (as defined in the CureVac articles) and the authorization of CureVac’s management board to reserve the profits, the remaining profits shall be at the disposal of CureVac’s general meeting for distribution on the ordinary shares.

The CureVac general meeting may resolve, that all or part of a distribution, instead of being made in cash, shall be made in the form of shares in CureVac’s capital or in the form of CureVac’s assets. This resolution can only be passed at the proposal of CureVac’s management board, which shall require the approval of the supervisory board of CureVac.

Furthermore, in case of remaining profits, the management board of CureVac shall determine which part thereof shall be added to CureVac’s reserves. In case some of the distributions described in Article 37.1 paragraphs a. through c. (or any part thereof) of CureVac articles cannot be paid out of the profits shown in the annual accounts, any such deficit shall in

The shareholders’ meeting decides on the use of the accumulated retained earnings for each financial year according to BioNTech’s annual financial statements as approved by the supervisory board. In particular, the shareholders’ meeting may resolve to distribute a dividend per no-par value share out of the accumulated retained earnings. The shareholders’ meeting may resolve to make distributions in kind, in lieu of or in addition to cash distributions.

Shareholders generally participate in profit distributions in proportion to the number of shares they hold. Dividends on shares resolved by the general shareholders’ meeting are paid annually, shortly after the general shareholders’ meeting, in compliance with the rules of the respective clearing system. Dividend payment claims are subject to a three-year statute of limitation in the company’s favor.

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principle be distributed from CureVac’s reserves. See the section “Reserves” below.

A claim for payment of a distribution shall lapse after five years have expired after the distribution became payable.

For the purpose of calculating the amount or allocation of any distribution, shares held by CureVac in its own capital shall not be taken into account. No distribution shall be made to CureVac in respect of shares held by it in its own capital.

Purchase and Repurchase of Shares

The acquisition by CureVac of shares (including depository receipts for shares) in its own capital which have not been fully paid up shall be null and void. CureVac may only acquire fully paid up shares in its own capital either (i) for no consideration or (ii) for consideration (in cash consideration satisfied in the form of assets) if and to the extent that CureVac’s general meeting has authorized CureVac’s management board for this purpose and all other relevant statutory requirements under Dutch law are observed.

CureVac’s management board currently has no such authorization.

The abovementioned does not apply to shares acquired by CureVac under universal title of succession.

BioNTech may not purchase its own shares unless authorized by the shareholders’ meeting or in other very limited circumstances as set out in the German Stock Corporation Act (Aktiengesetz). BioNTech’s shareholders’ meeting held on May 17, 2024 authorized the management board until May 16, 2029, provided it complies with the legal requirement of equal treatment, to acquire treasury shares up to a total of 10% of BioNTech’s share capital at the time of the relevant resolution or at the time the authorization is exercised. These shares held by BioNTech (including shares attributable to it pursuant to the German Stock Corporation Act (Aktiengesetz)) must never exceed 10% of the share capital. The shares may be purchased (i) through the stock exchange, (ii) by means of a public offer directed to all shareholders of BioNTech, (iii) by means of a public invitation to the shareholders to make a sales offer, or (iv) from the Bill & Melinda Gates Foundation under very limited circumstances as specified in the authorization. Such shares may not be purchased for trading purposes. The management board is authorized to use the shares only as specified in the authorization.

Reserves

Pursuant to Dutch corporate law, a public limited liability company (naamloze vennootschap) such as CureVac must maintain certain statutory reserves out of which no distributions can be made.

All reserves maintained by CureVac shall be attached exclusively to the ordinary shares. Distributions from a reserve shall in principle be made exclusively on the ordinary shares.

The management board of CureVac may resolve to charge amounts to be paid up on shares against

According to Section 150 of the German Stock Corporation Act (Aktiengesetz), BioNTech must establish statutory reserves (gesetzlichhe Rücklage) in the amount of 10% of the share capital. Capital reserves (Kapitalrücklagen) built up in accordance with the provisions of Section 272 para. 2 no. 1 to 3 of the German Commercial Code (HGB) count towards this threshold.

The statutory reserves and the abovementioned capital reserves may only be used for restricted purposes as set out in Section 150 of the German Stock Corporation

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CureVac’s reserves, irrespective of whether those shares are issued to existing shareholders.

Act (Aktiengesetz). Voluntarily built up capital reserves within the meaning of Section 272 para. 2 no.4 HGB are not subject to such restrictions.

Other revenue reserves (andere Gewinnrücklagen) to which such restrictions do not apply can be established as follows:

If the management board approves the annual financial statements, then it may appropriate the annual profit for the year to other revenue reserves in whole or in part. The appropriation of more than half of the annual profit for the year is not admissible, however, if the other revenue reserves exceed half of the share capital or insofar as they would exceed half of the share capital following such appropriation. Those amounts which have to be appropriated to the statutory reserve and any accumulated deficit brought forward from the prior year have to be deducted from the annual profit for the year in advance.

Additionally, the shareholders’ meeting may resolve to allocate amounts out of the accumulated retained earnings to other revenue reserves when deciding on the use of the accumulated retained earnings.

Appraisal / Dissenters’ Rights

Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights. However, Dutch law does provide for squeeze-out procedures. Also, Dutch law provides for cash exit rights in certain situations for dissenting shareholders of a company organized under Dutch law entering into certain types of mergers or cross-border conversion or demergers. In those situations, a dissenting shareholder may file a claim with the Dutch company for compensation and/or challenge a proposed cash compensation or exchange ratio by requesting a review thereof by independent experts, subject to certain exceptions.

In case of certain structural measures involving BioNTech (in particular, but not limited to, certain cases of a merger or spin-off involving BioNTech as transferring entity under the German Transformation Act (UmwG), the conclusion of a domination and/or profit and loss transfer agreement with BioNTech as dependent entity or the relocation of BioNTech’s registered seat to another member state of the European Union), shareholders may be entitled to receive an adequate compensation in cash or in shares of another entity. The adequacy of the compensation may be reviewed by court upon motion of one or more shareholders in a special appraisal proceeding; the court may also determine a higher compensation.

Apart from that, each shareholder of BioNTech may challenge the validity of any shareholders’ meeting’s resolution provided that such resolution violates statutory provisions or the provisions of the BioNTech articles in a relevant manner.

Preemptive Rights

Based on Dutch law and the CureVac articles, each holder of ordinary shares shall have a pre-emptive right in proportion to the aggregate nominal value of their	German law generally provides shareholders with preemptive rights when new shares, convertible bonds,

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ordinary shares upon an issue of shares. No pre-emptive rights are attached to preferred shares.

However, holders of ordinary shares do not have pre-emptive rights in respect of:

•  preferred shares;

•  shares issued against non-cash contribution; or

•  shares issued to employees of CureVac or of a group company of CureVac.

CureVac shall announce an issue with pre-emptive rights and the period during which those rights can be exercised in the Dutch State Gazette and in a nationally distributed newspaper. The pre-emptive rights can be exercised for a period of at least two weeks after the date of announcement in the Dutch State Gazette.

Pre-emption rights may be limited or excluded by a resolution of CureVac’s general meeting or of the body authorized to issue shares, if that body was authorized by CureVac’s general meeting for this purpose for a specified period not exceeding five years. The CureVac management board has been authorized for a period of five years until August 14, 2025, to limit or exclude pre-emption rights in respect of an issue of shares or a grant of rights to subscribe for shares under the authorization of the management board described above under “Authorized Capital/Outstanding Stock”. CureVac was granted renewal of this authorization at its 2025 annual general meeting that was held on June 24, 2025.

bonds with warrants, profit participation rights, or participating bonds are issued.

Under the BioNTech articles, the management board may, however, with the consent of the supervisory board, exclude such preemptive rights in a capital increase from the authorized capital 2025 in the following circumstances:

•  to exclude fractional amounts from the subscription right;

•  in the event of a capital increase against cash contributions, if the issue price of the new shares is not significantly lower than the market price; the market price is also deemed to be the price of one BioNTech ADS of BioNTech listed on Nasdaq, multiplied by the number of BioNTech ADSs representing one share. The total number of shares issued in exercise of this authorization to exclude subscription rights may not exceed 10% of the share capital, neither at the time this authorization becomes effective nor – if this value is lower – at the time this authorization is exercised. Shares or ADSs issued or sold during the term of this authorization in direct or analogous application of Section 186 para. 3 sentence 4 German Stock Corporation Act (Aktiengesetz) with the exclusion of subscription rights are to be counted towards this limit of 10% of the share capital. Furthermore, shares or BioNTech ADSs issued or to be issued to service bonds with option and/or conversion rights or option and/or conversion obligations shall be counted towards this limit of 10% of the share capital, provided that the bonds are issued during the term of this authorization in corresponding application of section 186 para. 3 sentence 4 German Stock Corporation Act (Aktiengesetz) with the exclusion of subscription rights. The above issue limitation applies to BioNTech ADSs, provided that the number of BioNTech ADSs is to be divided by the number of BioNTech ADSs representing one share;

•  in the event of a capital increase against contributions in kind, in particular for the issuance of shares as part of business combinations and the acquisition of

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companies, parts of companies and interests in companies or other assets or claims to the acquisition of assets including receivables from the Company and its group companies as well as license or industrial property rights;

•  to service option or conversion rights or obligations arising from bonds issued or to be issued by BioNTech and/or companies in which BioNTech directly or indirectly holds a majority interest;

•  to the extent necessary to grant holders or creditors of bonds with option or conversion rights or obligations issued or to be issued by BioNTech and/or companies in which BioNTech holds a direct or indirect majority interest a subscription right to new shares to the extent to which they would be entitled after exercising the option or conversion rights or after fulfilling the option or conversion obligations;

•  to implement a scrip dividend, whereby shareholders are offered the option of contributing their dividend entitlement (in whole or in part) to BioNTech as a contribution in kind in return for the issuance of new shares; and

•  if the new shares are issued as part of an incentive program and/or as share-based compensation to members of BioNTech’s management board, members of the management of companies affiliated with the Company within the meaning of sections 15 et seq. German Stock Corporation Act (Aktiengesetz) or employees of the Company or of companies affiliated with BioNTech within the meaning of sections 15 et seq. German Stock Corporation Act (Aktiengesetz); restrictions relating to the shares issued may be agreed. If shares are to be issued to members of the management board, the supervisory board of BioNTech decides on the allocation in accordance with the allocation of responsibilities under stock corporation law.

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Amendments to CureVac Articles, BioNTech Articles, and BioNTech Rules of Procedure

Based on the CureVac articles, the resolution to amend the CureVac articles can only be passed by the CureVac general meeting at the proposal of CureVac’s management board, subject to the approval of the supervisory board of CureVac. In respect of certain provisions in the CureVac articles, dealing with a situation where no dievini Nominee or no KfW Nominee (in each case as defined in the CureVac articles) is in office during the relevant Initial Nomination Period (as defined in the CureVac articles), an amendment to such provision will require the affirmative vote of dievini or KfW, as applicable.

In case of a reduction of CureVac’s issued share capital by reducing the nominal value of shares by virtue of an amendment to the CureVac articles, the resolution shall require a majority of at least two thirds of the votes cast if less than half of the issued share capital is represented at the CureVac general meeting (and a simple majority of votes cast in other cases). In case such resolution relates to preferred shares, such resolution shall always require the prior or simultaneous approval of the class meeting of preferred shares.

As a rule, the BioNTech articles may only be amended by resolution of the shareholders’ meeting. Pursuant to the BioNTech articles, the resolutions require a majority of at least two-thirds of the votes cast and of the share capital represented, if at least half of the share capital is not represented.

The supervisory board may amend the BioNTech articles provided that such amendment affects the wording only but not the sense or meaning thereof.

The supervisory board may issue Rules of Procedure for itself within the framework of the statutory provisions and the provisions of BioNTech articles

Number of Directors

CureVac’s management board must consist of one or more managing directors, provided that, during the Initial Period (as defined in the CureVac articles), the management board shall consist of up to seven managing directors. The management board shall be composed of individuals. The supervisory board shall determine the number of managing directors.

CureVac’s supervisory board must consist of three or more supervisory directors provided that, during either Initial Nomination Period (as defined in the CureVac articles), the supervisory board shall consist of up to eight supervisory directors. The supervisory board shall be composed of individuals. The supervisory board shall determine the number of supervisory directors, which shall be no less than the number of supervisory directors as are necessary in order to allow dievini and KfW, to exercise their respective nomination rights under the CureVac articles during their respective Initial Nomination Period (as defined in the CureVac articles).

The supervisory board shall comprise of six members.

The management board shall consist of at least two persons. The number of members of the management board is otherwise determined by the supervisory board.

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Election of Directors

All members of the CureVac boards shall be appointed by CureVac’s general meeting.

Managing directors can only be appointed by the general meeting upon a nomination by the supervisory board of CureVac. CureVac’s general meeting can at any time resolve to render such nomination to be non-binding in accordance with the CureVac articles.

Furthermore, supervisory directors can only be appointed upon a nomination by:

•  the supervisory board;

•  dievini in accordance with Article 22.3 paragraph a. of the CureVac articles, during the Initial Nomination Period (as defined in the CureVac articles) for dievini;

•  KfW in accordance with Article 22.3 paragraph b. of the CureVac articles during the Initial Nomination Period (as defined in the CureVac articles) for KfW; or

•  any Nomination Concert (as defined in the CureVac articles) in accordance with Article 22.4 of the CureVac articles.

CureVac’s general meeting can at any time resolve to render such nomination to be non-binding by a simple majority of votes cast representing at least one-third of CureVac’s issued share capital in accordance with the CureVac articles.

During the respective Initial Nomination Periods for dievini (as regards paragraph (a) below) or KfW (as regards paragraph (b) below):

(a)   dievini may nominate the following number of supervisory directors:

•  if dievini and its Affiliates and Ultimate Beneficiaries (as defined in the CureVac articles) (individually or collectively) hold shares representing at least 70% of CureVac’s issued share capital: four supervisory directors;

•  if dievini and its Affiliates and Ultimate Beneficiaries (as defined in the CureVac articles) (individually or collectively) hold shares representing at least 50%, but less than 70%, of CureVac’s issued share capital: three supervisory directors;

All members of the supervisory board are elected by the shareholders’ meeting. Unless the shareholders’ meeting determines a shorter term, the members of the supervisory board are elected for a term ending with the close of the shareholders’ meeting which resolves on the formal approval of their acts for the fourth fiscal year following the commencement of their term, not counting the year in which their term of office commences; provided that a term shall not be more than six years. Reappointments are permissible. The BioNTech management board are appointed by resolution of the supervisory board.

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•  if dievini and its Affiliates and Ultimate Beneficiaries (as defined in the CureVac articles) (individually or collectively) hold shares representing at least 30%, but less than 50%, of CureVac’s issued share capital: two supervisory directors;

•  if dievini and its Affiliates and Ultimate Beneficiaries (as defined in the CureVac articles) (individually or collectively) hold shares representing at least 10%, but less than 30%, of CureVac’s issued share capital: one supervisory director; and

(b)   KfW may nominate one supervisory director.

Any Nomination Concert (as defined in the CureVac articles) may nominate one supervisory director for each 20% of the issued share capital represented by that respective Nomination Concert. Such nominee must be independent from the Nomination Concert (as defined in the CureVac articles) and CureVac under the standards applicable to CureVac under the DCGC and United States securities laws and stock exchange rules.

Other than as set out above, members of the CureVac supervisory board can only be appointed by the general meeting upon a nomination by the supervisory board of CureVac.

The CureVac general meeting can at any time resolve to render any of the above-mentioned nominations to be non-binding by a simple majority of votes cast representing at least one-third of CureVac’s issued share capital in accordance with the CureVac articles.

Removal of Board Members

CureVac’s general meeting may at any time suspend or dismiss any managing director or supervisory director. In addition, the supervisory board may at any time suspend a managing director. A suspension by the supervisory board can at any time be lifted by CureVac’s general meeting.

A resolution of the CureVac general meeting to suspend or dismiss a managing director or supervisory director shall require a majority of at least two thirds of the votes cast representing more than half of the issued share capital, unless the resolution is passed at the proposal of the supervisory board.

The CureVac general meeting may at any time suspend or dismiss any supervisory director. A resolution of the

The supervisory board may remove a member of the management board prior to the expiration of their term only for cause, such as gross breach of duties (grobe Pflichtverletzung), the inability to manage the business properly (Unfähigkeit zur ordnungsgemäßen Pflichtausübung) or a vote of no-confidence during the shareholders’ meeting (Vertrauensentzug). The shareholders themselves are not entitled to appoint or dismiss the members of the management board.

Members of the supervisory board may be removed with or without cause by way of a shareholders’ meeting resolution.

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CureVac general meeting to suspend or dismiss a supervisory director shall require a majority of at least two thirds of the votes cast representing more than half of the issued share capital, unless the resolution is passed (i) at the proposal of the supervisory board, (ii) during the Initial Nomination Period (as defined in the CureVac articles) for dievini, at the proposal of dievini (in respect of a dievini Nominee (as defined in the CureVac articles)), or (iii) during the Initial Nomination Period (as defined in the CureVac articles) for KfW, at the proposal of KfW (in respect of the KfW Nominee (as defined in the CureVac articles)).

If a managing director or supervisory director is suspended and the CureVac general meeting does not dismiss them within three months from the date of such suspension, the suspension shall lapse.

Inability of Board Members to Serve and Vacancies on the Board

Based on the CureVac articles, if a managing director is absent or incapacitated, they may be replaced temporarily by a person whom the management board has designated for that purpose and, until then, the other managing director(s) shall be charged with the management of CureVac. If all managing directors are absent or incapacitated, the management of CureVac shall be attributed to the supervisory board. The person(s) charged with the management of CureVac in this manner, may designate one or more persons to be charged with the management of CureVac instead of, or together with, such person(s).

Where a supervisory director is no longer in office or is unable to act, they may be replaced temporarily by a person whom the supervisory board has designated for that purpose and, until then, the other supervisory directors(s) shall be charged with the supervision of CureVac. Where a supervisory director who has been appointed upon a nomination by dievini or KfW in accordance with the CureVac articles is no longer in office or is unable to act, they may only be temporarily replaced by a person designated for such purposes by dievini or KfW, as applicable. The replacement becomes effective and the supervisory director so designated shall immediately have all rights, responsibilities, tasks and duties of a supervisory director (including any voting rights and specific rights awarded to the supervisory director they are replacing at the supervisory board) and (in relation to dievini to the fullest extent permitted by applicable law and at all times subject to KfW’s right to designate a supervisory director in accordance with the

Under the law, vacant positions on the management board are filled by the supervisory board in accordance with the general rules of appointment, which provide that vacancies are filled by the simple majority of votes of supervisory board members present or represented by proxy at the vote (with, under certain circumstances, the chairman having a casting vote), unless otherwise provided by the company’s articles of association. In case of emergencies, a vacant position on the management board may be filled by an individual appointed by the court. Vacant positions on the supervisory board are filled in accordance with the general rules of appointment.

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CureVac articles) shall become a full member of the supervisory board with the rights of a KfW Nominee (as defined in the CureVac articles) or dievini Nominee (as defined in the CureVac articles), as the case may be, as soon as a written designation to that effect has been received by the chairman or the vice-chairman of the CureVac supervisory board.

In case all supervisory directors are no longer in office or are unable to act, the supervision of CureVac shall be attributed to:

•  the former supervisory director who most recently ceased to hold office as the chairman, provided that they are willing and able to accept that position;

•  during the Initial Nomination Period (as defined in the CureVac articles) for dievini, a person designated for such purpose by dievini, unless the former supervisory director referred to above was appointed upon a nomination by dievini pursuant to the CureVac articles and they are willing and able to accept the position; and

•  during the Initial Nomination Period (as defined in the CureVac articles) for KfW, a person designated for such purpose by KfW, unless the former supervisory director referred to above was appointed upon a nomination by KfW pursuant to the CureVac articles and they are willing and able to accept the position, which persons jointly may designate one or more other persons to be charged with the supervision of CureVac (instead of, or together with, such person). The persons charged with the supervision of CureVac pursuant to the previous sentence shall cease to hold that position when the CureVac general meeting has appointed one or more persons as supervisory director(s) with due observance of the CureVac articles.

Furthermore, if for whatever reason, there is no dievini Nominee or no KfW Nominee (both as defined in the CureVac articles) in office during the Initial Nomination Period (as defined in the CureVac articles) for dievini or KfW, as relevant, and a decision needs to be taken with respect to any matter referred to in the applicable supervisory board rules, then the supervisory board shall not take any such decision until the replacement supervisory director of dievini or KfW, respectively, has validly become a full member

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of the supervisory board following their designation, unless dievini or KfW, as the case may be, has failed to notify the designation to the chairman of the CureVac supervisory board within four weeks after such Chairman has notified dievini or KfW, as the case may be, in writing of the absence of the nominee. Dievini or KfW, as the case may, shall notify the designation of the replacement supervisory director of dievini or KfW, respectively, to the chairman of the CureVac supervisory board as soon as reasonably and practicably possible, but in any event within the four-week period as referred to in the previous sentence.

Action by Written Consent

Under Dutch law, resolutions of CureVac’s general meeting may be adopted in writing without holding a meeting of shareholders, provided that (i) the articles of association allow such action by written consent, (ii) CureVac has not issued bearer shares or, with its cooperation, depository receipts for shares in its capital, and (iii) the resolution is adopted unanimously by all shareholders that are entitled to vote. Although the CureVac articles allow for resolutions of the general meeting to be adopted in writing, the requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for CureVac as a publicly traded company.	BioNTech shareholders may not act by written consent apart from the possibility of postal voting in the context of shareholders’ meetings (for details, please see below).

Annual Shareholders Meetings

Based on Dutch law and the CureVac articles, at least one general meeting shall be held annually. This annual general meeting shall be held within six months after the end of CureVac’s financial year. General meetings must be held in the place CureVac has its corporate seat, being Amsterdam, the Netherlands, or in Arnhem, Assen, The Hague, Haarlem, ‘s-Hertogenbosch, Groningen, Leeuwarden, Lelystad, Maastricht, Middelburg, Rotterdam, Schiphol (Haarlemmermeer), Utrecht, or Zwolle, each also in the Netherlands.	As a European stock corporation governed by German law, BioNTech must hold an annual shareholders’ meeting within six months of the end of its fiscal year. The annual shareholders’ meeting shall be held at BioNTech’s seat or, if applicable, at the venue (in Germany) where its shares are listed. Under the BioNTech articles, the management board is authorized to provide for the Annual shareholders’ meeting to be held without the physical presence of the shareholders or their proxies at the location of the annual shareholders’ meeting (virtual annual shareholders’ meeting).

Advance Notice Requirements for Shareholder Nominations and Other Proposals

A general meeting must be convened with due observance of the relevant statutory minimum convening period. All persons with meeting rights (generally being shareholders, usufructuaries, or pledgees with voting or meeting rights or holders of	Shareholders representing in the aggregate at least five percent of BioNTech’s ordinary shares or owning shares with an aggregate nominal amount of at least €500,000 may request the addition of one or several items to the agenda of any shareholders’ meeting. Such

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depository receipts for shares issued with CureVac’s cooperation) must be convened for the CureVac general meeting in accordance with Dutch law. The shareholders may be convened for the CureVac general meeting by means of convening letters sent to the addresses of those shareholders. This does not prejudice the possibility of sending a convening notice by electronic means in accordance with Dutch law.

The convocation notice of the general meeting of shareholders of CureVac shall state the items to be discussed and which items to be voted on (including for the annual CureVac general meeting, among other matters, the discussion and adoption of the annual accounts, the appropriation of profits, and proposals relating to the CureVac management board and supervisory board), the place and time of the meeting, and the procedure for participating at the meeting whether or not by written proxy-holder. The notice of the meeting shall also state the record date and the manner in which the persons entitled to attend or vote at a meeting may procure their registration and exercise their rights (including by electronic means of communication, if applicable).

requests must be submitted to the management board in writing, stating the reasons or a draft resolution, and must be received by BioNTech at least 30 days before the meeting.

Extraordinary Meeting of Shareholders

Pursuant to Dutch law, one or more shareholders and/or persons with meeting right, who solely or jointly represent at least 10% of the issued and outstanding share capital, may request the CureVac management board in writing to convene a CureVac general meeting. If the CureVac management board has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting shareholder(s) and or other persons with meeting rights may at their request be authorized by the competent Dutch court in preliminary relief proceedings to convene a CureVac general meeting. The court shall refuse the application if it does not appear that the applicant(s) has/have previously requested the CureVac management board to convene a CureVac general meeting and the CureVac management board has not taken the necessary steps so that the CureVac general meeting could be held within six weeks after the request. Such a request to CureVac’s management board is subject to certain additional requirements. Additionally, the applicant must have a reasonable interest in the meeting being held.

One or more shareholders, alone or together, representing at least three percent of the issued and outstanding share capital may also request to include

Extraordinary shareholders’ meetings of BioNTech may be convened if the interests of BioNTech so require. Such meetings are generally called by the management board or the supervisory board. In addition, shareholders whose shares represent at least five percent of the share capital may request that a general meeting be convened. If the management board or supervisory does not comply with such a request, the court may order the special meeting to be convened or may authorize the requesting shareholders to convene the meeting themselves.

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items in the agenda of a CureVac general meeting. Requests must be made in writing and received by the CureVac management board at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda. In accordance with the DCGC, a shareholder may only request the inclusion of an item on the agenda after consulting the CureVac management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in CureVac’s strategy, the CureVac management board must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, the CureVac management board must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and must explore the alternatives. At the end of the response time, the CureVac management board must report on this consultation and the exploration of alternatives to the CureVac general meeting. The response period may be invoked only once for any given general meeting and shall not apply: (i) in respect of a matter for which a response period or a cooling-off period (as discussed below) has been previously invoked; or (ii) if a shareholder holds at least 75% of CureVac’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a CureVac general meeting be convened, as described above.

In addition, a statutory cooling-off period, similar to the aforementioned response time under the DCGC, but with a maximum of 250 days, applies in the Netherlands. According to this statutory rule, the cooling-off period could be invoked by the CureVac management board in the event:

•  shareholders, using either their shareholder proposal right or their right to request a CureVac general meeting, propose an agenda item for the CureVac general meeting to dismiss, suspend or appoint a CureVac managing director or supervisory director (or to amend any provision in the CureVac articles dealing with those matters); or

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•  a public offer for CureVac has been announced or made without agreement having been reached with CureVac on such offer,

provided, in each case, that in the opinion of the CureVac management board, such proposal or offer materially conflicts with the interests of CureVac and its business.

The cooling-off period, if invoked, ends upon the earliest of the following events:

•  the expiration of 250 days from:

•  in case of shareholders using their shareholder proposal right, the day after the deadline for making such proposal for the next CureVac general meeting has expired;

•  in case of shareholders using their right to request a CureVac general meeting, the day when they obtain court authorization to do so; or

•  in case of a public offer as described above being made without agreement having been reached with CureVac on such offer, the first following day;

•  the day after a public offer without agreement having been reached with CureVac on such offer, having been declared unconditional; or

•  CureVac management board deciding to end the cooling-off period earlier.

In addition, one or more shareholders representing at least 3% of CureVac’s issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

•  the CureVac management board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have come to the conclusion that the relevant shareholder proposal or hostile offer constituted a material conflict with the interests of CureVac and its business;

•  the CureVac management board cannot reasonably believe that a continuation of the

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cooling-off period would contribute to careful policy-making; and

•  other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and are not terminated or suspended at the relevant shareholders’ written request within a reasonable period following the request (i.e., no ‘stacking’ of defensive measures).

During the cooling-off period, if invoked, the CureVac management board must gather all relevant information necessary for a careful decision-making process. In this context, the CureVac management board must at least consult with shareholders representing at least three percent of CureVac’s issued share capital at the time the cooling-off period was invoked and with CureVac’s works council (if applicable). Formal statements expressed by these stakeholders during such consultations must be published on CureVac’s website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, CureVac management board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on the CureVac website. This report must also remain available for inspection by CureVac’s shareholders and others with meeting rights under Dutch law at CureVac’s office and must be tabled for discussion at the next general meeting.

Quorum for Meetings of Shareholders

Under the CureVac articles, no general quorum requirement applies to the CureVac general meeting. However, certain resolutions can only be adopted by the CureVac general meeting by a(n) (enhanced) majority of the votes, representing a certain part of the issued share capital.	As a rule, resolutions of the shareholders’ meeting do not require a quorum to be present at the shareholders’ meeting.

Liability of Directors and Officers

Under Dutch law, members of the management board and the supervisory board may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to CureVac and third parties for infringement of the articles of association or of certain provisions of the Dutch Civil Code. In certain circumstances, including in the event of	Under German law, any provision, whether contained in the company’s articles of association or any contract or otherwise, that purports to exempt a management or supervisory board member from any liability that would otherwise attach to such board member in connection with any negligence, default, breach of duty, or breach of trust in relation to the company is void.

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bankruptcy of the company, directors may incur additional specific civil and criminal liabilities.

Under German law, members of both the management board and members of the supervisory board are liable to the company, and in certain cases to third parties or shareholders, for any damage caused to them due to a breach of such member’s duty of care. Apart from insolvency or special circumstances, only the company has the right to claim damages from members of either board. The company may waive or settle claims for damages against a negligent management or supervisory board member only after the expiry of three years and only if the company’s shareholder meeting approves thereof and no minority shareholder holding at least 10% of the capital stock raises an objection. In case a third party raises claims directly against members of the management board or of the supervisory board, such members may claim from the company under additional requirements indemnification regarding liabilities arising out of or in connection with their services to the company.

Indemnification of Directors and Officers

Under Dutch law, indemnification provisions may be included in a company’s articles of association. Pursuant to the CureVac articles, CureVac shall indemnify and hold harmless each of its current and former managing directors and supervisory directors and such other current or former officers or employee of CureVac or its group companies as designated by the management board subject to the approval of the supervisory board, which we refer to each as an indemnified officer, against (i) any financial losses or damages incurred by such indemnified officer, and (ii) any expense reasonably paid or incurred by such indemnified officer in connection with any threatened, pending, or completed suit, claim, action, or legal proceedings of a civil, criminal, administrative, or other nature, formal, or informal, in which they becomes involved, to the extent this relates to their current or former position with CureVac and/or a CureVac group company and in each case to the extent permitted by applicable law.

No indemnification shall be given to an indemnified officer (i) if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified officer that led to the financial losses, damages, expenses, suit, claim, action, or legal proceedings are of an unlawful nature (including acts or omissions which are considered to constitute

BioNTech may not, as a general matter, indemnify its supervisory board members and management board members to the extent such indemnification is related to a breach of duty of care as a member of the supervisory board or management board, respectively. It may, however, purchase directors’ and officers’ liability insurance. The insurance may be subject to any mandatory restrictions imposed by German law, including a deductible. However, BioNTech may indemnify a member of the supervisory board or management board to the extent such indemnification is not related to a breach of the respective duty of care.

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malice), gross negligence, intentional recklessness, and/or serious culpability attributable to such indemnified officer; (ii) to the extent that their financial losses, damages, and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so); (iii) in relation to proceedings brought by such indemnified officer against CureVac, except for proceedings brought to enforce indemnification to which they is entitled pursuant to the CureVac articles, pursuant to an agreement between such indemnified officer and CureVac which has been approved by the management board or pursuant to insurance taken out by CureVac for the benefit of such Indemnified Officer; or (iv) for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without CureVac’s prior consent.

Conflict of Interest Transactions

According to Dutch law, a managing director or supervisory director shall not take part in the deliberation and decision-making if they have a direct or indirect personal interest therein, which is in conflict with the interests of CureVac and its business. In case all managing directors have a conflict of interest, the resolutions will be adopted by the supervisory board. In case all supervisory directors have a conflict of interest, the resolutions may nevertheless be passed by the supervisory board as if none of the supervisory directors has a conflict of interest.

If a managing director or supervisory director does not comply with the provisions on conflicts of interest, the resolution concerned is subject to nullification by the competent Dutch court and the person concerned may be held liable towards CureVac. However, even if such a resolution were nullified, the nullification would not affect any acts performed on CureVac’s behalf pursuant to the (invalid) resolution.

Members of the management board and the supervisory board are required to act in the best interests of BioNTech and to avoid conflicts of interest. In the event of a potential conflict of interest there is an obligation to promptly disclose this conflict to the relevant corporate body. Affected members are typically not permitted to participate in discussion or votes regarding the transaction in question. Breaches of the disclosure and conduct obligations in connection with conflicts of interest may result in claims for damages by BioNTech against the relevant board member.

Information Rights and Rights of Inspections

Shareholders will be provided, at the CureVac general meeting, with all information that the shareholders require, unless doing so would be contrary to an overriding interest of CureVac. Under the DCGC, CureVac is expected to give reasons to shareholders for electing not to provide such information on the basis of an overriding interest. In principle, individual	Under German law, a list of participants (Teilnehmerverzeichnis) has to be drawn up at any shareholders’ meeting including, in particular, the (company) name and place of residence/seat of the shareholders present or represented at the shareholders’ meeting and/or of the representatives of shareholders (if any). The list of participants has to be made

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shareholders have no right to obtain specific information they would like to receive outside a CureVac general meeting.

On application by a shareholder or a pledgee or usufructuary of CureVac shares, the management board shall furnish an extract from the shareholders’ register, free of charge, insofar as it relates to the applicant’s right in respect of the relevant share(s).

available in the shareholders’ meeting to all participants prior to the first vote. Upon request, each shareholder may inspect such list of participants for a period of two years after the respective shareholders’ meeting.

German law does not permit BioNTech’s shareholders to inspect corporate books and records. However, Section 131 of the German Stock Corporation Act (Aktiengesetz) provides each shareholder with a right to information at the shareholders’ meeting, to the extent that such information is necessary to permit a proper evaluation of the relevant item on the agenda or the respective information has been given to a shareholder prior to the shareholders’ meeting in its capacity as shareholder. The right to information is a right only to oral information. Information may be given in writing to shareholders, but under Section 131 of the German Stock Corporation Act (Aktiengesetz) they are neither entitled to receive written information nor to inspect documents.

Apart from that, BioNTech is obliged to publish and make available information and documents as stipulated by European and German law (e.g., the publication of its annual financial statements or in preparation of resolutions of the shareholders’ meeting).

The notices of BioNTech are published in the Federal Gazette (Bundesanzeiger), unless specified otherwise by law. Information to shareholders can also be conveyed by electronic means. The shareholders’ right pursuant to Sections 125 paragraph 2 and 128 paragraph 1 of the German Stock Corporation Act (Aktiengesetz) to receive notifications pursuant to Section 125 paragraph 1 of the German Stock Corporation Act (Aktiengesetz) is limited to transmission of the notifications via electronic communication. Irrespective of that, the supervisory board remains entitled, but is not obliged, to use other forms of transmission, if and insofar this does not conflict with any statutory provisions.

Shareholder Suits

In the event a third-party is liable to CureVac, only CureVac itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of CureVac. Only in the event that the cause for the liability of a third-party to CureVac also constitutes a tortious act directly against a shareholder does that shareholder have an	Under German stock corporation law, any shareholder of a (European) stock corporation may file an action against the corporation challenging the validity of resolutions of the shareholders’ meeting of shareholders based on a violation by the respective resolution of statutory law or the articles of association of the corporation. Generally, there is no quorum for

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individual right of action against such third-party in its own name. Dutch law provides for the possibility to initiate such actions collectively, in which a foundation or an association can act as a class representative and has standing to commence proceedings and claim damages if certain criteria are met. The court will first determine if those criteria are met. If so, the case will go forward as a class action on the merits after a period allowing class members to opt out from the case has lapsed. All members of the class who are residents of the Netherlands and who did not opt out will be bound to the outcome of the case. Residents of other countries must actively opt in in order to be able to benefit from the class action. The defendant is not required to file defenses on the merits prior to the merits phase having commenced. It is possible for the parties to reach a settlement during the merits phase. Such a settlement can be approved by the court, which approval will then bind the members of the class, subject to a second opt out. This new regime applies to claims brought after January 1, 2020, and which relate to certain events that occurred prior to that date. For other matters, the old Dutch class actions regime will apply. Under the old regime, no monetary damages can be sought. Also, a judgment rendered under the old regime will not always bind all individual class members. Even though Dutch law does not provide for derivative suits, managing, directors, supervisory directors, and officers can still be subject to liability under U.S. securities laws.

Further, corporate disputes in the Netherlands are typically brought before the Enterprise Chamber, a specialized business court with exclusive jurisdiction over certain statutory proceedings related to corporate disputes. In so-called inquiry proceedings, the Enterprise Chamber may, at the request of one or more parties that have standing to initiate such proceedings, order an inquiry into the policy and course of affairs of a company and provide injunctive relief by ordering a wide range of immediate measures (provided certain admissibility criteria are met).

In addition, general court proceedings existing under Dutch law are available to (minority) shareholders. This includes regular and preliminary relief proceedings, tort claims, and requests for a declaration of right. Generally, Dutch law allows claims for both specific performance and damages. Also, court proceedings in other jurisdictions may be available (e.g., claims against a non-Dutch co-shareholder).

A shareholder may, for example, challenge a resolution adopted by a corporate body of the company.

such action and the action does not need to be based on a violation of individual rights of the claimant. However, subject to certain exceptions, only shareholders are entitled to such action who were shareholders already at the time of the convocation of the respective shareholders’ meeting of shareholders and requested at the meeting that an objection to the respective shareholders’ resolution be included in the minutes of the meeting.

Claims of the corporation against the members of its supervisory board and management board may generally only be pursued by the corporation itself. The corporation is obliged to pursue such claims upon demand of the shareholders’ meeting of shareholders by resolution requiring a simple majority of the votes cast. Upon the motion of shareholders whose aggregate shareholdings amount to at least 10% of the share capital or one million Euro, a special representative will be appointed by court and authorized to represent the corporation for purposes of the pursuit of such claims. Furthermore, shareholders’ derivative suits for such claims may also be filed by shareholders whose aggregate shareholdings amount to at least one percent of the share capital or 100,000 Euro upon authorization by court. However, certain additional requirements for such authorization by a court apply: (i) the shareholders must provide evidence that they acquired the shares before they should have learned from a publication about the alleged breaches of duty or alleged damages, (ii) the shareholders must demonstrate that they requested in vain that the corporation file a law suit within an appropriate period of time, (iii) facts must exist that give reason to suspect that the corporation has suffered a loss as a result of improprieties or gross breaches of statutory provisions or articles of association, and (iv) no predominate interest of the corporation exists which would prevent the assertion of the claim for damages.

Shareholder Rights Plans

N/A	N/A

LEGAL MATTERS

Certain legal matters will be passed upon for BioNTech by Covington & Burling LLP. The validity of the BioNTech ordinary shares to be issued in connection with the offer will be passed upon for BioNTech by Hengeler Mueller Partnerschaft von Rechtsanwälten mbB.

EXPERTS

The consolidated financial statements of BioNTech appearing in BioNTech’s Annual Report (Form 20-F) for the year ended December 31, 2024, and the effectiveness of BioNTech’s internal control over financial reporting as of December 31, 2024, have been audited by EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CureVac as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2024, expresses an opinion that CureVac did not maintain effective internal control over financial reporting as of December 31, 2024 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states material weaknesses were identified related to (i) inadequate maintenance of general information technology controls related to segregation of duties over user access to our accounting system that is critical to CureVac’s financial reporting process; and (ii) lack of sufficiently trained personnel within the organization with expertise, responsibility, and accountability for the design, effective operation, and documentation of internal control over financial reporting. This resulted in (a) the inadequate design and documentation of management review controls to sufficiently address the appropriate level of precision used in the design, performance and documentation of such controls; (b) the failure to design and maintain effective controls over the review, approval, and documentation of manual journal entries; and (c) a lack of consistent performance of controls over financial reporting.

The consolidated financial statements of CureVac for the year ended December 31, 2022 appearing in CureVac’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

BioNTech is incorporated and currently existing under European laws and the laws of the Federal Republic of Germany. In addition, all members of BioNTech’s supervisory board and management board reside outside of the United States and BioNTech’s assets and those of its non-U.S. subsidiaries are located outside of the United States. As a result, it may not be possible for investors to effect service of process on BioNTech or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws.

Awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Germany. In addition, actions brought in a German court against BioNTech or the members of BioNTech’s supervisory board or management board, BioNTech’s other senior management, and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in Germany will depend on the particular facts of the case as well as the laws and treaties in effect at the time.

Litigation in the Federal Republic of Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings, and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against BioNTech, certain members of BioNTech’s supervisory board or management board, other senior managers, or the experts named in this offer to exchange/prospectus. The United States and Germany do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters, though recognition and enforcement of foreign judgments in Germany is possible in accordance with applicable German laws. Even if a judgment against BioNTech, the members of BioNTech’s supervisory board or management board, other senior managers, or the experts named in this offer to exchange/prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

BioNTech has filed with the SEC a registration statement on Form F-4, of which this offer to exchange/prospectus forms a part. The registration statement registers the BioNTech ADSs to be issued, and paid by BioNTech to CureVac shareholders, in the offer. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about the BioNTech ADSs. The rules and regulations of the SEC allow BioNTech to omit certain information included in the registration statement from this offer to exchange/prospectus.

In addition, the SEC allows BioNTech to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this offer to exchange/prospectus, except for any information that is superseded by information included directly in this offer to exchange/prospectus or later filed. This offer to exchange/prospectus contains summaries of certain provisions contained in some of the BioNTech documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

This offer to exchange/prospectus incorporates by reference the documents listed below that BioNTech has previously filed with or furnished to the SEC. The documents listed below contain important information about BioNTech, its financial condition or other matters.

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the SEC on March 10, 2025.

•

Reports on Form 6-K furnished to the SEC on February 3, 2025, March  4, 2025, April  2, 2025, April  4, 2025, May 5, 2025 (Film  No. 25910931), May  16, 2025 (as to Exhibit 99.2 only), May  20, 2025, June 2, 2025, June 12, 2025, June 17, 2025 (Film Nos.  251053519 and 251053885), July 17, 2025, July  25, 2025, August 4, 2025 (Film No.  251178061), August 11, 2025, August 27, 2025, September  5, 2025, and September 8, 2025.

Notwithstanding any reference in BioNTech’s reports on Form 6-K previously furnished to the SEC to any such reports being incorporated by reference into any registration statement, no previously furnished BioNTech report on Form 6-K, other than as specifically mentioned above, shall be incorporated by reference herein. In addition, all subsequent reports on Form 20-F or Form 6-K filed or furnished by BioNTech after the date of the initial registration statement that contains this offer to exchange/prospectus and prior to the completion of the offer or the earlier termination of the offer are incorporated by reference herein, except that any report on Form 6-K shall be so incorporated only to the extent expressly provided in such report.

Such documents are considered to be a part of this offer to exchange/prospectus, effective as of the date such documents are filed. Certain statements in and portions of this offer to exchange/prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this offer to exchange/prospectus may update and replace statements in and portions of this offer to exchange/prospectus or the above-listed documents. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described below or from BioNTech by requesting them in writing or by telephone at the following address:

BioNTech SE

An der Goldgrube 12

D-55131 Mainz

Germany

+49 6131-9084-0

These documents are available from BioNTech without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this offer to exchange/prospectus forms a part.

The SEC also maintains an Internet website that contains filings of issuers, including BioNTech, who file electronically with the SEC. The address of that site is www.sec.gov. You may also consult BioNTech’s website for more information about BioNTech. BioNTech’s website is www.biontech.com. Except as expressly set forth herein, information included on these websites is not incorporated by reference into this offer to exchange/prospectus.

During the offer, an indicative exchange ratio (calculated in the manner described in this offer to exchange/prospectus) will be available at www.[●].com.

This offer to exchange/prospectus also incorporates by reference the documents listed below that CureVac has previously filed with or furnished to the SEC. The documents listed below contain important information about CureVac, its financial condition or other matters.

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the SEC on April 11, 2025.

•

Reports on Form 6-K furnished to the SEC on March 27, 2025 (excluding the statements of CureVac’s Chief Executive Officer contained in Exhibit 99.1 thereto), April 7, 2025 (excluding the statements of CureVac’s Chief Scientific Officer and Chief Executive Officer contained in Exhibit 99.1 thereto), May  15, 2025, May 20, 2025 (Film No.  25969105), May 23, 2025, June  12, 2025, June 16, 2025, June 24, 2025, June 26, 2025, August 8, 2025, and August 15, 2025.

Notwithstanding any reference in CureVac’s reports on Form 6-K previously furnished to the SEC to any such reports being incorporated by reference into any registration statement, no previously furnished CureVac report on Form 6-K, other than as specifically mentioned above, shall be incorporated by reference herein. In addition, all subsequent reports on Form 20-F or Form 6-K filed or furnished by CureVac after the date of the initial registration statement that contains this offer to exchange/prospectus and prior to the completion of the offer or the earlier termination of the offer are incorporated by reference herein, except that any report on Form 6-K shall be so incorporated only to the extent expressly provided in such report.

Such documents are considered to be a part of this offer to exchange/prospectus, effective as of the date such documents are filed. Certain statements in and portions of this offer to exchange/prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this offer to exchange/prospectus may update and replace statements in and portions of this offer to exchange/prospectus or the above-listed documents. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above or from CureVac by requesting them in writing or by telephone at the following address:

CureVac N.V.

Friedrich-Miescher-Strasse 15

72076 Tübingen

Germany

+49 7071 9883 0

These documents are available from CureVac without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this offer to exchange/prospectus forms a part.

You may consult CureVac’s website for more information about CureVac. CureVac’s website is www.curevac.com. Information included on this website is not incorporated by reference into this offer to exchange/prospectus.

If you have any questions about the offer, or you need additional copies of this offer to exchange/prospectus, you can also contact Georgeson LLC, BioNTech’s information agent, at the following addresses and telephone numbers:

Georgeson LLC

51 West 52nd Street, 6th Floor

New York, NY 10019

Call Collect (732) 353-1948

Call Toll-Free (888) 686-7195

Email: Curevacoffer@georgeson.com

This document is an offer to exchange/prospectus of BioNTech. BioNTech has not authorized anyone to give any information or make any representation about the offer or BioNTech that is different from, or in addition to, that contained in this offer to exchange/prospectus or in any of the materials that BioNTech has incorporated by reference into this offer to exchange/prospectus. Therefore, if anyone does give you different, additional, or inconsistent information, you should not rely on it. The information contained in this offer to exchange/prospectus speaks only as of the date of this offer to exchange/prospectus unless the information specifically indicates that another date applies.

In addition, after the registration statement is declared effective by the SEC, BioNTech intends to file the Schedule TO with the SEC and, soon thereafter, CureVac intends to file the Schedule 14D-9 with respect to the exchange offer. Before making any decision with respect to the exchange offer, CureVac shareholders are encouraged to read the Schedule TO (including the offer to exchange/prospectus, related letter of transmittal, and other offer documents) and Schedule 14D-9, as each may be amended or supplemented from time to time, and other relevant documents filed by BioNTech and CureVac with the SEC carefully when they become available because they will contain important information about the proposed transactions, including, with respect to the Schedule 14D-9, CureVac’s background of the offer, the reasons for the recommendation of the CureVac boards and the opinions of CureVac’s financial advisor. Investors will be able to obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended from time to time, and other relevant documents filed by BioNTech and CureVac with the SEC (when they become available) at the SEC’s website or BioNTech’s website or by contacting BioNTech at the address and phone number set out above. These documents will also be available free of charge from CureVac’s website or by contacting CureVac at the address and phone number set out above. The information found on, or otherwise accessible through, these websites is not incorporated into, and does not form a part of, this offer to exchange/prospectus.

Annex A

Execution Version

PURCHASE AGREEMENT

dated as of

June 12, 2025

by and between

BIONTECH SE

and

CUREVAC N.V.

A-i

A-ii

Annex I — Offer Conditions
Exhibit A — Form of Legal Downstream Merger Deed
Exhibits B-1 and B-2 — Form of Legal Downstream Merger Proposal and Notes
Exhibit C — Form of Post-Downstream Merger Share Sale Agreement

A-iii

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) dated as of June 12, 2025, by and between BioNTech SE, a European stock corporation (Societas Europaea) organized under the Laws of Germany and the European Union registered with the commercial register at the district court of Mainz under HRB 48720 (“Buyer”), and CureVac N.V., a public limited liability company (naamloze vennootschap) organized under the Laws of The Netherlands, having its registered office (statutaire zetel) in Amsterdam, The Netherlands, registered with the Dutch trade registered under number 77798031 (the “Company”).

W I T N E S S E T H:

WHEREAS, Buyer desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the management board of the Company (the “Management Board”) and the supervisory board of the Company (the “Supervisory Board” and together with the Management Board, the “Company Boards”) have (i) determined that, on the terms and subject to the conditions set forth in this Agreement, this Agreement and the Signing Transactions, are in the best interest of the Company and the sustainable success of its business, having considered the interest of its shareholders, employees and other relevant stakeholders, (ii) approved the terms and conditions of this Agreement and the Signing Transactions and the execution, delivery and performance of the Company’s obligations under this Agreement and (iii) unanimously resolved, on the terms and subject to the conditions set forth in this Agreement, to support the Offer, to recommend acceptance of the Offer by the shareholders of the Company and to recommend approval and adoption of the resolutions set forth in Section 2.04(a);

WHEREAS, the management board and the supervisory board of Buyer have each unanimously determined that, on the terms and subject to the conditions set forth in this Agreement, this Agreement and the Transactions are in the best interests of Buyer and all of its stakeholders and have approved the execution, delivery and performance of this Agreement and the consummation of the Transactions;

WHEREAS, Buyer shall commence an exchange offer (as it may be amended from time to time as permitted by this Agreement, the “Offer”) to purchase any (subject to the Minimum Condition) and all of the ordinary shares, par value €0.12 per share, of the Company (collectively, the “Company Shares”) for the consideration and upon the terms and subject to the conditions set forth herein;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition of and inducement to Buyer’s willingness to enter into this Agreement, certain shareholders of the Company are executing and delivering tender and support agreements to the Buyer pursuant to which those shareholders, among other things, agree with the Buyer to tender all Company Shares beneficially owned by them or their controlled Affiliates to Buyer in response to the Offer (together with any similar agreements that may be signed after the date of this Agreement, the “Tender and Support Agreements”);

WHEREAS, each of the parties intends that, for U.S. federal income tax purposes, the Offer, taken together with the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation, and the New Topco U.S. Tax Election, will qualify as one or more “reorganizations” within the meaning of Section 368(a) of the Code and the Treasury Regulations, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations; and

WHEREAS, Buyer and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the following meanings:

“1933 Act” means the United States Securities Act of 1933, as amended.

“1934 Act” means the United States Securities Exchange Act of 1934, as amended.

“Acceptable Confidentiality Agreement” shall have the meaning set forth in Section 5.03(b)(i).

“Acceptance Time” shall have the meaning set forth in Section 2.01(b).

“Action” means any litigation, action, claim, complaint, investigation, suit, hearing, arbitration, mediation, interference, cancellation, opposition, reexamination or other proceeding (public or private) by or before, or otherwise involving, any Governmental Authority.

“Adverse Recommendation Change” shall have the meaning set forth in Section 5.03(d)(i).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Agreement” shall have the meaning set forth in Section 3.28.

“Aggregate Withholding Amount” shall have the meaning set forth in Section 2.08(i).

“Agreement” shall have the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” shall have the meaning set forth in Section 5.03(d).

“Alternative Acquisition Proposal” means any inquiry, proposal, indication of interest or offer from any Person or group of Persons (or the shareholders of any Person) other than Buyer and its Subsidiaries and Affiliates (such Person or group (or such shareholders), a “Company Third Party”) relating to, or that would reasonably be expected to lead to: (i) a transaction or series of transactions pursuant to which any Company Third Party acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the 1934 Act) of more than twenty percent (20%) of the outstanding Company Shares or other equity securities of the Company (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than twenty percent (20%) of the voting power of the Company, including pursuant to a stock purchase, merger, consolidation, tender offer, share exchange or other transaction involving the Company or any of its Subsidiaries; (ii) any transaction or series of transactions pursuant to which any Company Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and any entity surviving any merger or combination including any of them) of the Company or its Subsidiaries representing more than twenty percent (20%) of the revenues, net income or assets (in each case, on a consolidated basis) of the Company and its Subsidiaries, taken as a whole; or (iii) any disposition of assets representing more than twenty percent (20%) of the revenues, net income or assets (in each case, on a consolidated basis) of the Company and its Subsidiaries, taken as a whole.

“Anti-Corruption Laws” means any applicable Law relating to corruption, bribery, ethical business conduct, fraud, money laundering, political contributions, gifts and gratuities, or improper payments, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977, as amended, U.K. Bribery Act 2010, and Laws implementing the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Anti-Takeover Measure” shall have the meaning set forth in Section 3.26.

“Antitrust Investigation” shall have the meaning set forth in Section 7.01(d).

“Antitrust Laws” means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act and any other applicable Laws relating to antitrust or competition regulation that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition.

“BaFin” means the German Federal Financial Supervisory Authority (Bundesanstalt für. Finanzdienstleistungsaufsicht).

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Mainz and Tübingen, Germany, Amsterdam, The Netherlands, New York, New York, United States or London, United Kingdom are authorized or required by applicable Law to close.

“Buyer” shall have the meaning set forth in the Preamble.

“Buyer ADS” shall have the meaning set forth in Section 2.01(a).

“Buyer ADS VWAP” means the volume-weighted average share price per Buyer ADS taken to four decimal places over the period of ten (10) consecutive trading days concluding with the market closing trade on Nasdaq on the fifth (5th) trading day immediately preceding the Expiration Time, as calculated by Bloomberg Financial LP under the function “VWAP” (or, if not available, in another authoritative source mutually selected by the Company and Buyer).

“Buyer ADSs Sale” shall have the meaning set forth in Section 2.08(i).

“Buyer Balance Sheet” means the consolidated balance sheet of Buyer as of December 31, 2024, and the notes thereto set forth in the Form 20-F of Buyer filed with the SEC on March 10, 2025.

“Buyer Equity Plan” means each of the Buyer’s 2024 Non-North America Employee Participation Plan, 2024 North America Employee Participation Plan, 2020 Employee Equity Plan and 2020 Restricted Stock Unit Plan for North America Employees.

“Buyer Letter” means the letter, dated the date of this Agreement, regarding this Agreement that has been provided by the Buyer to the Company concurrently with the execution of this Agreement.

“Buyer Material Adverse Effect” means any fact, change, event, development, occurrence or effect (each, an “Effect”) that, individually or in the aggregate, (i) materially adversely affects, or would reasonably be expected to materially adversely affect, the business, assets, results of operations or condition (financial or otherwise) of Buyer and its Subsidiaries, taken as a whole, or (ii) prevents or materially impairs the ability of Buyer to consummate the Transactions; provided, that, subject to the next occurring proviso in this definition, no Effect relating to or arising after the date of this Agreement from any of the following shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Buyer Material Adverse Effect pursuant to subsection (i) of this definition: (A) general economic conditions (or changes in such conditions) in

Germany, the United States, The Netherlands or any other country or region in the world in which Buyer or any of its Subsidiaries conduct business; (B) changes in any financial, debt, credit, capital, banking or securities markets or conditions in which Buyer or any of its Subsidiaries conduct business; (C) changes in interest, currency or exchange rates or in the price of any commodity, security or market index; (D) changes after the date of this Agreement in applicable Law (or the enforcement or interpretation thereof), tariffs issued by any Governmental Authority after the date of this Agreement, changes after the date of this Agreement in IFRS or other applicable accounting standards (or the interpretation thereof), and changes after the date of this Agreement in stock exchange rules or listing standards (or the enforcement or interpretation thereof); (E) changes in the industries in which Buyer or its Subsidiaries operate; (F) any change in the market price, trading volume or ratings of any securities or indebtedness of Buyer or any of its Subsidiaries, any change or prospective change of the ratings or the ratings outlook for Buyer or any of its Subsidiaries by any applicable rating agency and the consequences of such ratings or outlook decrease, or the change in, or failure of Buyer to meet, or the publication of any report regarding, any internal or public projections, forecasts, guidance, budgets, predictions or estimates of or relating to Buyer or any of its Subsidiaries (it being understood that the underlying facts and circumstances giving rise to any such change or failure may, if they are not otherwise excluded from the definition of Buyer Material Adverse Effect, be deemed to constitute and may be taken into account in determining whether a Buyer Material Adverse Effect has occurred or will occur); (G) the continuation, occurrence, escalation, outbreak or worsening of any civil unrest, protests and public demonstrations, cyberattacks, hostilities, war, police action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war; (H) the execution and delivery of this Agreement or the announcement or pendency of the Transactions (including by reason of the identity of the Company), including any disruption in supplier, distributor, customer, partner, licensing or similar relationships or any loss of employees, provided, that the exception in this clause (H) shall not apply for purposes of the representations and warranties in Section 4.04; (I) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international or regional calamity; (J) any Action brought or threatened by shareholders of Buyer (whether on behalf of Buyer or otherwise) asserting allegations of breach of fiduciary duty relating to this Agreement or violations of securities Laws in connection with the Offer Documents; (K) any action expressly required to be taken pursuant to this Agreement, or any action taken at the express written direction of the Company; or (L) any ongoing litigation between the Company and Buyer, including any potential dismissal or mutually agreed settlement thereof; provided, further, that with respect to subclauses (A), (B), (C), (D), (E), (G) and (I), if such Effect disproportionately affects Buyer and its Subsidiaries, taken as a whole, compared to other companies operating in the same industry and market as the Buyer and its Subsidiaries, then, only such incremental disproportionate impact or impacts shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Buyer Material Adverse Effect.

“Buyer Option” means an option to acquire Buyer ADSs granted by the Buyer.

“Buyer Organizational Documents” means the articles of association (Satzung) and bylaws (Geschäftsordnungen), or equivalent organizational documents, of the Buyer and its Subsidiaries as amended and in effect on the date of this Agreement.

“Buyer PSU” means a restricted stock unit issued by the Buyer pursuant to a Buyer Equity Plan that vests in whole or in part upon the achievement of one or more performance goals (notwithstanding that the vesting of such restricted stock unit may also be conditioned upon the continued services of the holder thereof), pursuant to which the holder has a right to receive Buyer ADSs upon the vesting of such unit.

“Buyer RSU” means a restricted stock unit issued by the Buyer pursuant to a Buyer Equity Plan that vests solely upon the continued service of the holder over a specified period of time, pursuant to which the holder has a right to receive Buyer ADSs upon the vesting of such unit.

“Buyer SEC Documents” shall have the meaning set forth in Section 4.06(a).

“Buyer Shares” shall have the meaning set forth in Section 4.05(a).

“Buyer Termination Compensation” means an amount in cash equal to $62,500,000.

“Cancellation” means the cancellation (intrekking) of all New Topco A Shares issued and outstanding as of the Cancellation Effective Time pursuant to a resolution of the general meeting of New Topco, whereby each such New Topco A Share is cancelled against repayment in kind consisting of Buyer ADSs and cash such that each holder of New Topco A Shares (determined as of the Cancellation Effective Time) receives a number of Buyer ADSs and cash determined in accordance with Section 2.08(i) (without interest and subject to withholding pursuant to Section 2.10).

“Cancellation Effective Time” means 00:30 CET on the Merger Effective Date.

“CET” means Central European Time (or Central European Summer Time, if the Legal Downstream Merger Deed is executed on a date when daylight savings time is in effect in The Netherlands) on the Merger Effective Date.

“Chosen Court” shall have the meaning set forth in Section 9.07(a).

“Closing” shall have the meaning set forth in Section 2.01(b).

“Closing Date” shall have the meaning set forth in Section 2.01(b).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” shall have the meaning set forth in Section 3.20(a).

“Company” shall have the meaning set forth in the Preamble.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of December 31, 2024, and the notes thereto set forth in the Form 20-F of the Company filed with the SEC on April 11, 2025.

“Company Boards” shall have the meaning set forth in the Recitals.

“Company Disclosure Documents” shall have the meaning set forth in Section 3.10(a).

“Company Equity Awards” means the Company Options, Company PSUs, Company RSUs and Company Prior VSOP Awards.

“Company Equity Plan” means the Company’s Long-Term Incentive Plan (amended and restated as of March 14, 2024).

“Company Financial Advisor” shall have the meaning set forth in Section 3.23.

“Company Group” shall have the meaning set forth in Section 3.17(a)(i).

“Company Intellectual Property Rights” shall mean all Intellectual Property Rights owned or purported to be owned (whether wholly or jointly with others) or controlled by, licensed or sublicensed to, or used or held for use by, any of the Company, its Subsidiaries, or its Affiliates.

“Company Leased Real Property” shall have the meaning set forth in Section 3.15(b).

“Company Letter” means the letter, dated the date of this Agreement, regarding this Agreement that has been provided by the Company to Buyer concurrently with the execution of this Agreement.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, (i) materially adversely affects, or would reasonably be expected to materially adversely affect, the business, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) prevents or materially impairs the ability of the Company to consummate the Transactions; provided, that, subject to the next occurring proviso in this definition, no Effect relating to or arising after the date of this Agreement from any of the following shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect pursuant to subsection (i) of this definition: (A) general economic conditions (or changes in such conditions) in Germany, the United States, The Netherlands or any other country or region in the world in which the Company or any of its Subsidiaries conduct business; (B) changes in any financial, debt, credit, capital, banking or securities markets or conditions in which the Company or any of its Subsidiaries conduct business; (C) changes in interest, currency or exchange rates or in the price of any commodity, security or market index; (D) changes after the date of this Agreement in applicable Law (or the enforcement or interpretation thereof), tariffs issued by any Governmental Authority after the date of this Agreement, changes after the date of this Agreement in IFRS or other applicable accounting standards (or the interpretation thereof), and changes after the date of this Agreement in stock exchange rules or listing standards (or the enforcement or interpretation thereof); (E) changes in the industries in which the Company or its Subsidiaries operate; (F) any change in the market price, trading volume or ratings of any securities or indebtedness of the Company or any of its Subsidiaries, any change or prospective change of the ratings or the ratings outlook for the Company or any of its Subsidiaries by any applicable rating agency and the consequences of such ratings or outlook decrease, or the change in, or failure of the Company to meet, or the publication of any report regarding, any internal or public projections, forecasts, guidance, budgets, predictions or estimates of or relating to the Company or any of its Subsidiaries (it being understood that the underlying facts and circumstances giving rise to any such change or failure may, if they are not otherwise excluded from the definition of Company Material Adverse Effect, be deemed to constitute and may be taken into account in determining whether a Company Material Adverse Effect has occurred or will occur); (G) the continuation, occurrence, escalation, outbreak or worsening of any civil unrest, protests and public demonstrations, cyberattacks, hostilities, war, police action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war; (H) the execution and delivery of this Agreement or the announcement or pendency of the Transactions (including by reason of the identity of Buyer), including any disruption in supplier, distributor, customer, partner, licensing or similar relationships or any loss of employees, provided, that the exception in this clause (H) shall not apply for purposes of the representations and warranties in Section 3.04; (I) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international or regional calamity; (J) any Action brought or threatened by shareholders of the Company (whether on behalf of the Company or otherwise) asserting allegations of breach of fiduciary duty relating to this Agreement or violations of securities Laws in connection with the Company Disclosure Documents; (K) any action expressly required to be taken pursuant to this Agreement, or any action taken at the express written direction of Buyer; or (L) any ongoing litigation between the Company and Buyer, including any potential dismissal or mutually agreed settlement thereof; provided, further, that with respect to subclauses (A), (B), (C), (D), (E), (G) and (I), if such Effect disproportionately affects the Company and its Subsidiaries, taken as a whole, compared to other companies operating in the same industry and market as the Company and its Subsidiaries, then, only such incremental disproportionate impact or impacts shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect.

“Company Option” means an option to acquire Company Shares granted by the Company pursuant to the Company Equity Plan.

“Company Organizational Documents” means the articles of association (statuten) and bylaws (reglementen), or equivalent organizational documents, of the Company and its Subsidiaries as amended and in effect on the date of this Agreement.

“Company Owned Real Property” shall have the meaning set forth in Section 3.15(a).

“Company Permits” shall have the meaning set forth in Section 3.13(b).

“Company Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), and any other plan, policy, program, practice or agreement (whether written or unwritten, qualified or nonqualified, funded or unfunded, foreign or domestic, and including Company practices (betriebliche Übungen) and general commitments (Gesamtzusagen)) providing compensation or other benefits to any current or former Company Service Provider (or to any dependent or beneficiary thereof) that is maintained, sponsored or contributed to by the Company or any of its ERISA Affiliates, or under which the Company or any of its ERISA Affiliates has or could reasonably be expected to have any Liability, including all incentive, bonus, pension, profit sharing, retirement or supplemental retirement, deferred compensation, severance, vacation, paid time off, holiday, relocation, repatriation, medical, disability, death benefit, workers’ compensation, fringe benefit, change in control, employment, independent contractor, collective bargaining, cafeteria, dependent care, employee assistance program, education or tuition assistance programs, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices, agreements or arrangements, in each case other than any such plan or agreement that (i) (A) is statutorily mandated or (B) is implemented, administered or operated by any Governmental Authority and (ii) with respect to which the Company or any of its Subsidiaries does not contribute more than the minimum amounts required by applicable Law.

“Company Plan List” shall have the meaning set forth in Section 3.19(a).

“Company Prior VSOP Awards” means the 4,026,224 virtual share awards granted by the Company, which, pursuant to their current terms, entitle the beneficiaries to receive an equivalent number of Company Shares from the Company following the Closing. In the event of an exercise of the Company Prior VSOP Awards, dievini and certain other pre-IPO shareholders (collectively, the “Contributing Shareholders”) have agreed to transfer the requisite number of Company Shares to the Company, thereby enabling the Company to satisfy any claims of the beneficiaries arising under the Company Prior VSOP Awards.

“Company Products” means all products or services currently designed, developed (to the extent development is complete as of the date hereof), preclinically, clinically or otherwise investigated, distributed, manufactured, hosted, produced, marketed, licensed, sold, offered for sale, performed or otherwise commercialized by or on behalf of the Company or any of its Subsidiaries.

“Company PSU” means a restricted stock unit issued by the Company pursuant to the Company Equity Plan that vests in whole or in part upon the achievement of one or more performance goals (notwithstanding that the vesting of such restricted stock unit may also be conditioned upon the continued services of the holder thereof), pursuant to which the holder has a right to receive Company Shares after the vesting or lapse of restrictions applicable to such unit.

“Company Real Property” means the Company Owned Real Property and the Company Leased Real Property.

“Company Real Property Leases” shall have the meaning set forth in Section 3.15(b).

“Company Recommendation” shall have the meaning set forth in Section 3.02(b).

“Company Registered IP” means all registrations and applications for Intellectual Property Rights owned (wholly or jointly with others) or exclusively in-licensed by the Company and its Subsidiaries, including all (A) granted Patents, pending Patent applications and Patent applications to which any of the foregoing claim the benefit of or priority thereto and unfiled, pending draft Patent applications, (B) Trademark registrations and applications, (C) Copyright registrations and applications, (D) domain name registrations and social media identifiers and accounts, in each case, owned (wholly or jointly with others) or exclusively in-licensed by any of the Company and its Subsidiaries and (E) utility models.

“Company RSU” means a restricted stock unit issued by the Company pursuant to the Company Equity Plan that vests solely upon the continued service of the holder over a specified period of time, pursuant to which the holder has a right to receive Company Shares after the vesting or lapse of restrictions applicable to such unit.

“Company SEC Documents” shall have the meaning set forth in Section 3.07(a).

“Company Securities” shall have the meaning set forth in Section 3.05(c).

“Company Service Provider” means an employee, individual consultant, individual independent contractor, individual self-employed contractor, leased or temporary employee or director of the Company or any of its Subsidiaries.

“Company Shares” shall have the meaning set forth in the Recitals.

“Company Subsidiary Securities” shall have the meaning set forth in Section 3.06(b).

“Company Termination Compensation” means an amount in cash equal to $43,750,000.

“Company Third Party” shall have the meaning set forth in the definition of “Alternative Acquisition Proposal.”

“Company Value Per Share” means Buyer ADS VWAP multiplied by the Exchange Ratio.

“Compensation Committee” means the compensation committee established by the Supervisory Board.

“Confidentiality Agreements” shall have the meaning set forth in Section 5.02(b).

“Continuing Employee” shall have the meaning set forth in Section 6.02(a).

“Contract” means any note, bond, mortgage, loan, indenture, guarantee, license, franchise, permit, agreement, understanding, arrangement, contract, commitment, letter of intent, purchase order, memorandum of understanding or other instrument or obligation (whether oral or written), and any amendments thereto.

“Contributing Shareholders” shall have the meaning set forth in the definition of “Company Prior VSOP Awards.”

“Copyright” shall have the meaning set forth in the definition of “Intellectual Property Rights.”

“Covered Securityholders” shall have the meaning set forth in Section 3.29.

“Data Room” means the electronic data room maintained by Brainloop Dataroom System in connection with the transactions contemplated by this Agreement.

“DCC” means the Dutch Civil Code (Burgerlijk Wetboek).

“Depositary Agent” means The Bank of New York Mellon.

“dievini” means dievini Hopp BioTech holding GmbH & Co. KG, (ii) DH-LT-Investments GmbH, (iii) Zweite DH Verwaltungs GmbH and (iv) DH-Assets GmbH & Co. KG.

“Discharge Resolutions” shall have the meaning set forth in Section 2.04(a)(iii).

“Dispute” shall have the meaning set forth in Section 9.07.

“Economic Sanctions/Trade Laws” means all Laws relating to the importation of goods, export controls and Sanctions Targets, including prohibited or restricted international trade and financial transactions and lists maintained by the United States, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or other relevant jurisdiction targeting certain countries, territories, entities or Persons. Economic Sanctions/Trade Laws include (i) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, or regulations of the U.S. Treasury Department Office of Foreign Assets Controls (“OFAC”), or any export control Law applicable to U.S.-origin goods, or any enabling legislation or executive order relating to any of the above, (ii) any U.S. sanctions related to or administered by the U.S. Department of State and (iii) any sanctions measures or embargos imposed by the United Nations Security Council, His Majesty’s Treasury, the European Union or other relevant jurisdiction.

“EGM” shall have the meaning set forth in Section 2.04(a).

“EGM Materials” shall have the meaning set forth in Section 2.04(b).

“Electronic Delivery” shall have the meaning set forth in Section 9.08.

“Employment Compensation Arrangement” shall have the meaning set forth in Section 3.29.

“Employment Practices” shall have the meaning set forth in Section 3.20(b).

“End Date” shall have the meaning set forth in Section 8.01(b)(i).

“Enforceability Exceptions” means (i) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar applicable Laws of general applicability, now or hereafter in effect, affecting or relating to creditors’ rights and remedies generally and (ii) general principles of equity, whether considered in a proceeding at Law or in equity.

“Environmental Laws” means any and all applicable Laws relating to the pollution, protection of the environment (including ambient air, surface water, groundwater, land, or plant or human or animal life or other natural resource), or otherwise relating to the production, use, emission, storage, treatment, transportation, labeling, distribution, sales, recycling, disposal, discharge, release or other handling of any Hazardous Substances.

“Environmental Liabilities” means any liability, damages, losses or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise, arising out of or relating to: (i) any non-compliance with or violation of any Environmental Law or any Company Permit, or Order; (ii) any Release, threatened Release, or exposure to any Hazardous Substance; or (iii) any environmental investigation, remediation, removal, clean-up or monitoring required under Environmental Laws (whether conducted by the Company, a Governmental Authority or other Third Party).

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any employer (whether or not incorporated) that would be treated together with any Party or any of its Subsidiaries as a single employer within the meaning of Section 414 of the Code.

“EU Prospectus” means the securities prospectus that will be prepared by Buyer in accordance with the EU Prospectus Regulation which pertains to the public offering of the ADS and will receive approval from BaFin prior to its publication.

“EU Prospectus Regulation” means Council Regulation 2017/1129 of the European Union, as amended.

“Exchange Agent” has the meaning set forth in Section 2.08(a).

“Exchange Agent Agreement” has the meaning set forth in Section 2.08(a).

“Exchange Fund” has the meaning set forth in Section 2.08(b).

“Exchange Rate” has the meaning set forth in Section 1.02.

“Exchange Ratio” means the quotient (rounded to five decimal places) obtained by dividing (i) $5.4641 by (ii) the Buyer ADS VWAP, provided, however, that (i) if the Buyer ADS VWAP is greater than or equal to $126.55, then the Exchange Ratio shall be equal to 0.04318, and (ii) if the Buyer ADS VWAP is less than or equal to $84.37 then the Exchange Ratio shall be equal to 0.06476.

“Excluded Transactions” means (i) the transactions contemplated by the Tender and Support Agreements and (ii) the transactions which require the approval of the Independent Directors pursuant to Section 2.05(h).

“Exclusively Licensed IP” shall have the meaning set forth in Section 3.16(a)(iii).

“Expiration Time” shall have the meaning set forth in Section 2.01(d).

“FCA” means the U.K. Financial Conduct Authority.

“FDA” shall have the meaning set forth in Section 3.13(g).

“First Capital Increase” shall have the meaning set forth in Section 2.08(b).

“First Company Shares” shall have the meaning set forth in Section 2.08(b).

“Foreign Currency” means any currency other than Euros.

“Form F-4” shall have the meaning set forth in Section 2.01(j).

“Fractional ADS Cash Amount” has the meaning set forth in Section 2.08(e).

“GAAP” means any set of locally generally accepted accounting principles.

“Governance Resolutions” shall have the meaning set forth in Section 2.04(a)(iv).

“Government Official” means any: (i) officer, director or employee of a Governmental Authority (including any partially or wholly state-owned or controlled enterprise); (ii) holder of political office, political party official, or member of a royal family; (iii) officer, director or employee of a public international organization (including the World Bank, United Nations and the European Union); or (iv) person acting for or on behalf of any such Governmental Authority.

“Governmental Authority” means any federal, state, local, foreign or supranational government, any court, administrative, regulatory or other governmental agency, commission or authority, any non-governmental self-regulatory agency, commission or authority or any arbitral body.

“Hazardous Substance” means (i) any material, substance or waste (whether liquid, gaseous or solid) that (A) is listed, classified or regulated as a “hazardous waste” or “hazardous substance” (or other similar term) pursuant to any applicable Environmental Law or (B) is regulated under applicable Environmental Laws as being toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous; and (ii) any petroleum product or by-product, petroleum-derived substances, wastes or breakdown products, friable asbestos, lead-based paint, per- and poly-fluoroalkyl substances, or polychlorinated biphenyls.

“Healthcare Law” means any applicable Laws governing the quality, identity, strength, purity, potency, safety, efficacy, investigational use, development, record keeping, reporting, testing, preclinical and clinical investigation, approval, manufacturing, processing, packaging, labeling, storage, transportation, importation or exportation of any active pharmaceutical ingredients, molecules, biologics, combination products, finished drug products, or biotechnology products including (i) the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §201, et seq. and Public Health Service Act, 42 U.S.C. §351-351A (and regulations promulgated thereunder); (ii) applicable Laws similar to the foregoing within any foreign jurisdiction; and (iii) all binding rules and regulations promulgated pursuant to such applicable Laws, including those requirements relating to Good Laboratory Practice, Good Clinical Practice, current Good Manufacturing Practice, record keeping, establishment registration or licensing, adverse event reporting and filing of other reports.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“ICC” shall have the meaning set forth in Section 9.07(b).

“ICC Court” shall have the meaning set forth in Section 9.07(b)(ii).

“IFRS” means the International Financial Reporting Standards being the body of pronouncements as issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee.

“Indemnification Agreements” shall have the meaning set forth in Section 6.01(a).

“Indemnified Person” shall have the meaning set forth in Section 6.01(a).

“Independent Director” shall have the meaning set forth in Section 2.05(b)(ii).

“Initial Expiration Time” shall have the meaning set forth in Section 2.01(d).

“Intellectual Property Rights” means all intellectual property and proprietary rights of any kind or nature, whether protected, created or arising under any Law, with respect to any and all of the following, as they exist anywhere in the world: (i) all issued granted patents and pending patent applications (including all applications and filings made pursuant to the Patent Cooperation Treaty), including all reissues, re-examinations, divisionals, renewals, extensions (including any supplementary protection certificates (SPCs) and the like), provisionals, continuations and continuations-in-part thereof, other forms of government issued rights substantially similar to any of the foregoing (“Patents”), (ii) copyrights (whether registered or unregistered), mask works, moral rights and rights in works of authorship, all copyrightable works (including in software, databases and other compilations of information), and all registrations, applications, extensions, restorations, and renewals of any of the foregoing (collectively, “Copyrights”), (iii) trademarks, service marks, trade dress and trade names, product configurations, product shapes, logos and other identifiers of source, origin or quality (whether registered or unregistered) and applications, registrations, and renewals for the foregoing, in each case, together with all goodwill associated therewith (“Trademarks”), (iv) rights in trade secrets and in other proprietary or confidential information, and technical, scientific and other know-how and information and other similar proprietary rights, inventions (whether patentable or not and whether or not reduced to practice), designs, configurations, processes, discoveries, analytic models, improvements, compounds, processes, knowledge, test data (including pharmacological, toxicological, pharmacokinetic and pre-clinical and clinical information and test data, related reports, structure-activity relationship data and statistical analysis), analytical, pre-clinical, clinical, safety, regulatory, manufacturing and quality control data and information, including study design and protocols, assays and biological methodology, parameters, practices, optimizations, models, procedures, techniques, chemical and biological materials, devices, methods, patterns, formulae, formulations, dosage forms, dosage amounts, dosage schedules, modes of administration, devices, sequence information and specifications (“Know-How”), (v) rights in internet domain names, URLs and IP addresses and social media identifiers and (vi) any other type of intellectual property rights of any kind or nature.

“Intervening Event” means an event, development or change in circumstances occurring or arising after the date of this Agreement and prior to the Expiration Time that was not known to, or reasonably foreseeable by, the Company Boards as of the date of this Agreement, that has not arisen as a result of any actions taken by the Company in breach of this Agreement, which causes the Company Boards to determine in good faith (after consultation with outside legal counsel and financial advisor) that the failure to make an Adverse Recommendation Change would be inconsistent with the fiduciary duties of the members of the Company Boards under the Laws of The Netherlands; provided, that in no event shall (1) the receipt, existence or terms of an Alternative Acquisition Proposal or any matter relating thereto or consequence thereof, (2) any change in the market price or trading volume of the Company Shares or the Buyer Shares, or the fact that the Company meets or exceeds, or Buyer fails to meet, any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the underlying causes of such change or fact shall not be excluded by this clause (2) unless excluded by any of clauses (1), (3) or (4)), (3) the execution and delivery of this Agreement or the announcement or pendency of the Transactions (including by reason of the identity of Buyer), or (4) any ongoing litigation between the Company and Buyer, including any potential dismissal or mutually agreed settlement thereof, constitute an Intervening Event.

“Know-How” shall have the meaning set forth in the definition of “Intellectual Property Rights.”

“knowledge” means, with respect to the Company, the actual knowledge, of the individuals listed on Section 1.01(a) of the Company Letter, and the knowledge any such persons would reasonably be expected to have after reasonable inquiry (which for the avoidance of doubt will not require the procurement of a freedom to operate or similar analysis with respect to validity or non-infringement of Intellectual Property Rights).

“Law” means any applicable and binding federal, state, local, municipal, supranational, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of the Nasdaq) and any Orders.

“Legal Downstream Merger” means a Dutch legal merger of the Company (as disappearing company) with and into New Topco (as acquiring company surviving such merger), with New Topco issuing New Topco A Shares to the Minority Shareholders and New Topco B Shares to Buyer, in accordance with Sections 2:309 et seq. of the DCC.

“Legal Downstream Merger Deed” means the deed of merger to effect the Legal Downstream Merger in accordance with the terms of the Legal Downstream Merger Proposal and Notes, substantially in the form set out in Exhibit A.

“Legal Downstream Merger Proposal and Notes” means the (i) the merger proposal between the Company and New Topco and (ii) the explanatory notes to such merger proposal, substantially in the forms set out in Exhibit B-1 and Exhibit B-2 respectively.

“Legal Restraints” shall have the meaning set forth in paragraph (C) of Annex I.

“Liability” shall have the meaning set forth in Section 3.12(a).

“Lien” means any mortgage, lien, pledge, security interest, hypothecation, claim, deed of trust, option, right of first offer or refusal, license, sublicense, restriction on transfer, charge, title defect, encroachment or other survey defect, easement or other encumbrance in respect of any property or asset.

“Major Shareholders” means dievini and Kreditanstalt für Wiederaufbau, an institution organized under public law of the Federal Republic of Germany, and each of their respective Affiliates, in each case who beneficially own, directly or indirectly, Company Shares.

“Management Board” shall have the meaning set forth in the Recitals.

“Material Contracts” shall have the meaning set forth in Section 3.22(a).

“Merger Effective Date” means the date on which the Legal Downstream Merger becomes effective, being the day after the date that the Legal Downstream Merger Deed is executed (in each case determined by reference to CET). For the avoidance of doubt, the Legal Downstream Merger shall be effective at the Merger Effective Time (i.e., 00:00 CET on the Merger Effective Date).

“Merger Effective Time” means 00:00 CET on the Merger Effective Date.

“Minimum Condition” shall have the meaning set forth in paragraph (A) of Annex I.

“Minority Shareholders” means holders of Company Shares that were not tendered pursuant to the Offer or in the Subsequent Offering Period or, following the Merger Effective Time, holders of New Topco A Shares, as applicable.

“Nasdaq” means the NASDAQ Global Market in relation to the Company Shares, and the NASDAQ Global Market Select in relation to the Buyer ADSs.

“New Topco” means Chameleon B.V. (or any other name as selected by the Company), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) to be incorporated following the date of this Agreement under the Laws of The Netherlands as a direct wholly-owned Subsidiary of the Company.

“New Topco A Shares” means the class A shares in the capital of New Topco.

“New Topco B Shares” means the class B shares in the capital of New Topco.

“New Topco U.S. Tax Election” means an election by New Topco to be disregarded as an entity separate from Buyer for U.S. federal income tax purposes, effective one (1) day after the Cancellation.

“Non-Exclusively Licensed IP” shall have the meaning set forth in Section 3.16(a)(iii).

“Non-Owned Company Intellectual Property” shall mean all Company Intellectual Property Rights that is not Owned Company Intellectual Property.

“Offer” shall have the meaning set forth in the Recitals.

“Offer Commencement Date” shall have the meaning set forth in Section 2.01(a).

“Offer Conditions” shall have the meaning set forth in Section 2.01(a).

“Offer Consideration” shall have the meaning set forth in Section 2.01(a).

“Offer Documents” shall have the meaning set forth in Section 2.01(i).

“Order” means any order, executive order, ruling, stipulation, decision, judgment, writ, injunction, decree, award, quasi-judicial decision or award, or other determination, whether temporary, preliminary, or permanent, of or by any Governmental Authority (or under the authority of Nasdaq).

“Other Required Antitrust Approvals” shall have the meaning set forth on Section 1.01(b) of the Company Letter.

“Other Required Regulatory Approvals” shall have the meaning set forth on Section 1.01(c) of the Company Letter.

“Owned Company Intellectual Property” shall mean all Company Intellectual Property Rights owned or purported to be owned, whether wholly or jointly with others, by an of the Company, its Subsidiaries, or its Affiliates, including the Company Registered IP.

“Parties” means Buyer and the Company.

“Patent” shall have the meaning set forth in the definition of “Intellectual Property Rights.”

“Permitted Liens” means any of the following: (i) statutory Liens for Taxes and governmental assessments, charges or levies, either not yet due and payable or the amount or validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company Balance Sheet or the Buyer Balance Sheet, respectively, in accordance with IFRS, (ii) mechanics’, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or similar statutory Liens arising in the ordinary course of business consistent with past practice with respect to amounts not yet due and payable or the amount or validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company Balance Sheet or the Buyer Balance Sheet, respectively, in accordance with IFRS, (iii) defects, imperfections or irregularities in title, easements, covenants and rights of way and other similar restrictions, in each case that do not adversely affect or interfere with in any material respect the current use, or impair in any material respect the value, of the applicable Company Owned Real Property or Company Leased Real Property, (iv) zoning and building Laws and codes and other similar land use restrictions imposed by any Governmental Authority having jurisdiction over any Company Owned Real Property or Company Leased Real Property, provided such restrictions do not prohibit any of the current improvements on any Company Owned Real Property or Company Leased Real Property or impair the value in any material respect, or interfere with the occupancy or use for the purposes for which it is used as of the date hereof or proposed to be used in connection with the Company’s or any Subsidiary’s business, of any Company Owned Real Property or Company Leased Real Property, (v) Liens not created by the Company or any Subsidiary imposed on the underlying fee interest in Company Leased Real Property and for which the Company or any Subsidiary has non-disturbance protection from the holder of such Lien, (vi) statutory or common Law Liens to secure landlords, lessors or renters under leases or rental agreements for amounts not yet due and payable, (vii) non-exclusive licenses granted in the ordinary course of business in a manner consistent with past practice for the purpose of enabling research and development by the Company or Buyer or any of their Subsidiaries, (viii) Liens reflected in the Company Balance Sheet or the Buyer Balance Sheet, respectively (or the notes thereto), and (ix) Liens, including any netting or set-off, as a result of a fiscal unity for Tax purposes or other Tax grouping regime between the Company and its Subsidiaries solely.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, unincorporated association, estate, trust or other entity or organization, including a Governmental Authority or any department or agency thereof.

“Personal Information” means any information that alone or in combination with other information identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, or any analogous terms under applicable Law.

“Post-Downstream Merger Share Sale” means the sale and transfer, in accordance with the terms of the Post-Downstream Merger Sale Agreement, substantially in the form set out in Exhibit C, of all outstanding shares in the capital of CureVac SE by New Topco to Buyer against payment of consideration by Buyer with a value equal to the excess of (1) the aggregate Offer Consideration for all Company Shares over (2) the amount of cash and cash equivalents of the Company, including any receivables, and any other assets net of any liabilities of the Company, provided that such consideration shall be payable by Buyer in the form of (i) Buyer ADS to enable New Topco to distribute to each holder of New Topco A Shares pursuant to the Cancellation (determined as of the Cancellation Effective Time) the requisite number of Buyer ADS and requisite cash in lieu of fractional Buyer ADSs specified in Section 2.07(d) and (ii) a loan note with a principal amount equal to the remaining consideration payable by Buyer with respect to the outstanding shares in the capital of CureVac SE.

“Post-Offer Reorganization” shall have the meaning set forth in Section 2.07(a).

“Post-Offer Reorganization Resolutions” shall have the meaning set forth in Section 2.04(a)(ii).

“Post-Offer Reorganization Threshold” shall have the meaning set forth in Section 2.04(a)(ii).

“Pre-Closing Period” shall have the meaning set forth in Section 5.01.

“Presiding Arbitrator” shall have the meaning set forth in Section 9.07(b)(ii).

“Privacy and Data Protection Requirements” means all (a) Laws relating to privacy, information security, or the Processing of Personal Information, including, the General Data Protection Regulation (“GDPR”) (and any European Union member states’ laws and regulations implementing it, including the Uitvoeringswet Algemene verordening gegevensbescherming), the Health Insurance Portability and Accountability Act (“HIPAA”), the California Consumer Privacy Act (“CCPA”), and any other comprehensive state privacy law, or sector- or data-specific Laws in the United States (collectively, “U.S. Privacy Laws”), in each case (i) applicable to the Company or any of its Subsidiaries and (ii) as in effect and interpreted by relevant authorities at the time of this Agreement; and (b) all material Contracts (or terms therein) to which the Company is a party or is otherwise bound that relate to the Processing of Personal Information.

“Processing” (including its cognate forms) means any operation or set of operations that is performed upon Personal Information, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment.“Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers or other financial advisors, agents and other representatives of such Person and its Affiliates.

“Rules” shall have the meaning set forth in Section 9.07(b).

“Sanctions Target” means: (i) any country or territory that is the target of country-wide or territory-wide Economic Sanctions/Trade Laws, including, as of the date of this Agreement, Iran, Cuba, Syria, the regions of Ukraine currently under Russian control and North Korea; (ii) a Person that is on the list of Specially Designated Nationals and Blocked Persons published by OFAC, or any equivalent list of sanctioned persons issued by the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or other relevant jurisdiction; (iii) a Person that is located in or organized under the Laws of a country or territory that is identified as the subject of country-wide or territory-wide Economic Sanctions/Trade Laws; or (iv) a Person owned fifty percent (50%) or more or controlled by one or more Persons identified in clauses (i) or (ii) above.

“Schedule 14D-9” shall have the meaning set forth in Section 2.02(b).

“Schedule TO” shall have the meaning set forth in Section 2.01(i).

“SEC” means the United States Securities and Exchange Commission.

“Second Capital Increase” shall have the meaning set forth in Section 2.08(c).

“Second Company Shares” shall have the meaning set forth in Section 2.08(c).

“Security Incident” means any (a) unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing of Personal Information; (b) unauthorized, or unlawful sale, or rental of Personal Information; or (c) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity of systems on which Personal Information is Processed.

“Signing Transactions” means the Transactions, excluding the Excluded Transactions.

“Subsequent Closing Date” has the meaning set forth in Section 2.01(f).

“Subsequent EGM” has the meaning set forth in Section 2.05(c).

“Subsequent Offering Period” shall have the meaning set forth in Section 2.01(f).

“Subsidiary” means, with respect to any Person, any entity of which: (i) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company); (ii) voting power to elect a majority of the board of directors, board of managers or others performing similar functions with respect to such organization is held, directly or indirectly, by such Person or by any one or more of such Person’s Subsidiaries; (iii) at least fifty percent (50%) of any class of shares or capital stock or of the outstanding equity interests are beneficially owned by such Person; or (iv) any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the 1934 Act.

“Subsidies” shall have the meaning set forth in Section 3.13(b).

“Superior Proposal” means a bona fide unsolicited written Alternative Acquisition Proposal that is binding (subject only to the valid termination of this Agreement) and that did not result from a breach of Section 5.03 and that the Company Boards have determined in good faith (after consultation with outside legal counsel and financial advisor), taking into account all legal, financial, regulatory, financing, certainty, timing and other relevant aspects of the proposal and the Person making the proposal (and taking into account any amendment or modification to this Agreement proposed by Buyer): (i) is on balance more favorable to the Company and the sustainable success of its business, taking into account the interests of its shareholders, employees and other stakeholders, than the Transactions; and (ii) is reasonably likely to be consummated; provided, that for purposes of this definition of “Superior Proposal,” the term “Alternative Acquisition Proposal” shall have the meaning assigned to such term herein, except that each reference to “twenty percent (20%)” shall be deemed to be a reference to “fifty percent (50%).”

“Supervisory Board” shall have the meaning set forth in the Recitals.

“Tax” or “Taxes” means any federal, state, local or non-U.S. taxes, duties (including customs duties) and similar governmental charges, assessments, levies, imposts, or withholdings, including net or gross income, estimated, gross receipts, license, payroll, employment, unemployment, social security, disability, excise, severance, stamp, environmental, franchise, profits, excess profits, minimum, alternative minimum, base erosion and anti-abuse, diverted profits, top-up minimum, withholding, capital gains, occupation, real property, personal property, intangible property, sales, use, transfer, registration, value added, good and services, gross margin, and other taxes, escheat or unclaimed property obligation and customs duties, together with any and all penalties, interest and additions relating thereto, including but not limited to, any tax and tax related ancillary obligations within the meaning of Section 3(1) through (4) of the German Fiscal Code (Abgabenordnung - AO), in each case irrespective of whether (A) owed as primary liability or as a secondary liability or (B) assessed, to be withheld or payable based on a contractual arrangement (e.g., under a tax sharing agreement, a contractual guarantee or an indemnity).

“Tax Return” means any report, return, document, declaration or other information or filing required to be filed with or supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information, and any amendment or supplement to any of the foregoing.

“Taxing Authority” means any Governmental Authority primarily responsible for the assessment or collection of Taxes, or the administration or enforcement of Tax Laws.

“Tender and Support Agreements” shall have the meaning set forth in the Recitals.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Buyer or any of its Affiliates.

“Trademarks” shall have the meaning set forth in the definition of “Intellectual Property Rights.”

“Transaction Litigation” shall have the meaning set forth in Section 7.06.

“Transactions” means the transactions contemplated by this Agreement, excluding, with respect to the Company and its Subsidiaries, the New Topco U.S. Tax Election.

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

“UK Prospectus Document” means either (i) the prospectus that will be prepared by Buyer in accordance with the UK Prospectus Regulation which pertains to the public offering of the ADS and which will receive approval from FCA prior to its publication or (ii) a UK prospectus exemption document that will be prepared by Buyer in accordance with the UK Prospectus Regulation which pertains to the public offering of the ADS and which will, if required pursuant to the UK Prospectus Regulation, receive approval from the FCA prior to its publication.

“UK Prospectus Regulation” means Regulation 2017/1129 of the European Parliament and of the Council of 14 June 2017 and its implementing legislation, as it forms part of U.K. law by virtue of the European Union (Withdrawal) Act 2018, as amended.

“Withholding Agent” shall have the meaning set forth in Section 2.10.

“Willful Breach” means, with respect to any breaches of or failures to perform any of the covenants or other agreements contained in this Agreement, a breach that is a consequence of an act or failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of this Agreement.

Section 1.02 Other Definitional and Interpretative Provisions. Unless the express context otherwise requires (a) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (c) the terms “Dollars” and “$” mean U.S. dollars and references to “€” or “Euros” refer to European Union Euros; (d) references herein (whether capitalized or not) to a specific Section, Subsection, Recital, Schedule, Exhibit or Annex shall refer, respectively, to Sections, Subsections, Recitals, Schedules, Exhibits or Annexes of this Agreement; (e) whenever conversion of values from any Foreign Currency for a particular date or period shall be required, such conversion shall be made using the closing rate provided by the European Central Bank at 4:00 p.m., Central European Time (the “Exchange Rate”), on the applicable date or dates; (f) wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender shall include each other gender; (h) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (i) the word “or” shall be disjunctive but not exclusive; (j) references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; (k) except for purposes of the Company Letter, references herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof; (l) the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement; (m) if the last day for the giving of any notice or the performance of any action required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action, unless otherwise required by Law, shall be extended to the next succeeding Business Day and (n) references herein to “as of the date hereof”, “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.”

ARTICLE 2

THE OFFER

Section 2.01 The Offer.

(a) Subject to the terms and conditions of this Agreement and provided that this Agreement shall not have been validly terminated pursuant to Article 8, Buyer shall commence (within the meaning of Rule 14d-2 promulgated under the 1934 Act) the Offer promptly following the Form F-4 becoming effective and approval of the EU Prospectus by BaFin and, if required, approval of the UK Prospectus Document by the FCA, but in no event later than the second (2nd) Business Day thereafter. In the Offer, each Company Share accepted by Buyer in accordance with the terms and subject to the conditions of the Offer shall be exchanged for a number of American Depositary Shares of Buyer, each representing one share in the Buyer with a notional amount of €1.00 (a “Buyer ADS”), equal to the Exchange Ratio, without interest (the “Offer Consideration”), subject to the other provisions of this Article 2. The obligations of Buyer to accept for exchange any Company Shares validly tendered and not properly withdrawn pursuant to the Offer shall be subject to the satisfaction or waiver (to the extent permitted under this Agreement) of the conditions set forth in Annex I (the “Offer Conditions”). The date on which Buyer commences the Offer is referred to as the “Offer Commencement Date”.

(b) In accordance with the terms and conditions of this Agreement and subject to the satisfaction or waiver (to the extent such waiver is not prohibited by applicable Law) of the Offer Conditions, Buyer shall, promptly following the Expiration Time (but in any event within two (2) Business Days thereafter), accept for exchange (the time of acceptance for exchange, the “Acceptance Time”) the First Company Shares. Buyer shall within ten (10) Business Days (calculated as set forth in Rule 14d-1(g)(3) promulgated under the 1934 Act) following the effectiveness of the First Capital Increase, exchange the First Company Shares for the Offer Consideration (and cash in lieu of fractional Buyer ADSs, if any) for those First Company Shares (the “Closing”). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. The Offer Consideration in respect of each First Company Share shall be provided to the holder thereof in Buyer ADSs (and cash in lieu of fractional Buyer ADSs, if any), without interest and less any applicable withholding Taxes payable in respect thereof, on the terms and subject to the conditions of this Agreement.

(c) Buyer expressly reserves the right at any time to, in its sole discretion, waive, in whole or in part, any of the Offer Conditions and to make any change in the terms of, or conditions to, the Offer; provided, that, without the prior written consent of the Company, Buyer shall not:

(i) waive or change the Minimum Condition (except to the extent contemplated under paragraph (A) of Annex I);

(ii) decrease the Offer Consideration;

(iii) change the form of consideration to be paid in the Offer;

(iv) decrease the maximum number of Company Shares sought in the Offer;

(v) extend or otherwise change the Expiration Time, except as otherwise expressly provided in this Agreement; or

(vi) impose additional Offer Conditions or otherwise amend, modify or supplement any of the Offer Conditions or terms of the Offer in a manner adverse to the holders of Company Shares.

(d) The Offer shall initially expire at 9:00 a.m. (New York City time), or at such other time as the Parties may mutually agree, on the date that is the later of (i) the twenty first (21st) Business Day (calculated in accordance with Rule 14d-1(g) (3) under the 1934 Act) following the commencement of the Offer and (ii) the third (3rd) Business Day following the date of the EGM (such initial expiration date and time of the Offer, the “Initial Expiration Time”) or, if the Offer has been extended pursuant to and in accordance with Section 2.01(e), the date and time to which the Offer has been so extended (the Initial Expiration Time, or such later expiration date and time to which the Offer has been so extended, the “Expiration Time”).

(e) Subject to Article 8, Buyer may or shall, as applicable, extend the Offer from time to time as follows:

(i) Buyer shall extend the Offer for the minimum period as required by any rule, regulation, interpretation or position of the SEC, the staff thereof or Nasdaq, in any such case, which is applicable to the Offer;

(ii) if, at the then-scheduled Expiration Time, any of the Offer Conditions has not either been (A) satisfied or (B) waived by Buyer (to the extent such waiver is not prohibited under this Agreement and applicable Law), then Buyer shall extend the Offer on one or more occasions in consecutive periods of up to ten (10) Business Days each (with each such period to end at 5:00 p.m. (New York City time) on the last Business Day of such period) (or such other duration as may be agreed to by Buyer and the Company) in order to permit the satisfaction of such Offer Condition(s); provided, that if Buyer determines in good faith, after consultation with its outside legal counsel, that at any then-scheduled Expiration Time, the Offer Condition set forth in paragraph (B) or paragraph (C) of Annex I is not reasonably likely to be satisfied within such ten (10) Business Day extension period, then Buyer may extend the Offer on such occasion for periods of up to twenty (20) Business Days; provided, further, that (x) Buyer shall not be required to extend the Offer to a date later than the End Date (as the End Date may be extended pursuant to Section 8.01(b)(i)) and (y) if the sole then-unsatisfied Offer Condition is the Minimum Condition, Buyer shall not be required to extend the Offer on more than four (4) occasions in consecutive periods of up to ten (10) Business Days each (with each such period to end at 5:00 p.m. (New York City time) on the last Business Day of such period) (or such other duration as may be agreed to by Buyer and the Company); or

(iii) if, on any date that is less than five (5) consecutive Nasdaq trading days prior to then-scheduled Expiration Time, all Offer Conditions have been (A) satisfied or (B) waived by Buyer (to the extent such waiver is not prohibited under this Agreement and applicable Law) or the Company, in each case to the extent any such Offer Condition is for the benefit of Buyer or the Company, respectively, then Buyer shall extend the Offer such that the Offer will expire at 5:00 p.m. (New York City time) on the fifth (5th ) consecutive Nasdaq trading day following such date, in order to allow sufficient time to determine the Buyer ADS VWAP, or

(iv) Buyer may extend the Offer to such other date and time as may be mutually agreed by Buyer and the Company in writing.

(f) Following the Acceptance Time, Buyer shall (and the Offer Documents shall so indicate) provide a subsequent offering period (“Subsequent Offering Period”) in accordance with Rule 14d-11 promulgated under the 1934 Act of not less than ten (10) Business Days (calculated in accordance with Rule 14d-1(g)(3) promulgated under the 1934 Act). Buyer shall within ten (10) Business Days (calculated as set forth in Rule 14d-1(g)(3) promulgated under the 1934 Act) following the effectiveness of the Second Capital Increase, exchange the Second Company Shares for the Offer Consideration (and cash in lieu of fractional Buyer ADSs, if any) for those Second Company Shares. The date on which Buyer exchanges all Second Company Shares as contemplated by the immediately preceding sentence shall be referred to herein as the “Subsequent Closing Date.” The Offer Consideration in respect of each Second Company Share shall be provided to the holder thereof in Buyer ADSs (and cash in lieu of fractional Buyer ADSs, if any), without interest and less any applicable withholding Taxes payable in respect thereof, on the terms and subject to the conditions of this Agreement.

(g) The Offer may not be terminated prior to the Initial Expiration Time or the then-scheduled Expiration Time (as the same may be extended pursuant to Section 2.01(e)) unless this Agreement is validly terminated pursuant to Section 8.01. If this Agreement is validly terminated pursuant to Section 8.01, Buyer shall promptly (and in any event within twenty-four (24) hours following such valid termination) terminate the Offer and not acquire any Company Shares pursuant thereto. If the Offer is terminated in accordance with this Agreement by Buyer prior to the acceptance for exchange of Company Shares tendered pursuant to the Offer, Buyer shall promptly return, and shall cause any depositary or agent acting on behalf of Buyer to return, in accordance with applicable Law, all tendered Company Shares to the registered holders thereof. Nothing in this Section 2.01(g) shall affect any termination rights under Article 8.

(h) Buyer shall use reasonable best efforts to (i) obtain approval of the EU prospectus by BaFin as promptly as practicable after the date of this Agreement, (ii) request the notification of the competent authorities of and ensure passporting of the EU Prospectus with a certificate of approval in accordance with Article 25 (1) of the EU Prospectus Regulation in those jurisdictions where it may be necessary, and publish the EU Prospectus in accordance with Article 21 of the EU Prospectus Regulation and as required by applicable Law and (iii) (y) if required pursuant to the UK Prospectus Regulation obtain approval of the UK Prospectus Document by the FCA as promptly as practicable after the date of this Agreement and (z) publish the UK Prospectus Document in accordance with Article 21 of the UK Prospectus Regulation and as required by applicable Law.

(i) The Company shall promptly furnish to Buyer all information concerning the Company required by the EU Prospectus Regulation and any other applicable Law, or as reasonably requested by Buyer, to be set forth in the EU Prospectus. Buyer and the Company shall cooperate in good faith to determine the information regarding the Company that is necessary to include in the EU Prospectus in order to satisfy applicable Law. Buyer and the Company agree to promptly correct any information provided by it for inclusion or incorporation by reference in the EU Prospectus if and to the extent that such information shall have become (or shall have become known to be) false or misleading in any material respect. Buyer shall use its reasonable best efforts to cause any corrective supplement to the EU Prospectus to be approved by BaFin and to publish the approved supplement as required by applicable Law. The Company and its counsel shall be given a reasonable opportunity to review and comment on drafts of the sections in the EU Prospectus that include Company information or drafts of any supplement related thereto that include Company information each time before any such draft is filed with BaFin, and Buyer shall consider in good faith including in such document (and any supplement thereto) all comments reasonably proposed by the Company and its counsel. Buyer shall provide the Company and its counsel with (A) any comments or other communications, whether written or oral, that Buyer or its counsel may receive from time to time from BaFin or other Governmental Authorities with respect to sections in the EU Prospectus that include Company information or any supplement thereto that include Company information promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of Buyer to those comments and to provide comments on that response (and Buyer shall consider in good faith including all comments reasonably proposed by the Company and its counsel). The provisions of this Section 2.01(i) shall apply mutatis mutandis in the event that a UK Prospectus Document is required.

(j) No later than the Offer Commencement Date, Buyer shall (A) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including exhibits thereto, the “Schedule TO”), which Schedule TO shall contain as an exhibit the combined prospectus and offer to purchase and forms of the letter of transmittal and summary advertisement, if any, and other customary ancillary documents, in each case, in respect of the Offer (such Schedule TO and the documents included or incorporated by reference therein pursuant to which the Offer will be made, together with any amendments or supplements thereto and including exhibits thereto, the “Offer Documents”); (B) deliver a copy of the Schedule TO to the Company at its principal executive offices in accordance with Rule 14d-3(a) promulgated under the 1934 Act; (C) give telephonic notice of the information required by Rule 14d-3 promulgated under the 1934 Act, and mail by means of first class mail a copy of the Schedule TO, to Nasdaq in accordance with Rule 14d-3(a) promulgated under the 1934 Act; and (D) cause the Offer Documents to be disseminated to holders of Company Shares as and to the extent required by applicable United States federal securities Laws and any other applicable Law. No later than ten (10) Business Days after the date hereof, Buyer shall file with the SEC a registration statement on Form F-4 to register under the 1933 Act the issuance of the Buyer ADSs pursuant to the Offer (together with all amendments and supplements thereto and including exhibits thereto, the “Form F-4”). Buyer shall use its reasonable best efforts to (x) have the Form F-4 declared effective under the 1933 Act as promptly as practicable after such filing, (y) ensure that each of the Offer Documents and the Form F-4 complies in all material respects with the requirements of the applicable provisions of the 1933 Act, the 1934 Act and any other applicable Law and (z) keep the Form F-4, if the Form F-4 is declared effective by the SEC, effective for so long as necessary to complete the Offer.

(k) The Company shall promptly furnish to Buyer all information concerning the Company required by the 1933 Act, the 1934 Act and any other applicable Law, or as reasonably requested by Buyer, to be set forth in any of the Offer Documents or the Form F-4, as applicable. Buyer and the Company shall cooperate in good faith to determine the information regarding the Company that is necessary to include in the Offer Documents or the Form F-4, as applicable, in order to satisfy applicable Law. Buyer and the Company agree to promptly correct any information provided by it for inclusion or incorporation by reference in any of the Offer Documents or the Form F-4, as applicable, if and to the extent that such information shall have become (or shall have become known to be) false or misleading in any material respect. Buyer shall use its reasonable best efforts to cause any of the Offer Documents or Form F-4, as applicable, as so corrected to be filed with the SEC and disseminated to holders of Company Shares, in each case to the extent required by applicable United States federal securities Laws and any other applicable Law, or by the SEC or its staff or Nasdaq. The Company and its counsel shall be given a reasonable opportunity to review and comment on any of the sections in the Offer Documents and the Form F-4 that include Company information, as applicable, each time before any such document is filed with the SEC or disseminated to holders of Company Shares, and Buyer shall consider in good faith including in such document (and any amendments thereto) all comments reasonably proposed by the Company and its counsel. Buyer shall provide the Company and its counsel with (A) any comments or other communications, whether written or oral, that Buyer or its counsel may receive from time to time from the SEC or its staff or other

Governmental Authorities with respect to the sections in the Offer Documents or Form F-4 that include Company information, as applicable, promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of Buyer to those comments and to provide comments on that response (and Buyer shall consider in good faith including all comments reasonably proposed by the Company and its counsel). In the event that Buyer receives any comments from the SEC or its staff or other Governmental Authorities with respect to any of the Offer Documents or Form F-4, Buyer shall use its reasonable best efforts to respond as promptly as practicable to such comments, subject to the foregoing consultation rights of the Company with respect to such response. Buyer shall advise the Company, promptly after it receives notice thereof, of the time of effectiveness of the Form F-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Buyer ADSs issuable in connection with the Offer for offering or sale in any jurisdiction, and Buyer shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Buyer shall also take any other action required to be taken under the 1933 Act, the 1934 Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Buyer ADSs in the Offer.

Section 2.02 Company Action.

(a) The Company hereby approves and consents to the Offer and the other Signing Transactions, subject to the terms and conditions hereof. The Company shall promptly (and in any event within five (5) Business Days prior to the Offer Commencement Date) furnish Buyer with (i) a list of its shareholders and mailing labels containing the names and addresses of its record holders of Company Shares, (ii) any available listing and computer file containing the names and addresses of all record holders of Company Shares and lists of securities positions of Company Shares held in stock depositories and (iii) copies of all lists of shareholders, security position listings and computer files in the Company’s possession or control regarding the beneficial owners of Company Shares, in each case, true and correct as of the most recent practicable date, and shall provide to Buyer such additional information (including updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as Buyer may reasonably request in connection with the Offer. In the event that the Company is prohibited from providing any such information, (A) it shall request permission from the applicable shareholders to provide such information to Buyer and (B) if the information requested is not received at least five (5) Business Days prior to the Offer Commencement Date, the Company shall deliver to such shareholders all information that would otherwise be required to be provided by Buyer to such shareholders of the Company in connection with the Offer, and, notwithstanding this Article 2, Buyer shall not have any obligation to deliver such information to such shareholders under this Agreement. Except as required by applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, (i) Buyer and its Affiliates and Representatives shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Transactions, and (ii) if this Agreement is terminated, Buyer shall deliver to the Company and shall use its reasonable best efforts to cause its Affiliates and Representatives to deliver to the Company all copies and any extracts or summaries from such information then in their possession.

(b) On the Offer Commencement Date, the Company shall, concurrently with the filing of the Schedule TO, file with the SEC and disseminate to holders of Company Shares, in each case as and to the extent required by applicable United States federal securities Laws and any other applicable Law, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto and including exhibits thereto, the “Schedule 14D-9”) that, subject to Section 5.03(d), shall reflect the Company Recommendation. Buyer shall promptly furnish to the Company all information concerning Buyer or any of its applicable Affiliates required by the 1934 Act and applicable Law, or as reasonably requested by the Company, to be set forth in the Schedule 14D-9. Each of the Company and Buyer agrees to promptly correct any information provided by it for inclusion or incorporation by reference in the Schedule 14D-9 if and to the extent that it shall have become (or shall have become known to be) false or misleading in any material respect. The Company shall use reasonable best efforts to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Company Shares, in each case to the extent required by applicable United States federal securities

Laws and any other applicable Law. Except in connection with an Alternative Acquisition Proposal or an Adverse Recommendation Change, Buyer and its counsel shall be given a reasonable opportunity to review and comment on the sections in the Schedule 14D-9 that include Buyer information each time before it is filed with the SEC, and the Company shall consider in good faith including in such document (and any amendments thereto) all comments reasonably proposed by Buyer and its counsel. Except in connection with an Alternative Acquisition Proposal or an Adverse Recommendation Change, the Company shall provide Buyer and its counsel with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff or other Governmental Authorities with respect to the sections in the Schedule 14D-9 that include Buyer information promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the Company’s response to those comments and to provide comments on that response (and the Company shall consider in good faith including all comments reasonably proposed by Buyer and its counsel). In the event that the Company receives any comments from the SEC or its staff or other Governmental Authorities with respect to the Schedule 14D-9, except in connection with an Alternative Acquisition Proposal or an Adverse Recommendation Change, the Company shall use its reasonable best efforts to respond as promptly as practicable to such comments, subject to the foregoing consultation rights of Buyer with respect to such response.

Section 2.03 Equity Awards.

(a) Company Prior VSOP Awards. As promptly as practicable following the date of this Agreement, the Company shall use reasonable best efforts to work together with the Contributing Shareholders to cause the respective beneficiaries under the Company Prior VSOP Awards to enter into an amendment to the contractual terms of the Company Prior VSOP Awards, in particular, providing for the Contributing Shareholders to (i) tender the respective Company Shares required to settle the Company Prior VSOP Awards, and (ii) transfer the respective Offer Consideration received for such respective Company Shares (in each case less any applicable Tax withholdings) to the respective beneficiaries so that, as a consequence of (i) and (ii) any outstanding claims under the Company Prior VSOP Awards would be settled.

(b) Company PSUs. At the Closing, each Company PSU that is outstanding as of immediately prior to the Closing shall become fully vested solely with respect to any time-vesting conditions applicable thereto and (i) if the performance-vesting conditions applicable to such Company PSU have been satisfied in full immediately prior to Closing, shall be settled in cash (without interest and subject to any applicable Tax withholdings) in an amount equal to the product obtained by multiplying (x) the Company Value Per Share by (y) the total number of Company Shares subject to such Company PSU as of immediately prior to the Closing or (ii) if the performance-vesting conditions applicable to such Company PSU have not been satisfied in full immediately prior to Closing, shall be cancelled for no consideration.

(c) Company RSUs. At the Closing, each Company RSU that is outstanding as of immediately prior to the Closing shall become fully vested and shall be settled in cash (without interest and subject to any applicable Tax withholdings) in an amount equal to the product obtained by multiplying (i) the Company Value Per Share by (ii) the total number of Company Shares subject to such Company RSU as of immediately prior to the Closing.

(d) Company Options. At the Closing, each Company Option that is outstanding as of immediately prior to the Closing shall become fully vested and if the per share exercise price of such Company Option is less than the Company Value Per Share, then such Company Option shall be settled in cash (without interest and subject to any applicable Tax withholdings) in an amount equal to the product obtained by multiplying (x) the excess of the Company Value Per Share over the per share exercise price applicable to such Company Option and (y) the total number of Company Shares subject to such Company Option. Any other Company Option shall be cancelled for no consideration at the Merger Effective Time.

(e) Transaction Bonus Grants. The Company and Buyer shall mutually agree on acceptable implementation of the transaction bonus grants as contemplated by, and in accordance with, Section 5.01(ii)(C) of the Company Letter.

(f) As soon as reasonably practicable following the date of this Agreement, and in any event prior to the Closing, the Company, the Company Boards and the Compensation Committee of the Supervisory Board (the “Compensation Committee”), as applicable, shall adopt any resolutions and amendments, provide such notices and take such other actions as may be necessary to effectuate the provisions of this Section 2.03.

Section 2.04 Extraordinary General Meeting.

(a) The Company shall hold an extraordinary general meeting (the “EGM”) as promptly as practicable, but in any event within five (5) weeks following the Offer Commencement Date, to:

(i) provide information regarding the Offer;

(ii) adopt resolutions to, subject to (A) the Acceptance Time having occurred and the Subsequent Offering Period having expired and (B) the number of Company Shares validly tendered in accordance with the terms of the Offer (including Company Shares tendered during the Subsequent Offering Period) and not properly withdrawn, together with the Company Shares owned by Buyer or any of its Affiliates, representing at least eighty percent (80%) of the Company’s issued and outstanding share capital (geplaatst en uitstaand kapitaal) immediately prior to the Expiration Time, or, if Buyer has amended the Minimum Condition pursuant to paragraph (A) of Annex I, then at least seventy-five percent (75%) of the Company’s issued and outstanding share capital (geplaatst en uitstaand kapitaal) immediately prior to the Expiration Time (the “Post-Offer Reorganization Threshold”), (1) enter into the Legal Downstream Merger as contemplated by and in accordance with the terms of the Legal Downstream Merger Proposal and Notes; and (2) approve, to the extent required under applicable Law and the Company Organizational Documents, also within the meaning of Section 2:107a of the DCC and articles 18.10 and 18.11 of the Company’s articles of association, the Legal Downstream Merger, the Post-Downstream Merger Share Sale and the Cancellation (the “Post-Offer Reorganization Resolutions”);

(iii) adopt one or more resolutions effective upon the Acceptance Time to provide full and final discharge to each member of the Company Boards for their acts of management or supervision, as applicable, up to and including the date of the EGM to the fullest extent permitted under applicable Law (the “Discharge Resolutions”);

(iv) adopt one or more resolutions effective upon the Closing (A) to appoint the new members of the Company Boards designated by Buyer pursuant to Section 2.05(b) to replace the resigning members of the Company Boards as contemplated by Section 2.05 and (B) if and to the extent that any member of the Company Boards (excluding the Independent Directors and those members of the Company Boards designated by Buyer to continue to serve) has not irrevocably tendered his or her resignation therefrom (effective as of or prior to Closing) in accordance with Section 2.05 prior to the convocation of the EGM, dismissing each such member of the Company Boards as of the Closing (the “Governance Resolutions”); and

(v) conduct such other business as may properly come before the meeting.

(b) Promptly after the date of this Agreement, the Company shall prepare appropriate materials for the EGM (together with any amendments and supplements thereto and any other documents required, the “EGM Materials”) relating to the matters set forth in Section 2.04(a). Subject to Section 5.03(e), the Company shall include the Company Recommendation in the EGM Materials. Buyer shall promptly furnish to the Company all information concerning Buyer and any of its Affiliates required to be set forth in the EGM Materials. The Company shall provide Buyer and its counsel with a reasonable opportunity to review and comment on the EGM Materials (and any amendments thereto) each time prior to dissemination to the shareholders of the Company and the Company shall consider in good faith including in the EGM Materials all comments reasonably proposed by Buyer and its counsel. The Company shall provide Buyer and its counsel, to the extent not prohibited under applicable Law, with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from Governmental Authorities with respect to the EGM Materials promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the Company’s response to those comments and to provide comments on that response (and the Company shall consider in good faith including in such response all comments reasonably proposed by Buyer and its counsel), including by participating with the Company or its counsel in any discussions or meetings Governmental Authorities to the extent such participation is not prohibited by the SEC or the applicable Governmental Authority.

(c) The Company shall consult with Buyer regarding the date of the EGM (or any Subsequent EGM) and, unless this Agreement is terminated in accordance with Section 8.01, shall not adjourn, postpone or cancel the EGM (or any Subsequent EGM) without the prior written consent of Buyer; provided, that the Company may, following reasonable consultation with Buyer, adjourn, postpone or cancel and reconvene the EGM solely to the extent reasonably necessary (x) to ensure that any supplement or amendment to the relevant EGM Materials that the Company Boards, after consultation with outside counsel, reasonably determine is necessary to comply with applicable Law is made available to the Company’s shareholders in advance of the EGM (and any Subsequent EGM) or (y) to solicit additional proxies in favor of the approvals set forth in Section 2.04(a), if as of the date of the scheduled EGM there are not sufficient proxies that have been received approving such matters. In the event the EGM (or any Subsequent EGM) is adjourned, postponed or canceled and reconvened pursuant to the foregoing proviso, the Company shall duly give notice of and reconvene the EGM on a date scheduled by the Company and reasonably acceptable to Buyer but, in any event, no later than the day that is thirty-five (35) days following the date of such adjournment, postponement or cancellation (or, in the case of any Subsequent EGM, a date that shall be prior to the date on which the Expiration Time shall occur).

(d) The Company shall ensure that the EGM (and any Subsequent EGM) is called, noticed, convened, held and conducted in compliance in all material respects with all applicable Laws. The approval of the matters set forth in Section 2.04(a)(i)-(iv) shall be the only matters that the Company shall propose to be acted on by the shareholders of the Company at the EGM (and any Subsequent EGM), unless otherwise reasonably proposed by the Company and approved in advance in writing by Buyer (such approval not to be unreasonably withheld, conditioned or delayed).

(e) Without limiting the generality of the foregoing, but subject to the Company’s rights to terminate this Agreement in accordance with Section 8.01, the Company agrees that (i) its obligation to duly call, give notice of, convene and hold the EGM (and any Subsequent EGM) in accordance with and subject to the terms hereof and (ii) its obligations pursuant to this Section 2.04, in each case, shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Alternative Acquisition Proposal (whether or not a Superior Proposal) or any Adverse Recommendation Change. Unless this Agreement is terminated in accordance with Section 8.01, the Company agrees that it shall not submit to the vote of the shareholders of the Company any Alternative Acquisition Proposal (whether or not a Superior Proposal) or any matters relating thereto.

(f) At and prior to the EGM (and any Subsequent EGM), the Company shall use its reasonable best efforts to secure the approval of the matters set forth in Section 2.04(a).

Section 2.05 Directors.

(a) The Parties shall use their respective reasonable best efforts to ensure that the Management Board will, as of the Closing, be comprised of the individuals who will be designated in writing by Buyer, in its sole discretion, as soon as reasonably practicable following the Offer Commencement Date and prior to convening the EGM. The Company shall use reasonable best efforts to procure that Management Board members who are not individuals designated in writing by Buyer in accordance with the immediately preceding sentence, if any, will resign from their position as members of the Management Board with effect from the Closing, and the Company shall take such other actions as may be necessary to ensure that each such member of the Management Board ceases to be a member of the Management Board no later than the Closing.

(b) The Parties shall use their respective reasonable best efforts to ensure that the Supervisory Board will, as of the Closing, be comprised of the following individuals:

(i) three (3) members of the Supervisory Board, one of whom shall serve as chair of the Supervisory Board as of Closing, who will be designated in writing by Buyer, in its sole discretion, as soon as reasonably practicable following the Offer Commencement Date and prior to convening the EGM; and

(ii) two (2) members of the Supervisory Board who will be designated in writing by the Company and Buyer by mutual agreement (if and to the extent they shall agree to continue to serve on the Supervisory Board after the Closing) as soon as reasonably practicable following the Offer Commencement Date and prior to convening the EGM, who shall at all times be independent from Buyer and the Major Shareholders and who shall at all times qualify as independent in accordance with the independence standards set forth in the Dutch Corporate Governance Code (the directors so designated, together with any replacement(s) designated pursuant to Section 2.05(e), “Independent Directors”);

(c) The Company shall use reasonable best efforts to procure that Supervisory Board members who are not (x) individuals designated in writing by Buyer in accordance with Section 2.05(b)(i) or (y) Independent Directors will resign from their position as members of the Supervisory Board with effect from the Closing, and the Company shall take such other actions as may be necessary to ensure that each such member of the Supervisory Board ceases to be a member of the Supervisory Board no later than the Closing. Notwithstanding anything to the contrary in this Agreement, if the Company Boards determine in their reasonable discretion that any additional shareholders resolutions should be adopted in order to approve any of the Signing Transactions, or if the Governance Resolutions or the Post-Offer Reorganization Resolutions have not been adopted at the EGM, then, in each case, the Company shall, following consultation with Buyer, duly call and give notice of another EGM (a “Subsequent EGM”), which shall take place at a date reasonably acceptable to Buyer, at which the Governance Resolutions or the Post-Offer Reorganization Resolutions, or the additional resolutions as referred to above shall be considered or reconsidered, as the case may be.

(d) Each Independent Director shall resign from, and the Company shall take such other action reasonably necessary to ensure that each such Independent Director ceases to be a member of the Supervisory Board upon the earliest to occur of (i) such time after the Acceptance Time as Buyer and its Affiliates, in the aggregate, own one hundred percent (100%) of the issued and outstanding Company Shares and (ii) the Legal Downstream Merger having become effective.

(e) If, at any time after the Closing, an Independent Director resigns from, or otherwise ceases to be a member of the Supervisory Board, or ceases to be independent from Buyer or the Major Shareholders, in each case, prior to the date of resignation contemplated by Section 2.05(d), Buyer shall procure that the respective Independent Director shall be replaced by a new director that is independent from Buyer and the Major Shareholders and shall at all times qualify as independent in accordance with the independence standards set forth in the Dutch Corporate Governance Code.

(f) Buyer shall supply to the Company in writing any information regarding the individuals designated by Buyer in accordance with Section 2.05(a) and Section (b)(i), as is required by applicable Laws in connection with the appointment of those individuals the respective Company Boards, and Buyer shall be solely responsible for any such information.

(g) In addition to the discharge contemplated by Section 2.04(a)(iii), Buyer shall (i) at the first annual or extraordinary general meeting of shareholders of the Company (or, if the Legal Downstream Merger has occurred, at the first annual or extraordinary general meeting of New Topco or any of its legal successors) held after the Closing, cause all members of the Company Boards resigning effective upon the Acceptance Time to be fully and finally discharged for their acts of management or supervision, as applicable, and (ii) at the first annual or extraordinary general meeting of shareholders of the Company (or, if the Legal Downstream Merger has occurred, at the first annual or extraordinary general meeting of New Topco or any of its legal successors) held after the resignation of an Independent Director, cause such Independent Director to be fully and finally discharged for his or her acts of supervision to the fullest extent permitted by applicable Law.

(h) Notwithstanding any other required vote, the affirmative vote of the Independent Directors shall also be required for approving:

(i) any restructuring that would reasonably be expected to lead to a dilution of the shareholdings of the Minority Shareholders, other than (A) pursuant to a rights issue by the Company or any other share issue where the Minority Shareholders have been offered an opportunity to subscribe pro rata in accordance with their then existing shareholding in the Company (voorkeursrecht), or (B) the Post-Offer Reorganization; and

(ii) any action of the Company that would result in unequal treatment that prejudices or would reasonably be expected to prejudice or negatively affect the value of the Company Shares or voting rights attached to the Company Shares held by the Minority Shareholders, but in any event not including the Post-Offer Reorganization.

Section 2.06 Further Actions. Following the F-4 becoming effective and approval of the EU Prospectus by BaFin and, if required, approval of the UK Prospectus Document by the FCA, if requested by the other Party, the Company or Buyer, as applicable, shall take the following actions to the extent reasonably necessary or desirable to implement, commence, consummate or otherwise effect the Post-Offer Reorganization and the New Topco U.S. Tax Election:

(a) in the case of the Company, (i) the convening of the necessary meetings of the Company’s general meeting and the Company Boards or any committee thereof (including the EGM (and any Subsequent EGM) referenced in, and to the extent required by, Section 2.04) and (ii) the consideration, adoption and approval of any applicable resolutions of the Company Boards or any committee thereof as necessary or desirable to convene the EGM (and any Subsequent EGM) referenced and to the extent required by, in Section 2.04, in each case as set forth in Section 2.04, subject to Section 2.07; and

(b) in the case of Buyer and the Company, subject to Section 2.07, the execution of any and all reasonably requested documents, agreements, resolutions or deeds that are necessary or desirable to effectuate the Post-Offer Reorganization, the New Topco U.S. Tax Election, and the filing or registration of any or all of such documents, agreements or deeds with the appropriate Governmental Authorities.

Section 2.07 Post-Offer Reorganization.

(a) As promptly as practicable following the closing of the Subsequent Offering Period, Buyer shall effectuate, or cause to be effectuated, in which case the Company and its Subsidiaries shall effectuate, a corporate reorganization (the “Post-Offer Reorganization”) of the Company and its Subsidiaries consisting of the Legal Downstream Merger, the Post-Downstream Merger Share Sale and the Cancellation, in that order, provided that each step of such Post-Offer Reorganization is permitted under applicable Law (including Sections 2:316(4) and 2:318(1) of the DCC). The Post-Offer Reorganization shall be subject to the conditions of this Section 2.07, including being subject to the adoption of the Post-Offer Reorganization Resolutions at the EGM or any Subsequent EGM). Buyer shall effectuate, or cause to be effectuated, the New Topco U.S. Tax Election to be effective after the Cancellation.

(b) If the Post-Offer Reorganization Resolutions have been adopted at the EGM or any Subsequent EGM, the Post-Offer Reorganization Threshold has been achieved, and the Subsequent Offering Period has expired, the Parties shall take the following steps in the following order:

(i) prior to the Legal Downstream Merger becoming effective, the Company shall, in its capacity as sole shareholder of New Topco, resolve to effectuate the Cancellation on the condition that the Legal Downstream Merger and the Post-Downstream Merger Share Sale has been previously consummated;

(ii) the Company and New Topco shall execute the Legal Downstream Merger Deed no later than 23:59 CET on the Subsequent Closing Date, which shall automatically effect the Legal Downstream Merger on the Merger Effective Date in accordance with the provisions set forth in the Legal Downstream Merger Proposal and Notes;

(iii) prior to the Cancellation Effective Time, New Topco and Buyer shall consummate the Post-Downstream Merger Share Sale;

(iv) prior to the Cancellation Effective Time, the management board of New Topco shall resolve on approving the Cancellation in accordance with Section 2:208 paragraph 6 of the DCC in conjunction with Section 2:216 paragraph 2 of the DCC, provided that the management board of New Topco at such time neither knows nor reasonably foresees that, following the Cancellation, New Topco cannot continue to pay its due and payable debts;

(v) New Topco shall effect the Cancellation at the Cancellation Effective Time; and

(vi) Buyer shall cause the New Topco U.S. Tax Election to be effective as of the day following the completion of the Cancellation.

All documentation required to effectuate the Post-Offer Reorganization shall be subject to the review and approval of Buyer, not to be unreasonably withheld, conditioned or delayed, with the Company being required to consider in good faith and, where relevant, incorporate reasonable comments made by Buyer. Prior to the Closing, the Company shall obtain a U.S. employer identification number for New Topco and the Parties shall reasonably cooperate to prepare all documentation required to effectuate the New Topco U.S. Tax Election, which documentation shall be subject to the review and approval of each of the Parties, not to be unreasonably withheld, conditioned or delayed, with each of the Parties being required to consider in good faith and, where relevant, incorporate reasonable comments made by the other Party.

(c) The rights attached to each of the New Topco A Shares and the rights attached to each of the New Topco B Shares (in each case, as will be included in the articles of association of New Topco) shall be identical; provided that, for the avoidance of doubt, New Topco may effectuate the Cancellation without a contemporaneous cancellation of the New Topco B Shares.

(d) Notwithstanding anything to the contrary contained in this Section 2.07, the Post-Offer Reorganization, if completed, shall result in each Minority Shareholder receiving in such Post-Offer Reorganization for each New Topco A Share held by such Minority Shareholder at the Cancellation Effective Time a number of Buyer ADSs equal to the Offer Consideration multiplied by the number of New Topco A Shares then held by such Minority Shareholder and cash in lieu of fractional Buyer ADSs, if any (without interest and less applicable withholding Taxes) equal to the Fractional ADS Cash Amount such Minority Shareholder would have received in the Offer.

(e) The Company shall cause, and shall cause New Topco to cause, each member of the management board of New Topco to resign as of acceptance of their resignation by the general meeting of New Topco after the Cancellation Effective Time. Buyer shall, promptly after the Cancellation Effective Time, in its capacity as sole shareholder of New Topco, resolve to (1) accept the resignation of any member of the management board of New Topco that has tendered his or her resignation prior to the Cancellation Effective Time, (2) dismiss such members of the management board of New Topco that have not tendered their resignation prior to the Cancellation Effective Time, (3) grant full and final discharge to all members of the management board of New Topco for their management of New Topco up to the date of their resignation/dismissal, and (4) appoint such persons as members of the management board of New Topco as have been designated by Buyer at such time.

(f) Notwithstanding anything to the contrary in this Agreement, the Company shall procure and cause that at all times prior to the effectiveness of the Legal Downstream Merger New Topco (i) not hold any assets, (ii) not incur any liabilities, (iii) not have any employees, (iv) not conduct any activities or business, (v) not issue any equity securities other than a single New Topco A Share issuable upon the incorporation of New Topco, and (vi) not engage in any activities that would cause the Legal Downstream Merger to fail to qualify as part of a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code.

Section 2.08 Exchange of Company Shares.

(a) Prior to the Acceptance Time, Buyer shall appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent (such exchange agent, which, if practicable, shall also be the depositary pursuant to the Offer, the “Exchange Agent”) for the delivery of the Offer Consideration and shall enter into an agreement (the “Exchange Agent Agreement”) relating to the Exchange Agent’s responsibilities under this Agreement, including the delivery, following the Expiration Time or the expiration of the Subsequent Offering Period, as the case may be, of the Offer Consideration to the holders of Company Shares validly tendered and not properly withdrawn pursuant to the Offer as of the Acceptance Time or the expiration of the Subsequent Offering Period, respectively, and the implementation of the Cancellation. The Exchange Agent Agreement shall be in form and substance reasonably satisfactory to the Company.

(b) Promptly after the Acceptance Time, but no later than on the fifth (5th) Business Day thereafter, Buyer shall make all required declarations and filings to effect the increase of Buyer’s share capital required for the exchange of the First Company Shares for the Offer Consideration (the “First Capital Increase”). Buyer shall deposit, or cause to be deposited, with the Exchange Agent, within ten (10) Business Days after the effectiveness of the First Capital Increase, in trust for the benefit of the holders of Company Shares validly tendered and not properly withdrawn pursuant to the Offer as of the Expiration Time (the “First Company Shares”), the aggregate Fractional ADS Cash Amount payable in the Offer to such holders of First Company Shares and the number of Buyer ADSs sufficient to deliver the aggregate Offer Consideration payable in the Offer to such holders of First Company Shares (the cash and Buyer ADSs referenced in this Section 2.08(b) and Section 2.08(c), together with any dividends or distributions with respect thereto, the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver such Buyer ADSs contemplated to be issued pursuant to Section 2.01(b) to the relevant (former) holders of First Company Shares.

(c) Promptly after the expiration of the Subsequent Offering Period, but no later than on the fifth (5th) Business Day thereafter, Buyer shall make all required declarations and filings to effect the increase of Buyer’s share capital required for the exchange of the Second Company Shares for the Offer Consideration (the “Second Capital Increase”). Buyer shall deposit, or cause to be deposited, with the Exchange Agent, within ten (10) Business Days after the effectiveness of the Second Capital Increase, in trust for the benefit of the holders of Company Shares validly tendered and not properly withdrawn pursuant to the Offer during the Subsequent Offering Period (the “Second Company Shares”), the aggregate Fractional ADS Cash Amount payable in the Offer to such holders of Second Company Shares and the number of Buyer ADSs sufficient to deliver the aggregate Offer Consideration payable in the Offer to such holders of Second Company Shares. The Exchange Agent shall, pursuant to irrevocable instructions, deliver such Buyer ADSs contemplated to be issued pursuant to Section 2.01(b) to the relevant (former) holders of Second Company Shares.

(d) Buyer shall use its reasonable best efforts to ensure that the First Capital Increase and the Second Capital Increase will become effective as soon as reasonably possible after the filing of the relevant application for registration in accordance with this Agreement. These efforts shall include (i) the filing of an application for the appointment of a valuation auditor for the First Capital Increase and the Second Capital Increase with the competent commercial register without undue delay after the date of this Agreement, (ii) the preparation of the draft documentation in relation to the First Capital Increase and the Second Capital Increase as early as reasonably practicable; however, by no later than the Expiration Time, and (iii) communication with the competent commercial register, the valuation auditor and the Exchange Agent to agree on the processes required for the First Capital Increase and the Second Capital Increase to become effective, and the implementation of the exchange of the First Company Shares and the Second Company Shares for the Offer Consideration (and cash in lieu of fractional Buyer ADSs, if any), as set forth in this Agreement. Buyer shall keep the Company reasonably informed of the actions taken in relation to the foregoing.

(e) Each holder of Company Shares who would be entitled to receive a fraction of a Buyer ADS pursuant to the Offer (after aggregating all Company Shares validly tendered in the Offer (and not properly withdrawn) by such holder) or pursuant to the Cancellation shall be paid an amount in cash, without interest and less any applicable withholding Taxes, equal to such fractional part of a Buyer ADS multiplied by the Buyer ADS VWAP, rounded to the nearest whole cent (the “Fractional ADS Cash Amount”). The parties acknowledge and agree that payment of the Fractional ADS Cash Amount in lieu of fractional Buyer ADSs is solely for the purpose of avoiding the expense and inconvenience to Buyer of issuing fractional Buyer ADSs and does not represent separately bargained-for consideration.

(f) Buyer shall transfer to the Exchange Agent, immediately prior to the effectuation of the Post-Offer Reorganization in trust for the benefit of the Company and, upon the Cancellation, the Minority Shareholders, a number of Buyer ADSs to which the Minority Shareholders become entitled pursuant to the Cancellation and a number of Buyer ADSs representing the aggregate Fractional ADS Cash Amount payable in the Cancellation to such Minority Shareholders (together with any dividends or distributions with respect to such Buyer ADSs).

(g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Buyer Shares or Buyer ADSs held by the Exchange Agent from time to time hereunder.

(h) None of the Company, Buyer or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund or the Offer Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Notwithstanding any other provision of this Agreement, any portion of the Offer Consideration or the cash to be paid in accordance with this Article 2 that remains undistributed to the holders of Company Shares, with respect to Company Shares validly tendered and not properly withdrawn pursuant to the Offer, as of the first (1st) anniversary of the expiration of the Subsequent Offering Period (or immediately prior to such earlier date on which the Offer Consideration or such cash would otherwise escheat to or become the property of any Governmental Authority), shall, to the extent permitted by applicable Law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto.

(i) In connection with the Post-Offer Reorganization, Buyer and the Company shall jointly advise the Exchange Agent in writing of (i) the aggregate Fractional ADS Cash Amount payable in the Cancellation to the Minority Shareholders and the number of Buyer ADSs to which the Minority Shareholders become entitled pursuant to the Cancellation (prior to giving effect to any applicable Tax withholding) and (ii) the amount of Dutch or German withholding Tax in respect of the Cancellation that is required to be withheld and remitted to the applicable Taxing Authority in Euros, if any, (the aggregate amount of such Dutch or German withholding Tax in Euros, the “Aggregate Withholding Amount”). The Exchange Agent shall be instructed and authorized, acting as agent of New Topco and as withholding agent for the account of the Minority Shareholders as taxpayers of any applicable withholding Taxes, including the applicable Dutch or German withholding Tax, to sell, in one or more transactions, the minimum number of Buyer ADSs to which the Minority Shareholders would otherwise be entitled as is necessary to obtain in Dollars an amount in net cash proceeds that converted in Euros (at the Exchange Rate) is as close as possible to, but no less than, the Aggregate Withholding Amount (the “Buyer ADSs Sale”). From the net cash proceeds obtained pursuant to the Buyer ADSs Sale, the Exchange Agent shall, as soon as possible, remit to the applicable Taxing Authority the Aggregate Withholding Amount as agent of New Topco as withholding agent or transfer to New Topco the Aggregate Withholding Amount to enable New Topco as withholding agent to remit the Aggregate Withholding Amount to the applicable Taxing Authority for the account of the Minority Shareholders. In the event that the net cash proceeds obtained by the Exchange Agent pursuant to the Buyer ADSs Sale exceed the Aggregate Withholding Amount, such surplus cash proceeds shall be paid to the Minority Shareholders, less any applicable withholding Taxes, consistent with the procedures for payment of cash in lieu of fractional Buyer ADSs; provided that the Buyer shall be entitled to any surplus if the amount thereof is de minimis, and any such surplus amount shall not be treated for any purpose as consideration paid to any Minority Shareholder. The Exchange Agent shall also be instructed and authorized to sell, in one or more transactions, an additional number of Buyer ADSs on behalf of and for the account of Minority Shareholders to the extent necessary to transfer the Fractional ADS Cash Amount to each Minority Shareholder entitled to receive such Fractional ADS Cash Amount in lieu of fractional Buyer ADSs, if any. As a result the Exchange Agent shall, pursuant to the Cancellation, (x) deliver to each Minority Shareholder a number of Buyer ADSs equal to (A) the product of (i) the Offer Consideration and (ii) the number of Company Shares held by such Minority Shareholder immediately before the Post-Downstream Merger Share Sale minus (B) the number of Buyer ADSs sold by the Exchange Agent to satisfy the payment of any applicable withholding Tax, including the individual Dutch or German withholding Tax liability, if any, in respect of such Minority Shareholder (y) transfer to such Minority Shareholder the Fractional ADS Cash Amount payable in the Cancellation to such Minority Shareholder and (z) remit to the applicable Taxing Authority the Aggregate Withholding Amount as agent of New Topco as withholding agent or transfer to New Topco the Aggregate Withholding Amount to enable New Topco as withholding agent to remit the Aggregate Withholding Amount to the applicable Taxing Authority for the account of the Minority Shareholders. For the avoidance of doubt, no Minority Shareholder shall have a further right to Buyer ADSs, cash compensation or any other consideration in respect of the Cancellation other than the number of Buyer ADSs and the Fractional ADSs Cash Amount (if any) in accordance with Section 2.07(d) and any applicable surplus cash proceeds from the Buyer ADS Sale in accordance with the fourth sentence of this Section 2.08(i).

Section 2.09 Adjustments. Without limiting the other provisions of this Agreement, in the event that, during the period between the date of this Agreement and the Expiration Time, the number of outstanding Company Shares or securities convertible or exchangeable into or exercisable for Company Shares shall be changed into a different number of Company Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, then the Offer Consideration and any other amounts due pursuant to this Agreement shall be equitably adjusted, without duplication, to reflect such change; provided, that, in any case, nothing in this Section 2.09 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.10 Withholding. The Company, New Topco, any of their respective Subsidiaries, the Exchange Agent, any paying agent or custodian of holders of Company Shares or New Topco A Shares, and any of their respective Affiliates or agents (each, a “Withholding Agent”) shall be entitled to deduct and withhold from any amounts payable under the Offer, the Transactions (including, for the avoidance of doubt, the Cancellation), or this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable Law (including, for the avoidance of doubt, the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting)). For these purposes, each Withholding Agent shall be authorized to sell, in one or more transactions, Buyer ADSs that otherwise would be received pursuant to the Offer, any of the Transactions (including, for the avoidance of doubt, in respect of the Cancellation) on behalf of and for the benefit of a holder of Company Shares or New Topco A Shares, as applicable, subject to withholding a number of ADSs necessary to make payments of the required amount of withholding to the applicable Taxing Authority. Amounts so deducted and withheld shall be promptly paid over to the relevant Taxing Authority and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. No Withholding Agent shall be required to pay any additional amount to any Person in respect of which any amount was deducted or withheld, or otherwise reimburse the relevant Person for any amounts deducted or withheld, in accordance with this Section 2.10.

Section 2.11 Transfer Taxes. Except as expressly provided in this Agreement, all real, tangible, or intangible property and other transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees incurred in connection with the transactions contemplated by this Agreement shall be borne by the Buyer.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (a) set forth in any Company SEC Documents publicly available on or after January 1, 2022 and at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, it being understood that any factual information contained within such sections shall not be excluded) or (b) set forth in writing in the corresponding section, or in another section, of the Company Letter to the extent that the relevance thereof would be readily apparent on the face of such disclosure that such disclosure is applicable to such section of the Company Letter, the Company represents and warrants to Buyer as follows:

Section 3.01 Corporate Existence and Power. The Company is duly organized and validly existing under the Laws of The Netherlands and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its assets and properties and to carry on its business as now conducted, except those licenses, authorizations, permits, consents and approvals the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is (where applicable) in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Buyer true, complete and correct copies of the Company Organizational Documents and the Company and its Subsidiaries are not in violation of any provisions of the Company Organizational Documents, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 3.02 Corporate Authorization.

(a) The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company and its applicable Subsidiaries of the Signing Transactions, including the Offer, the Legal Downstream Merger, the Post-Downstream Merger Share Sale and the Cancellation, as applicable, are, subject to the adoption (i) at the EGM (or any Subsequent EGM) of the resolutions described in Section 2.04(a)(i)-(iv), (ii) of resolutions of the general meeting of New Topco to effect the Legal Downstream Merger and (iii) of resolutions of the general meeting and management board of New Topco to effect and approve, respectively, the Cancellation, within the corporate powers of the Company and its applicable Subsidiaries and have been duly and validly authorized by all necessary corporate action on the part of the Company and such Subsidiaries and no other corporate proceedings on the part of the Company or such Subsidiaries and, except for the adoption (i) at the EGM (or any Subsequent EGM) of the resolutions described in Section 2.04(a)(i)-(iv), (ii) of resolutions of the general meeting of New Topco to effect the Legal Downstream Merger and (iii) of resolutions of the general meeting of New Topco to effect the Cancellation, no shareholder votes are necessary to authorize this Agreement or to consummate the Signing Transactions. Assuming due authorization, execution and delivery hereof by Buyer, this Agreement constitutes a valid and binding agreement of the Company, subject to the Enforceability Exceptions.

(b) At meetings duly called and held, the Company Boards (i) determined that this Agreement and the Signing Transactions are in the best interest of the Company and the sustainable success of its business, having considered the interest of its shareholders, employees and other relevant stakeholders, (ii) approved and adopted this Agreement (including the execution, delivery and performance thereof) and approved the Signing Transactions and (iii) resolved, on the terms and subject to the conditions set forth in this Agreement, including Section 5.03(d), to support the Offer and the other Signing Transactions and to recommend acceptance of the Offer by the shareholders of the Company and to recommend approval and adoption of the matters set forth in Section 2.04(a) (such recommendation, the “Company Recommendation”).

Section 3.03 Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration, filing with or notice to any Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the Signing Transactions, other than (a) compliance with any applicable requirements of the HSR Act, any Other Required Antitrust Approvals and any Other Required Regulatory Approvals, (b) the filing of the Schedule 14D-9 with the SEC and any amendments or supplements thereto, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities Laws, including applicable state securities, takeover and “blue sky” laws, (d) compliance with the rules and regulations of Nasdaq, and (e) any other consents, approvals, Orders, authorizations, registrations, declarations, filings or notices, the absence of which would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 3.04 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Signing Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the Company Organizational Documents in any material respect, (b) assuming compliance with the matters referred to in Section 3.03, cause or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or the loss of a benefit or right under, or result in the creation of any Lien in or upon any of the properties, assets or rights of the Company or any of its Subsidiaries under, or require any consent, waiver or approval of any Person, or result in the triggering of any rights that the counterparty would not otherwise have or any Liabilities that the Company and its Subsidiaries or other Affiliates (including future Affiliates of the Company) would not otherwise have, pursuant to any provision of any Contract, (c) result in the revocation, invalidation or termination of any Company Permit or (d) assuming compliance with the matters referred to in Section 3.03, violate or conflict with (i) any Law or Order applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries, or any of their respective properties or assets, may be bound or (ii) any rule or regulation of Nasdaq applicable to the Company other than, in the case of clauses (b), (c) and (d) above, any matters that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 3.05 Capitalization.

(a) The authorized share capital of the Company consists of 386,250,000 Company Shares and 386,250,000 preferred shares. As of the close of business on June 10, 2025, (A) 225,172,749 Company Shares were issued and outstanding, (B) no Company Shares were held in treasury by the Company, (C) 6,182,255 Company Shares were subject to issuance pursuant to outstanding Company Options, (D) 1,185,288 Company Shares were subject to issuance pursuant to outstanding Company RSUs, (E) 35,000 Company Shares (assuming maximum performance targets are achieved) were subject to issuance pursuant to outstanding Company PSUs, (F) no Company Shares were subject to issuance pursuant to outstanding Company Prior VSOP Awards but 4,026,244 Company Shares are subject to delivery to the Company by a group of “long-standing shareholders” pursuant to outstanding Company Prior VSOP Awards and (G) no preferred shares in the capital of the Company were issued. Since such date through the date of this Agreement, the Company has not issued any shares of capital stock or voting securities of, or other equity interests in, the Company, or any securities convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of, or other equity interests in, the Company, other than Company Shares issued pursuant to any exercise of Company Options or Company Prior VSOP Awards or the vesting of Company RSUs or Company PSUs outstanding as of such date in accordance with their terms.

(b) All issued and outstanding Company Shares and all Company Shares that are subject to issuance, upon issuance prior to the Closing in accordance with the terms and subject to the conditions specified in the instruments under which they are issuable (i) are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable, (ii) are not, or upon issuance will not be, subject to any pre-emptive rights and (iii) are, to the extent owned directly or indirectly by the Company, owned free and clear of all material Liens and transfer restrictions, except for such transfer restrictions of general applicability as may be provided under the 1933 Act and other applicable securities Laws and restrictions set forth in the Tender and Support Agreements.

(c) Except as set forth in Section 3.05(a) of the Company Letter, there are no issued or obligations to issue (i) shares in the share capital of the Company or other voting securities of or ownership interests in the

Company, (ii) securities of the Company convertible into or exchangeable for shares in the share capital of the Company or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options, shares of phantom stock or phantom stock rights, stock purchase, stock appreciation or other rights or obligations to acquire from the Company, or other obligations of the Company to issue, any shares in the share capital or other voting securities or ownership interests in or any securities convertible into or exchangeable for shares in the share capital or other voting securities or ownership interests in the Company or (iv) stock options, restricted shares, or stock unit awards, stock appreciation rights, performance units or similar securities, phantom stock rights, profits interests or other rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares in the share capital or voting securities of or ownership interests in the Company, in each case issued by the Company or its Subsidiaries (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, performance units, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any Company Securities, or give any Person a right to subscribe for or acquire any Company Securities and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no voting trusts, proxies or other agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party with respect to the voting of any Company Securities. There are no bonds, debentures or notes issued by the Company or any of its Subsidiaries that entitle the holder thereof to vote together with shareholders of the Company on any matters with respect to the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Shares. There is no shareholder rights plan, “poison pill” or similar device in effect with respect to the Company or any Subsidiary of the Company.

(d) Section 3.05(d) of the Company Letter sets forth, as of the date of this Agreement, a true, complete and correct anonymized list of each outstanding Company Equity Award, including (i) the country location of the holder of such Company Equity Award and whether the holder is (or was) an employee or non-employee service provider; (ii) the type of award; (iii) the number of Company Shares underlying each Company Equity Award; (iv) the date on which the Company Equity Award was granted; (v) the exercise price of each Company Equity Award, if applicable; (vi) the expiration date of each Company Equity Award, if applicable; and (vii) a description of the vesting and, if applicable, exercisability terms applicable to such Company Equity Award (including any applicable acceleration provisions). Each grant of Company Equity Awards was validly issued and properly approved by the Company Boards (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Law, including with respect to Section 409A of the Code, and recorded on the consolidated financial statements of the Company in accordance with IFRS consistently applied, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant. Each Company Equity Award is in compliance in all material respects with all applicable Law and the terms of such Company Equity Award. The treatment of the Company Equity Awards under this Agreement does not violate the terms of the Company Equity Awards or applicable Law. No Company Option has an exercise price that has been or may be less than the fair market value of the Company Shares as of the date such Company Option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option, in each case, determined in accordance with the regulations and guidance under Section 409A of the Code.

(e) None of the Company Securities are owned by any Subsidiary of the Company. Except for the Company Subsidiary Securities, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any material equity interest in any Person, or has any obligation or has made any agreement to acquire any such equity interest, to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(f) All dividends and other distributions (including dividend equivalents) on any Company Securities that have been declared or authorized for payment prior to the date of this Agreement have been paid in full (net of any applicable withholding Taxes).

Section 3.06 Subsidiaries.

(a) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing (where such concept is recognized under applicable Law) under the Laws of its jurisdiction of organization and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its assets and properties and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Each such Subsidiary is duly qualified to do business as a foreign entity and (where applicable) is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing (where such concept is recognized under applicable Law) would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of organization are set forth in Section 3.06(a) of the Company Letter and the Company Subsidiary Securities issued and outstanding and Company Subsidiary Securities held by the Company.

(b) Except as set forth in Section 3.06(b) of the Company Letter, all of the outstanding shares in the share capital or other voting securities of, or ownership interests in, each Subsidiary of the Company have been duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and are owned by the Company, directly or indirectly, free and clear of any Lien. Except for securities owned by the Company or one of its Subsidiaries, there are no issued, reserved for issuance or outstanding or contractual obligations to issue (i) shares of capital stock of, or other voting securities or ownership interests in, any Subsidiary of the Company, (ii) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares in the share capital or other voting securities of, or ownership interests in, any Subsidiary of the Company, (iii) warrants, calls, options shares of phantom stock or phantom stock rights, stock purchase, stock appreciation or other rights or obligations to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any shares in the share capital or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any shares in the share capital or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iv) stock options, restricted shares, or stock units, stock appreciation rights, performance units or similar securities, phantom stock units, profits interests, or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares in the share capital or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Subsidiary Securities”). There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, performance units, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any Company Subsidiary Securities, or give any Person a right to subscribe for or acquire any Company Subsidiary Securities, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party with respect to the voting of any Company Subsidiary Securities.

Section 3.07 SEC Filings.

(a) The Company has timely filed or furnished, as applicable, with the SEC all registration statements, forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished on or prior to the date of this Agreement by it with the SEC since January 1, 2022 (collectively, the “Company SEC Documents”).

(b) As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the 1933 Act) and as of their respective filing or furnishing dates (in the case of all other applicable Company SEC Documents), or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, each of the Company SEC Documents (i) complied as to form in all material respects with the requirements of the 1934 Act and the 1933 Act, as the case may be, applicable to such Company SEC Documents and in effect at such time and (ii) was prepared in all material respects in accordance with the applicable requirements of Nasdaq, the 1933 Act, the 1934 Act and other applicable Law, each as in effect at such time.

(c) As of their respective filing or furnishing dates (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of such amendment or superseding filing with respect to the disclosures that are amended), none of the Company SEC Documents contained, and each Company SEC Document filed subsequent to the date hereof will not contain, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.

(d) As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters received from the SEC or its staff and (ii) to the knowledge of the Company, none of the Company SEC Documents is the subject of an ongoing SEC review.

(e) No Subsidiary of the Company is subject to the periodic reporting requirements of the 1934 Act or is otherwise required to file any periodic forms, reports, schedules, statements or other documents with the SEC.

Section 3.08 Financial Statements.

(a) Since January 1, 2022, the consolidated financial statements (not including the Dutch statutory accounts) of the Company (including any related notes thereto) included or incorporated by reference in the Company SEC Documents:

(i) as of their respective filing or furnishing dates with the SEC (or, if such Company SEC Documents were amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of such filing;

(ii) were prepared in accordance with IFRS applied on a consistent basis (except as may be indicated in the notes to those financial statements); and

(iii) fairly presented (except as may be indicated in the notes thereto and subject in the case of unaudited statements to normal year-end audit adjustments and the absence of footnotes, none of which either individually or in the aggregate are material) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated statements of operations and comprehensive income, cash flows and shareholders’ equity for the periods indicated.

(b) Since January 1, 2022, there has been no change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with IFRS, except as described in the notes thereto.

(c) Since January 1, 2022, neither the Company nor any third-party auditor of the Company has received any written complaint, allegation, assertion or claim regarding deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls relating to periods after January 1, 2022.

(d) The books and records of the Company Group have been, and are being, maintained in all material respects in accordance with IFRS. The books and records of the Company’s Subsidiaries have been, and are being, maintained in all material respects in accordance with the GAAP requirements as they apply to each Subsidiary.

Section 3.09 Internal Controls.

(a) The Company has implemented, and at all times since January 1, 2022, has maintained, a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the 1934 Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company on a consolidated basis, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company and (iii) provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that would have or would reasonably be expected to have a material effect on the Company’s financial statements.

(b) The Company has (i) implemented and maintained “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) sufficient to ensure that material information relating to the Company and its consolidated Subsidiaries is or was, as applicable, made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents and (ii) disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s third-party auditors and the audit committee of the Supervisory Board (A) any significant deficiencies and material weaknesses in the design or operation of “internal control over financial reporting” that would be reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s “internal control over financial reporting.” Any material change in internal control over financial reporting required to be disclosed in any Company SEC Document has been so disclosed.

(c) The Company has made available to Buyer true, complete and correct copies of any such disclosure contemplated as of the date of this Agreement by clauses (A) and (B) in Section 3.09(b)(ii) made by management to the Company’s independent auditors and to the audit committee of the Supervisory Board since January 1, 2022.

(d) At all times since the acceptance by Nasdaq of the Company’s application for the listing of its Company Shares thereon, the Company has been in compliance in all material respects with the applicable listing and corporate governance requirements of Nasdaq.

Section 3.10 Disclosure Documents.

(a) Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated by the Company to the Company’s shareholders, in each case, in connection with the Transactions, including the Schedule 14D-9 and the EGM Materials, and any amendments or supplements thereto (the “Company Disclosure Documents”), when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the 1934 Act and other applicable Law governing the preparation, distribution and dissemination of such documents.

(b) The information with respect to the Company or any of its Subsidiaries that the Company supplies to Buyer for use in the EU Prospectus, the UK Prospectus Document (if required), the Offer Documents and the Form F-4, at the time of the filing of the EU Prospectus, the UK Prospectus Document (if required), Schedule TO, the Form F-4 or any amendment or supplement thereto, at the time of any distribution or dissemination of the Offer Documents and at the time of the consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.10 will not apply to statements or omissions included or incorporated by reference in the Company Disclosure Documents, the EU Prospectus, the UK Prospectus Document (if required), the Offer Documents and the Form F-4 based upon information supplied by Buyer or any of its respective Representatives specifically for use or incorporation by reference therein.

Section 3.11 Absence of Certain Changes.

(a) From December 31, 2024, until the date of this Agreement, there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) From December 31, 2024, until the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business in all material respects and (ii) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof, would constitute a breach of, or require the consent of Buyer pursuant to Section 5.01(f), Section 5.01(l), Section 5.01(p), Section 5.01(q) or Section 5.01(r).

Section 3.12 No Undisclosed Liabilities.

(a) Except as set forth in Section 3.12(a) of the Company Letter, as of December 31, 2024, there were no, and since such date there have not been any, liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise (each a “Liability,” and, collectively, “Liabilities”), of the Company or any of its Subsidiaries that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with IFRS or in the notes thereto, other than:

(i) Liabilities disclosed or recorded on the Company Balance Sheet or the notes thereto set forth in the Company SEC Documents;

(ii) Liabilities incurred since December 31, 2024 in the ordinary course of business consistent with past practice;

(iii) Liabilities incurred in connection with the Transactions or as expressly permitted or contemplated by this Agreement;

(iv) Liabilities and obligations solely between the Company and its wholly-owned Subsidiaries or among wholly-owned Subsidiaries of the Company; and

(v) other Liabilities that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(b) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the 1934 Act), where the result, purpose or intended effect of such commitment, joint venture, partnership, Contract or arrangement is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any of its Subsidiaries, taken as a whole, in its published financial statements or other Company SEC Documents.

Section 3.13 Compliance with Laws; Regulatory Matters; Healthcare Laws; Subsidies

(a) Other than for non-compliance or violations which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are and, at all times since January 1, 2022, have been, in compliance with all applicable Laws. No material investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, is being threatened. Since January 1, 2022, neither the Company nor any of its Subsidiaries has received any written notice or communication that the Company or any of its Subsidiaries are in violation in any material respect of any applicable Law. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries that would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(b) Except as set forth in Section 3.13(b) of the Company Letter, since January 1, 2020, neither the Company nor any of its Subsidiaries has received any public grants, allowances or other subsidies (the “Subsidies”). To the knowledge of the Company, neither the Company nor any of its Subsidiaries (i) has submitted incomplete or incorrect information when applying for any Subsidies, (ii) is in breach of any Contracts under which any Subsidies have been granted or terminated, or under which the Company or any of its Subsidiaries has received advance payments to be used for a contractually agreed purpose (including Contracts with any Governmental Authority), or (iii) is in breach of any terms and conditions of any decision from a Governmental Authority to grant any Subsidies. To the knowledge of the Company, there are no reasons to partially or fully revoke any of the Subsidies and neither the Company nor any of its Subsidiaries have any repayment obligations under any of the Subsidies.

(c) (i) The Company and each of its Subsidiaries hold and are the sole legal owners of, all authorizations, licenses, permits, certificates, filings, consents, variances, exemptions, waivers, approvals, Orders, registrations and clearances of any Governmental Authority (the “Company Permits”) necessary for the Company and each Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted, (ii) the Company and each of its Subsidiaries are, and at all times since January 1, 2022, have been, in compliance with the terms of the Company Permits in all respects, and all of the Company Permits are valid and in full force and effect and (iii) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of any violation or failure to comply with any Company Permit and no suspension, modification, revocation or cancellation of any of the Company Permits is, to the knowledge of the Company, pending or threatened, except, in the case of each of clauses (i), (ii) and (iii), as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d) Since January 1, 2022, (i) neither the Company nor any of its Subsidiaries, nor any of their directors, officers, or employees has, nor, to the knowledge of the Company, have any other Representatives of the Company or any of its Subsidiaries, violated any Anti-Corruption Laws and (ii) neither the Company nor any of its Subsidiaries, nor any of their directors, officers, or employees, has, nor, to the knowledge of the Company, have any of their other Representatives on their behalf, offered, paid, promised to pay or authorized the payment of any money, or offered, given, promised to give or authorized the giving of anything of value, including cash, checks, wire transfers, tangible and intangible gifts, favors, services and those entertainment and travel expenses that go beyond what is reasonable and customary and of modest value to any Government Official or to any Person under circumstances where the Company, any Subsidiary of the Company or the Representative knew, or ought reasonably to have known (after due and proper inquiry), that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to a Person (A) for the purpose of (1) influencing any act or decision of a Government Official in their official capacity, (2) inducing a Government Official to do or omit to do any act in violation of their lawful duties, (3) securing any improper advantage, (4) inducing a Government Official to influence or affect any act or decision of any Governmental Authority or (5) assisting the Company, any Subsidiary of the Company, or any Representative in obtaining or retaining business for or with, or directing business to, the Company, any Subsidiary of the Company or any Representative or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business or any improper advantage.

(e) The Company and each of its Subsidiaries are, and at all times since January 1, 2022, have been, in compliance in all material respects with all applicable Economic Sanctions/Trade Laws. The Company and each of its Subsidiaries do not, and have not since January 1, 2022, carried on any business, directly or knowingly indirectly, in violation in any material respect of applicable Economic Sanctions/Trade Laws, and the Company and each of its Subsidiaries do not, and have not since January 1, 2022, engaged in any business directly or knowingly indirectly with any Sanctions Target.

(f) Since January 1, 2022, neither the Company nor any of its Subsidiaries has obtained knowledge of any alleged act or omission by the Company, its Subsidiaries, any of its directors, officers or employees, or any Representative acting on behalf of the Company or any of its Subsidiaries, arising under or relating to any noncompliance with any applicable Anti-Corruption Law or Economic Sanctions/Trade Law. Since January 1, 2022, neither the Company nor any of its Subsidiaries has made a voluntary, directed or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any noncompliance with any applicable Anti-Corruption Law or Economic Sanctions/Trade Law. Since January 1, 2022, the Company and its Subsidiaries have implemented and maintained internal controls, policies and procedures reasonably designed to detect, prevent and deter violations of Anti-Corruption Laws and Economic Sanctions/Trade Laws.

(g) Neither the Company nor any of its Subsidiaries are subject to any Actions by the U.S. Food and Drug Administration (“FDA”) or any other Governmental Authority relating to non-compliance of the Company Products with any Healthcare Law and, to the knowledge of the Company, no such Actions have been threatened by any Governmental Authority, including Actions with respect to debarment or civil or criminal penalties or injunctions under the Federal Food, Drug, and Cosmetic Act, exclusion from participation in state or Federal healthcare programs, or debarment from contracting with any Governmental Authority. Neither the Company nor any of its Subsidiaries has made an untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Authority with respect to any Company Product or the Company’s business activities or operations, or failed to disclose a material fact with respect to a Company Product or the Company’s business activities or operations that is required to be disclosed to any Governmental Authority under any Healthcare Law.

(h) Neither the Company nor any of its Subsidiaries are a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, or similar agreement with or imposed by any Governmental Authority agreed to or in effect at any time since January 1, 2022.

(i) Neither the Company nor any of its Subsidiaries has any Contracts or subcontracts to supply goods or services directly to the United States federal government.

(j) Since January 1, 2022, there have been no material voluntary or involuntary recalls or market withdrawals with respect to any product that the Company or its Subsidiaries either manufactures or, to the extent applicable and as part of its ordinary course operations, produces, develops, transports, imports, exports, and neither the Company nor any of its Subsidiaries have received any request from the FDA or any other applicable Governmental Authority requesting the Company or any of its Subsidiaries to, as applicable, cease to investigate, test, or manufacture, produce, develop, transport, import, export, distribute or sell any Company Products, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(k) The Company has conducted an assessment and determined that none of the Company, any Company Subsidiary, or any of its Affiliates (a) produce, design, test, manufacture, fabricate, or develop “critical technologies” as that term is defined in 31 C.F.R. § 800.215; (b) perform the functions as set forth in column 2 of Appendix A to 31 C.F.R. part 800 with respect to covered investment critical infrastructure; or (c) maintain or collect, directly or indirectly, “sensitive personal data” as that term is defined in 31 C.F.R. § 800.241; and, therefore, in turn, is not a “TID U.S. business” within the meaning of 31 C.F.R. § 800.248.

Section 3.14 Litigation. Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) there is no Action pending against, or, to the knowledge of the Company, threatened in writing against, the Company or any of its Subsidiaries or any property or assets of the Company or any of its Subsidiaries, or any present or former officer, director or employee of the Company or any of its Subsidiaries (in their capacity as such), before (or, in the case of threatened Actions, that would be before) or by any Governmental Authority, (b) neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any Order of any Governmental Authority specifically imposed upon the Company or any of its Subsidiaries, (c) to the knowledge of the Company, none of the Company or any of its Subsidiaries is the subject of an inquiry or investigation by any Governmental Authority, and (d) there are no internal investigations or internal inquiries that, since January 1, 2022, have been conducted by or at the direction of the Company Boards (or any committee thereof) and no Actions pending or, to the knowledge of the Company, threatened in writing, in each case concerning any financial, accounting or other misfeasance or malfeasance issues or that would reasonably be expected to lead to a voluntary disclosure or enforcement action.

Section 3.15 Properties.

(a) With respect to the real property owned by the Company or any of its Subsidiaries (the “Company Owned Real Property”), either the Company or a Subsidiary of the Company has good and marketable title to such Company Owned Real Property, free and clear of all Liens other than any Permitted Liens. Section 3.15(a) of the Company Letter sets forth a true, complete and correct list of all Company Owned Real Property as of the date of this Agreement. Neither the Company nor any of its Subsidiaries is a lessor or grantor under any lease or other similar instrument granting to any other Person any right to the possession, lease or occupancy of any Company Owned Real Property or portion thereof and no Person other than the Company or any of its Subsidiaries that is the owner thereof is in possession of any of the Company Owned Real Property. No Company or a Subsidiary is party to any Contract, or holds an option, to purchase any real property or interest therein.

(b) Either the Company or a Subsidiary of the Company has a good and valid leasehold interest in all material respects in each lease, sublease and other agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (such property subject to a lease, sublease or other agreement, the “Company Leased Real Property,” and such leases, subleases and other agreements are, collectively, the “Company Real Property Leases”), in each case, free and clear of all Liens other than any Permitted Liens, and enjoys exclusive quiet possession of all such Company Leased Real Property, which has not been disturbed. Section 3.15(b) of the Company Letter sets forth a true, complete and correct list of all Company Leased Real Property as of the date of this Agreement. A true, complete and correct copy of each Company Real Property Lease as of the date of this Agreement related to each Company Leased Real Property as set forth in Section 3.15(b) of the Company Letter has been made available to Buyer or publicly filed with the SEC prior to the date of this Agreement. Each Company Real Property Lease is a valid, binding and enforceable obligation of the Company or its applicable Subsidiary that is party thereto, and, to the knowledge of the Company, of the other party or parties thereto, in accordance with its terms in all respects, subject to the Enforceability Exceptions, and each Company Real Property Lease is in full force and effect. Neither the Company nor its applicable Subsidiary nor, to the knowledge of the Company, any other party thereto, is in breach or default in any material respect under any Company Real Property Lease. Neither the Company nor any of its Subsidiaries is a sublessor or grantor under any sublease or other similar instrument granting to any other Person any right to the possession, lease or occupancy of any portion of any Company Leased Real Property, and no Person other than the Company or any of its Subsidiaries that is the tenant thereof is in possession of any of the Company Leased Real Property. Each of the Company Owned Real Property and the Company Leased Real Property is in good condition sufficient to permit the continued use of such facility in the manner and for the purpose to which it is presently devoted. None of the Company Real Property has been materially damaged or destroyed by fire or other casualty that has not been restored. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority alleging or of a violation of any Laws with respect to any Company Real Property or the Company’s or any Subsidiary’s use thereof.

(c) Neither the Company nor any of its Subsidiaries has, since January 1, 2022, received notice of the existence of any outstanding Order or of any pending Action (including any eminent domain or zoning, building code or other moratorium Order or Action), and, to the knowledge of the Company, there is no such Order or Action threatened relating to the ownership, lease, use, occupancy or operation by the Company or its Subsidiaries of the Company Owned Real Property or the Company Leased Real Property. The Company Real Property is the only real property used or held for use in the operation of the business of the Company and its Subsidiaries.

Section 3.16 Intellectual Property; Privacy and Data Protection.

(a) Intellectual Property

(i) Section 3.16 of the Company Letter sets forth a true, complete and correct list of the Company Registered IP as of the date hereof, specifying, as applicable: (1) the owner(s) (including any joint- or co-owner(s)) thereof and, if different, the record owner(s) thereof, (2) the jurisdiction where such Intellectual Property Right is registered or has been granted or has issued or has been applied for, and, in the case of any domain name, the registrar through which such domain name has been registered and (3) as applicable, application, serial, registration, issuance and grant numbers, (4) as applicable, all filing, registration, issuance and grant dates and, in the case of any domain names, the next renewal date, (5) the dates of any challenges, oppositions, interferences, derivations, or inventorship contests filed and the names of the counterparties (where known), (6) all maintenance fees that are due within 180 days of the date of this Agreement and (7) all national stage entry deadlines for international patent applications under the Patent Cooperation Treaty (PCT) and 12-month deadlines following the filing of a priority patent application that will occur within 180 days of the date of this Agreement. All Company Registered IP is subsisting and, other than pending applications, in full force and effect, and, and to the Company’s knowledge, all Company Registered IP (other than pending applications) is valid and enforceable, except as set forth in Section 3.16(a)(v) and Section 3.16(a)(vii) of the Company Letter. All fees due to, and all documents, powers and other filings required to be filed with, a Governmental Authority with respect to any such Company Registered IP have been, to the Company’s knowledge, fully and timely paid and filed for the purposes of filing, prosecuting, obtaining grant of, perfecting, maintaining and enforcing such item of Company Registered IP (or updating the ownership records thereof). Except as set forth in Section 3.16(a)(i)(A) of the Company Letter, the Company or one or more of its Subsidiaries is the sole and exclusive owner of each such registration and application for Company Registered IP.

(ii) Section 3.16(a)(ii) of the Company Letter sets forth a true, complete and correct list of all Contracts in effect as of the date hereof pursuant to which (A) the Company or any of its Subsidiaries has granted to any Third Party any licenses, sublicenses, rights, interests or options with respect to any Company Intellectual Property Rights (including coexistence agreements, prior rights agreement, rights of first refusal, rights of last refusal, covenants not to sue, immunities from suit and rights to indemnification, but not including non-disclosure agreements and non-material and non-exclusive licenses to vendors granted in the ordinary course of business), and (B) any Third Party has granted to the Company or any of its Subsidiaries any licenses, sublicenses, rights, interests or options with respect to any Intellectual Property Rights (including coexistence agreements, prior rights agreement, rights of first refusal, rights of last refusal, covenants not to sue, immunities from suit and rights to indemnification, but not including generally commercially available software licensed pursuant to a standard “off-the-shelf” or “shrink wrap” or “click wrap” agreement).

(iii) (A) The Company or one of its Subsidiaries, as applicable, is the sole and exclusive owner of all Owned Company Intellectual Property; (B) all Owned Company Intellectual Property and, to the Company’s knowledge, all Non-Owned Company Intellectual Property that is licensed exclusively to the Company or any of its Subsidiaries or that is material to the exploitation of any of the Company Products, is free and clear of all Liens, except for Permitted Liens; (C) the Company or one of its Subsidiaries owns, or has a valid and enforceable right pursuant to a binding written Contract to use, all Company Intellectual Property Rights, as currently used and as currently contemplated to be used or practiced; (D) Section 3.16(a)(iii) of the Company Letter sets forth a true, complete and correct list, as of the date of this Agreement, of all Non-Owned Company Intellectual Property licensed exclusively to the Company or any of its Subsidiaries (“Exclusively Licensed IP”) and a true, complete and correct list of all Non-Owned Company Intellectual Property licensed on a non-exclusive basis to the Company or any of its Subsidiaries that is material to them or that is material to the exploitation of any of the Company Products (“Non-Exclusively Licensed IP”); and (E) the Company Intellectual Property Rights constitute all of the Intellectual Property Rights material to, and necessary to operate and conduct, the business of the Company and its Subsidiaries as each currently is being operated and conducted. All Company Intellectual Property Rights will be owned by, or licensed or sublicensed to, the Company and its Subsidiaries immediately after Closing under the same terms and conditions under which such Company or Subsidiary owned, licensed or sublicensed such Intellectual Property immediately prior to the Closing and will be free of any Liens other than Permitted Liens.

(iv) The operation and conduct of the business of the Company and its Subsidiaries, as the business of each has been conducted since January 1, 2022 including with respect to any Company Product, has not, and does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any Person. Neither the Company nor any of its Subsidiaries, and to the Company’s knowledge, no licensor of any Non-Owned Company Intellectual Property Right that is licensed exclusively to the Company or any of its Subsidiaries or that is material to the exploitation of any Company Product has received, since January 1, 2022, any complaint, claim, demand or notice or other communication alleging any infringement, misappropriation or other violation of any Intellectual Property Rights of any Person (including in the form of written demands to obtain a license). Except as set forth in Sections 3.16(a)(ii) and 3.16(a)(xii) of the Company Letter none of the Company nor any of its Subsidiaries has given any indemnification, release or covenant to any Third Party against infringement, misappropriation or other violation of any Intellectual Property Rights, except as given in the ordinary course of business in agreements with vendors, service providers, toll manufacturers, consultants, research organizations or institutions of higher learning.

(v) To the Company’s knowledge, since January 1, 2022 except as set forth in Section 3.16(a)(v) of the Company Letter, no Person has engaged in any unauthorized use of, or has infringed, misappropriated or otherwise violated, any Company Intellectual Property Rights. Neither the Company nor any of its Subsidiaries has, since January 1, 2022 except as set forth on Section 3.16(a)(v) of the Company Letter, or to the Company’s knowledge, prior to January 1, 2022, filed or threatened in writing any claims alleging that a Third Party has engaged in any unauthorized use of, or has infringed, misappropriated or otherwise violated any of the Company Intellectual Property Rights.

(vi) Neither the Company nor any of its Subsidiaries, has, except as set forth in Section 3.16(a)(ii) of the Company Letter, entered into any material consents, Orders, indemnifications, forbearances to sue, settlement agreements, licenses or other arrangements that (A) restrict the Company’s or any of its Subsidiaries’ Intellectual Property Rights, (B) restrict the Company’s or any of its Subsidiaries’ businesses in order to accommodate a Third Party’s Intellectual Property Rights, (C) permit Third Parties to use any Intellectual Property Rights owned or controlled by the Company or any of its Subsidiaries or (D) reasonably would be expected to provide a Third Party a defense to any claim of infringement, misappropriation or violation in connection with any Intellectual Property Rights owned or used by the Company, in the case of subclauses (A) through (D) above, other than non-exclusive licenses granted in the ordinary course of business in a manner consistent with past practice for the purpose of enabling research and development by the Company or Buyer or any of their Subsidiaries.

(vii) Except as set forth in Section 3.16(a)(v) and Section 3.16(a)(vii) of the Company Letter, none of the material Owned Company Intellectual Property has been, or is the subject of any pending or, to the Company’s knowledge, threatened Action (including, with respect to Patents, inventorship disputes or challenges, post grant review proceedings, inter partes review proceedings, derivation proceedings, interferences, reissues, reexaminations and oppositions, and, with respect to Trademarks, invalidity, nullity, opposition, cancellation, concurrent use or similar Action, but in each case, not including ordinary course prosecution before the U.S. Patent and Trademark Office or analogous patent offices in other jurisdictions (apart from any administrative or other appeal either within the respective patent office or to the courts of any jurisdiction). No Owned Company Intellectual Property has been or is the subject of any Order (A) restricting any of the Company’s or any of its Subsidiary’s rights in, to and under such Company Intellectual Property Rights, (B) impairing or undermining the validity, enforceability, use, right to use, ownership, registration, right to register, priority, duration, scope or effectiveness of any such Company Intellectual Property Rights or (C) triggering any additional payment obligations by the Company or any of its Subsidiaries with respect to any such Company Intellectual Property Rights, in each case, not including ordinary course prosecution before the U.S. Patent and Trademark Office or analogous patent offices in other jurisdictions (apart from any administrative or other appeal either within the respective patent office or to the courts of any jurisdiction.)

(viii) To the Company’s knowledge, each of the Patents included in the Company Registered IP and each of the Patents included in the Exclusively Licensed IP, properly identifies the inventor(s) of the claims thereof as determined in accordance with the Law of the jurisdiction in which such Patents are issued or are pending. Assignment of each Patent included in the Company Registered IP and, to the Company’s knowledge, each Patent included in the Exclusively Licensed IP from each named inventor directly, or through a subsequent chain of title, to the respective owner(s) indicated in Section 3.16(a)(iii) of the Company Letter has been timely made and documentation evidencing such assignment has been timely and properly recorded with the United States Patent and Trademark Office, or foreign equivalents, as applicable. With respect to each Patent included in the and, to the Company’s knowledge, each of the Patents included in the Exclusively Licensed IP, each of the Company and each of its Subsidiaries and, as applicable, the licensors of the Patent to the Company or any of its Subsidiaries have complied in all material respects with all applicable Laws in connection with the filing and prosecution of such Patent, including the duty of disclosure set forth in 37 C.F.R. Section 1.56.

(ix) Each of the Company and each of its Subsidiaries takes commercially reasonable measures to protect, preserve and maintain the value and confidentiality of the confidential Know-How of the Company and its Subsidiaries.

(x) To the knowledge of the Company, each of the Company and each of its Subsidiaries has (A) caused each Person who was or is involved in the creation, invention, or development of any Intellectual Property as an employee of, or consultant or other contractor to, such Company or such Subsidiary to execute a binding and enforceable Contract that includes provisions (including a present assignment of rights) sufficient to ensure that the Company or one of its Subsidiaries, is (i) the sole and exclusive owner of any and all Intellectual Property created or developed by such Person within the scope of or resulting from his or her employment, and (ii) the sole and exclusive owner of any and all Patents claiming a composition of matter or method of use created or developed by such consultant or other contractor, from the services such consultant or contractor performs for the respective Company or Subsidiary, and (B) caused all employees and other Persons with access to any non-public Company Intellectual Property Rights to execute a binding agreement that includes customary confidentiality terms and restrictions on use sufficient to protect the proprietary interests of the Company and its Subsidiaries with respect to such Company Intellectual Property Rights. No current or former employee of, or consultant or other contractor to, the Company or any of its Subsidiaries owns any right, title, or interest in or to any Intellectual Property created or developed by such employee, consultant or contractor during his or her employment by or other engagement with the Company or any of its Subsidiaries except (i) as would arise in accordance with the German Employee Invention Act (Arbeitnehmererfindergesetz) or any similar applicable laws of any other jurisdiction or (ii) such employment agreements as set forth in Section 3.16(a)(x)(C) of the Company Letter and neither the Company nor any of its Subsidiaries has received any notice or claim to the contrary which is currently pending. Neither the Company nor any of its Subsidiaries has received any claims in respect of remuneration in regards to the Owned Company Intellectual Property in accordance with the German Employee Invention Act (Arbeitnehmererfindergesetz) or any similar applicable laws of any other jurisdiction, and therefore no payment has become due as a result of such employee inventor compensation or any similar compensation in respect of any Owned Company Intellectual Property is currently required to be paid. The Company or its Subsidiaries may be required to pay employee inventor compensation in accordance with the German Employee Invention Act (Arbeitnehmererfindergesetz), in the event additional economic value is derived from applicable inventions, and such economic value may include awards or settlement amounts received in connection with ongoing assertions of Owned Company Intellectual Property.

(xi) Except for any fees payable to a Governmental Authority to obtain grant of, obtain registration of or maintain any of the Company Registered IP and for any payments required pursuant to a Contract listed in Section 3.16(a)(xii) and Section 3.16(a)(ii) of the Company Letter and, to the extent applicable, employee inventor compensation as required in accordance with the German Employee Invention Act (Arbeitnehmererfindergesetz), no payment by any of the Company or any of its Subsidiaries of any kind is required to be made to any Person with respect to the use or practice of any Intellectual Property.

(xii) Except as set forth in Section 3.16(a)(xii) of the Company Letter, no Company Intellectual Property Right (A) has been developed or otherwise obtained, in whole or in part, through the use of funding or other resources of any Governmental Authority or institution of higher learning or (B) is subject to the requirements of the Bayh-Dole Act or any similar provision of any applicable Law. No Third Party’s resources have been used in the creation of any Owned Company Intellectual Property that would entitle a Third Party to “shop rights” or any other ownership or license rights in any Owned Company Intellectual Property.

(xiii) Except as set forth in Section 3.16(a)(xiii) of the Company Letter, none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the performance by each of the Company and each of its Subsidiaries of its obligations hereunder conflict or will conflict with, alter or impair any of their rights in, to and under any Company Intellectual Property Rights or the validity, enforceability, use, right to use, ownership, registration, right to register, priority, duration, scope, or effectiveness of any such Company Intellectual Property Rights. Without limiting the foregoing, the consummation of the transactions contemplated hereby will not (A) result in the grant by any of the Company or any of its Subsidiaries to any Person of, or require the Company to grant to any Person, any rights with respect to any Intellectual Property, (B) subject the Company or any of its Subsidiaries to any increase in royalties or other payments in respect of any Company Intellectual Property Rights or (C) diminish any royalties or other payments to the Company or any of its Subsidiaries to which it would otherwise be entitled in respect of any Company Intellectual Property Rights.

(xiv) Except as set forth in Section 3.16(a)(xiv) of the Company Letter, neither the Company nor any of its Subsidiaries has granted to any Third Party and, no Person other than Company has, any right to control the prosecution or registration of any Patents that are Company Registered IP (other than Company Registered IP jointly owned by any third party) or Exclusively In-Licensed IP or to bring, defend, or otherwise control any Action with respect to any Patent that are Company Registered IP or Exclusively In-Licensed IP. Neither the Company nor any of its Subsidiaries, has entered into, or is subject to, any consents, indemnifications, forbearances to sue, licenses or other arrangements in connection with the resolution of any disputes or Action that (i) restrict the Company or any of its Subsidiaries with respect to the use, registration or maintenance of any Company Intellectual Property Rights or (ii) permits any Third Party to use any Company Intellectual Property Rights.

(b) Privacy and Data Protection

(i) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, the Company and each of its Subsidiaries has complied with all Privacy and Data Protection Requirements, and has implemented and maintains documented policies and procedures designed to ensure compliance with the Privacy and Data Protection Requirements. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, the Company and each of its Subsidiaries has provided all requisite notices, obtained any required consents, and established a lawful basis to Process Personal Information, each to the extent required by the Privacy and Data Protection Requirements, and satisfied any other Privacy and Data Protection Requirements necessary for the conduct of the Company as currently conducted and in connection with the consummation of the transaction contemplated hereunder. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the consummation of the transaction contemplated hereunder will not violate any Privacy and Data Protection Requirements.

(ii) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has implemented since January 1, 2022 and maintains reasonable and appropriate administrative, technical, and physical measures to protect Personal Information and prevent the occurrence of a Security Incident.

(iii) Except as set forth in Section 3.16(b)(iii) of the Company Letter, to the Company’s knowledge, since January 1, 2022, there have not been any Security Incidents or claims related to Security Incidents and there are no facts or circumstances which would reasonably be expected to serve as the basis for any such allegations or claims. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, there are no material information security or other material technological vulnerabilities with respect to the Company’s products, services, systems, or online properties that would be reasonably likely to result in a Security Incident.

(iv) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, the Company and each of its Subsidiaries has contractually obligated all counterparties to appropriate contractual terms in relation to the Processing of Personal Information, and taken reasonable measures to verify such counterparties have complied with those terms.

(v) To the Company’s knowledge, there is not currently pending or threatened any Action against the Company or any of its Subsidiaries, including by any individual or Governmental Authority, with respect to privacy, cybersecurity, or Processing of Personal Information.

Section 3.17 Taxes.

(a) Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) each of the Company and its Subsidiaries as of the date hereof (separately and any grouping thereof for any Tax purposes, the “Company Group”) has timely filed all Tax Returns required to be filed by any of them (taking into account applicable extensions obtained in the ordinary course of business or automatically granted by the applicable Taxing Authority);

(ii) all Tax Returns filed by the Company Group are true, complete and correct in all respects;

(iii) all Taxes required to be paid by the Company Group have been timely paid in full by the Company Group, other than such Taxes as are being contested in good faith by the Company Group and for which adequate reserves have been made on the financial statements of the Company Group in accordance with IFRS;

(iv) no waiver of any statute of limitations with respect to Taxes or any Tax Return of the Company has been given by or requested from the Company Group;

(v) there are no pending U.S. federal, state, local or non-U.S. audits of any Tax Return of the Company Group;

(vi) the Company Group has not received written notice of any such U.S. federal, state, local or non-U.S. audit of any Tax Return of the Company Group;

(vii) no claim for unpaid Taxes has been asserted in writing against the Company Group by a Governmental Authority, other than any claim that has been resolved and fully paid (if applicable) by the Company Group;

(viii) there are no outstanding written waivers or extensions of the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company Group (other than extensions granted in connection with extensions of time to file Tax Returns obtained in the ordinary course of business);

(ix) neither the Company nor any of its Subsidiaries is a party to any written agreement providing for the allocation or sharing of Taxes, except for any such agreements that (i) are solely between the Company or any of its Subsidiaries, (ii) will terminate as of the Closing, (iii) are entered into in the ordinary course of business, the principal purpose of which is not the allocation or sharing of Taxes or (iv) are Tax allocation, indemnity or warranty provisions contained in commercial contracts the principal subject matter of which is not Taxes;

(x) except as set forth in Section 3.17(a)(x) of the Company Letter, neither the Company nor any of its Subsidiaries has participated (1) in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or any corresponding provision of state or local Law, or (2) to the Company’s knowledge, in any transaction subject to Council Directive (EU) 2018/822 of May 25, 2018 or Council Directive (EU) 2021/514;

(xi) during the two-year period ending on the date hereof, none of the Company or any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code (or any similar provision of state, local or non-U.S. Law); and

(xii) no claim has ever been made by any Governmental Authority in writing in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that it is or may be subject to Tax by that jurisdiction.

(b) There are no Liens for Taxes upon the assets of the Company Group, except for Liens for Taxes not yet due and payable that arise by operation of Law.

(c) Neither the Company nor any of its Subsidiaries (i) is or has been in the past five (5) years a member of a group (other than a group the common parent of which is the Company or one of its Subsidiaries) filing a consolidated, combined, affiliated, unitary or similar income Tax Return or (ii) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous applicable provision of state, local or non-U.S. Law or as a transferee or successor.

(d) Other than the Company being a tax resident of Germany, neither the Company nor any of its Subsidiaries is a tax resident in any country or has a permanent establishment, fixed place of business or similar presence in any country, other than the country where it is organized and was formed, and no country or tax authority thereof has ever asserted or claimed the contrary.

(e) to the Company’s knowledge, there are no investment allowances, grants, subsidies, state aid or similar amounts received or deemed received by the Company Group from any Governmental Authority that are required to be repaid to, or are the subject of any ongoing examination, audit, litigation or other dispute with, any Governmental Authority.

(f) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.17 and in Section 3.08, Section 3.18, Section 3.19(e) and Section 3.19(h) constitute the sole representations and warranties of the Company in this Agreement with respect to Tax matters. For the avoidance of doubt, no representation or warranty is made concerning the existence or amount of any net operating loss, Tax basis or other Tax asset in any taxable period ending after the Closing Date.

Section 3.18 Tax Free Reorganization Matters.

(a) At all times since its formation, the Company has (i) been a foreign corporation within the meaning of Section 7701(a)(3) and (5) of the Code and (ii) not been treated as a domestic corporation pursuant to Section 7874(b) of the Code.

(b) The Company is not, nor immediately prior to the Closing will be, an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(c) The Company has not taken any action, nor to the knowledge of the Company are there any facts or circumstances, that could reasonably be expected to prevent the Offer, taken together with the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation and the New Topco U.S. Tax Election, from qualifying as one or more “reorganizations” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

(d) The amount of liabilities of the Company (within the meaning of Section 368(a)(2)(C) of the Code) together with any consideration paid by Buyer hereunder (as determined for U.S. federal income tax purposes) other than voting stock of Buyer will not exceed 80% of the fair market value of all of the property of the Company.

(e) As of the date of this Agreement, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) with respect to which a “United States shareholder” of the Company or such Subsidiary (within the meaning of Section 951(b) of the Code) owns (within the meaning of Section 958(a) of the Code) stock of the Company or such Subsidiary.

Section 3.19 Employee Benefit Plans.

(a) Section 3.19(a) of the Company Letter contains a true, complete and correct list identifying each Company Plan (the “Company Plan List”) and the country(ies) in which such Company Plan is offered.

(b) For each Company Plan, the Company has made available to Buyer true, complete and correct copies of, to the extent applicable, (i) such Company Plan (or, if such Company Plan is not written, a written summary of its material terms) and all amendments thereto, (ii) all current summary plan descriptions, including any summary of material modifications, (iii) the most recent annual report with any required schedules filed with the applicable Governmental Authority with respect to such Company Plan, (iv) the most recent actuarial report or other financial statement relating to such Company Plan, (v) the most recent determination or opinion letter, if any, issued by the applicable Governmental Authority with respect to such Company Plan and any pending request for such a determination or opinion letter, (vi) any material correspondence with any Governmental Authority regarding such Company Plan during the past three (3) years.

(c) Each Company Plan has been established, administered and maintained in compliance in all material respects with its terms and all applicable Law. All contributions or other amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Company Plan in respect of current or prior plan years have been paid in all material respects or, to the extent not required to be paid, accrued in accordance with IFRS in all material respects. Each Company Plan that is intended to be qualified within the meaning of

Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS and to the Company’s knowledge, no event has occurred, either by reason of any action or failure to act, that would reasonably be expected to cause the loss of any such qualification.

(d) Neither the Company nor any ERISA Affiliate maintains, contributes to, is obligated to contribute to, or sponsors (or has in the past six (6) years maintained, contributed to, been obligated to contribute to or sponsored) (i) a multiemployer plan as defined in Section 3(37) of ERISA, (ii) a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 or 4064 of ERISA, (iii) a plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, or (iv) any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No liability under Title IV of ERISA or liability to a multiemployer plan as a result of a complete or partial withdrawal therefrom has been incurred by the Company or any of its ERISA Affiliates that has not been satisfied in full. No Company Plan provides welfare benefits, including without limitation, death or medical benefits (whether or not insured), beyond retirement or termination of service, other than coverage mandated solely by applicable Law for which the covered person pays for the full cost of coverage. No Company Plan is or has ever been, or currently funds or has ever been funded by, a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code or other funding arrangement for the provision of welfare benefits. Except as set forth in Section 3.19(d) of the Company Letter, all health benefits provided in the U.S. under the Company Plans (other than flexible spending accounts, if any) are fully insured by a third party insurance company.

(e) Except as set forth in Section 3.19(e) of the Company Letter, neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the Transactions would, either alone or in combination with another event, (i) entitle any current or former Company Service Provider to any compensation or benefits (including severance pay or retention pay) or any increase in compensation or benefits (including severance pay or retention pay), (ii) accelerate the time of payment or vesting or exercisability of compensation due to any such current or former Company Service Provider (except as provided herein), (iii) directly or indirectly cause the Company or any Subsidiary to transfer or set aside any assets to fund any benefits under any Company Plan, or be required to do so, (iv) result in the triggering or imposition of any restrictions or limitations on the rights of the Company or any Subsidiary to amend or terminate any Company Plan or (v) result in the payment of any amount that would, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(f) No Action (other than routine claims for benefits) is pending against or involves or, to the knowledge of the Company, is threatened against or threatened to involve, any Company Plan.

(g) Except as set forth in Section 3.19(g) of the Company Letter, neither the Company nor any Subsidiary of the Company is a party to or has any obligation under any Company Plan or otherwise to compensate, gross-up or indemnify any person for Taxes, including excise Taxes payable pursuant to Section 4999 of the Code or for Taxes payable pursuant to Section 409A of the Code.

(h) Each Company Plan that is maintained primarily for the benefit of employees working outside of the United States (i) except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, is in compliance with the applicable Laws relating to such plans in the jurisdictions in which such Company Plan is present or operates and, to the extent relevant, the United States and (ii) that is intended to be funded or book reserved is fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions. Except as would not have or reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement, there is no pending or, to the knowledge of the Company, threatened litigation relating to any Company Plan which is maintained primarily for the benefit of employees working outside of the United States.

(i) The support fund (Unterstützungskasse) Allianz-Pensions-Management e.V. has not reduced or announced to reduce its pension payments, or requested or announced to request additional contributions to avoid a reduction of current or future pension payments and the Company is not aware of any underfunding or other information that could cause the support fund to reduce the pension payments or request additional contributions to avoid a reduction of current or future pension payments.

Section 3.20 Employee and Labor Matters.

(a) Except as set forth in Section 3.20(a) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other similar labor-related agreement with any labor union or works council (other than national, trade, industry-wide or sector-level agreements outside of the United States) (a “Collective Bargaining Agreement”). Except as set forth in Section 3.20(a) of the Company Letter, (a) neither the Company nor any Subsidiary of the Company has established any works council or other similar employee representative body and (b) no U.S. employees of the Company or any of its Subsidiaries, and to the knowledge of the Company, no non-U.S. employees of the Company or any of its Subsidiaries, are represented by any labor union or other similar labor organization. There are no current or, to the knowledge of the Company, threatened labor strikes, slowdowns, work stoppages, lockouts or any similar activity or dispute affecting the Company or any of its Subsidiaries.

(b) The Company and each of its Subsidiaries is, and during the last three (3) years, has been, in compliance in all material respects with all Collective Bargaining Agreements and applicable Laws relating to labor, employment and employment practices (including discrimination and equal employment opportunity Laws), terms and conditions of employment, immigration, workers’ compensation, long term disability, occupational safety, plant closings and layoffs, compensation and benefits, worker classification (including, to the knowledge of the Company, with respect to the classification of self-employed persons and/or contractors), exempt and non-exempt status, withholding of employment Taxes, mandatory social security contributions, affirmative action and wages and hours (“Employment Practices”). The Company has collected (and completed the employer section of) a Form I-9 for each current U.S. employee and, to the knowledge of the Company, each such Form I-9 is true, complete and correct in all material respects. In the last three (3) years no written, or to the knowledge of the Company, oral allegations of sexual or discriminatory harassment have been made against any officer or employee of the Company and its Subsidiaries who is in a managerial position or at a level of Vice President or above. Neither the Company nor any Subsidiary has entered into any settlement agreements in the last three (3) years related to allegations of sexual or discriminatory harassment or sexual or discriminatory misconduct by an officer or employee who is in a managerial position or at a level of Vice President or above.

(c) There are no (i) Actions pending or, to the knowledge of the Company, threatened pertaining to the Employment Practices of the Company or any of its Subsidiaries, (ii) complaints relating to Employment Practices of the Company or any of its Subsidiaries submitted in writing or, to the knowledge of the Company, threatened to be submitted to the Company or any of its Subsidiaries or (iii) unfair labor practice charges against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar labor relations authority. Except as set forth on Section 3.20(c) of the Company Letter, each Company Service Provider can be terminated at any time for any reason without any amounts being owed to such individuals, other than with respect to (i) compensation or payments accrued before the notice of termination or (ii) amounts required to be paid to such individuals pursuant to applicable Laws or the terms of a labor, works council or collective bargaining agreement.

(d) A true, complete and correct anonymized list of each officer and employee of the Company and its Subsidiaries, including each such person’s job title, date of hire, exempt classification status under the Fair Labor Standards Act, full-time or part-time status, immigration status, any special termination protection, work location (identified by street address), annual base salary or wages, accrued vacation or other leave, annual target incentive or bonus compensation with respect to such person for the current fiscal year, and whether such employee is currently on a leave of absence, other than short-term absences of less than six weeks, has been made available to Buyer as of the date of this Agreement. A true, complete and correct anonymized list of each natural person who serves as an independent contractor, consultant, or other non-employee service provider of the

Company and its Subsidiaries and such person’s description of services, consulting or contracting term and consulting or contracting fee has been made available to Buyer as of the date of this Agreement. Except as would not be material to the Company and its Subsidiaries, taken as a whole, as of the date hereof, the Company and its Subsidiaries have properly classified, pursuant to German laws, all natural persons who serve as an independent contractor, consultant, or other non-employee service provider of the Company and its German Subsidiaries. Neither the Company nor any Subsidiary has any “leased employees” within the meaning of Section 414(n) of the Code or the German Employee Leasing Act.

(e) Section 3.20(e) of the Company Letter lists all restructuring measures and redundancy schemes which have been implemented at the Company or any of its Subsidiaries, including social plans and reconciliation of interests (Interessenausgleiche), pursuant to which the Company or any of its Subsidiaries are subject to any material outstanding or ongoing obligations or liabilities as of the date hereof.

(f) As of the date hereof, neither the Company nor any of its Subsidiaries is bound by any agreement or commitment with any Governmental Authority, employee, representative body or union or Collective Bargaining Agreement imposing any restrictions as to the closure, downsizing, dismissals or similar restructuring affecting the employees of the Company and its Subsidiaries (including site or employment guarantees).

(g) As per the date of this Agreement no short-time work (Kurzarbeit) or zero-hours agreement (nul-urencontract) has been established at the Company or any of its Subsidiaries.

(h) There are no previous or pending discussions between the Company or any of its Subsidiaries and any Company Service Provider, any pension providers or any mandatory industry-wide pension funds regarding the implementation or the execution of any pension scheme or regarding pension benefits.

(i) The activities of the Company or any of its Subsidiaries do not fall, and have never fallen, within the scope of the order for mandatory affiliation (verplichtstellingsbeschikking) of any mandatory industry-wide pension fund and there is no correspondence, request or discussion, in this respect or with respect to any related topic, with any industry-wide pension fund or any Company Service Provider.

(j) Neither the Company or any of its Subsidiaries has any previous or current, actual or contingent liability in relation to any defined contribution pension scheme or defined benefit pension scheme.

(k) Except as set forth in Section 3.20(k) of the Company Letter, there has been no transfer of undertaking (by receiving employees or transferring employees to another entity) within the Company or any of its Subsidiaries in the last 5 years.

(l) Neither the Company or any of its Subsidiaries is a self-insurer (eigenrisicodrager) under the Partially Disabled Persons Scheme (WGA) and/or the Sickness Benefits Act (Ziektewet), and that neither the Company or any of its Subsidiaries applied for a compensation under the Dutch Emergency Bridge Funding for Employment (Tijdelijke Noodmaatregel Overbrugging voor Werkgelegenheid, the NOW) and no repayment obligations are due.

(m) To the knowledge of the Company, no current or former individual consultant, worker or independent contractor of the Company or any of its Subsidiaries is or was a misclassified employee under any applicable Law, no such claims have been made by any of these individuals nor are such claims pending or threatened, and no services agreement or contracting relationship has ever been re-qualified to an employment agreement or employment relationship by a court or by the relevant (tax) authorities.

Section 3.21 Environmental Matters.

(a) Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) The Company and its Subsidiaries are and, since January 1, 2022, have been, in compliance with applicable Environmental Laws and have obtained and complied with Company Permits required under Environmental Laws for the operation of the business of the Company and its Subsidiaries, and the Company Owned Real Property or Company Leased Real Property.

(ii) Neither the Company nor any of its Subsidiaries has received any written (or to the Company’s knowledge, other form of) notice, complaint, information request or notice of potential responsibility or other written communication regarding any actual or alleged noncompliance with Environmental Law or any Environmental Liability.

(iii) None of the Company, its Subsidiaries, the Company Owned Real Property or Company Leased Real Property is a party to or the subject of any Order, Action or, to the knowledge of the Company, investigation or threatened Action arising under or relating to noncompliance with any Environmental Law or any Environmental Liability.

(iv) Neither the Company nor any of its Subsidiaries has entered into a Contract or Order assuming or retaining any Environmental Liability.

(v) No Hazardous Substances have been Released, generated, treated, stored, otherwise managed, or disposed or transported of, by or on behalf of the Company or its Subsidiaries at any location, and no Hazardous Substances are present at the Company Owned Real Property or to the knowledge of the Company at any other location, or Company Leased Real Property, except, in each case, in compliance with Environmental Laws and as would not reasonably be expected to give rise to Environmental Liability of the Company or its Subsidiaries.

(vi) The Company has provided or otherwise made available any and all environmental reports, studies, audits, assessments, or other documents addressing environmental, health, or safety matters, which are in the possession or control of the Company or its Subsidiaries.

Section 3.22 Material Contracts.

(a) Section 3.22(a) of the Company Letter contains a true, complete and correct list of the following Contracts to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound, in each case as of the date of this Agreement, other than Company Plans and Company Real Property Leases listed on Section 3.15(b) of the Company Letter (collectively, the “Material Contracts”):

(i) each Contract (A) the terms of which obligate or may in the future obligate the Company or any of its Subsidiaries to make any severance, termination or similar payment to any current or former legal representative of the Company or any of its Subsidiaries, (B) pursuant to which the Company or any of its Subsidiaries may be obligated to make any bonus or similar payment to any current or former Company Service Provider in connection with the consummation of the transactions contemplated by this Agreement, or (C) that provides for indemnification of any current or former Company Service Provider;

(ii) each Contract with any Governmental Authority;

(iii) any Contract with sole-source or single-source suppliers of material tangible products or services or pursuant to which the Company or any of its Subsidiaries has agreed to purchase a minimum quantity of goods relating to any Company Product or has agreed to purchase goods relating to any Company Product exclusively from a certain party;

(iv) any stockholders’, investor rights, registration rights, tax receivables or similar or related Contract or arrangement, or any Contract or arrangement relating to the exercise of any voting rights in respect of any Company Securities;

(v) any Contract pursuant to which the Company or any of its Subsidiaries or any of its Affiliates (including, after the Closing, Buyer or any of its Affiliates) has continuing obligations or interests involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its Subsidiaries or any other material contingent payment obligations, including any milestone or similar payments, including upon the achievement of regulatory or commercial milestones, in each case that is not terminable by the Company or its Subsidiaries without penalty without more than thirty (30) days’ notice;

(vi) each Contract that limits the freedom of the Company, any of its Subsidiaries or any of its Affiliates (including, after the Closing, Buyer or any of its Affiliates), to compete or engage in any line of business or geographic region or with any Person, sell, supply or distribute any product or service or that otherwise has the effect of restricting the Company, its Subsidiaries or Affiliates (including, after the Closing, Buyer or any of its Affiliates), from the development, marketing or distribution of any products or services;

(vii) each Contract with any Person providing for a partnership, joint venture, limited liability company agreement, and each material collaboration, research and development arrangement, strategic alliance, co-marketing arrangement or similar profit sharing arrangement (other than any such agreement solely between or among the Company and its wholly owned Subsidiaries);

(viii) each Contract entered into since January 1, 2022: (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries of any business (whether by merger, amalgamation, consolidation or other business combination, sale of assets, sale of shares in the share capital or other voting securities, tender offer, exchange offer, or similar transaction); or (B) pursuant to which the Company or any of its Subsidiaries will acquire or is obligated to acquire any business, assets, ownership interest or make an investment (other than the Company or any of its Subsidiaries);

(ix) each Contract with respect to the acquisition or disposition of any Person (whether by merger, amalgamation, consolidation or other business combination, sale of assets, sale of shares in the share capital or other voting securities, tender offer, exchange offer or similar transaction) pursuant to which the Company or any of its Subsidiaries has (A) material continuing representations, covenants or indemnification obligations (other than in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice in connection with the development, sale or licensing of Company Products), or (B) any “earn-out” or similar contingent payment obligations, in each case, (x) other than any such obligations that are immaterial to the Company and its Subsidiaries, taken as a whole, or (y) other than any Contract that provides solely for the acquisition or disposition of inventory, raw materials or equipment in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice;

(x) each Contract to which the Company or any of its Subsidiaries is a party which grants an exclusive right to Intellectual Property Rights (other than Contracts with respect to generally commercially available software and hardware and customer Contracts for the sale of Company Products to distributors or end-users of such Company Products entered into in the ordinary course of business);

(xi) each Contract that grants any right of first refusal, right of first offer, right of first negotiation or similar preferential right in favor of a Third Party or that limits the ability of the Company, any of its Subsidiaries or any of its Affiliates (including, after the Closing, Buyer or any of its Affiliates) to own, operate, sell, transfer, pledge or otherwise dispose of any material businesses or material assets;

(xii) each Contract (A) containing exclusivity obligations; (B) containing any “most favored nations” provisions granted by any of the Company, or any of its Subsidiaries or any of its Affiliates (including, after the Closing, Buyer or any of its Affiliates); (C) pursuant to which any of the Company, or any of its Subsidiaries or any of its Affiliates (including, after the Closing, Buyer or any of its Affiliates) is obligated to purchase a minimum quantity of goods or services from another Person with a minimum contract value of not less than EUR 500,000 per contract, or (D) granting rights to any third party to, or otherwise restricting, the exploitation, sale, supply or license of any Company Product;

(xiii) other than instruments providing for indebtedness that would not, in the aggregate, exceed $1,000,000, each Contract that (A) is an indenture, credit agreement, loan agreement, security agreement, guarantee of, note, mortgage or other agreement providing for indebtedness (including obligations under any capitalized leases but excluding agreements between the Company and any wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company) or pursuant to which the Company or any of its Subsidiaries guarantees any such indebtedness of any other Person (other than the Company or another wholly owned Subsidiary of the Company), (B) materially restricts the Company’s and its Subsidiaries’ (taken as a whole) ability to incur indebtedness or guarantee the indebtedness of others, (C) grants a Lien (other than a Permitted Lien) or restricts the granting of Liens on any property or asset of the Company or its Subsidiaries that is material to the Company and its Subsidiaries or (D) is an interest rate derivative, currency derivative, forward purchasing, swap or other hedging contract;

(xiv) each Collective Bargaining Agreement;

(xv) each Contract that provides for a settlement or conciliation (A) with any Governmental Authority that (1) restricts or imposes material obligations upon the Company or its Subsidiaries (taken as a whole) or (2) materially disrupts the business of the Company and its Subsidiaries (taken as a whole) as currently conducted, or (B) that would require the Company or any of its Subsidiaries to pay consideration of more than $1,000,000 after the date of this Agreement;

(xvi) the top ten (10) Contracts measured by the aggregate payments made during the fiscal year ended December 31, 2024 with a customer of the Company or any Subsidiary of the Company, including distributors (excluding Contracts under which there are no further obligations of the Company or any Subsidiary of the Company to deliver products and purchase orders);

(xvii) any Contract (other than the type described in the subclauses above) that involves aggregate payments by or to the Company or any Subsidiary of the Company in excess of $5,000,000 per annum in the current calendar year or $5,000,000 in the aggregate; and

(xviii) each Contract not otherwise described in any other subsection of this Section 3.21(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K as promulgated by the SEC) with respect to the Company.

(b) A true, complete or redacted, as the case may be, and correct copy of each written Material Contract in effect as of the date of this Agreement, and a true, complete and correct summary of each oral Material Contract in effect as of the date of this Agreement, has been made available to Buyer prior to the date of this Agreement. Except for matters that would not, individually or in the aggregate, be or reasonably expected to be, material to the Company and its Subsidiaries, taken as a whole, (i) each Material Contract is a valid, binding and enforceable obligation of the Company or one of its Subsidiaries, on the one hand, and, to the knowledge of the Company, of the other party or parties thereto, on the other hand, in accordance with its terms, subject to the Enforceability Exceptions, and each Material Contract is in full force and effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it under each Material Contract and, to the knowledge of the Company, each other party to each Material Contract has performed all obligations required to be performed by it under such Material Contract, (iii) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party to a Material Contract, has breached or violated in any material respect any provision of, or taken or failed to take any act which, with or without notice, lapse of time or both, would constitute a material breach or a default under the provisions of such Material Contract, and neither the Company nor any of its Subsidiaries has received written or, to the knowledge of the Company, oral notice of any, and, to the knowledge of the Company, none of the Company or any of its Subsidiaries is in, default or material breach under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a default or material breach under) any Material Contract and (iv) neither the Company nor any of its Subsidiaries has received any written or, to the knowledge of the Company, oral notice from any other party to any such Material Contract that such party intends to terminate, or not renew, any such Material Contract or to adjust the fee schedule under such Material Contract in any material respects.

Section 3.23 Financial Advisor Fees. Except for Goldman Sachs Bank Europe SE (the “Company Financial Advisor”), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries in connection with the Transactions or who might be entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from the Company or any of its Affiliates in connection with the Transactions. The Company has disclosed to Buyer as of the date hereof the aggregate fees provided for in connection with the engagement by the Company of the Company Financial Advisor related to the Transactions and any obligations of the Company that survive the Closing. For the avoidance of doubt, nothing in such disclosure or this Agreement shall limit or otherwise affect any rights of the Company Financial Advisor.

Section 3.24 Opinion of Company Financial Advisor. The Company Financial Advisor has delivered to the Company Boards its opinion to the effect that, as of the date of this Agreement, based upon and subject to the various limitations, assumptions, qualifications, factors and matters set forth therein, the Offer Consideration to be paid to the holders of Company Shares (except for Buyer and its Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders, and such opinion has not been withdrawn, rescinded or modified. The Company will deliver to Buyer for informational purposes a signed copy of the executed written opinion promptly following the date of this Agreement.

Section 3.25 Insurance. Except for matters that would not be or reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (a) all insurance policies and bonds with respect to the business and assets of the Company and its Subsidiaries are in full force and effect, and no written, or to the knowledge of the Company, oral notice of cancellation has been received and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any of the insured parties thereunder, (b) all premiums due and payable under all such policies and bonds have been paid in accordance with the terms of such policies and bonds, and the Company and its Subsidiaries are otherwise in compliance with the terms of such policies and bonds, (c) the Company and its Subsidiaries are in compliance in all material respects with the terms of such policies and bonds, (d) the Company and each of its Subsidiaries maintains mandatory insurance policies as required by applicable Law, and (e) there is no claim pending under any insurance policies of the Company and its Subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

Section 3.26 Anti-Takeover Measures. No anti-takeover measure (such as any measure which would qualify as a “beschermingsmaatregel” under the Laws of The Netherlands) that may be invoked or implemented by the Company (or any of its Affiliates) or by a Third Party pursuant to a right granted to such Third Party by the Company (or any of its Affiliates) (each, an “Anti-Takeover Measure”) has been implemented by the Company (or such Affiliate) in relation to the Offer or the other Transactions, nor will any Anti-Takeover Measure apply with respect to or as a result of execution of this Agreement or the Tender and Support Agreements or the consummation of the transactions contemplated hereby or thereby.

Section 3.27 Information Supplied. The information relating to the Company and its Subsidiaries to be contained in, or incorporated by reference in, the Offer Documents, the Form F-4 and the Company Disclosure Documents will not, on the date the Offer Documents and the Company Disclosure Documents (or any amendment or supplement thereto) are filed, first mailed to shareholders or at the time the Form F-4 (and any amendment or supplement thereto) is declared effective by the SEC or on the date that the Offer is consummated, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Schedule 14D-9 will comply in all material respects as to form with the requirements of the 1934 Act. Notwithstanding the foregoing provisions of this Section 3.27, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Offer Documents, the Form F-4 or the Company Disclosure Documents, which information or statements were not supplied by or on behalf of the Company.

Section 3.28 Related Party Transactions. Except for any employment agreements or other compensation arrangements entered into in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice or as publicly disclosed in the Form 20-F of the Company filed with the SEC on April 11, 2025, no beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of 5% or more of any class of securities of the Company or any of its Subsidiaries, none of the Major Shareholders or any of the Company’s Affiliates, directors or executive officers or any of their respective Affiliates, on the one hand, is or since January 1, 2022 has been a party to any Contract with the Company or its Subsidiaries, on the other hand (each such Contract, an “Affiliate Agreement”).

Section 3.29 Rule 14d-10 Matters. All amounts payable to holders of Company Shares and other equity interests of the Company (“Covered Securityholders”) pursuant to the Company Plans (a) are being paid or granted as compensation for past services performed, future services to be performed or future services to be refrained from performing by the Covered Securityholders (and matters incidental thereto) and (b) are not calculated based on the number of Company Shares tendered or to be tendered into the Offer by the applicable Covered Securityholder. The independent members of the Supervisory Board (i) at a meeting duly called and held at which all such members of the Supervisory Board were present, duly and unanimously adopted resolutions approving as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(1) under the 1934 Act (an “Employment Compensation Arrangement”) (A) each Company Plan, (B) the treatment of the Company Equity Awards in accordance with the terms set forth herein, the Company Equity Plan and any applicable Company Plans and (C) any other Employment Compensation Arrangement that has been negotiated, executed or amended in connection with or in anticipation of the Transactions with current or former Company Service Providers who are holders of Company Shares or other equity interests of the Company, and the payments made or to be made and benefits provided or to be provided thereunder, which resolutions have not been rescinded, modified or withdrawn in any way, and (ii) has taken all other actions necessary to satisfy the requirements of the non-exclusive safe harbor under Rule 14d-10(d) under the 1934 Act with respect to the foregoing arrangements. The Company has provided or will provide to Buyer copies of resolutions adopted by the independent members of the Supervisory Board effectuating the foregoing, which resolutions have not been modified, amended or rescinded.

Section 3.30 No Other Representations and Warranties.

(a) Except for the representations and warranties set forth in Article 4, the Company acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at Law or in equity, is made or shall be deemed to have been made by or on behalf of Buyer to the Company, and Buyer hereby disclaims any such representation or warranty, whether by or on behalf of Buyer, and notwithstanding the delivery or disclosure to the Company, or any of its Representatives or Affiliates, of any documentation or other information by Buyer or any of its Representatives or Affiliates with respect to any one or more of the foregoing.

(b) The Company also acknowledges and agrees that, except for the representations and warranties set forth in Article 4 and except in the case of fraud, Buyer makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Buyer or any of its Subsidiaries or the future business, operations or affairs of Buyer or any of its Subsidiaries heretofore or hereafter delivered to or made available to the Company or its Representatives or Affiliates.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as (a) set forth in any Buyer SEC Documents publicly available on or after January 1, 2022 and at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, it being understood that any factual information contained within such sections shall not be excluded), or (b) set forth in writing in the corresponding section, or in another section, of the Buyer Letter to the extent that the relevance thereof would be readily apparent on the face of such disclosure that such disclosure is applicable to such section of the Buyer Letter, the Buyer represents and warrants to Company as follows:

Section 4.01 Corporate Existence and Power. Buyer is duly organized, validly existing and (where applicable) in good standing under the Laws of its jurisdiction of organization and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing and those licenses, authorizations, permits, consents and approvals the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. All of the outstanding shares of capital stock of Buyer have been validly issued and are fully paid.

Section 4.02 Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Transactions, including the Offer and the Post-Downstream Merger Share Sale, are within Buyer’s corporate power and have been duly and validly authorized by all necessary corporate action on the part of Buyer and, subject to the implementation of the First Capital Increase and Second Capital Increase, no other corporate proceedings on the part of Buyer or any of its Subsidiaries are necessary. Assuming due authorization, execution and delivery hereof by the Company, this Agreement constitutes a valid and binding agreement of Buyer, subject to the Enforceability Exceptions.

Section 4.03 Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration, filing with or notice to, any Governmental Authority is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement, and the consummation of the Transactions, other than (a) compliance with any applicable requirements of the HSR Act, the Other Required Antitrust Approvals and any Other Required Regulatory Approvals, (b) the filing of the Offer Documents and the Form F-4 with the SEC and any amendments or supplements thereto and declaration of effectiveness of the Form F-4, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act, the EU Prospectus Regulation, the UK Prospectus Regulation (if applicable) and any other applicable securities Laws, including applicable state securities, takeover and “blue sky” laws, (d) compliance with any applicable rules of Nasdaq, and (e) any consents, approvals, Orders, authorizations, registrations, declarations, filings or notices the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.04 Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the organizational documents of Buyer, (b) assuming compliance with the matters referred to in Section 4.03, cause or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit or right under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Buyer or any of its Subsidiaries under, or require any consent, waiver or approval of any Person, pursuant to any provision of any Contract, (c) assuming compliance with the matters referred to in Section 4.03, violate or conflict with any Law or Order applicable to Buyer or any of its Subsidiaries or by which Buyer or its Subsidiaries, or any of their respective properties or assets may be bound, with only such exceptions, in the case of each of clauses (b) and (c), as would not have or reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.05 Capitalization.

(a) The share capital of the Buyer consists of 248,552,200 registered shares (Namensaktien) (the “Buyer Shares”). As of the close of business on June 11, 2025, (A) 248,552,200 Buyer Shares were issued and outstanding, of these 2,316,205 Buyer Shares were held in treasury by Buyer, (B) 100,453,358 Buyer ADSs were issued and outstanding, of these 5,840,567 Buyer ADSs were held in treasury by Buyer, (C) 957,250 Buyer ADSs were subject to issuance pursuant to outstanding Buyer Options, (D) 3,046,038 Buyer ADSs were subject to issuance pursuant to outstanding Buyer RSUs, (E) 140,972 Buyer ADSs were subject to issuance pursuant to outstanding Buyer PSUs (assuming no adjustment to the granted number of Buyer PSUs based on achievement of applicable performance goals) and (F) up to 124,276,100 Buyer ADS could be issued from the authorized capital 2025 (Genehmigtes Kapital 2025), as contemplated by this Agreement. Since such date through the date of this Agreement, Buyer has not issued any shares of capital stock or voting securities of, or other equity interests in, Buyer, or any securities convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of, or other equity interests in, Buyer, other than Buyer ADSs issued pursuant to any exercise of Buyer Options or the vesting of Buyer RSUs or Buyer PSUs outstanding as of such date in accordance with their terms.

(b) All issued and outstanding Buyer Shares and all Buyer Shares that are subject to issuance, upon issuance prior to the Closing in accordance with the terms and subject to the conditions specified in the instruments under which they are issuable (i) are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable, (ii) are not, or upon issuance will not be, subject to any pre-emptive rights and (iii) are, to the extent owned directly or indirectly by the Buyer, owned free and clear of all material Liens and transfer restrictions, except for such transfer restrictions of general applicability as may be provided under the 1933 Act and other applicable securities Laws and restrictions set forth in the Tender and Support Agreements.

Section 4.06 SEC Filings.

(a) The Buyer has timely filed or furnished, as applicable, with the SEC all registration statements, forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished on or prior to the date of this Agreement by it with the SEC since January 1, 2022 (collectively, the “Buyer SEC Documents”).

(b) As of their respective effective dates (in the case of Buyer SEC Documents that are registration statements filed pursuant to the requirements of the 1933 Act) and as of their respective filing or furnishing dates (in the case of all other applicable Buyer SEC Documents), or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, each of the Buyer SEC Documents (i) complied as to form in all material respects with the requirements of the 1934 Act and the 1933 Act, as the case may be, applicable to such Buyer SEC Documents and in effect at such time and (ii) was prepared in all material respects in accordance with the applicable requirements of the 1933 Act, the 1934 Act and other applicable Law, each as in effect at such time.

(c) As of their respective filing or furnishing dates (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of such amendment or superseding filing with respect to the disclosures that are amended), none of the Buyer SEC Documents contained, and each Buyer SEC Document filed subsequently to the date hereof will not contain, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters received from the SEC or its staff and (ii) to the knowledge of the Buyer, none of the Buyer SEC Documents is the subject of an ongoing SEC review.

(d) No Subsidiary of the Buyer is subject to the periodic reporting requirements of the 1934 Act or is otherwise required to file any periodic forms, reports, schedules, statements or other documents with the SEC.

Section 4.07 Financial Statements.

(a) Since January 1, 2022, the consolidated financial statements (not including the German statutory accounts) of the Buyer (including any related notes thereto) included or incorporated by reference in the Buyer SEC Documents:

(i) as of their respective filing or furnishing dates with the SEC (or, if such Buyer SEC Documents were amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of such filing;

(ii) were prepared in accordance with IFRS applied on a consistent basis (except as may be indicated in the notes to those financial statements); and

(iii) fairly presented (except as may be indicated in the notes thereto and subject in the case of unaudited statements to normal year-end audit adjustments and the absence of footnotes, none of which either individually or in the aggregate are material) in all material respects the consolidated financial position of the Buyer and its consolidated Subsidiaries as of the dates thereof and the consolidated statements of operations and comprehensive income, cash flows and shareholders’ equity for the periods indicated.

(b) Since January 1, 2022, there has been no change in the Buyer’s accounting methods or principles that is material and would be required to be disclosed in the Buyer’s financial statements in accordance with IFRS, except as described in the notes thereto.

(c) Since January 1, 2022, neither the Buyer nor, to the knowledge of the Buyer, any third-party auditor of the Buyer has received any material written complaint, allegation, assertion or claim regarding deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Buyer or any of its Subsidiaries or their respective internal accounting controls relating to periods after January 1, 2022.

Section 4.08 Internal Controls.

(a) The Buyer has implemented, and at all times since January 1, 2022, has maintained, a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the 1934 Act) designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Buyer on a consolidated basis, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Buyer and (iii) provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the assets of the Buyer and its Subsidiaries that would have or would reasonably be expected to have a material effect on the Buyer’s financial statements.

(b) The Buyer has (i) implemented and maintained “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) designed to ensure that material information relating to the Buyer and its consolidated Subsidiaries is or was, as applicable, made known on a timely basis to the individuals responsible for the preparation of the Buyer SEC Documents and (ii) disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Buyer’s third-party auditors and the audit committee of the Supervisory Board (A) any significant deficiencies and material weaknesses in the design or operation of “internal control over financial reporting” that would be reasonably likely to adversely affect in any material respect the Buyer’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Buyer’s “internal control over financial reporting.” Any material change in internal control over financial reporting required to be disclosed in any Buyer SEC Document has been so disclosed.

(c) The Buyer is in compliance in all material respects with the applicable listing and corporate governance requirements of Nasdaq.

Section 4.09 Disclosure Documents.

(a) The information with respect to Buyer and any of its Affiliates that Buyer supplies to the Company for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof.

(b) The EU Prospectus and (if required) the UK Prospectus, when published, the Schedule TO and Form F-4, when effective, and the Offer Documents, when distributed or disseminated, will comply as to form in all material respects with the applicable requirements of the EU Prospectus Regulation, UK Prospectus Regulation (if applicable), the 1933 Act, the 1934 Act and all other applicable Laws governing the preparation, publication, distribution or dissemination of such documents, at the time of such publication, filing or the filing of any amendment or supplement thereto, at the time of such publication, distribution or dissemination and at the time of consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the EU Prospectus, the UK Prospectus Document (if required), the Schedule TO, the Form F-4 and the Offer Documents based upon information supplied to Buyer by the Company or any of their Representatives specifically for use or incorporation by reference therein.

Section 4.10 Absence of Certain Changes.

(a) From December 31, 2024, until the date of this Agreement, there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(b) From December 31, 2024, until the date of this Agreement, the business of the Buyer and its Subsidiaries has been conducted in the ordinary course of business of the Buyer and its Subsidiaries in a manner consistent with past practice.

Section 4.11 No Undisclosed Liabilities.

(a) As of December 31, 2024, there were no, and since such date there have not been any, Liabilities, of the Buyer or any of its Subsidiaries that would be required to be reflected or reserved against in a consolidated balance sheet of the Buyer and its consolidated Subsidiaries prepared in accordance with IFRS or in the notes thereto, other than:

(i) Liabilities disclosed or recorded on the Buyer Balance Sheet set forth in the Buyer SEC Documents;

(ii) Liabilities incurred since December 31, 2024, in the ordinary course of business consistent with past practice;

(iii) Liabilities incurred in connection with the Transactions or as expressly permitted or contemplated by this Agreement;

(iv) Liabilities and obligations solely between the Buyer and its wholly-owned Subsidiaries or among wholly-owned Subsidiaries of the Buyer; and

(v) other Liabilities that would not have or reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(b) Neither the Buyer nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Buyer and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the 1934 Act), where the result, purpose or intended effect of such commitment, joint venture, partnership, Contract or arrangement is to avoid disclosure of any material transaction involving, or material Liabilities of, the Buyer or any of its Subsidiaries, taken as a whole, in its published financial statements or other Buyer SEC Documents.

Section 4.12 Litigation. There is no Action pending against, or, to the knowledge of Buyer, threatened in writing against, Buyer or any of its Affiliates before (or, in the case of threatened Actions, that would be before) or by any Governmental Authority, except as would not have or reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.13 Ownership of Company Shares; Investment. As of the date of this Agreement, neither Buyer nor any of its Subsidiaries beneficially own any Company Shares. Except as contemplated by this Agreement and the Tender and Support Agreements, there are no voting trusts or other agreements or understandings to which Buyer or any Person controlling or controlled by Buyer is a party, with respect to the voting of the Company Shares.

Section 4.14 Tax-Free Reorganization Matters.

(a) Buyer is not, and will not be, immediately prior to the Closing, an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(b) Buyer has not taken any action, nor to the knowledge of Buyer are there any facts or circumstances, that could reasonably be expected to prevent the Offer, taken together with the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation and the New Topco U.S. Tax Election, from qualifying as one or more “reorganizations” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

Section 4.15 Absence of Certain Agreements. Neither Buyer nor any of its Affiliates has entered into any Contract, or authorized, committed or agreed to enter into any Contract, pursuant to which any shareholder of the Company would be entitled to receive consideration in respect of their Company Shares of a different amount or nature than the Offer Consideration or pursuant to which any shareholder of the Company agrees to tender their Company Shares into the Offer, other than the Tender and Support Agreements.

Section 4.16 No Other Representations and Warranties.

(a) Except for the representations and warranties set forth in Article 3, Buyer acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at Law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Buyer, and the Company hereby disclaims any such representation or warranty, whether by or on behalf of the Company and notwithstanding the delivery or disclosure to Buyer, or any of its Representatives or Affiliates, of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing.

(b) Buyer also acknowledges and agrees that, except for the representations and warranties set forth in Article 3 and except in the case of fraud, the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Buyer or its Representatives or Affiliates.

ARTICLE 5

COVENANTS OF THE COMPANY

The Company agrees that:

Section 5.01 Conduct of the Company. From the date of this Agreement until the Closing or the earlier valid termination of this Agreement in accordance with Article 8 (the “Pre-Closing Period”), except as (i) expressly required or expressly contemplated by this Agreement, (ii) set forth on Section 5.01 of the Company Letter, (iii) required by applicable Law or Tax Law or IFRS or (iv) consented to in advance by Buyer in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, (A) conduct its business in all material respects in the ordinary course of business and (B) use its commercially reasonable efforts to preserve intact its business organization and material business relationships with Third Parties, including manufacturers, suppliers, vendors, distributors, Governmental Authorities, customers, licensors, licensees and other Third Parties with which it has material business relationships and keep available the services of its present officers and key employees; provided, that no action expressly permitted to be taken by the Company or any of its Subsidiaries in clauses (a) through (u) of this Section 5.01 shall be deemed a breach of this sentence unless such action would constitute a breach of such specific provision; provided, further, that neither the Company nor any of its Affiliates shall be required to make any payments beyond that paid in the ordinary course of business to maintain such material business relationships or retain such officers and key employees. In addition to and without limiting the generality of the foregoing, during the Pre-Closing Period, except as (w) expressly required or expressly contemplated by this Agreement, (x) set forth on Section 5.01 of the Company Letter, (y) required by applicable Law or Tax Law or IFRS or (z) consented to in advance by Buyer in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries not to:

(a) amend, adopt any amendment or otherwise change (whether by merger, consolidation or otherwise) any of the Company Organizational Documents;

(b) (i) split, combine, subdivide, exchange or reclassify any shares in its share capital or other equity interests, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its shares or other equity interests or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares in its share capital or other equity interests, except for dividends or distributions paid by any of its wholly owned Subsidiaries to the Company or other wholly owned Subsidiaries of the Company, (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Company Securities or any Company Subsidiary Securities, except as required by the terms of any Company Equity Plan or Company Equity Awards, (iv) enter into any Contract with respect to the voting or registration of its share capital or any other Company Securities or Company Subsidiary Securities or (v) other than offers and sales pursuant to Form S-8 that are otherwise permitted under this Agreement, register the offer or sale of any class of debt or equity securities pursuant to the 1933 Act or otherwise subject any class of debt or equity securities to the periodic reporting requirements of the 1934 Act;

(c) except as otherwise expressly permitted by Section 5.01(k), (i) issue, pledge, dispose, grant, transfer, encumber (or otherwise cause to be subject to any Lien), deliver or sell, or authorize the issuance, pledge, disposition, grant, transfer, encumbrance (or subjection to any Lien), delivery of or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of any Company Shares upon the exercise of Company Options or Company Prior VSOP Awards or the settlement of Company RSUs and Company PSUs that are outstanding on the date of this Agreement in each case, in accordance with the terms of such Company Options, Company Prior VSOP Awards, Company RSUs and Company PSUs as of the date of this Agreement; provided that, in the event that the Company is required to make a performance determination prior to the Closing, such determination shall be made in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice, or (ii) adjust or amend the rights of, or any term of, any Company Security (including Company Equity Awards) or any Company Subsidiary Security;

(d) (i) acquire (whether by merger or consolidation, acquisition of stock or other securities or assets, license or by formation of a joint venture or otherwise) any other Person or business or any assets (other than ordinary course purchases from vendors) or properties or rights of any other Person or (ii) make any investment in any other Person by purchase of stock or securities, contributions to capital or property transfers, except in each case for (A) acquisitions from wholly owned Subsidiaries of the Company; (B) the purchase of equipment, supplies and inventory in the ordinary course of business; of the Company and its Subsidiaries in a manner consistent with past practice; (C) generally commercially available software licensed pursuant to a standard “off-the-shelf” or “shrink wrap” or “click wrap” agreement; and (D) acquisitions of any assets (other than ordinary course purchases from vendors) as to which the aggregate consideration for all such acquisitions does not exceed $5,000,000 in the aggregate;

(e) sell, assign, lease, license, transfer, divest, allow to lapse, dispose of (whether by merger or consolidation, sale of stock or other securities or assets or by formation of a joint venture or otherwise), or otherwise mortgage, encumber or subject to any Lien (other than Permitted Liens), to any Person (including any Subsidiary of the Company) in a single transaction or series of related transactions any of its assets, securities, properties, interests or businesses, including the capital stock of Subsidiaries of the Company, except (A) in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice (including granting non-exclusive licenses under Owned Company Intellectual Property, for the purpose of enabling research and development by Third Parties, which, for the avoidance of doubt, will not include commercialization licenses or exclusive licenses to Owned Company Intellectual Property), and (B) disposition of immaterial equipment and immaterial property no longer required in the operation of the business;

(f) (i) sell, assign, transfer, convey, pledge, encumber, dispose, license, sublicense, abandon, cancel, waive, permit to lapse or relinquish (other than any Patent or copyright expiring at the end of its statutory term and not capable of being extended), or impair any Owned Intellectual Property (in each case, other than granting non-exclusive licenses in the ordinary course of business in a manner consistent with past practice (including granting non-exclusive licenses under Owned Company Intellectual Property, for the purpose of enabling research and development by Third Parties, which, for the avoidance of doubt, will not include commercialization licenses or exclusive licenses to Owned Company Intellectual Property)), (ii) amend or extend any Patent or Trademark registration in the Company Intellectual Property Rights, or amend or abandon any Patent application or Trademark application in the Company Intellectual Property Rights except as required by diligent prosecution, (iii) fail to exercise a right of renewal or extension under or with respect to any Company Intellectual Property Right or (iv) disclose any confidential and non-public data or information of the Company, its Subsidiaries, or its Affiliates without a confidentiality agreement consistent with past practice in place protecting such confidential and non-public data;

(g) (i) commence any clinical study in respect of any Company Product, (ii) make any material change to, discontinue, terminate or suspend any clinical study or (iii) qualify any new site for manufacturing of any Company Product unless in line with existing development plans;

(h) enter into, amend, renew, extend, modify, terminate or waive any rights under, in each case, in any material respect, any Company Real Property Lease required to be listed in Section 3.15(b) of the Company

Letter or Material Contract required to be listed in Section 3.21 of the Company Letter (or any lease that if entered into prior to the date hereof would be a Company Real Property Lease or any Contract that if entered into prior to the date hereof would be a Material Contract) or any Affiliate Agreement (except, in the case of Company Real Property Leases and Material Contracts, renewals and extensions in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice and as not otherwise prohibited by an express provision of Section 5.01(a)-(u));

(i) except as set forth in Section 5.01(i) of the Company Letter, make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances or capital contributions among the Company and any of its wholly owned Subsidiaries and capital contributions to or investments in its wholly owned Subsidiaries, in each case in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice;

(j) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or guarantees thereof (directly, contingently or otherwise), other than indebtedness incurred between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or guarantees by the Company of indebtedness of any wholly owned Subsidiary of the Company, in each case in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice;

(k) except as required by the terms of a Company Plan or Collective Bargaining Agreement, in each case, in effect as of the date hereof, (i) increase the annualized compensation or benefits of any then-current Company Service Provider (other than annual increases in base salary or hourly wage rate, as applicable, in the ordinary course of business consistent with past practice), (ii) grant any equity (or equity-based) award to any current, former or future Company Service Provider, (iii) grant any rights to severance, termination pay, retention or change in control benefit or agreement to any Company Service Provider or increase the amount of such rights, (iv) establish, adopt, enter into, amend or terminate any Company Plan or Collective Bargaining Agreement or become a member of an employers’ association, (v) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any benefit plan, (vi) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by IFRS, (vii) amend or waive any performance or vesting criteria or accelerate the payment or vesting of any payment, equity or other incentive award or benefit provided or to be provided to any current, former or future Company Service Provider or otherwise pay any amounts or provide any benefits (including the forgiveness of indebtedness of any loan) not required to be paid to such individual under the applicable Company Plan or Collective Bargaining Agreement, in each case, as in effect as of the date hereof, (viii) hire or terminate the employment of any Company Service Provider (other than a termination for “cause”), or (ix) promote any employee (A) to a position with an annual base salary or annual base compensation of EUR 120,000 or more or (B) to the “Vice President” level or above, in each case, other than in the ordinary course of business consistent with past practice, including to fill a vacant role;

(l) make or authorize any capital expenditures, except as consistent with (i) the Company’s current capital expenditure plan set forth in Section 5.01(l) of the Company Letter, and (ii) any other subsequent annual capital budget that (A) is prepared in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice by the Company and approved by the Company Boards and (B) provides for total capital expenditures that do not exceed, in the aggregate, 110% of those set forth in the capital expenditure plan referred to in subclause (i) above;

(m) (i) cancel any material indebtedness (other than intercompany indebtedness canceled in compliance with Law); (ii) waive, release, grant or transfer any material claim or right of material value or consent to the termination of any material claim or right of material value; or (iii) commence any Action, except in connection with a breach of this Agreement or any other agreements contemplated hereby or otherwise related to the Transactions;

(n) pay, discharge, compromise, settle or satisfy any Liability (whether absolute, accrued, asserted or unasserted, contingent or otherwise) or any Action, inquiry or investigation against the Company or any of its Subsidiaries or any of their respective directors or officers, other than (i) Liabilities or Actions relating to Taxes (which, for the avoidance of doubt, shall be governed by Section 5.01(r)), (ii) the payment, discharge, settlement or satisfaction of claims or Liabilities (A) fully covered by insurance, (B) reflected in or reserved against in the Company Balance Sheet (or the notes thereto) and for amounts not in excess of such reserves, (C) related to costs and expenses incurred by the Company in connection with the Transactions or (D) with respect to any Transaction Litigation in accordance with, and as permitted by, Section 7.06, or (iii) where the amount paid or to be paid by the Company and its Subsidiaries does not exceed $1,000,000, individually, or $5,000,000, in the aggregate (except with respect to settlement of the matters set forth on Section 5.01(n) of the Company Letter, which shall not exceed the amounts set forth therein) (in each case, net of insurance proceeds, indemnity, contribution or similar payments received or to be received by the Company or any of its Subsidiaries in respect thereof), in each case, only without the imposition of any material restrictions on the business or operations of the Company or any of its Subsidiaries or the imposition of equitable relief on, or the admission of criminal or fraudulent conduct by, the Company or any of its Subsidiaries or any of their respective officers or directors;

(o) convene any general meeting of the Company (or any adjournment or postponement thereof) other than the EGM and any Subsequent EGM pursuant to Section 2.04 or pursuant to Buyer’s request as set forth in Section 2.06(a) (unless (A) the Company determines in good faith, after consultation with outside legal counsel, that such a meeting is required by applicable Law, or (B) such a meeting would otherwise be in the ordinary course of business);

(p) write up, write down or write off the book value of any assets for accounting purposes, except (i) for depreciation and amortization in accordance with IFRS consistently applied, (ii) as otherwise required under IFRS (including to increase any reserves for contingent Liabilities) or (iii) in the ordinary course of business in accordance with IFRS;

(q) make any changes to the Company’s methods of accounting (including any change to the Company’s fiscal year), except as required by concurrent changes in IFRS or in Regulation S-X as promulgated by the SEC, as agreed to by its independent public accountants;

(r) (i) change any material method of Tax accounting, (ii) settle or compromise any audit or other proceeding relating to a material amount of Tax, (iii) change any material Tax election or file any material amended Tax Return, (iv) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes (other than extensions granted in connection with extensions of time to file Tax Returns obtained in the ordinary course of business and automatically granted), (v) enter into any closing agreement with respect to any material amount of Tax or surrender any right to claim any material Tax refund, or (vi) change its residency for Tax purposes;

(s) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger or other reorganization of the Company or any of its Subsidiaries (other than wholly-owned Subsidiaries or as contemplated by Section 2.07);

(t) enter into a new line of business outside of the business of the Company and its Subsidiaries conducted as of the date hereof;

(u) notwithstanding any other provisions hereof, take any action that would reasonably be expected to (i) impede or materially delay consummation of the Transactions on a timely basis, (ii) require the receipt of any authorizations, consents, Orders or approvals from any Governmental Authority, or consent, approval or waiver of any Third Party, in each case in connection with the consummation of the Transactions, (iii) result in any of the conditions set forth in Annex I not being satisfied, or (iv) impair its ability to perform its obligations under this Agreement or to consummate the Transactions on a timely basis; or

(v) offer, propose, authorize, agree, resolve or commit to do any of the foregoing.

Section 5.02 Access to Information.

(a) During the Pre-Closing Period, subject to the Confidentiality Agreements, the Company shall, and shall cause each of its Subsidiaries to, and the Company and its Subsidiaries shall cause its and their respective Representatives to, (i) afford Buyer and its Representatives reasonable access on reasonable advance notice and in a manner not unreasonably disruptive to the operations of the business of the Company and its Subsidiaries, during normal business hours, to the officers, senior employees, Representatives, auditors, properties, assets, offices and other facilities and the books and records of the Company and its Subsidiaries, and (ii) promptly furnish or cause to be furnished to Buyer and its Representatives copies (including in electronic form) of books, records and other financial, tax, operating and other data and information (including the work papers of the Company’s or its Subsidiaries’ independent accountants upon receipt of any required consents from such accountants and subject to the execution of customary access letters) as Buyer or its Representatives may reasonably request in writing; provided, that such access shall not permit Buyer and its Representatives to conduct any invasive environmental testing or sampling at any of the properties, offices and other facilities of the Company and its Subsidiaries. Notwithstanding the foregoing, the Company and its Subsidiaries shall not be obligated to disclose any information (i) if providing such access or disclosing such information would cause significant competitive harm to the Company or its Subsidiaries, or would reasonably be expected to cause a strategic disadvantage to the Company or its Subsidiaries in ongoing legal proceedings between, among others, Buyer or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, if the Transactions are not consummated, provided, that the Company shall use its reasonable best efforts to develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Buyer and the Company, (ii) if providing such access or disclosing such information would violate any applicable Law (including antitrust and privacy Laws) or binding agreement entered into prior to the date of this Agreement, or (iii) in the reasonable judgement of the Company (following consultation with its outside legal counsel) that would result in the loss of attorney-client privilege with respect to such information or would constitute a waiver of any other privilege or trade secret protection held by the Company or any of its Subsidiaries; provided, that the Company shall use its reasonable best efforts (A) to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege or waiver of any other privilege or trade secret protection or violation of any such applicable Law or binding agreement or (B) to develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Buyer and the Company. The Company shall advise Buyer in such circumstances that it is unable to comply with Buyer’s reasonable requests for information pursuant to the immediately preceding sentence, and the Company shall reasonably describe the reasons why such information is being withheld. The Company shall be entitled to have Representatives present at all times during any inspection by Buyer or its Representatives pursuant to this Section 5.02(a). No notice, access, review or investigation pursuant to this Section 5.02 or information provided, made available or delivered to Buyer or its Representatives pursuant to this Section 5.02 or otherwise shall affect any representations or warranties of the Company or conditions or rights of Buyer contained in this Agreement. No investigation after the date of this Agreement shall affect or be deemed to modify or supplement any representation or warranty made by the Company herein.

(b) All information and materials provided pursuant to this Agreement shall be subject to the provisions of the confidentiality agreements made by and between the Company and Buyer in connection with the Transactions (the “Confidentiality Agreements”). Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreements, the Confidentiality Agreements shall be deemed terminated as of the Closing.

(c) Nothing contained in this Agreement is intended to give Buyer, directly or indirectly, rights to control the Company or any of its Subsidiaries before the Closing.

Section 5.03 No Solicitation; Adverse Recommendation Change.

(a) The Company shall not, and shall cause its Subsidiaries and its and their respective directors and officers not to, and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts to cause its and their other respective Representatives not to directly or indirectly, (i) solicit, initiate or knowingly facilitate, induce or knowingly encourage (including by providing information, cooperation or assistance) any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to, an Alternative Acquisition Proposal, (ii) other than informing Persons of the provisions contained in this Section 5.03, enter into, continue or otherwise participate in any discussions or negotiations regarding any Alternative Acquisition Proposal or (iii) authorize, execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other Contract (whether or not binding) with respect to an Alternative Acquisition Proposal. The Company shall, and shall cause each of its Subsidiaries and its and their respective directors and officers to, and shall use their reasonable best efforts to cause each of the other Representatives of the Company and its Subsidiaries to, immediately cease and cause to be terminated any and all existing discussions or negotiations with any Person conducted prior to the date of this Agreement with respect to any Alternative Acquisition Proposal, and shall not modify, amend or terminate, or waive, release or assign, any provisions of any confidentiality or standstill agreement (or any similar agreement) to which the Company or any of its Subsidiaries is a party relating to any such Alternative Acquisition Proposal and shall enforce the provisions of any such agreement; provided that the Company shall, subject to and in accordance with Section 5.03(b), be permitted to release or waive any such standstill obligations solely to the extent necessary to permit the party referenced therein to submit an unsolicited bona fide written Alternative Acquisition Proposal to any of the Company Boards on a confidential basis conditioned upon such Person agreeing that the Company shall not be prohibited from providing any information to Buyer regarding any such Alternative Acquisition Proposal in accordance with the terms of this Section 5.03. The Company shall promptly (and in any event within two (2) Business Days of the date of this Agreement) request each Person that has prior to the date of this Agreement executed a confidentiality agreement in connection with its consideration of any Alternative Acquisition Proposal to, in accordance with the terms of such agreement, return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of its Subsidiaries. The Company agrees that it shall promptly inform its Representatives of the obligations undertaken in this Section 5.03.

(b) Notwithstanding anything to the contrary contained in Section 5.03(a), prior to the Expiration Time, in the event that the Company receives an unsolicited bona fide written Alternative Acquisition Proposal, the Company may take the following actions upon giving notice to Buyer (but only if (x) the Company Boards determine in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the members of the Company Boards under the Laws of The Netherlands, (y) the Company Boards determine in good faith, after consultation with outside legal counsel and financial advisor, that such Alternative Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (z) the submission of such Alternative Acquisition Proposal did not result from or arise in connection with a breach of this Section 5.03):

(i) furnish non-public information with respect to the Company and its Subsidiaries to the Person or group making such Alternative Acquisition Proposal (and its Representatives); provided, that (A) prior to furnishing any such non-public information, it receives from such Person or group an executed confidentiality agreement containing terms at least as restrictive to the Person or group as the terms contained in the respective Confidentiality Agreement are to Buyer, and which shall not contain any exclusivity provision or other term that would restrict, in any manner, the Company’s ability to consummate the Transactions or to comply with its disclosure obligations to Buyer pursuant to this Agreement (an “Acceptable Confidentiality Agreement”) and (B) prior to or contemporaneously with furnishing any such non-public information to such Person or group (or its Representatives), it furnishes such non-public information to Buyer to the extent Buyer has not previously been provided with such information; and

(ii) engage in discussions or negotiations with such Person or group with respect to such Alternative Acquisition Proposal.

(c) In addition to the obligations of the Company set forth in Sections 5.03(a), (b), and (d), as promptly as practicable (and in any event within twenty-four (24) hours) after receipt of any Alternative Acquisition Proposal or any request for non-public information or any inquiry that would reasonably be expected to lead to any Alternative Acquisition Proposal, the Company shall provide Buyer with written notice of the material terms and conditions of such Alternative Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Alternative Acquisition Proposal, request or inquiry. Commencing upon the provision of any notice referred to above and continuing until such Alternative Acquisition Proposal, request or inquiry is withdrawn, (i) the Company (or its outside legal counsel) shall keep Buyer (or its outside legal counsel) informed on a reasonably current basis regarding the status and material terms (including any changes thereto) of discussions and negotiations relating to any such Alternative Acquisition Proposal, request or inquiry (and within twenty-four (24) hours after any changes to the material terms thereof) and (ii) the Company shall, as promptly as practicable (and in any event within twenty-four (24) hours following the receipt or delivery thereof), provide Buyer (or its outside legal counsel) with copies of all written materials, proposals or proposed transaction agreements (including all schedules and exhibits thereto) relating to any such Alternative Acquisition Proposal (which may be redacted to the extent necessary to avoid disclosure of confidential information regarding the business or operations of the Person making such Alternative Acquisition Proposal, so long as such redaction does not extend to the identity of such Person or any material terms or conditions of such Alternative Acquisition Proposal).

(d) Except as provided in Section 5.03(e), neither the Company Boards nor any committee thereof shall, directly or indirectly:

(i) (A) withhold, withdraw, qualify, amend or modify in a manner adverse to Buyer, or publicly propose to withhold, withdraw, qualify, amend or modify in a manner adverse to Buyer, the Company Recommendation or fail to make, or include in the applicable Company Disclosure Documents, the Company Recommendation or the approval, adoption, recommendation or declaration of advisability by the Company Boards or any committee thereof of this Agreement, of the Offer or any of the other Transactions, or make any public statement inconsistent with the Company Recommendation; (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Alternative Acquisition Proposal; (C) publicly make any recommendation in connection with an Alternative Acquisition Proposal other than a recommendation against such proposal; (D) fail to publicly and without qualification recommend against any Alternative Acquisition Proposal or fail to reaffirm the Company Recommendation, in either case within ten (10) Business Days after such Alternative Acquisition Proposal is made public or after any reasonable, written request by Buyer to do so (or, if earlier, by the third (3rd) Business Day prior to the then-scheduled Expiration Time, or the EGM or any Subsequent EGM, as applicable); or (E) publicly propose to do any of the foregoing (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”); or

(ii) approve or recommend, or publicly propose to approve or recommend, or allow the Company or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract (other than an Acceptable Confidentiality Agreement as provided in Section 5.03(b)(i)) (A) relating to any Alternative Acquisition Proposal or any offer or proposal that would reasonably be expected to lead to an Alternative Acquisition Proposal or (B) requiring it (or that would require it) to abandon, terminate or fail to consummate the Transactions (an “Alternative Acquisition Agreement”).

(e) Notwithstanding anything to the contrary set forth in Section 5.03(d), solely in response to a Superior Proposal received by the Company Boards after the date of this Agreement, the Company Boards may, at any time prior to the Expiration Time, make an Adverse Recommendation Change, validly terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal in accordance with

Section 8.01(d)(i) or authorize, resolve, agree or propose publicly to take any such action, only if all of the following conditions are met:

(i) the Company has not breached any of its obligations under this Section 5.03;

(ii) the Company shall have (A) provided to Buyer four (4) Business Days’ prior written notice, which shall state expressly (1) that it has received a Superior Proposal, (2) the material terms and conditions of the Superior Proposal (including the consideration offered therein and the identity of the Person or group making the Superior Proposal), and shall have contemporaneously provided the most current version of the Alternative Acquisition Agreement and all ancillary agreements related to the Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Superior Proposal shall require a new notice and a new three (3) Business Day period) and (3) that, subject to clause (iii) below, the Company Boards have determined to effect an Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(d)(i), as applicable, and the Company Boards shall have determined, in good faith, after consultation with outside legal counsel and financial advisor, that the failure to effect an Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(d)(i), as applicable, would be inconsistent with the fiduciary duties of the members of the Company Boards under the Laws of The Netherlands and (B) prior to making such an Adverse Recommendation Change or terminating this Agreement in accordance with Section 8.01(d)(i), as applicable, to the extent requested in writing by Buyer, engaged in good faith negotiations with Buyer during such four (4) or three (3) Business Day period, as applicable, to amend this Agreement in such a manner that the Alternative Acquisition Agreement ceases to constitute a Superior Proposal; and

(iii) no earlier than the end of the four (4) or three (3) Business Day period, as applicable, the Company Boards shall have determined, in good faith, after consultation with outside legal counsel and financial advisor, that, taking into account any revised terms proposed by Buyer, such Superior Proposal continues to constitute a Superior Proposal and that the failure to effect an Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(d)(i) would continue to be inconsistent with the fiduciary duties of the members of the Company Boards under the Laws of The Netherlands.

(f) Notwithstanding anything to the contrary set forth in Section 5.03(d), upon the occurrence of any Intervening Event, the Company Boards may, at any time prior to the Expiration Time, make an Adverse Recommendation Change, or authorize, resolve, agree or propose publicly to take any such action, only if all of the following conditions are met:

(i) the Company shall have (A) provided to Buyer four (4) Business Days’ prior written notice, which shall (1) set forth in reasonable detail information describing the Intervening Event and the rationale for the Adverse Recommendation Change and (2) state expressly that, subject to clause (ii) below, the Company Boards have determined to effect an Adverse Recommendation Change and the Company Boards shall have determined, in good faith, after consultation with outside legal counsel and financial advisor, that the failure to effect an Adverse Recommendation Change would be inconsistent with the fiduciary duties of the members of the Company Boards under the Laws of The Netherlands and (B) prior to making such an Adverse Recommendation Change, to the extent requested in writing by Buyer, engaged in good faith negotiations with Buyer during such four (4) Business Day period to amend this Agreement in response to the Intervening Event in such a manner that the failure of the Company Boards to effect an Adverse Recommendation Change in response to the Intervening Event in accordance with clause (ii) below would no longer be inconsistent with the fiduciary duties of the members of the Company Boards under the Laws of The Netherlands; and

(ii) no earlier than the end of the four (4) Business Day period, the Company Boards shall have determined in good faith, after consultation with outside legal counsel and financial advisor, that, in light of such Intervening Event and taking into account any revised terms proposed by Buyer, the failure to effect an Adverse Recommendation Change would continue to be inconsistent with the fiduciary duties of the members of the Company Boards under the Laws of The Netherlands (it being understood and agreed that any material change to the circumstances giving rise to the Intervening Event that was previously the subject of a notice hereunder shall require a new notice to Buyer as provided above; provided, that, with respect to each such material change, each reference in the preceding clauses (i) and (ii) to a “four (4) Business Day” period shall be changed to refer to a “three (3) Business Day” period).

(g) Nothing contained in this Agreement shall prohibit the Company or the Company Boards from (A) taking and disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or (B) making any disclosure to the Company’s shareholders that is required by applicable Law or if the Company Boards determine in good faith (after consultation with outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with their duties under applicable Law; provided that any disclosures with respect to any of the foregoing shall be deemed an Adverse Recommendation Change unless the Company Boards expressly publicly reaffirm the Company Recommendation.

Section 5.04 Compensation Arrangements. Prior to the Closing, the Company (acting through the Company Boards and the Compensation Committee) shall take all steps that may be required, necessary or advisable to cause (a) each Employment Compensation Arrangement that has been or, after the date of this Agreement, shall be entered into by the Company or any of its Subsidiaries with any current or former Company Service Provider, (b) the treatment of the Company Equity Awards, in accordance with the terms set forth in this Agreement, and (c) the applicable terms of Sections 6.01 and 6.02, in each case, to be approved as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d) (2) promulgated under the 1934 Act and to satisfy the requirements of the non-exclusive safe harbor set forth in Rule 14d-10(d) promulgated under the 1934 Act.

Section 5.05 Delisting; Deregistration. Prior to the Acceptance Time, the Company shall cooperate with Buyer and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to cause the delisting of the Company and the Company Shares from Nasdaq as promptly as practicable after the expiration of the Subsequent Offering Period (or such later time as requested by Buyer in writing) and the deregistration of the Company Shares under the 1934 Act as promptly as practicable after such delisting.

Section 5.06 Anti-Takeover Measures. The Company and the Company Boards (and any applicable committees thereof) shall take all actions within their power and authority necessary so that no Anti-Takeover Measure is or becomes applicable to the Transactions. If any Anti-Takeover Measure becomes applicable in such a manner that it would prevent, materially delay or impair any of the Transactions, the Company and the Company Boards (and any applicable committees thereof) shall grant such approvals and take such actions within their power and authority as are necessary so that any such Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act within their power and authority to eliminate such Anti-Takeover Measures in respect of such Transactions.

Section 5.07 Internal Controls Remediation Actions. During the Pre-Closing Period, the Company shall take all actions and implement any measures required to remediate any deficiencies or weaknesses disclosed in any Company SEC Document or in the Company Letter related to the Company’s (i) system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the 1934 Act) regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with IFRS, or (ii) “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act).

Section 5.08 Tax Matters.

(a) The Company Group shall maintain its books and records in accordance with applicable Tax Law in all material respects through the Closing Date.

(b) The Company shall not take any action, or knowingly fail to take any action, if such action or failure to act (together with any other such actions or failures) would reasonably be expected to prevent the Offer, taken together with the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation and the New Topco U.S. Tax Election, from qualifying as one or more “reorganizations” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

(c) The Company and New Topco shall not make any election under Treasury Regulations Section 301.7701-3 with respect to itself or any of its Subsidiaries until after the Cancellation Effective Time to be treated other than as an association taxable as a corporation for U.S. federal income tax purposes.

ARTICLE 6

COVENANTS OF BUYER

Buyer agrees that:

Section 6.01 Director and Officer Liability.

(a) From Closing until six (6) years after the completion of the Transactions (including the Post-Offer Reorganization, if applicable), Buyer shall cause the Company or another member of the Company Group to indemnify and hold harmless, and provide advances to, the present and former directors and officers of the Company Group (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the completion of the Transactions (including the Post-Offer Reorganization, if applicable) pursuant to, in accordance with the terms of and to the fullest extent provided for in the Company Organizational Documents as they are in force on the date hereof and any relevant Indemnification Agreements and as permitted by applicable Law. From Closing until six (6) years after the completion of the Transactions (including the Post-Offer Reorganization if applicable), Buyer shall cause the Company and its Subsidiaries to honor and fulfill the obligations of the Company and its Subsidiaries under any and all indemnification agreements in effect as of the date hereof between the Company or any of its Subsidiaries and any Indemnified Person as listed in Section 3.19(a) of the Company Letter (the “Indemnification Agreements”). In addition, from Closing until six (6) years after the completion of the Transactions (including the Post-Offer Reorganization, if applicable), Buyer shall cause the Company and its Subsidiaries to cause the articles of association and rules and regulations of the Company Boards (or other similar organizational documents) of the Company and its Subsidiaries to contain provisions with respect to the indemnification of all Indemnified Persons that are no less advantageous in the aggregate to the intended beneficiaries than the corresponding provisions contained in the Company Organizational Documents as the date hereof. To the maximum extent permitted by applicable Law, such indemnification shall be mandatory rather than permissive.

(b) The Company shall, prior to the Closing, obtain and fully pay the premium for, and as of the Closing Buyer shall cause the Company to maintain in full force and effect, a “tail” insurance policy with a claims period until six (6) years after the completion of the Transactions (including the Post-Offer Reorganization, if applicable) with respect to directors’ and officers’ Liability insurance covering each Person currently covered by the Company’s directors’ and officers’ Liability insurance policy for acts or omissions occurring at or prior to the completion of the Transactions (including the Post-Offer Reorganization, if applicable) on terms that are no less favorable to those of such policy of the Company in effect on the date of this Agreement, which insurance shall, prior to the Closing, be in effect and prepaid for such period, provided, however, that in no event shall the total cost for such prepaid “tail” insurance policy exceed 300% of the annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if the total cost for such prepaid “tail” policy exceeds the Premium Cap, then Buyer shall cause the Company may obtain, or cause to be obtained, a prepaid “tail” policy with the maximum coverage available for a total cost of the Premium Cap.

(c) If Buyer, the Company or any of their respective successors or assigns (other than pursuant to the Transactions) (i) shall consolidate with, or merge with or into, any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties or assets to any Person, then, in each case, Buyer shall take such action as may be necessary so that such Person shall assume all of the applicable obligations set forth in this Section 6.01.

(d) Each of the Indemnified Persons is intended to be third-party beneficiaries of this Section 6.01, with full rights of enforcement as if such Indemnified Person was a party hereto. The rights of any Indemnified Person under this Section 6.01 shall be in addition to, and not in substitution of, any other rights that such Persons may have under the Company Organizational Documents, the Indemnification Agreements or applicable Law (whether at Law or in equity).

Section 6.02 Employee Matters.

(a) For a period commencing on the Closing Date and ending on the first (1) anniversary of the Closing Date, each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Closing and who remains employed by Buyer or any of its Affiliates (including, following the Closing, the Company or any of its Subsidiaries) as of immediately following the Closing (each, a “Continuing Employee”) shall receive from Buyer (or its applicable Affiliate) (i) at least the same base salary and the same target annual bonus opportunity that was provided to such Continuing Employee immediately prior to the Closing Date; and (ii) employee benefits (excluding severance, equity or equity-based incentive awards, change in control benefits, retiree medical benefits and defined benefit retirement benefits) that are substantially similar in the aggregate to the employee benefits provided to Continuing Employees immediately prior to the Closing.

(b) Buyer shall, and shall cause each of its controlled Affiliates to, use commercially reasonable efforts to (i) waive all limitations as to any pre-existing condition or waiting periods in its applicable welfare plans with respect to participation and coverage requirements applicable to each Continuing Employee under any welfare plans that such Continuing Employee may be eligible to participate in after the Closing and (ii) credit each Continuing Employee for any copayments, deductibles, offsets or similar payments made under a Company Plan during the plan year that includes the Closing for purposes of satisfying any applicable copayment, deductible, offset or similar requirements under the comparable plans of Buyer or any of its controlled Affiliates. As of the Closing, Buyer shall, or shall cause any of its controlled Affiliates to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable Company Plan as of the Closing, in each case, insofar as not prohibited by applicable Law. In addition, as of the Closing, Buyer shall, and shall cause its controlled Affiliates to give Continuing Employees full credit for purposes of eligibility, vesting and determination of level of vacation benefits under any employee benefit and compensation plans or arrangements (excluding for any purpose benefits under defined benefit plans, retiree medical plans or frozen or grandfathered benefit plans) maintained by Buyer or its controlled Affiliates that such Continuing Employees may be eligible to participate in after the Closing for such Continuing Employees’ service with the Company or any of its Subsidiaries to the same extent that such service was credited for purposes of any comparable Company Plan immediately prior to the Closing, except, in each case, to the extent such treatment would result in duplicative benefits.

(c) Unless otherwise requested in writing by Buyer no later than three (3) days prior to the Closing, the Company Boards or board of directors of the applicable Subsidiary (or the appropriate committee thereof) shall take actions necessary to terminate any Company Plan intended to include a Code section 401(k) arrangement, such termination to be effective as of the day immediately prior to the Closing Date and contingent upon the Closing. The Company shall provide Buyer, prior to the Closing, with evidence that such plan has been terminated (the form and substance of which shall be subject to reasonable review and comment by Buyer). In the event of such a termination, Buyer shall establish or designate a 401(k) retirement plan maintained by Buyer or an Affiliate to accept the rollover of participant accounts distributed from the 401(k) plans maintained by the Company (including promissory notes evidencing employee loans, if any).

(d) Notwithstanding the generality of Section 9.09, the provisions of this Section 6.02 are solely for the benefit of the Parties, and no current or former Company Service Provider or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Section 6.02. In no event shall the terms of this Agreement be deemed to confer upon any Company Service Provider any right to continued employment with Buyer or any of its Affiliates (including, following the Acceptance Time, the Company and its Subsidiaries) or to limit the ability of Buyer, or any of its Affiliates to terminate the employment of any employee at any time and for any reason. Nothing herein shall be deemed to establish, amend, modify or cause to be adopted any Company Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by Buyer, the Company or any of their respective Affiliates.

(e) From and after the Closing Date, Buyer shall cause the Company and its Subsidiaries to honor the terms of all Collective Bargaining Agreements to which the Company or its Subsidiaries are bound. In addition, the terms of employment of all Continuing Employees represented by a labor union, works council or other labor organization in connection with their employment or any other Continuing Employees employed in any jurisdiction where it is not permitted to differentiate between union and non-union employees in terms of compensation or benefits shall be governed by any such obligations, rather than the terms of this Agreement.

(f) Any written or oral communications to any Company Service Provider pertaining to compensation or benefit matters that relate to or are affected by the Transactions shall be provided to Buyer for prior approval by Buyer (such approval not to be unreasonably withheld, conditioned or delayed), it being agreed that Buyer shall have a reasonable time to review any such communication and that Buyer and the Company shall cooperate in providing any such mutually agreeable communication.

Section 6.03 Stock Exchange Listing. Prior to the Expiration Time, Buyer shall cause the Buyer ADSs to be issued in the Offer to be approved for listing on Nasdaq, subject to official notice of issuance.

Section 6.04 Conduct of Buyer. During the Pre-Closing Period, except as (i) expressly required or expressly contemplated by this Agreement, (ii) set forth in Section 6.04 of the Buyer Letter, (iii) required by applicable Law or (iv) consented to in advance in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), Buyer shall, and shall cause each of its Subsidiaries to, (A) conduct its business in all material respects in the ordinary course of business consistent with past practice and (B) use its reasonable best efforts to preserve intact in all material respects its business organization and material business relationships with suppliers, vendors, Governmental Authorities, customers and other Persons with which Buyer has material business relationships; provided, that neither Buyer nor any of its Subsidiaries shall be required (or shall without the Company’s prior consent, not to be unreasonably withheld, conditioned or delayed) to make any payments to its business relationship counterparties, beyond that paid in the ordinary course of business in order to maintain such business relationships. In addition to and without limiting the generality of the foregoing, during the Pre-Closing Period, except as (w) expressly required or expressly contemplated by this Agreement, (x) set forth in Section 6.04 of the Buyer Letter, (y) required by applicable Law or (z) consented to in advance in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), Buyer shall not, and shall cause its Subsidiaries not to:

(a) amend, adopt any amendment or otherwise change (whether by merger, consolidation or otherwise) any of the Buyer Organizational Documents, except for such amendments or changes as would not have or reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect;

(b) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its shares or other equity interests, except for dividends or distributions paid by any of its Subsidiaries to Buyer or other Subsidiaries of Buyer;

(c) split, combine, subdivide, exchange or reclassify the Buyer Shares or Buyer ADSs including pursuant to any recapitalization, merger, issuer tender or exchange offer or other similar transaction, unless the

Offer Consideration and any other amounts payable pursuant to the Transactions contemplated in this Agreement are equitably adjusted in order to provide the (former) shareholders of the Company the same economic benefit as contemplated by this Agreement prior to such event; or

(d) agree, resolve or commit to do any of the foregoing.

Section 6.05 Tax Matters.

(a) Buyer shall not make (and shall cause each of its Affiliates to not make) any election under Section 338 of the Code or any similar provision of any U.S. state or local or foreign Law with respect to the Company or any of its Subsidiaries.

(b) Except pursuant to the New Topco U.S. Tax Election, Buyer shall not make any entity classification election pursuant to U.S. Treasury Regulations Section 301.7701-3 with respect to the Company or any of its Subsidiaries, which election would be effective on or prior to the Cancellation Effective Time.

(c) Buyer shall not take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent the Offer, taken together with the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation and the New Topco U.S. Tax Election, from qualifying as one or more “reorganizations” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

(d) During the one-year period beginning on the date of the Cancellation Effective Date, Buyer shall not transfer any of the assets of the Company and, after the New Topco U.S. Tax Election pursuant to Section 2.07(b)(vi), New Topco to any entity that is treated as a corporation for U.S. federal income tax purposes of which the Buyer directly owns, or is considered to directly own, through New Topco, for U.S. federal income tax purposes, at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of each class of other stock.

ARTICLE 7

COVENANTS OF THE PARTIES

The Parties agree that:

Section 7.01 Regulatory Approvals; Efforts.

(a) During the Pre-Closing Period, the Parties shall use their respective reasonable best efforts to consummate and make effective the Transactions in accordance with the terms hereof and subject to Section 7.01(g). Without limiting the foregoing, during the Pre-Closing Period, the Parties shall use their respective reasonable best efforts to (i) promptly satisfy the Offer Condition set forth in paragraphs (B) and (L) of Annex I and (ii) avoid entry of, or effect the dissolution of, any Order that would have the effect of preventing or materially delaying the consummation of the Transactions. In furtherance and not in limitation of the foregoing, each Party agrees to (A) submit its Notification and Report Form pursuant to the HSR Act with respect to the Transactions within twenty (20) Business Days of the date of this Agreement, and Buyer agrees to (B) make all other required filings with respect to the Other Required Antitrust Approvals and Other Required Regulatory Approvals as promptly as practicable (and consistent with market practice) and (C) to respond as promptly as practicable to any inquiries or requests received from the United States Federal Trade Commission, the United States Department of Justice or any other Governmental Authority in connection with antitrust or related matters.

(b) The Parties’ outside counsel shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and each Party’s outside counsel shall provide to the other Parties’ outside counsel in advance, any material written analyses, presentations, memoranda, briefs and proposals made or submitted to any Governmental Authority in connection with proceedings relating to the HSR Act and the Other Required Regulatory Approvals; provided, that each Party may limit disclosure of commercially sensitive portions of such materials to the outside legal counsel and consultants of the other Parties.

(c) Buyer shall consult and cooperate with the Company, and consider in good faith the views of the Company, in connection with, and shall provide to the Company in advance, any material written analyses, presentations, memoranda and briefs related to the Transactions, made or submitted to any Governmental Authority in connection with proceedings relating to any Antitrust Law and any Other Required Regulatory Approvals; provided, that each Party may limit disclosure of commercially sensitive portions of such materials. The Company shall not make any submissions related to the Transactions to any Governmental Authority in relation to any Antitrust Law and any Other Required Regulatory Approvals without the prior approval of the Buyer, such approval not to be unreasonably withheld, delayed or conditioned; provided, that no prior approval is required for the submission of the Notification and Report Form pursuant to the HSR Act or any submission related to the Transactions reasonably required to comply with the Company’s statutory obligations.

(d) Without limiting the generality of the foregoing, each Party shall give the other Party prompt notice upon becoming aware of any pending or threatened request, inquiry, or Action brought by a Governmental Authority, or brought by a Third Party before any Governmental Authority, in each case with respect to the Transactions under any Antitrust Laws (an “Antitrust Investigation”). With respect to any such Antitrust Investigation, and subject to applicable Laws relating to the exchange of information and appropriate agreements to limit disclosure to outside counsel and consultants retained by such counsel and to preserve the attorney-client or other legal privileges, each Party shall use its reasonable best efforts to (i) keep the other Party informed as to the status of any such request, inquiry, or Action, (ii) promptly inform the other Party’s outside counsel of any material communication to or from the United States Federal Trade Commission, United States Department of Justice or any other Governmental Authority, in connection with any such request, inquiry or Action (and, if in writing, furnish the other Party with a copy of such communication), (iii) give each other’s outside counsel reasonable advance notice of all material meetings or teleconferences with any Governmental Authority in connection with any such request, inquiry or Action and (iv) consult in advance and cooperate with the other Party’s outside counsel and consider in good faith the views of the other Party’s outside counsel in connection with (including, to the extent reasonably practicable, providing reasonable opportunity for the other Party to comment upon) any material analysis, presentation, memorandum, brief or proposal to be made or submitted to any such Governmental Authority; provided that the Company shall not make any submissions related to the Transactions to any Governmental Authority in relation to any Antitrust Law without the prior approval of Buyer, such approval not to be unreasonably withheld, delayed or conditioned; provided, further, that no prior approval is required for the submission of the Notification and Report Form pursuant to the HSR Act or any submission related to the Transactions reasonably required to comply with the Company’s statutory obligations.

(e) The Company shall promptly furnish to Buyer all information required or requested to be included in any application, filing or submission to be made pursuant to the rules and regulations of any Governmental Authority in connection with the applications or other filings to be made under applicable Antitrust Laws or for any Other Required Regulatory Approvals. The Company shall have the right to review in advance, and to the extent reasonably practicable, shall consult Buyer’s outside counsel on, all material information relating to the Company and any of its respective Affiliates that appear in any filing made with, or written materials submitted to (in each case, including any material amendments thereto) in connection with the Other Required Antitrust Approvals (and any amendments thereto) and the Other Required Regulatory Approvals. Buyer shall consider in good faith comments proposed by the Company; provided, that with respect to any documents or materials that contain information (i) that is commercially sensitive or (ii) the provision of which would infringe Antitrust Laws, such information may be provided solely to those individuals acting as outside legal counsel for the other Party on an outside-counsel-to-counsel basis.

(f) Each Party further agrees to cooperate with the other and use its reasonable best efforts in order to resolve any investigation or other inquiry concerning the Transactions initiated by the United States Federal

Trade Commission, the Antitrust Division of the United States Department of Justice or any Governmental Authority. Each Party’s outside counsel shall promptly notify the other’s outside counsel of any material written notice or other communication received by such Party from any Governmental Authority in connection with the Transactions and, to the extent reasonably practicable and allowed by the Governmental Authority, all material discussions, telephone calls and meetings with a Governmental Authority regarding the Transactions shall include the Representatives of the Company and Buyer.

(g) Notwithstanding anything to the contrary in this Agreement, in no event shall Buyer or any of its Affiliates be required to, and “reasonable best efforts” will in no event require, or be construed to require, Buyer or any of its Affiliates to (i) initiate, litigate, challenge, defend or otherwise participate or take any action with respect to any Action, inquiry or investigation by, against or involving any Third Party or Governmental Authority with respect to the Transactions, (ii) enter into, offer, or agree to, any commitment, settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the Transactions, (iii) otherwise take any other steps or actions to defend against, vacate, modify or suspend any injunction, or order, judgment, ruling, decree or decision of any Governmental Authority, (iv) agree, propose, negotiate, offer, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (including by establishing a trust, licensing any Intellectual Property Rights (whether pursuant to an exclusive or nonexclusive license) or otherwise), or take any other action (including by providing its consent to permit the Company or any of its Subsidiaries to take any of the foregoing actions), or otherwise proffer or agree to do any of the foregoing, with respect to any of the businesses, assets or properties of Buyer, the Company or any of their respective Affiliates or Subsidiaries, (v) terminate any existing relationships or contractual rights or obligations, (vi) take any action, or commit to take any action, or to accept any restriction, commitment or condition, involving Buyer, the Company or any of their respective Affiliates or Subsidiaries, or (vii) otherwise offer to take or offer to commit to take any action that would limit Buyer’s or any of its Affiliates’ freedom of action with respect to, or ability to retain, operate or otherwise exercise full rights of ownership with respect to, businesses, assets or properties of Buyer, the Company, or any of their respective Affiliates or Subsidiaries (or equity interests held by Buyer or any of its Affiliates in entities with businesses, assets or properties).

(h) Notwithstanding the foregoing or anything in this Agreement to the contrary, Buyer shall have principal right and responsibility for determining the timing and sequence of seeking the required authorizations, consents, expirations or terminations of any waiting periods, Orders and approvals under applicable Antitrust Laws and other Laws and from any Governmental Authorities and strategy with respect to obtaining any such authorizations, consents, Orders, expiration or termination of a waiting period and approvals. The Company shall, and shall cause its Subsidiaries to, take such actions as reasonably requested by Buyer in connection with obtaining any such authorizations, consents, expirations or terminations of any waiting periods, Orders and approvals.

(i) Buyer and the Company agree to refrain from, and to cause each of their respective Affiliates to refrain from, acquiring or agreeing to acquire any assets or businesses that would reasonably be expected to (1) prevent, materially impede, or materially delay receipt of any authorizations, consents, Orders, or approvals of Governmental Authorities, or (2) prevent, materially delay, or impede the Closing, or (3) cause any Governmental Authority to object to such Transactions.

Section 7.02 Certain Filings. The Parties shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are reasonably required to be obtained from parties to any Contracts, in connection with the consummation of the Transactions.

Section 7.03 Further Assurances. If, at any time before or after the Acceptance Time, the Company or Buyer reasonably believes that any further instruments, deeds, bills of sale, assignments or assurances are reasonably necessary or desirable to consummate the Transactions or to carry out the purposes and intent of this Agreement, then, subject to the terms and conditions of this Agreement, the Company and Buyer shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary or desirable to consummate the Transactions and to carry out the purposes and intent of this Agreement.

Section 7.04 Public Announcements. Buyer and the Company shall consult with one another prior to issuing, and provide each other with the opportunity to review and comment upon, any press release, public announcement, public statement or other public disclosure with respect to this Agreement or the Transactions and shall not issue any such press release, public announcement, public statement or other public disclosure prior to such consultation without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law, court process or by the rules and regulations of Nasdaq, in which event Buyer and the Company shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to Buyer or the Company, as applicable, to review and comment upon such press release, public announcement, public statement or other public disclosure in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, that (a) each of the Company and Buyer may make press releases or public announcements concerning this Agreement or the Transactions that consist solely of information previously disclosed in previous press releases or public announcements made by Buyer or the Company in compliance with this Section 7.04 and (b) each of the Company and Buyer may make any public statements in response to questions by the press, investors or analysts or those participating in investor calls or industry conferences, so long as such statements consist solely of information previously disclosed in previous press releases, public disclosures, public statements or other public disclosures made by Buyer or the Company in compliance with this Section 7.04. The Company and Buyer agree to issue (or cause to be issued) the previously agreed upon form of joint press release announcing the execution of this Agreement promptly following the execution of this Agreement.

Section 7.05 Notices of Certain Events.

(a) Each Party shall give prompt notice to the other Party of (i) any material written notice or other material communication received by it from any Governmental Authority during the Pre-Closing Period in connection with this Agreement and the Transactions, (ii) any written notice or other communication received by it from any Third Party during the Pre-Closing Period alleging any material breach of, or material default under, any Material Contract, or (iii) any written notice or other communication received by it from any Third Party during the Pre-Closing Period alleging that the consent of such Third Party is or may be required in connection with this Agreement and the Transactions; provided, that the delivery of notice pursuant to this Section 7.05(a) shall not cure any breach of any representation, warranty, obligation, covenant or agreement contained in this Agreement or otherwise limit or otherwise affect the remedies available hereunder to the other Party.

(b) Each Party shall give prompt notice to the other Party of (i) any Action commenced or, to such Party’s knowledge, threatened, against it or any of its Affiliates, that purports to prevent, impede or delay the consummation of the Offer, the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation or any of the other Transactions or that makes allegations that, if true, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Buyer Material Adverse Effect, as the case may be, and (ii) (A) in the case of the Company, the knowledge of the Company of any breach of or inaccuracy in its representations or warranties set forth in this Agreement or failure to perform its covenants or agreements set forth in this Agreement to the extent such inaccuracy, breach or failure to perform would reasonably be expected to give rise to, individually or in the aggregate, the failure of any Offer Condition set forth in paragraph (D) or paragraph (E) of Annex I or (B) in the case of Buyer, the knowledge of Buyer of any breach of, or inaccuracy in, the representations or warranties of Buyer set forth in this Agreement or failure to perform the covenants or agreements of Buyer set forth in this Agreement to the extent such inaccuracy, breach or failure to perform would reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of Buyer to perform its obligations under this Agreement or to consummate the Transactions; provided, that the delivery of any notice pursuant to this Section 7.05 shall not cure any breach of any representation, warranty, obligation, covenant or agreement contained in this Agreement or otherwise limit or affect any remedies available hereunder to the Party receiving such notice.

Section 7.06 Litigation.

(a) Except as otherwise set forth in Section 7.01, the Company shall control any Action brought against the Company or any of its Subsidiaries or their directors or officers relating in any way to this Agreement or the Transactions (“Transaction Litigation”); provided, that the Company shall give Buyer the right to (i) review and comment in advance on all filings or responses to be made by the Company in connection with any Transaction Litigation (and any amendments thereto) and the Company shall consider in good faith any comments proposed by Buyer, (ii) participate in (at Buyer’s sole expense), but not control, the defense of such Transaction Litigation, (iii) consult on any settlement with respect to such Transaction Litigation and (iv) participate in any negotiations or mediation with respect to any settlement with respect to such Transaction Litigation, and no such settlement shall be agreed to without Buyer’s prior written consent in Buyer’s sole discretion. The Company shall promptly notify Buyer of any Transaction Litigation brought, or, to the knowledge of the Company, threatened in writing, against the Company, members of the Company Boards or any Subsidiary of the Company and shall keep Buyer apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise adversely affected); provided, that the delivery of any notice pursuant to this Section 7.06 shall not cure any breach of any representation, warranty, obligation, covenant or agreement contained in this Agreement or otherwise limit or affect any remedies available hereunder to the Party receiving such notice.

(b) The Parties further agree to the matters set forth on Schedule 7.06(b).

Section 7.07 Business Continuity. After Closing, the Parties shall use reasonable efforts to safeguard that (i) CureVac S.E. continues its biopharmaceutical research and development business, and (ii) CureVac Manufacturing GmbH continues its manufacturing business, in each case with respect to qualitative characteristics such as services or products offered, customer and supplier base, markets served and qualification of their employees.

Section 7.08 Tax Free Reorganization Matters.

(a) The parties intend that, for U.S. federal income tax purposes, the Offer, taken together with the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation and the New Topco U.S. Tax Election, will qualify as one or more “reorganizations” within the meaning of Section 368(a) of the Code and the Treasury Regulations to which one or both of Buyer and the Company are to be parties under Section 368(b) of the Code and the Treasury Regulations and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g). None of the parties knows of any fact or circumstance (without conducting independent inquiry or diligence of the other relevant party), or has taken or will take any action, if such fact, circumstance or action would be reasonably expected to cause the Offer, taken together with the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation and the New Topco U.S. Tax Election, to fail to qualify as one or more “reorganizations” within the meaning of Section 368(a) of the Code and the Treasury Regulations. The Offer, taken together with the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation and the New Topco U.S. Tax Election shall be reported by the parties for all Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code.

(b) In connection with the filing of the Offer Documents (including any amendment or supplement thereto), each of Buyer and the Company shall reasonably cooperate with each other in order to obtain one or both of: (i) a written opinion, in form and substance reasonably satisfactory to Buyer, of Covington & Burling LLP or other nationally recognized U.S. tax counsel reasonably acceptable to Buyer (“Buyer Tax Counsel”) or (ii) a written opinion, in form and substance reasonably satisfactory to the Company, of Skadden, Arps, Slate, Meagher & Flom LLP or other nationally recognized tax counsel reasonably acceptable to the Company (“Company Tax Counsel”) (each such opinion, a “Tax Opinion”), solely to the extent one or both of such Tax

Opinions is required by the SEC. Each Tax Opinion required by the SEC shall conclude, on the basis of customary representations, assumptions and undertakings set forth or referred to in such Tax Opinion and in the related Tax Representation Letters, the Offer, taken together with the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation and the New Topco U.S. Tax Election will qualify as one or more “reorganizations” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder. In connection with the foregoing, each of Buyer and the Company shall deliver to Buyer Tax Counsel and Company Tax Counsel at such times as Buyer Tax Counsel and Company Tax Counsel shall reasonably request (i) a representation letter containing customary representations, assumptions and undertakings, reasonably satisfactory in form and substance to Buyer Tax Counsel and Company Tax Counsel (the “Tax Representation Letters”) and (ii) such other information as reasonably requested by Buyer Tax Counsel or Company Tax Counsel, in each case, for purposes of rendering their respective Tax Opinion. Buyer Tax Counsel and Company Tax Counsel shall be entitled to rely on the Tax Representation Letters and such reasonably requested information for purposes of rendering any Tax Opinion. For the avoidance of doubt, the delivery of one or more Tax Opinions shall not be a condition to the consummation of the Offer, the Post-Downstream Merger Share Sale, the Cancellation or the New Topco U.S. Tax Election, and the failure to deliver any Tax Opinion shall not be a basis for the termination of this Agreement.

ARTICLE 8

TERMINATION

Section 8.01 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Acceptance Time:

(a) by mutual written consent of the Company and Buyer;

(b) by either the Company or Buyer:

(i) if the Acceptance Time has not occurred on or before 11:59 p.m. (New York City time) on the nine-month anniversary of the date of this Agreement (as such date may be extended pursuant to the mutual written consent of the Company and Buyer, the “End Date”); provided, that if all of the Offer Conditions shall have been satisfied or shall be then capable of being satisfied (other than the Offer Condition set forth in paragraph (B) of Annex I), the End Date shall automatically extend until the date that is ninety (90) days following the initial End Date and if at the end of such ninety (90)-day period, all of the Offer Conditions shall have been satisfied or shall be then capable of being satisfied (other than the Offer Condition set forth in paragraph (B) of Annex I), then the End Date shall automatically extend for one (1) additional ninety (90)-day period; provided, further, the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any Party seeking to terminate if such Party is in breach of, or has breached, this Agreement prior to the Acceptance Time where such breach proximately caused the failure of the Acceptance Time to occur by the End Date;

(ii) if the Offer Condition set forth in paragraph (C) of Annex I is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall have become final, permanent and non-appealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall have complied in all material respects with its obligations under Section 7.01;

(iii) if the Offer shall have expired in accordance with its terms without all of the Offer Conditions having been satisfied and shall have not been extended by Buyer; provided, that the right to terminate this Agreement pursuant to this Section 8.01(b)(iii) shall not be available to any Party whose breach of this Agreement proximately caused the Offer to expire without all of the Offer Conditions having been satisfied; provided, further, that the right to terminate this Agreement pursuant to this Section 8.01(b)(iii) shall not be available to Buyer if Buyer does not extend the Offer in circumstances where Buyer is required to extend the Offer under this Agreement; or

(c) by Buyer:

(i) if the Company breaches any of its representations or warranties, or fails to perform any of its covenants, obligations or agreements contained in this Agreement, which breach or failure to perform, individually or in the aggregate, (A) would result in any Offer Condition not being satisfied and (B) such breach or failure to perform by its nature cannot be cured or has not been cured by the Company by the earlier of (1) the second (2nd) Business Day immediately prior to the End Date and (2) the date that is thirty (30) days after the Company’s receipt of written notice of such breach from Buyer; provided, that Buyer is not then in material breach of its representations or warranties or then materially failing to perform its covenants, obligations or agreements contained in this Agreement;

(ii) following an Adverse Recommendation Change;

(iii) if the Subsequent EGM has been held and been concluded and (A) the Governance Resolutions have not been adopted or (B) the Post-Offer Reorganization Resolutions have not been adopted;

(iv) following a Willful Breach of any of the Company’s obligations under Section 5.03 in any material respect; or

(d) by the Company:

(i) in order to concurrently with or immediately following such termination enter into a definitive agreement with respect to a Superior Proposal subject to, and in accordance with, the terms and conditions of Section 5.03(e); provided, that (A) substantially concurrently with such termination, the Company pays the Company Termination Compensation pursuant to Section 8.03(b)(i) and (B) the Company shall not have breached in any material respect any of its obligations under Section 5.03;

(ii) if Buyer breaches any of its representations or warranties, or fails to perform any of its covenants, obligations or agreements contained in this Agreement, which breach or failure to perform (A) would result in any Offer Condition not being satisfied and (B) such breach or failure by its nature cannot be cured or has not been cured by Buyer, as applicable, by the earlier of (A) the second (2nd) Business Day immediately prior to the End Date and (B) the date that is thirty (30) days after Buyer’s receipt of written notice of such breach from the Company; provided, that the Company is not then in material breach of its representations or warranties or then materially failing to perform its covenants, obligations or agreements contained in this Agreement;

(iii) if (A) the Acceptance Time has occurred and (B) the First Capital Increase has not become effective within ninety (90) calendar days after the Acceptance Time; or

(iv) if (A) the Acceptance Time has occurred, (B) Buyer has failed to exchange the First Company Shares within ten (10) Business Days following the effectiveness of the First Capital Increase, (C) the First Capital Increase has become effective, (D) the Company delivers written notice to Buyer after the occurrence of the events described in clauses (A), (B) and (C) demanding that Buyer make (or cause to be made) such exchange and (E) Buyer fails to make (or cause to be made) such exchange within three (3) Business Days of receiving such notice.

Section 8.02 Effect of Termination. In the event of the valid termination of this Agreement as provided in this Article 8, notice thereof shall be given to the other Party, specifying the provision hereof pursuant to which such termination is made (other than in the case of termination pursuant to Section 8.01(a)), and this Agreement shall immediately become void and of no effect, without any Liability on the part of any Party (or its respective directors, officers, employees, shareholders, Representatives, agents or advisors); provided, that, subject in all respects to this Section 8.02, Section 8.03 and Section 9.11 (including, in each case, the limitations set forth therein), (a) the Confidentiality Agreements, Section 5.02(b), Section 7.04, this Section 8.02, Section 8.03, Article 1 and Article 9 (in each case, subject to the limitations set forth therein) shall survive the valid termination hereof and (b) nothing herein shall relieve either Party of any Liability for damages resulting from such Party’s fraud or Willful Breach prior to such valid termination (including, with respect to the Company, damage to the Company’s shareholders resulting from the failure of the Closing to occur).

Section 8.03 Expenses; Termination Compensation.

(a) Except as set forth in this Section 8.03, all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such fees, costs and expenses, whether or not the Transactions are consummated.

(b) Company Termination Compensation. The Company shall pay, or cause to be paid, to Buyer by wire transfer of immediately available funds an amount equal to the Company Termination Compensation (without interest and less any applicable withholding Taxes):

(i) if this Agreement is validly terminated by the Company pursuant to Section 8.01(d)(i), in which case payment shall be made concurrently with such termination;

(ii) if this Agreement is validly terminated by Buyer pursuant to Section 8.01(c)(ii) or Section 8.01(c)(iv), in which case payment shall be made within five (5) Business Days following any such termination; or

(iii) if (A) an Alternative Acquisition Proposal shall have been publicly made or otherwise becomes generally known to the public prior to the Acceptance Time, (B) this Agreement is thereafter validly terminated (1) by the Company or Buyer pursuant to Section 8.01(b)(i) (if by Buyer, only if at such time Buyer would not be prohibited from terminating this Agreement by the proviso set forth in Section 8.01(b)(i)), (2) by the Company or Buyer pursuant to Section 8.01(b)(iii) (if by Buyer, only if at such time Buyer would not be prohibited from terminating this Agreement by either proviso in Section 8.01(b)(iii)) and the Minimum Condition has not been satisfied as of the final Expiration Time of the Offer (provided, that the Offer Conditions set forth in paragraphs (B) and (C) of Annex I have been satisfied as of such date) or (3) by Buyer pursuant to Section 8.01(c)(i) or Section 8.01(c)(iii) and (C) prior to the date that is twelve (12) months following the date of such termination, the Company enters into a definitive Contract with respect to any transaction specified in the definition of “Alternative Acquisition Proposal” or any such transaction is consummated, in each case, whether or not involving the same Alternative Acquisition Proposal or the Person making the Alternative Acquisition Proposal referred to in clause (A), in which case payment shall be made to Buyer concurrently with the earlier of the date on which such transaction is consummated and the date on which the Company enters into such Contract. For purposes of the foregoing clause (C), references in the definition of the term “Alternative Acquisition Proposal” to the figure “twenty percent (20%)” shall be deemed to be replaced by “fifty percent (50%).”

Section 8.04 Buyer Termination Compensation.

(a) If this Agreement is terminated:

(i) by Buyer or the Company pursuant to Section 8.01(b)(i), if, as of the time of such termination, the only Offer Conditions that have not been satisfied or waived (to the extent such waiver is not prohibited by applicable Law and other than those conditions that by their nature are to be satisfied by actions taken at the Expiration Time) are any one or more of those set forth in (a) paragraph (B) of Annex I or (b) paragraph (C) of Annex I if the Legal Restraint by any Governmental Authority of competent jurisdiction is based on Antitrust Law to prevent the Offer, the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation or any of the other Transactions, or to impose a condition or require a remedy pursuant to any Antitrust Law that Buyer is not required to accept or agree to;

(ii) by Buyer or the Company pursuant to Section 8.01(b)(ii) if the Legal Restraint by any Governmental Authority of competent jurisdiction is based on Antitrust Law to prevent the Offer, the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation or any of the other Transactions, or to impose a condition or require a remedy pursuant to any Antitrust Law that Buyer is not required to accept or agree to; or

(iii) by Buyer or the Company pursuant to Section 8.01(b)(iii), if, as of the time of such termination, the only Offer Conditions that have not been satisfied or waived (to the extent such waiver is not prohibited under applicable Law, other than those conditions that by their nature are to be satisfied by actions taken at the Expiration Time) are any one or more those conditions set forth in (a) paragraph (B) of Annex I or (b) paragraph (C) of Annex I if the Legal Restraint by any Governmental Authority of competent jurisdiction is based on Antitrust Law to prevent the Offer, the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation or any of the other Transactions, or to impose a condition or require a remedy pursuant to any Antitrust Law that Buyer is not required to accept or agree to;

then Buyer shall, concurrently with such termination, in the case of a termination by Buyer, or within five (5) Business Days in the case of a termination by the Company, pay, or cause to be paid, to the Company an amount equal to the Buyer Termination Compensation by wire transfer of immediately available funds (without interest and less any applicable withholding Taxes); provided, however, that Buyer shall not be obligated to pay the Buyer Termination Compensation if (x) the Company’s breach of any of its obligations or representations and warranties under this Agreement proximately caused the failure to satisfy the Offer Condition set forth in paragraph (C) of Annex I or of the imposition of the applicable Legal Restraint (or of the applicable condition or imposition of a remedy) or (y) if, at the time of such termination, Buyer was entitled to terminate this Agreement pursuant to Section 8.01(c)(i).

(b) The Parties acknowledge that the agreements contained in Section 8.03 and Section 8.04(a) are an integral part of the Transactions and that, without these agreements, the Parties would not have entered into this Agreement. Accordingly, if any Party fails to promptly pay the amount due pursuant to Section 8.03(b) or Section 8.04(a) and, in order to obtain such payment, Buyer or the Company, as applicable, commences an Action that results in an Order in its favor for such payment, the Company or Buyer, as applicable, shall pay to the other Party its reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Action, together with interest on each such amount at the rate equal to the U.S. Prime Rate as published on the website of the Board of Governors of the Federal Reserve System (https://www.federalreserve.gov/releases/h15/), calculated on a daily basis from the date such amounts were required to be paid to the date of actual payment. In the event this Agreement is terminated and Buyer is entitled to receive the Company Termination Compensation pursuant to Section 8.03(b) or the Company is entitled to receive the Buyer Termination Compensation pursuant to and Section 8.04(a), the Company Termination Compensation or the Buyer Termination Compensation, as applicable, shall, subject to Section 9.11 and except with respect to claims for fraud or Willful Breach, be the sole and exclusive remedy of the applicable Party and its Affiliates, on the one hand, against the other Party and its former, current or future shareholders, directors, officers, Affiliates, agents or other Representatives, on the other hand, for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement or the Transactions. Upon payment of such Company Termination Compensation or Buyer Termination Compensation, as applicable, none of the Company or Buyer, as applicable, or any of their respective former, current or future shareholders, directors, officers, Affiliates, agents or other Representatives shall have any further Liability relating to or arising out of this Agreement or the Transactions, except with respect to fraud or Willful Breach. Notwithstanding anything to the contrary contained in this Agreement, in no event shall a Party be required to pay the Company Termination Compensation or the Buyer Termination Compensation, as applicable, more than once.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via electronic mail, (b) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery) or (c) on the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, in each case to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Buyer, to:

BioNTech SE

An der Goldgrube 12

55131 Mainz

Germany

Attention: James Ryan, Chief Legal Officer & Chief Business Officer

Email: [****]

with copies, which shall not constitute notice, to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention:  Paul Claydon

Jack S. Bodner

Email:   [****]

     [****]

and

Hengeler Mueller Partnerschaft von Rechtsanwälten mbB

Bockenheimer Landstraße 24

60323 Frankfurt am Main

Attention: Lucina Berger

Email:   [****]

and

Loyens & Loeff N.V.

Parnassusweg 300

1081 LC Amsterdam

The Netherlands

Attention:  Michel van Agt

Email:   [****]

if to the Company, to:

CureVac N.V.

Friedrich-Miescher-Strasse 15

72076 Tübingen

Germany

Attention:  Thaminda Ramanayake, Chief Business Officer

     Marco Rau, General Counsel

Email:   [****]

     [****]

with copies, which shall not constitute notice, to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

395 9th Avenue,

New York, NY 10001

Attention:  Howard L. Ellin

     June S. Dipchand

     Stephan Hutter

     Holger Hofmeister

Email:   [****]

     [****]

     [****]

     [****]

and

NautaDutilh N.V.

Beethovenstraat 400

1082 PR Amsterdam

The Netherlands

Attention:  Paul van der Bijl

Email:   [****]

Section 9.02 Non-Survival of Representations and Warranties; Survival of Certain Covenants and Agreements. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant to this Agreement shall not survive the Acceptance Time. This Section 9.02 shall not limit Section 8.02, Section 8.03(b) or Section 8.04 or any covenant or agreement of the Parties that by its terms contemplates performance after the Acceptance Time. The terms of Article 1 and this Article 9, as well as the covenants and other agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Acceptance Time shall survive the Acceptance Time in accordance with their terms.

Section 9.03 Amendments and Waivers.

(a) Except as otherwise expressly provided for in Annex I, this Agreement may only be amended or supplemented at any time by additional written agreements signed by, or on behalf of, the Parties, as may mutually be determined by the Parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the Parties.

(b) No provision of this Agreement may be waived or extended except by a written instrument signed by the Party against whom the waiver or extension is to be effective. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement in this Agreement, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

Section 9.04 Rules of Construction. The Parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 9.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties; provided, that without the consent of the Company, (a) Buyer may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any one or more direct or indirect wholly owned Subsidiaries or Affiliates controlled by Buyer and (b) after the Acceptance Time, Buyer may transfer or assign its rights and obligations under this Agreement to any Person; provided, further, that, in each of clauses (a) and (b), such transfer or assignment shall not (i) adversely impact the rights of the Company under this Agreement or (ii) relieve Buyer of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

Section 9.06 Governing Law. This Agreement, and any Action arising out of or relating to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to choice or conflict of Law principles thereof; provided, that, notwithstanding the foregoing, any matters concerning or implicating the Company Boards’ fiduciary duties shall be governed by and construed in accordance with the applicable fiduciary duty Laws of The Netherlands.

Section 9.07 Dispute Resolution. Any dispute, controversy, or claim arising out of or relating to this Agreement (and any subsequent amendments thereof), or the breach, termination, or validity thereof, or the Transactions contemplated hereby (each a “Dispute”) shall be resolved in accordance with this Section 9.07.

(a) Consent to Jurisdiction. For purposes of resolving any Dispute, each Party (a) irrevocably and unconditionally submits to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware, or if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) (the “Chosen Court”), (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, (c) waives any claim of improper venue or any claim that the Chosen Court is an inconvenient forum, and (d) agrees that, subject to Section 9.07(b) below, it shall not bring any action relating to a Dispute in any forum other than the Chosen Court. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to a Dispute: (i) any claim that such Party is not personally subject to the jurisdiction of the Chosen Court as described herein for any reason; (ii) that it or its property is exempt or immune from jurisdiction of any such Chosen Court or from any legal process commenced in such courts (whether through service of process, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) that (A) the action in any such court is brought in an inconvenient forum, (B) the venue of such action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such Chosen Court.

(b) Arbitration. In the event that a Chosen Court of first instance declines jurisdiction over an action brought in accordance with Section 9.07(a), the associated Dispute shall be resolved by final and binding arbitration administered by the International Chamber of Commerce (the “ICC”) in accordance with its Rules of Arbitration in effect at the time (the “Rules”), except as modified herein.

(i) The seat of arbitration shall be Frankfurt, Germany and the arbitration shall be conducted in the English language.

(ii) The arbitration shall be conducted by three arbitrators. The claimant and respondent shall each nominate one arbitrator within thirty (30) days of receipt by respondent of the demand for arbitration. The two arbitrators so nominated shall nominate the third and presiding arbitrator (the “Presiding Arbitrator”) within thirty (30) days of the confirmation by the ICC Court of Arbitration (“ICC Court”) of the second arbitrator. If any party fails to nominate an arbitrator, or if the two party-nominated arbitrators fail to nominate the Presiding Arbitrator, within the time periods specified herein, then any such arbitrator shall, upon any party’s request, be appointed by the ICC Court in accordance with the Rules.

(iii) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue an injunction, attachment or other order in aid of arbitration proceedings. Without prejudice to such provisional remedies that may be granted by a court, the arbitrators shall have full authority to grant provisional remedies, to order a party to request that a court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrators’ orders to that effect.

(iv) The award of the arbitrators shall be final and binding upon the parties thereto, and shall be the sole and exclusive remedy between the parties regarding any Dispute presented to the arbitrators. Judgment upon any award may be entered in any court having jurisdiction over any party or any of its assets.

(c) Waiver of jury trial. Each Party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Action (whether based on contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement, the other documents and agreements delivered in connection herewith or the Transactions contemplated hereby or thereby or the actions of the parties in the negotiation, administration, performance and enforcement hereof or thereof. Each Party certifies and acknowledges that (a) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of an Action, (b) such Party has considered and understands the implications of this waiver, (c) such Party makes this waiver voluntarily and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.07(c).

Section 9.08 Counterparts; Electronic Delivery; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a Contract, and each Party hereby forever waives any such defense, except to the extent that such defense relates to lack of authenticity. This Agreement shall become effective when each Party shall have received a counterpart of this Agreement signed by each other Party. Until and unless each Party has received a counterpart of this Agreement signed by each other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 9.09 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Annexes and Exhibits hereto, the Company Letter and the Confidentiality Agreements, and the other documents delivered in connection with this Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions. This Agreement is not intended to, and shall not, confer upon any Person other than the Parties any rights or remedies; provided, that (a) the provisions of Section 6.01 are intended to be for the benefit of, and shall be enforceable by, each indemnified or insured party (including the Indemnified Persons), his or her heirs and representatives; and (b) the provisions of Section 2.04(a)(iii) and Section 2.05(g) are intended to be for the benefit of, and shall be enforceable by, the members of the Company Boards in office at the time of holding the EGM or Subsequent EGM, as applicable, and any Independent Director as referred to in Section 2.05 and all members of the Supervisory Board resigning at the Acceptance Time.

Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic or legal substance of the Transactions is not affected in any material way. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.11 Specific Performance. The Parties agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, will occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the Parties acknowledge and agree that (a) the Parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the provisions set forth in Section 8.03 (i) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (ii) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific performance and (c) the right of specific performance is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.11 shall not be required to provide any bond or other security in connection with any such Order or injunction.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

BioNTech SE

By:	/s/ Uğur Şahin
Name: Uğur Şahin
Title: Chief Executive Officer and Management Board Member

By:	/s/ Sierk Poetting
Name: Sierk Poetting
Title: Chief Operating Officer and Management Board Member

CureVac N.V.

By:	/s/ Alexander Zehnder
Name: Alexander Zehnder
Title: Chief Executive Officer

By:	/s/ Thaminda Ramanayake
Name: Thaminda Ramanayake
Title: Chief Business Officer

[Signature Page to Purchase Agreement]

ANNEX I

OFFER CONDITIONS

Notwithstanding any other provision of the Agreement or the Offer and in addition to (and not in limitation of) Buyer’s right and obligation to extend, terminate, amend or modify the Offer pursuant to the provisions of the Agreement, subject to any applicable rules and regulations of the SEC, Buyer shall not be required to, or, in the case of paragraph (G), may not be permitted to, accept for exchange or exchange any Company Share validly tendered and not properly withdrawn pursuant to the Offer unless, as of the scheduled Expiration Time:

A. there shall have been validly tendered in accordance with the terms of the Offer, and not properly withdrawn, a number of Company Shares that, together with the Company Shares then owned by Buyer or its controlled Affiliates, represents at least eighty percent (80%) of the Company’s issued and outstanding capital (geplaatst en uitstaand kapitaal) immediately prior to the Expiration Time (the “Minimum Condition”); provided that if all of the Offer Conditions have been satisfied or waived other than the Minimum Condition, and Buyer has extended the Offer on four (4) or more occasions in consecutive periods of ten (10) Business Days each in accordance with Section 2.01(e)(ii) of the Agreement, Buyer may in its sole discretion, by written notice to the Company, amend the reference to “eighty percent (80%)” in the foregoing definition of Minimum Condition to “seventy-five percent (75%)”, in which case the reference to “eighty percent (80%)” in the foregoing definition of Minimum Condition shall be deemed to be a reference to “seventy-five percent (75%)” of the Company’s issued and outstanding capital (geplaatst en uitstaand kapitaal) immediately prior to the Expiration Time;

B. any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated and the Other Required Antitrust Approvals shall have been received, or be deemed to have been received due to the expiry of applicable statutory deadlines, or through any other informal comfort letter that is satisfactory to Buyer, and be in full force and effect;

C. no applicable Law or Order (whether temporary, preliminary or permanent), entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction (collectively, the “Legal Restraints”) shall be in effect that prohibits, renders illegal or enjoins, the consummation of the Offer, the Post-Offer Reorganization, the Legal Downstream Merger, the Post-Downstream Merger Share Sale, the Cancellation, or the other Transactions;

D. the representations and warranties of the Company (i) set forth in Section 3.11(a) of the Agreement shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Expiration Time with the same effect as though made at and as of the Expiration Time, (ii) set forth in Section 3.05(a), Section 3.05(b), Section 3.05(c) and Section 3.06 of the Agreement shall be true and correct in all respects (except for any de minimis inaccuracies), at and as of the date of this Agreement and at and as of the Expiration Time with the same effect as though made as of the Expiration Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) set forth in Section 3.01, Section 3.02, Section 3.22 and Section 3.23 of the Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Expiration Time with the same effect as though made as of the Expiration Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) set forth in the Agreement, other than those Sections specifically identified in clauses (i), (ii) and (iii) of this paragraph (D), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) at and as of the date of this Agreement and at and as of the Expiration Time with the same effect as though made as of the Expiration Time (except to the extent expressly made at and as of an earlier date, in which case at and as of such earlier date), except, in the case of this clause (iv), where the failure to be true and correct would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

E. the Company shall have performed or complied with, in all material respects, each of the obligations, agreements and covenants, required to be performed by, or complied with by, it under the Agreement at or prior to the Expiration Time;

F. since the date of the Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing; provided that clause (ii) of the definition of Company Material Adverse Effect shall be excluded from such definition for the purposes of determining the satisfaction of this paragraph (F);

G. since the date of the Agreement, there shall not have occurred any Buyer Material Adverse Effect that is continuing; provided that clause (ii) of the definition of Buyer Material Adverse Effect shall be excluded from such definition for the purposes of determining the satisfaction of this paragraph (G);

H. the Governance Resolutions shall have been adopted at the EGM;

I. the Post-Offer Reorganization Resolutions shall have been adopted at the EGM;

J. the Company shall have delivered to Buyer a certificate signed by an executive officer of the Company, dated as of the Expiration Time, certifying that the Offer Conditions specified in paragraphs (D), (E) and (F) have been satisfied;

K. a stop order suspending the effectiveness of the Form F-4 shall have not been issued, or, if issued, not withdrawn, by the SEC or proceedings for that purpose shall have not been initiated or threatened by the SEC;

L. the Other Required Regulatory Approvals shall have been obtained, or be deemed to have been obtained by applicable Law, as a result of the lapse, expiration or termination of waiting periods, or the applicable Governmental Authority for such approvals having declined jurisdiction or granted a derogation; and

M. the Agreement shall not have been terminated in accordance with its terms.

Except for the condition specified in paragraph (G), which is for the sole benefit of the Company and may therefore only be waived by the Company in writing, the foregoing conditions in this Annex I are for the sole benefit of Buyer and may be asserted by Buyer regardless of the circumstances giving rise to any such conditions and, other than the Minimum Condition, may be waived, subject to applicable Law, by Buyer in whole or in part at any time and from time to time in its sole discretion, in each case, subject to the terms of the Agreement. The foregoing conditions shall be in addition to, and not a limitation of, the rights and obligations of Buyer to extend, terminate, amend or modify the Offer in accordance with the terms and conditions of the Agreement and the applicable rules and regulations of the SEC. The failure by Buyer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. In addition, each of the foregoing conditions is independent of any of the other foregoing conditions; the exclusion of any event from a particular condition does not mean that such event may not be included in another condition.

Capitalized terms used in this Annex I and not defined in this Annex I shall have the meanings set forth in the Purchase Agreement, dated as of June 12, 2025, by and between BioNTech SE (“Buyer”) and CureVac N.V. (the “Company”) (the “Agreement”).

Annex B

TENDER AND SUPPORT AGREEMENT

This Tender and Support Agreement (this “Agreement”), dated as of June 12, 2025, is entered into by and between BioNTech SE, a European stock corporation (Societas Europaea) organized under the Laws of Germany and the European Union registered with the commercial register at the district court of Mainz under HRB 48720 (“Buyer”), and the stockholder of CureVac N.V., a public limited liability company (naamloze vennootschap) organized under the Laws of The Netherlands, with its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 77798031 (the “Company”), listed on Exhibit A hereto (the “Stockholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Buyer are entering into a Purchase Agreement (as may be amended from time to time, the “Purchase Agreement”), providing, among other things, for (a) Buyer to commence an exchange offer to acquire (subject to the Minimum Condition (as defined in the Purchase Agreement)) any and all of the outstanding ordinary shares, par value €0.12 per share, of the Company (collectively, the “Company Shares”) for the consideration and upon the terms and subject to the conditions set forth in the Purchase Agreement (as it may be extended, amended and supplemented from time to time as permitted by the Purchase Agreement, the “Offer”) and (b) following the consummation of the Offer, the Post-Offer Reorganization (as defined in the Purchase Agreement) of the Company;

WHEREAS, as of the date hereof, the Stockholder is the record owner or “beneficial owner” (within the meaning of Rule 13d-3 under the United States Securities Exchange Act of 1934 (as amended, the “1934 Act”)) of the number of Company Shares set forth opposite the Stockholder’s name on Exhibit A hereto under the heading “Owned Shares,” being all of the Company Shares owned of record or beneficially by the Stockholder or any of its controlled Affiliates, or in relation to which any such Person is able to control the exercise of all rights, including voting rights, as of the date hereof (the “Owned Shares”); and

WHEREAS, as a condition and inducement to the willingness of Buyer to enter into the Purchase Agreement and in consideration therefor, Buyer has required that the Stockholder, and the Stockholder has agreed to, enter into and perform this Agreement and tender and vote the Stockholder’s Owned Shares and Additional Owned Shares (as defined below) as described herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Stockholder and Buyer hereby agree as follows:

1. Agreement to Tender the Company Shares.

1.1 On the terms and subject to the conditions of this Agreement, the Stockholder hereby irrevocably (subject to Section 3) agrees that he or she (a) shall tender the Stockholder’s Owned Shares and any additional Company Shares that are beneficially owned by the Stockholder or any of its controlled Affiliates, or for which any such Person is the record owner or in relation to which any such Person is able to control the exercise of all rights, including voting rights, which are acquired after the date hereof and prior to the Termination Date (including through the exercise of stock options, warrants or similar rights, including Company Equity Awards, or the vesting, conversion or exchange of securities, including Company Equity Awards, or the acquisition of the power to vote or direct the voting of such Company Shares) (the “Additional Owned Shares” and, together with the Owned Shares, the “Covered Shares”), or cause such Covered Shares to be tendered, into the Offer, free and clear of all Liens other than restrictions on Transfer (as defined below) or voting as created by this Agreement or under applicable securities Laws, promptly, and in any event no later than the latest of (but in any event prior to the Expiration Time): (i) ten (10) Business Days following the commencement of the Offer; (ii) within five (5) Business Days following receipt of the Offer Documents by the Stockholder; and (iii) in the case of Additional Owned Shares acquired following the commencement of the Offer, within three (3) Business Days following acquisition thereof; and (b) shall not tender any Covered Shares in connection with any Alternative Acquisition Proposal. The Stockholder shall not withdraw any Company Shares, or cause such Company Shares to be withdrawn, from the Offer unless and until this Agreement is terminated in accordance with Section 3.

1.2 If (a) the Offer is terminated or withdrawn by Buyer, (b) the Purchase Agreement is terminated in accordance with Section 8.01 thereof prior to the acceptance for payment of the Covered Shares in the Offer or (c) this Agreement is terminated in accordance with Section 3, then in each case Buyer shall promptly return, and shall cause any depositary acting on behalf of Buyer to return to the Stockholder all the Covered Shares tendered by the Stockholder in the Offer.

1.3 Subject to the terms of this Agreement, Stockholder hereby irrevocably undertakes and agrees to confirm, upon Buyer’s reasonable written request, in relevant public statements and at the EGM and any Subsequent EGM (if any), that Stockholder will tender its Covered Shares into the Offer and will vote as set forth in Section 2.

2. Agreement to Vote the Covered Shares.

2.1 Agreement to Vote and Support. Beginning on the date hereof until the Termination Date, at every meeting of the stockholders of the Company (the “Company Stockholders”) (including the EGM and, if necessary, any Subsequent EGM), including any postponement or adjournment thereof, however called, or in any other circumstance in which the vote, consent or other approval of the Company Stockholders is sought (each, a “Company Stockholders Meeting”), the Stockholder agrees to, and if applicable, to cause its controlled Affiliates or the holder of record of any of its Covered Shares to, appear (in person or by proxy) at each Company Stockholders Meeting or otherwise cause all Covered Shares beneficially owned by it as of the record date to be counted as present thereat for purposes of calculating a quorum (if applicable), and unconditionally and irrevocably affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to), and not to withdraw any such vote or consent with respect to, all of the Stockholder’s Covered Shares, as follows (with the matters described in clauses (a), (b) and (c) below being referred to collectively as the “Supported Matters”):

(a) in favor of the adoption of each resolution described in Section 2.04 of the Purchase Agreement;

(b) in favor of any other matter related to the Transactions that is (i) submitted by the Company for approval by the Company Stockholders at the EGM or any Subsequent EGM, and (ii) recommended by the Company Boards, prior to the Closing Date, for approval by the Company Stockholders, in each case, intended to facilitate the consummation of the Offer in accordance with the Purchase Agreement; provided, that, nothing in this Agreement shall be interpreted as creating an obligation of the Company to submit any matter requested by Buyer to be submitted for such Company Stockholder approval or to recommend that the Company Stockholders vote to approve any such matter; and

(c) against (i) any proposal, action or agreement that would reasonably be expected to (A) prevent or nullify any provision of this Agreement, (B) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement or the Company contained in the Purchase Agreement, or (C) result in any of the Offer Conditions as set forth in the Purchase Agreement not being satisfied or not being fulfilled, (ii) any Alternative Acquisition Proposal, any proposal relating to an Alternative Acquisition Proposal, or any other proposal made in opposition to, in competition with, or inconsistent with, the Purchase Agreement, the Offer, the Post-Offer Reorganization or the other Transactions, (iii) any (A) Alternative Acquisition Agreement (or any transactions contemplated thereby), (B) merger, consolidation, business combination, share exchange, reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company or its Subsidiaries (other than the Purchase Agreement, the Post-Offer Reorganization documentation, and the other Transactions), or (C) sale, lease, license or transfer involving any Company Product or a material amount of assets (including, for the avoidance of doubt, any Intellectual Property Rights or capital stock of any Subsidiary) of the Company or its Subsidiaries, taken as a whole, or agreement relating to the foregoing (other than the Purchase Agreement, the Post-Offer Reorganization and the other Transactions, or as contemplated by the Purchase Agreement), (iv) any change in or to (A) the Company Boards that is not recommended or approved by the Company Boards, (B) the present capitalization or corporate structure of the Company or (C) the Company Organizational Documents, in each case not consented to by Buyer under the Purchase Agreement unless expressly contemplated by the Purchase Agreement and (v) any other action, agreement or proposal which would reasonably be expected to prevent, impede or delay the consummation of the Offer, the Post-Offer Reorganization or any of the other Transactions.

2.2 Other Voting Commitments. The Stockholder shall not propose, commit, publicly affirmatively support, or agree to take any action inconsistent with the Supported Matters. For the avoidance of doubt, other than with respect to the Supported Matters or as otherwise set forth in this Agreement, the Stockholder shall not have any obligation to vote the Covered Shares in any particular manner.

3. Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (a) the mutual written agreement of Buyer and the Stockholder; (b) the valid termination of the Purchase Agreement in accordance with its terms; (c) any modification to the Purchase Agreement or the Offer that (i) is effected without the Stockholder’s prior written consent and (ii) decreases the Offer Consideration or changes the form of consideration payable to the Stockholder pursuant to the terms of the Purchase Agreement in a manner that is inconsistent with the Purchase Agreement; and (d) after the Closing Date (such earlier date, the “Termination Date”); provided, that the provisions set forth in this Section 3 and Sections 12 through 21 shall survive the termination of this Agreement; provided, further, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s breach that may have occurred at or before such termination.

4. Certain Covenants of the Stockholder.

4.1 Transfers. Beginning on the date hereof until the Termination Date, the Stockholder hereby covenants and agrees that (a) except as expressly contemplated by this Agreement, the Purchase Agreement or the Offer Documents, the Stockholder shall not, and shall direct his or her Affiliates and their respective Representatives not to, directly or indirectly, Transfer, offer or consent to Transfer, or enter into any Contract, option, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of Law) or commit, permit or agree to take any of the foregoing actions, and (b) the Stockholder shall not, and shall direct his or her Affiliates and their respective Representatives not to, directly or indirectly, take any action that would reasonably be expected to prevent, impede or delay the consummation of the Transactions or the transactions contemplated by this Agreement or cause any representation or warranty of the Stockholder in this Agreement to be untrue or incorrect. Without limiting the foregoing, the Stockholder agrees that he or she shall not, and shall cause each of the Stockholder’s Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the 1934 Act) with respect to any securities of the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Transactions. The Stockholder shall not and shall not permit any Person under the Stockholder’s control to, and shall direct and use its reasonable best efforts to cause the Stockholder’s and their respective Representatives not to, seek or solicit any of the actions referred to in the foregoing clauses (a) or (b) above, and the Stockholder shall promptly notify Buyer, and shall provide all details requested by Buyer, if the Stockholder, any Person under the Stockholder’s control or any of the Stockholder’s or such Person’s respective

Representatives shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing. To the extent permissible under applicable Law, any Transfer in violation of this Section 4.1 shall be null and void ab initio. For purposes of this Agreement, “Transfer” means (i) any direct or indirect offer, sale, assignment, Lien, gift, hedge, hypothecation, disposition, loan or other transfer, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, Lien, gift, hedge, hypothecation, disposition, loan or other transfer (whether by merger, consolidation, division, conversion, operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (ii) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy, consent, power of attorney, rights of first offer or refusal, or other authorization with respect to any Covered Shares, (iii) any hedge, swap or other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any Covered Shares, whether any such transaction is to be settled by delivery of Covered Shares, in cash or otherwise, or (iv) any Contract, option, arrangement or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iv) above. In furtherance of this Agreement, the Stockholder hereby authorizes and instructs the Company (including through the Company’s transfer agent) to enter a stop transfer order with respect to all of the Covered Shares to prevent any Transfer thereof on the books of the Company in violation of this Agreement, and authorizes the Company to legend the certificates or book-entry records evidencing the Covered Shares to reflect that such Covered Shares are subject to this Agreement.

4.2 Documentation and Information. Except as required by applicable Law, the Stockholder shall not, and shall direct the Stockholder’s Representatives not to, make any public announcement regarding this Agreement, the Purchase Agreement, the Offer or the Transactions without the prior written consent of Buyer. If any such public announcement is required by applicable Law, the Stockholder shall provide a draft of such announcement to Buyer and consider any reasonable comments of Buyer or its Representatives in good faith prior to such filing. The Stockholder consents to and hereby authorizes Buyer, the Company or their respective Affiliates to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority, and any press release or other disclosure or document that Buyer reasonably determines to be necessary in connection with the Offer, the Post-Offer Reorganization and any of the other Transactions, the Stockholder’s identity and ownership of the Covered Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that Buyer or the Company may file this Agreement or a form hereof with the SEC or any other Governmental Authority. The Stockholder may make any filings with respect to this Agreement to the extent required by Law; provided, however, that, to the extent legally permissible, the Stockholder shall provide Buyer with a reasonable opportunity to review such filings prior to making any such filings and shall incorporate into such filings all such reasonable comments made by Buyer. The Stockholder shall promptly (a) give Buyer or the Company any information it may reasonably require for the preparation of any such disclosure documents, including in connection with the Offer Documents, and will otherwise reasonably assist and cooperate with Buyer and the Company in the preparation, filing and distribution of the Offer Documents and the resolution of any comments thereto received from the SEC, and (b) notify Buyer of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that the Stockholder shall become aware that any such information shall have become false or misleading in any material respect, or to correct any material omissions therefrom.

4.3 No Solicitation. The Stockholder shall not take any action that the Company would be prohibited from taking under Section 5.03 of the Purchase Agreement as if such Section of the Purchase Agreement applied, mutatis mutandis, to the Stockholder. The Stockholder (solely in the Stockholder’s capacity as a shareholder of the Company) shall, and shall cause its controlled Affiliates and shall cause its and their respective Representatives to, immediately cease and cause to be terminated any and all existing discussions or negotiations with any Person conducted prior to the date of this Agreement with respect to any Alternative Acquisition Proposal. The Stockholder agrees to promptly inform its controlled Affiliates and its and their Representatives of the obligations undertaken in this Section 4.3. Nothing in this Section 4.3 shall prohibit the Stockholder and its Representatives from informing any Person of the existence of the provisions contained in this Section 4.3.

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Buyer as follows (it being understood that, except where expressly stated to be given or made as of the date hereof only, the representations and warranties contained in this Section 5 shall be made as of the date hereof, as of the date of the EGM or any Subsequent EGM, and as of the Closing):

5.1 Due Authority. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by Buyer, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.

5.2 No Conflict. The execution and delivery of, compliance with and performance by the Stockholder of this Agreement do not and will not (a) conflict with or result in a violation or breach of any applicable Law, (b) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of the Stockholder’s properties, rights or other assets are subject, (c) result in the creation of any Lien on any of the properties or assets (including intangible assets) of the Stockholder, (d) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including any voting agreement, proxy arrangement, pledge agreement, stockholders agreement or voting trust, to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound, or (e) violate any judgment, Order, writ, injunction, decree or award of any court, administrative agency or other Governmental Authority that is applicable to the Stockholder or any of the Stockholder’s properties or assets.

5.3 Consents. No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the 1933 Act, the 1934 Act, or state securities, takeover and “blue sky” Laws, and (b) the applicable rules and regulations of the SEC or any applicable stock exchange.

5.4 Ownership of the Owned Shares. The Stockholder is, as of the date hereof, the sole record or beneficial owner of (a) the Owned Shares set forth opposite the Stockholder’s name on Exhibit A hereto and (b) the securities of the Company convertible into, exchangeable or exercisable for Company Shares or other securities of the Company, in each case set forth opposite the Stockholder’s name on Exhibit A hereto (the “Disclosed Owned Securities”), all of which are fully paid up, free and clear of any Lien, other than those created by this Agreement or arising under applicable securities Laws. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire, or that are exercisable for, or convertible or exchangeable into, shares of capital stock of the Company, in each case other than the Disclosed Owned Securities. The Stockholder (i) has the sole right to vote and Transfer the Owned Shares set forth opposite the Stockholder’s name on Exhibit A hereto, and none of such Owned Shares is subject to any pledge, disposition, voting, transfer or other Contract, arrangement or restriction, including any proxy, consent or power of attorney, except as contemplated by this Agreement, and (ii) has sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 1, 2, 4 and 8 and all other matters set forth in this Agreement, in each case with respect to all of the Covered Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement. Any proxies heretofore given in respect of any Owned Shares of the Stockholder, if any, are revocable. As of the date hereof, the Stockholder has not entered into any agreement (other than this Agreement) to Transfer any Owned Shares and no Person has a right to acquire any of such Owned Shares held by the Stockholder. Except as permitted by this Agreement, the Covered Shares are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of any Liens, subject to applicable securities Laws and the terms of this Agreement.

5.5 Absence of Litigation. As of the date hereof, there is no Action or Order pending or threatened in writing against, or, to the knowledge of the Stockholder, threatened orally against the Stockholder that would reasonably be expected to restrict, prohibit, impair or delay the consummation of the transactions contemplated herein or the performance by the Stockholder of its obligations under this Agreement.

5.6 No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission or reimbursement of expenses in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in its capacity as a stockholder of the Company.

5.7 Ownership of Buyer ADS. The Stockholder is, as of the date hereof, the record owner or “beneficial owner” (within the meaning of Rule 13d-3 under the 1934 Act) of (a) the number of Buyer ADS set forth opposite the Stockholder’s name on Exhibit B hereto under the heading “Owned Buyer ADS”, being all of the Buyer ADS owned of record or beneficially by the Stockholder or any of its controlled Affiliates, or in relation to which any such Person is able to control the exercise of all rights, including voting rights, and (b) the securities of Buyer convertible into, exchangeable or exercisable for Buyer ADS or other securities of Buyer, in each case set forth opposite the Stockholder’s name on Exhibit B hereto.

6. Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Stockholders as follows:

6.1 Due Authority. Buyer is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Buyer has all requisite organizational power and authority and has taken all organizational action necessary (including approval by its board of directors or applicable organizational bodies) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other organizational action by Buyer or vote of holders of any class of the capital stock of Buyer is necessary to authorize the execution and delivery of, compliance with and performance by Buyer of, this Agreement. This Agreement has been duly executed and delivered by Buyer and, assuming the due execution and delivery of this Agreement by the Stockholder, constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject to the Enforceability Exceptions.

6.2 No Conflict. The execution, delivery and performance by Buyer of this Agreement do not and will not, other than as provided in the Purchase Agreement with respect to the Offer, the Post-Offer Reorganization and the other Transactions, (a) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws or similar organizational documents of Buyer, (b) conflict with or result in a violation or breach of any applicable Law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Buyer is entitled, under any Contract binding upon Buyer, or to which any of its properties, rights or other assets are subject or (d) result in the creation of any Lien (other than a Permitted Lien) on any of the properties or assets (including intangible assets) of Buyer, except in the case of clauses (b), (c) and (d), for any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Buyer of its obligations under this Agreement.

7. Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Termination Date.

8. Waiver of Appraisal and Dissenter Rights and Certain Other Actions.

8.1 The Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and agrees to cause to be waived and not to assert (a) any appraisal rights, any dissenter’s rights, any rights of first refusal, any tag-along rights, any drag-along rights and any other rights under any existing shareholders agreement and applicable Law with respect to any of the Company Shares in connection with the Offer, the Post-Offer Reorganization, and the other Transactions, and (b) any rights to object to or challenge the consummation of the Offer, the Post-Offer Reorganization or any of the other Transactions.

8.2 The Stockholder hereby agrees (a) not to commence or affirmatively participate in or receive any economic or other benefit from any claim or other Action, whether derivative or otherwise, against Buyer, the Company or any of their respective Affiliates or successors, or their respective boards of directors (or similar governing bodies), relating to the negotiation, execution or delivery of this Agreement or the consummation of the Transactions or the transactions contemplated hereby or the consummation of the Offer, the Post-Offer Reorganization or the other Transactions, including any such claim or other Action (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Purchase Agreement, the Post-Offer Reorganization or the other Transactions, (ii) alleging a breach of any fiduciary duty of the Company Boards in connection with the Purchase Agreement the Post-Offer Reorganization or the other Transactions, or (iii) with respect to SEC disclosure or other disclosure to the Company Stockholders in connection with this Agreement, the Purchase Agreement, the Post-Offer Reorganization or the other Transactions or the transactions contemplated hereby, and (b) to take all actions necessary to opt out of any class in any class action relating to any of the foregoing; provided, that the foregoing shall not limit, restrict or prohibit the Stockholder from claiming or asserting any defenses or counterclaims in connection with any Action arising out of or in connection with the Purchase Agreement, the Post-Offer Reorganization, this Agreement or the other Transactions.

9. Certain Adjustments; Additional Owned Shares. In the event of a stock split, stock dividend or distribution, or any change in the Company Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Shares,” “Covered Shares,” “Disclosed Owned Securities,” “Owned Shares,” “Additional Owned Shares” and similar terms shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. In the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any Additional Owned Shares, such Additional Owned Shares shall, without further action of the parties, be subject to the provisions of this Agreement, the representations and warranties of the Stockholder in Section 5 shall be true and correct as of the date that beneficial ownership of Additional Owned Shares is acquired, and the number of Owned Shares set forth on Exhibit A opposite the name of the Stockholder will be deemed amended accordingly. The Stockholder shall promptly notify Buyer in writing of any such event and of the number of Additional Owned Shares acquired.

10. Reliance. The Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

11. Further Assurances. The Stockholder shall, from time to time, promptly execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments or take such other actions as Buyer may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

12. Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via electronic mail, (b) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery) or (c) on the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Stockholder, to the address set forth on the Stockholder’s signature page hereto;

if to Buyer, to:

BioNTech SE

An der Goldgrube 12

55131 Mainz

Germany

Attention:  James Ryan, Chief Legal Officer & Chief Business Officer

Email:    [****]

with copies, which shall not constitute notice, to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention:  Paul Claydon; Jack S. Bodner

Email:    [****]; [****]

and

Hengeler Mueller Partnerschaft von Rechtsanwälten mbB

Bockenheimer Landstraße 24

60323 Frankfurt am Main

Attention:  Lucina Berger

Email:    [****]

and

Loyens & Loeff N.V.

Parnassusweg 300

1081 LC Amsterdam

The Netherlands

Attention:  Michel van Agt

Email:    [****]

13. Interpretation. Unless the express context otherwise requires (a) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (c) the terms “Dollars” and “$” mean U.S. dollars and references to “€” or “Euros” refer to European Union Euros; (d) references herein (whether capitalized or not) to a specific Section, Subsection, Recital, Schedule, Exhibit or Annex shall refer, respectively, to Sections, Subsections, Recitals, Schedules, Exhibits or Annexes of this Agreement; (e) wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (f) whenever conversion of values from any Foreign Currency for a particular date or period shall be required, such conversion shall be made using Exchange Rate, on the applicable date or dates; (g) references herein to any gender shall include each other gender; (h) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (i) the word “or” shall be disjunctive but not exclusive; (j) references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; (k) references herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof; (l) the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement; (m) if the last day for the giving of any notice or the performance of any action required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action, unless otherwise required by Law, shall be extended to the next succeeding Business Day and (n) references herein to “as of the date hereof”, “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.”

14. Entire Agreement; Counterparts; Electronic Delivery. This Agreement, including the Exhibits hereto, and the other documents delivered in connection with this Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated herein. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a Contract, and each party hereby forever waives any such defense, except to the extent that such defense relates to lack of authenticity. This Agreement shall become effective when each party shall have received a counterpart of this Agreement signed by each other party. Until and unless each party has received a counterpart of this Agreement signed by each other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

15. Governing Law. This Agreement, and any Action arising out of or relating to this Agreement or the transactions contemplated herein, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to choice or conflict of Law principles thereof; provided, that, notwithstanding the foregoing, any matters concerning or implicating the Company Boards’ fiduciary duties shall be governed by and construed in accordance with the applicable fiduciary duty Laws of The Netherlands.

16. Dispute Resolution. Any dispute, controversy, or claim arising out of or relating to this Agreement (and any subsequent amendments thereof), or the breach, termination, or validity thereof or the transactions contemplated herein (each a “Dispute”) shall be resolved in accordance with this Section 16.

(a) Consent to Jurisdiction. For purposes of resolving any Dispute, each party (a) irrevocably and unconditionally submits to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware, or if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) (the “Chosen Court”), (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, (c) waives any claim of improper venue or any claim that the Chosen Court is an inconvenient forum, and (d) agrees that, subject to Section 16(b) below, it shall not bring any action relating to a Dispute in any court other than the Chosen Court. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to a Dispute: (i) any claim that such party is not personally subject to the jurisdiction of the Chosen Court as described herein for any reason; (ii) that it or its property is exempt or immune from jurisdiction of any such Chosen Court or from any legal process commenced in such courts (whether through service of process, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) that (A) the action in any such court is brought in an inconvenient forum, (B) the venue of such action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such Chosen Court.

(b) Arbitration. In the event that a Chosen Court of first instance declines jurisdiction over an action brought in accordance with Section 16(a), the associated Dispute shall be resolved by final and binding arbitration administered by the International Chamber of Commerce (the “ICC”) in accordance with its Rules of Arbitration in effect at the time (the “Rules”), except as modified herein.

(i) The seat of arbitration shall be Frankfurt, Germany and the arbitration shall be conducted in the English language.

(ii) The arbitration shall be conducted by three arbitrators. The claimant and respondent shall each nominate one arbitrator within thirty (30) days of receipt by respondent of the demand for arbitration. The two arbitrators so nominated shall nominate the third and presiding arbitrator (the “Presiding Arbitrator”) within thirty (30) days of the confirmation by the ICC Court of Arbitration (“ICC Court”) of the second arbitrator. If any party fails to nominate an arbitrator, or if the two party-nominated arbitrators fail to nominate the Presiding Arbitrator, within the time periods specified herein, then any such arbitrator shall, upon any party’s request, be appointed by the ICC Court in accordance with the Rules.

(iii) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue an injunction, attachment or other order in aid of arbitration proceedings. Without prejudice to such provisional remedies that may be granted by a court, the arbitrators shall have full authority to grant provisional remedies, to order a party to request that a court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrators’ orders to that effect.

(iv) The parties consent and submit to the non-exclusive jurisdiction of the Chosen Court for the enforcement of any arbitral award rendered hereunder and to compel arbitration or for interim or provisional remedies in aid of arbitration. In any such action: (i) each party irrevocably waives, to the fullest extent it may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any Chosen Court; and (ii) each of the parties irrevocably consents to service of process sent by a national courier service (with written confirmation of receipt) to its address identified in Section 13 of this Agreement or in any other manner permitted by applicable law.

(v) The award of the arbitrators shall be final and binding upon the parties thereto, and shall be the sole and exclusive remedy between the parties regarding any Dispute presented to the arbitrators. Judgment upon any award may be entered in any court having jurisdiction over any party or any of its assets.

(c) The parties agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, will occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Court without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific performance is an integral part of the transactions contemplated herein and without that right, none of the parties would have entered into this Agreement. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 16(c) shall not be required to provide any bond or other security in connection with any such Order or injunction.

(d) Waiver of jury trial. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Action (whether based on contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement, the other documents and agreements delivered in connection herewith or the transactions contemplated hereby or thereby or the actions of the parties in the negotiation, administration, performance and enforcement hereof or thereof. Each party certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of an Action, (b) such party has considered and understands the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 17(d).

17. Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by a party hereto without the express written consent of the other parties, and any attempted assignment of this Agreement or any of such rights without such consent shall be null and void, except that (a) Buyer may transfer or assign its rights and obligations under this Agreement to any Affiliate of Buyer without the written consent of the Stockholder, and (b) after the Acceptance Time, Buyer may transfer or assign its rights and obligations under this Agreement to any Person, provided that in each case Buyer shall remain jointly and severally liable with such assignee for any and all obligations of Buyer under this Agreement and the Purchase Agreement.

18. No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any Person other than the parties any rights or remedies.

19. Rules of Construction. The Parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

20. No Ownership Interest. Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed, upon execution, to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Stockholder, and Buyer shall not have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Covered Shares, except as otherwise provided in this Agreement. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Buyer, for purposes of Rule 13d-5(b)(1) of the 1934 Act or any other similar provision of applicable Law or of conferring upon Buyer beneficial ownership of any Covered Shares at any time prior to the Acceptance Time.

21. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic or legal substance of the transactions contemplated herein is not affected in any material way. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated herein be consummated as originally contemplated to the fullest extent possible.

22. Amendment; Waiver. This Agreement may only be amended or supplemented at any time by additional written agreements signed by, or on behalf of, the parties, as may mutually be determined by the parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the parties. No provision of this Agreement may be waived or extended except by a written instrument signed by the party against whom the waiver or extension is to be effective. No failure or delay on the part of any party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement in this Agreement, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

23. Spousal Consent. If the Stockholder is married and any of the Covered Shares may constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, the Stockholder shall deliver to Buyer, concurrently herewith, a duly executed consent of the Stockholder’s spouse, in the form attached hereto as Exhibit C.

24. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder, or a designee of the Stockholder, who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office, including by voting, in his or her capacity as a director of the Company, in the Stockholder’s, or its designee’s, sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of the Company). In this regard, the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in the Stockholder’s capacity as a director or officer of the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

BUYER

BIONTECH SE

By:
Name:
Title:

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

STOCKHOLDER:

Name: [Stockholder]

Signature:

Address:

The exchange agent for the offer is:

Computershare Trust Company, N.A.

If delivering by trackable mail, including overnight delivery or any other expedited service:

Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions; COY: BNSB

150 Royall Street, Suite V

Canton, MA 02021

If delivering by First Class Mail: Computershare Trust Company N.A. c/o Voluntary Corporate Actions: COY BNSB P.O. Box 43011 Providence, RI 02940

Any questions or requests for assistance or additional copies of this offer and related offer materials may be directed to the information agent at its telephone numbers and locations listed below. Stockholders may also contact their local broker, commercial bank, trust company, or nominee for assistance concerning the offer.

The information agent for the offer is:

Georgeson LLC

51 West 52nd Street, 6th Floor

New York, NY 10019

Call Collect (732) 353-1948

Call Toll-Free (888) 686-7195

Email: Curevacoffer@georgeson.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers. As a German European public company with limited liability, BioNTech SE (“BioNTech”) is — insofar as applicable pursuant to the SE Regulation and the German law on the implementation of the SE (SEAG) — subject to the German Stock Corporation Act (Aktiengesetz), as amended. Under German law, BioNTech may not indemnify members of its management board or supervisory board to the extent the relevant claim or loss has arisen as a result of the breach by the member of his or her duties owed to BioNTech. Otherwise, BioNTech is required under the law to indemnify its management board and supervisory board members from and against any liabilities arising out of or in connection with their services to BioNTech. BioNTech provides directors’ and officers’ liability insurance for the members of its management board and supervisory board against civil liabilities, which they may incur in connection with their activities on behalf of BioNTech.

Insofar as indemnification of liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to BioNTech’s board, executive officers, or persons controlling BioNTech pursuant to the foregoing provisions, BioNTech has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits. (a) The following is a list of exhibits filed as part of this Registration Statement, including those incorporated herein by reference.

Exhibit No.	Description

2.1*	Purchase Agreement, dated June 12, 2025, between the Registrant and CureVac N.V. (included as Annex A to the offer to exchange/prospectus included in this Registration Statement).

3.1*	Articles of Association of the Registrant (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K (File No. 001-39081), filed with the SEC on June 17, 2025).

4.1*	Form of Deposit Agreement among the Registrant, the depositary and holders and beneficial owners of the American Depositary Shares (incorporated herein by reference to Exhibit 1 to the Registration Statement on Form F-6 (File No. 333-233898), filed with the SEC on September 23, 2019).

4.2*	Form of Specimen American Depositary Receipt (included in Exhibit 4.1).

5.1**	Opinion of Hengeler Mueller Partnerschaft von Rechtsanwälten mbB as to the validity of the Registrant’s ordinary shares.

8.1*	Opinion of Covington and Burling LLP with respect to the material U.S. tax consequences of the transaction.

10.1*	Form of Tender and Support Agreement (included as Annex B to the offer to exchange/prospectus included in this Registration Statement).

21.1*	List of subsidiaries of the Registrant (incorporated herein by reference to Exhibit 8 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2024 (File No. 001-39801), as filed with the SEC on March 10, 2025).

23.1**	Consent of EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, auditors of BioNTech SE.

23.2**	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, auditors of CureVac N.V.

23.3**	Consent of EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, auditors of CureVac N.V.

Exhibit No.	Description

23.4**	Consent of Hengeler Mueller Partnerschaft von Rechtsanwälten mbB (included in Exhibit 5.1).

23.5*	Consent of Covington and Burling LLP (included in Exhibit 8.1).

24.1*	Power of Attorney.

99.1*	Letter of Transmittal.

99.2*	Letter to Brokers.

99.3*	Letter to Clients.

99.4*	Notice of Withdrawal.

107**	Filing Fee Table.

*	Included/previously filed/incorporated by reference.
**	Filed herewith.

Item 22. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any offer to exchange/prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the offer to exchange/prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of offer to exchange/prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering;

(5)

That, for the purpose of determining liability under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(6)

That, for purposes of determining any liability under the Securities Act, each filing of BioNTech’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) (i) To respond to requests for information that is incorporated by reference into the offer to exchange/prospectus pursuant to Items 4, 10(b), 11, or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(c) To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Mainz, Germany on September 8, 2025.

BIONTECH SE

By:	/s/ Prof. Ugur Sahin, M.D.
Name: Prof. Ugur Sahin, M.D.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE/NAME	TITLE	DATE

/s/ Prof. Ugur Sahin, M.D. Prof. Ugur Sahin, M.D.	Chief Executive Offer (Principal Executive Officer)	September 8, 2025

/s/ Ramon Zapata-Gomez Ramón Zapata-Gomez	Chief Financial Offer (Principal Financial Officer and Principal Accounting Officer)	September 8, 2025

* Helmut Jeggle	Chair of the Supervisory Board	September 8, 2025

* Baroness Nicola Blackwood	Director	September 8, 2025

* Prof. Anja Morawietz, Ph.D.	Director	September 8, 2025

SIGNATURE/NAME	TITLE	DATE

* Michael Motschmann	Director	September 8, 2025

* Prof. Rudolf Staudigl, Ph.D.	Director	September 8, 2025

* Dr. Ulrich Wandschneider	Director	September 8, 2025

*By:	/s/ Prof. Ugur Sahin, M.D.
Name: Prof. Ugur Sahin, M.D. Title: Attorney-In-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form F-4 has been signed by the undersigned on September 8, 2025.

BIONTECH US INC.

By:	/s/ Brian Kickham
Name: Brian Kickham
Title: Secretary